                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     --------------------------------------
                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                     --------------------------------------
                          INTREPID CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                  6211                                   63-1197797
      (State or other jurisdiction of          (Primary Standard Industrial                    (I.R.S. Employer
      incorporation or organization)            Classification Code Number)                   Identification No.)

                              3918 MONTCLAIR ROAD
                                   SUITE 206
                           BIRMINGHAM, ALABAMA 35213
                                 (205) 870-0588

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                          ----------------------------
                                WILLIAM J. LONG
                              3918 MONTCLAIR ROAD
                           BIRMINGHAM, ALABAMA 35213
                                 (205) 870-0588

 (Name, address, including zip code and telephone number, including area code, of agent for service)
                                With copies to:


      JOHN K. MOLEN, ESQ.                             STEVEN E. FOX, ESQ.
BRADLEY ARANT ROSE & WHITE LLP                        ROGERS & HARDIN LLP
  2001 PARK PLACE, SUITE 1400                       2700 INTERNATIONAL TOWER
   BIRMINGHAM, ALABAMA 35203                            PEACHTREE CENTER
       (205) 521-8000                              229 PEACHTREE STREET, N.E.
                                                     ATLANTA, GEORGIA 30303
                                                         (404) 522-4700

                          ----------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the Mergers described in the enclosed Proxy Statement/Prospectus and Offer to Redeem have been satisfied or waived.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.


                                                CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                      Proposed maximum       Proposed maximum
          Title of each class of                Amount to be           offering price       aggregate offering       Amount of
        securities to be registered              registered               per unit                price           registration fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share           2,215,525                   2               $3,251,104.13          $172.01(4)

===================================================================================================================================

------------------------
(1) The amount of common stock, par value $0.01 per share, of Intrepid Capital Corporation ("Intrepid Stock") has been calculated based on the maximum number of shares of Intrepid Stock which is expected to be issued in the Reorganization (as defined herein).

(2)   Not Applicable.

(3) Estimated solely for purposes of determining the amount of the registration fee, in accordance with Rules 457(f)(1) and 457(f)(2) under the Securities Act of 1933, as amended (the "Act"), based upon (i) the aggregate market value of $3,154,303.13 determined as of October 30, 1998 of the 1,009,377 shares of common stock of Enviroq Corporation which may be acquired by the registrant pursuant to the transaction described based upon the average of the bid and asked prices on such date and (ii) the aggregate book values of ($143,717) (for purposes of this computation a book value of $0 was used) of the shares of common stock of Institutional Asset Management, Inc. and $96,081 of the shares of common stock of Capital Research Corporation which may be acquired by the registrant pursuant to the transaction, the shares of which have no market, in each case as of June 30, 1998, the latest date prior to this filing for which such information is available, for an aggregate transaction value of $3,251,104.13.

(4) A fee of $ 731.80 was paid on July 22,, 1998, pursuant to Section 14(g)(1)(A) of the Securities Exchange Act of 1934, as amended, and Rules 0-11 and 14a-6 promulgated thereunder, in connection with the filing of preliminary proxy materials relating to the Reorganization as described herein. Pursuant to Rule 457(b) under the Act, the amount of such previously paid fee may be credited against the registration fee payable in connection with the filing of this Registration Statement, resulting in a net payment of $172.01.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

===============================================================================

                              ENVIROQ CORPORATION
                         3918 MONTCLAIR ROAD, SUITE 206
                           BIRMINGHAM, ALABAMA 35213
                                 (205) 870-0588
                                NOVEMBER 9, 1998



Dear Stockholder:

         We are pleased to invite you to attend a special meeting of the stockholders of Enviroq Corporation ("Enviroq") to be held at the Mountain Brook Inn, 2800 Highway 280, Birmingham, Alabama at 9:00 a.m. local time, Monday, December 14, 1998 (the "Special Meeting"). At the Special Meeting, you will be asked to vote on a proposal relating to a strategic business combination involving Enviroq and certain other entities.

         Enviroq has entered into an Agreement and Plan of Reorganization, dated as of April 22, 1998, as amended by Amendment No. 1 to the Agreement and Plan of Reorganization, dated as of August 27, 1998 and as amended and restated on October 29, 1998 (as amended and restated, the "Merger Agreement"), with Institutional Asset Management, Inc., a Florida corporation ("IAM"), Capital Research Corporation, a Florida corporation ("CRC"), Intrepid Capital Corporation, a newly formed Delaware corporation and a subsidiary of Enviroq ("Intrepid"), and three wholly-owned subsidiaries of Intrepid, each of which was formed to effect the transactions contemplated in the Merger Agreement. Pursuant to the Merger Agreement, Enviroq will be merged with a wholly-owned subsidiary of Intrepid (the "Enviroq Merger"), which will occur simultaneously with similar mergers between the other two wholly-owned subsidiaries of Intrepid and each of IAM and CRC. As a result of the simultaneous mergers (the "Mergers"), Enviroq, IAM and CRC will become wholly-owned subsidiaries of Intrepid (the "Reorganization").

         In connection with the Enviroq Merger, and immediately prior thereto, each stockholder of Enviroq ("Stockholder") will be given the opportunity to have Enviroq redeem exactly 42.698013% of the issued and outstanding shares of common stock, par value $0.10 per share, of Enviroq ("Enviroq Stock") tendered by such Stockholder for $5.220612 per share of Enviroq Stock (the "Redemption"). Stockholders may elect to participate in the Redemption with fewer than all of the shares of Enviroq Stock owned by them, but only 42.698013% of the shares of Enviroq Stock actually tendered by a Stockholder will be redeemed in the Redemption. The Redemption will occur only if all of the terms and conditions contained in the Merger Agreement (other than the filing of the appropriate corporate documents to effect the Mergers, which filings will occur promptly following the Redemption) are satisfied or waived. If you elect to participate in the Redemption and do not dissent from the Enviroq Merger, subject to the approval of the Enviroq Merger by the Stockholders and the consummation of the Reorganization, you will receive
1.745140 shares of common stock of Intrepid ("Intrepid Stock") for each share of Enviroq Stock tendered but not redeemed in the Redemption. If you elect not to participate in the Redemption and you do not dissent from the Enviroq Merger, subject to the approval of the Enviroq Merger by the Stockholders and the consummation of the Reorganization, you will receive one share of Intrepid Stock and $2.229098 in cash for each share of Enviroq Stock held by you which was not tendered in the Redemption. The total consideration received in the Enviroq Merger by a Stockholder who elects to participate in the Redemption will be equivalent on a per share basis to the total consideration received in the Enviroq Merger by a Stockholder who elects not to participate in the Redemption (or to participate by tendering less than all of such Stockholder's shares of Enviroq Stock), subject to any possible differences attributable to tax treatment. Each Stockholder is being given the opportunity to have Enviroq redeem a portion of the shares of Enviroq Stock owned by such Stockholder to enable the Stockholder to apply a portion of such Stockholder's basis in such shares against the capital gain which is realized by the Stockholder in the Reorganization thereby reducing the gain recognized for federal income tax purposes by the Stockholder in connection with the Reorganization and related transactions. Each shareholder of IAM and CRC will receive 1206.149 shares of Intrepid Stock for each issued and outstanding share of common stock of IAM and CRC, respectively.

         After the Reorganization, the former shareholders of IAM and CRC will own approximately 54.44% of the outstanding shares of Intrepid Stock and the former Stockholders will own approximately 45.56% of the outstanding shares of Intrepid Stock (subject to adjustments upon the exercise of the Stockholders' right to dissent).

         THE BOARD OF DIRECTORS OF ENVIROQ (THE "ENVIROQ BOARD") HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND HAS DETERMINED THAT THE ENVIROQ MERGER AND THE CONSIDERATION TO BE RECEIVED BY THE STOCKHOLDERS IN THE ENVIROQ MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, ENVIROQ AND THE STOCKHOLDERS. THE

ENVIROQ BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT, THE REDEMPTION AND THE ENVIROQ MERGER AT THE SPECIAL MEETING. THE ENVIROQ BOARD'S RECOMMENDATION IS BASED ON ITS BELIEF THAT THE REORGANIZATION WILL DELIVER GREATER LONG-TERM VALUE TO THE STOCKHOLDERS. THE ENVIROQ BOARD BELIEVES THAT THE REORGANIZATION WILL RESULT IN A NUMBER OF STRATEGIC AND FINANCIAL BENEFITS, WHICH ULTIMATELY WILL ENHANCE STOCKHOLDER VALUE.

         In addition, Porter, White & Company, Inc. ("Porter White") has acted as financial advisor to Enviroq in connection with the Enviroq Merger. Porter White delivered its opinion to the Enviroq Board prior to the execution of the Merger Agreement, which opinion has been confirmed by Porter White in writing as of the date of this Proxy Statement/Prospectus and Offer to Redeem, to the effect that, based upon and subject to certain matters stated therein, as of the date of such opinion, the consideration to be issued to all Stockholders in the Enviroq Merger and the exchange ratio are fair to Enviroq and its Stockholders from a financial point of view. The full text of the written opinion, which sets forth a description of the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex B to the accompanying Proxy Statement/Prospectus and Offer to Redeem and should be read carefully in its entirety.

         Enclosed are (i) the Notice of Special Meeting, (ii) the Proxy Statement/Prospectus and Offer to Redeem, and (iii) a Proxy for use at or in connection with the Special Meeting. In addition, also accompanying this Proxy Statement/Prospectus and Offer to Redeem, is a letter of transmittal (the "Redemption Letter of Transmittal") to be used by Stockholders electing to participate in the Redemption and other documents relating to the Redemption (the "Redemption Materials"). The Proxy Statement/Prospectus and Offer to Redeem describes in more detail the Merger Agreement, the Redemption and the Enviroq Merger, including a description of the conditions which must be satisfied or waived to consummate the Enviroq Merger and the effects of the Enviroq Merger on the Stockholders. Stockholders are urged to read these materials carefully. Copies of Enviroq's Annual Report on Form 10-KSB, as amended, with respect to fiscal year ended March 28, 1998 and Enviroq's Quarterly Report on Form 10-QSB, as amended, with respect to fiscal quarter ended June 27, 1998, filed with the Securities and Exchange Commission (the "Commission") are also enclosed.

         The Reorganization is subject to the approval by the Stockholders of the Enviroq Merger. At the Special Meeting, you will be asked to adopt the Merger Agreement. Adoption of the Merger Agreement will require the affirmative vote of a majority of the outstanding shares of Enviroq Stock entitled to vote thereon. Certain principal stockholders of Enviroq who own between them an aggregate of 552,875 shares of Enviroq Stock, representing approximately 54.77% of the shares of Enviroq Stock, have executed a stock agreement (the "Stock Agreement") with the shareholders of IAM and CRC, pursuant to which the principal stockholders have agreed, among other matters, to vote the shares of Enviroq Stock owned by the principal stockholders in favor of the adoption of the Merger Agreement. If the principal stockholders vote in favor of the adoption of the Merger Agreement, the Enviroq Merger will be approved at the Special Meeting. However, if you want Enviroq to redeem 42.698013% of the shares of Enviroq Stock tendered by you, you must complete, execute and return to Enviroq the Redemption Letter of Transmittal accompanying this letter, together with the other appropriate documents required to validly tender your shares of Enviroq Stock. Stockholders should read carefully the Proxy Statement/Prospectus and Offer to Redeem and the Redemption Materials relating to the Redemption which accompany this letter to obtain more information on how and when to tender your shares of Enviroq Stock in order to participate in the Redemption.

         You will also be asked to approve certain stock option plans of Intrepid. The proposed stock option plans (the "Stock Option Plans") will consist of an incentive stock option plan and a non-employee directors' stock option plan and will provide the management of Intrepid and the Board of Directors of Intrepid with incentives linked to the profitability of Intrepid and increases in stockholder value. Approval of the Stock Option Plans will require the affirmative vote of the majority of shares of Enviroq Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon. If the principal stockholders vote in favor of the Stock Option Plans, the Stock Option Plans will be approved at the Special Meeting. Notwithstanding approval by the Stockholders, the Stock Option Plans will only be implemented if the Reorganization contemplated by the Merger Agreement is consummated.

         Each of the proposals upon which you are being asked to vote is more fully described in the accompanying Notice of Special Meeting and Proxy Statement/Prospectus and Offer to Redeem. Please read these materials carefully.

         YOUR BOARD OF DIRECTORS HAS CAREFULLY REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE MATTERS TO BE VOTED UPON AND BELIEVES THEY ARE IN THE BEST INTERESTS OF ENVIROQ AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT

THE STOCKHOLDERS VOTE FOR PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4, EACH OF WHICH SUCH PROPOSALS IS DESCRIBED IN THE ATTACHED NOTICE OF SPECIAL MEETING AND FURTHER DESCRIBED IN THE ENCLOSED PROXY STATE
MENT/PROSPECTUS AND OFFER TO REDEEM.

         Whether you plan to attend the Special Meeting or not, please complete, sign, date and return the enclosed form of proxy promptly so that Enviroq may be assured of the presence of a quorum at the Special Meeting. If you attend the Special Meeting and wish to vote your shares of Enviroq Stock personally, you may revoke your proxy.

         The Stockholders are entitled to dissent from the Enviroq Merger, as described in the accompanying Proxy Statement/Prospectus and Offer to Redeem. A Stockholder who wishes to dissent from the Enviroq Merger must not vote "FOR" adoption of the Enviroq Merger and must comply with the other procedural requirements described in the accompanying Proxy Statement/Prospectus and Offer to Redeem. See "THE REORGANIZATION -- Rights of Dissent and Appraisal" in the accompanying Proxy Statement/Prospectus and Offer to Redeem.

         IF NO INSTRUCTIONS ARE INDICATED ON A SIGNED PROXY, SUCH PROXY (UNLESS REVOKED) WILL BE VOTED "FOR" EACH OF THE PROPOSALS SET FORTH ON THE ACCOMPANYING NOTICE OF SPECIAL MEETING.

         We look forward to seeing you at the Special Meeting.

                                          Sincerely yours,

                                          ENVIROQ CORPORATION



                                          William J. Long
                                          President and Chief Executive Officer

                              ENVIROQ CORPORATION
                         3918 MONTCLAIR ROAD, SUITE 206
                           BIRMINGHAM, ALABAMA 35213
                    ----------------------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON MONDAY, DECEMBER 14, 1998

                    ----------------------------------------

To the Stockholders of Enviroq Corporation ("Stockholders"):

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Enviroq Corporation, a Delaware corporation ("Enviroq"), will be held on Monday, December 14, 1998, at 9:00 a.m., local time, at the Mountain Brook Inn, 2800 Highway 280, Birmingham, Alabama and at any adjournment or postponement thereof (the "Special Meeting"), to vote on the proposals set forth below.

         1. Consideration of a proposal to: adopt that certain Agreement and Plan of Reorganization, dated as of April 22, 1998, as amended by that certain Amendment No. 1 to the Agreement and Plan of Reorganization, dated as of August 27, 1998 and as amended and restated on October 29, 1998 (as so amended and restated, the "Merger Agreement"), between, among others, Enviroq Corporation, a Delaware corporation ("Enviroq") and Freedom Holdings of Alabama, Inc., a Delaware corporation ("Sub-1"), providing for the merger of Sub-1 with and into Enviroq, with Enviroq being the surviving corporation (the "Enviroq Merger"), and pursuant to and in connection with such Enviroq Merger, (i) each Stockholder shall be given the opportunity to have Enviroq redeem exactly 42.698013% of the shares of common stock, par value $0.10 per share, of Enviroq ("Enviroq Stock") tendered by such Stockholder (the "Redemption"), and

                           (a) in the case of a Stockholder who has elected to participate in the Redemption, each share of Enviroq Stock (other than shares of Enviroq Stock which are held as treasury stock or in respect of which the Stockholder of record has exercised rights of dissent) tendered but not redeemed in the Redemption shall be canceled and converted into the right to receive in the Enviroq Merger, 1.745140 shares of common stock, par value $0.01 per share ("Intrepid Stock"), of Intrepid Capital Corporation, a Delaware corporation ("Intrepid") and each share of Enviroq Stock not tendered in the Redemption shall be canceled and converted into the right to receive in the Enviroq Merger one (1) share of Intrepid Stock and $2.229098 in cash; and

                           (b) in the case of a Stockholder who elects not to participate in the Redemption, each share of Enviroq Stock (other than shares of Enviroq Stock which are held as treasury stock or in respect of which the Stockholder of record has exercised rights of dissent) shall be canceled and converted into the right to receive in the Enviroq Merger one (1) share of Intrepid Stock and $2.229098 in cash.

         2. Consideration of a proposal to approve the Incentive Stock Option Plan of Intrepid, a copy of which is attached as Annex E to the accompanying Proxy Statement/Prospectus and Offer to Redeem.

         3. Consideration of a proposal to approve the Non-Employee Directors' Stock Option Plan of Intrepid, a copy of which is attached as Annex F to the accompanying Proxy
                  Statement/Prospectus and Offer to Redeem.

         4. To transact such other business as is incident to the conduct of the Special Meeting.

         The close of business on October 19, 1998 has been fixed as the record date for the determination of the Stockholders entitled to notice of and to vote at the Special Meeting and at any adjournment or postponement thereof. The Special Meeting may be adjourned or postponed from time to time without notice other than such notice as may be given at the meeting or any adjournment or postponement thereof, and any business for which notice is hereby given may be transacted at any such adjourned or postponed meeting.

         If your shares of Enviroq Stock are held of record by a broker, bank or other nominee and you wish to attend the Special Meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of your shares of Enviroq Stock and bring it to the Special Meeting. In order to vote your shares of Enviroq Stock at the Special Meeting, you must obtain from the record holder of such shares of Enviroq Stock a proxy issued in your name.

         In accordance with the General Corporation Law of the State of Delaware, a complete list of the holders of record of Enviroq Stock entitled to vote at the Special Meeting will be open to the examination of any Stockholder, for any purpose germane to the Special Meeting, during ordinary business hours, for ten days preceding the Special Meeting at the principal executive offices of Enviroq. The list shall also be produced and kept at the time and place of the Special Meeting during the whole time thereof, and may be inspected by any Stockholder who is present at the Special Meeting.


                                       By Order of the Board of Directors,




                                       WILLIAM J. LONG
                                       President and Chief Executive Officer


Birmingham, Alabama
November 9, 1998


         STOCKHOLDERS ARE INVITED TO ATTEND THE SPECIAL MEETING. WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING OR NOT, PLEASE SIGN AND RETURN THE ENCLOSED PROXY SO THAT ENVIROQ MAY BE ASSURED OF THE PRESENCE OF A QUORUM AT THE SPECIAL MEETING. A SELF- ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT/PROSPECTUS AND OFFER TO REDEEM

                               PROXY STATEMENT OF

                              ENVIROQ CORPORATION

                   FOR A SPECIAL MEETING OF ITS STOCKHOLDERS
                    TO BE HELD ON MONDAY, DECEMBER 14, 1998

                                      AND

                                OFFER TO REDEEM

                            ------------------------

                THIS PROXY STATEMENT INCLUDES THE PROSPECTUS OF

                          INTREPID CAPITAL CORPORATION

               RELATING TO UP TO 2,215,525 SHARES OF COMMON STOCK
                          (PAR VALUE $0.01 PER SHARE)


             TO BE ISSUED IN CONNECTION WITH A REORGANIZATION AMONG
        ENVIROQ CORPORATION, INTREPID CAPITAL CORPORATION, INSTITUTIONAL ASSET MANAGEMENT, INC., CAPITAL RESEARCH CORPORATION AND OTHER ENTITIES.

                            ------------------------

         No person has been authorized to give any information or to make any representations in connection with the Reorganization or the other matters discussed in this Proxy Statement/Prospectus and Offer to Redeem, other than those contained or incorporated by reference in this Proxy Statement/Prospectus and Offer to Redeem, and if given or made, such information or representations should not be relied upon as having been authorized by Enviroq, Intrepid, IAM or CRC. This Proxy Statement/Prospectus and Offer to Redeem does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Proxy Statement/Prospectus and Offer to Redeem, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this Proxy Statement/Prospectus and Offer to Redeem nor any distribution of securities pursuant to this Proxy Statement/Prospectus and Offer to Redeem shall, under any circumstances, create any implication that there has been no change in the affairs of Enviroq, Intrepid, IAM or CRC since the date of this Proxy Statement/Prospectus and Offer to Redeem or that the information contained herein is correct as of any time subsequent to its date.

         All information contained in this Proxy Statement/Prospectus and Offer to Redeem relating to Enviroq and its subsidiaries has been supplied by Enviroq, all information relating to Intrepid and its subsidiaries has been supplied by Intrepid and all information relating to IAM and CRC has been supplied by IAM and CRC, respectively.

         SEE "RISK FACTORS" ON PAGE 23 FOR CERTAIN ADDITIONAL FACTORS THAT SHOULD BE CONSIDERED BY THE STOCKHOLDERS IN CONNECTION WITH THE ENVIROQ MERGER.

         This Proxy Statement/Prospectus and Offer to Redeem and the accompanying form of proxy are first being sent to the Stockholders on or about November 9, 1998. This Proxy Statement/Prospectus and Offer to Redeem is also accompanied by copies of Enviroq's Annual Report on Form 10-KSB, as amended, with respect to the fiscal year ended March 28, 1998 and copies of Enviroq's Quarterly Report on Form 10-QSB, as amended, with respect to the fiscal quarter ended June 27, 1998.

                             ---------------------

 THE SHARES OF INTREPID STOCK TO BE ISSUED IN THE REORGANIZATION HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
  SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
    STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROXY STATEMENT/PROSPECTUS AND OFFER TO PURCHASE.
                    ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                             ----------------------


 The date of this Proxy Statement/Prospectus and Offer to Redeem is November
                                   9, 1998

                               TABLE OF CONTENTS

AVAILABLE INFORMATION ................................................................       6
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ......................................       6
FORWARD-LOOKING INFORMATION ..........................................................       7
INTRODUCTION .........................................................................       8
SUMMARY ..............................................................................      10
         The Parties .................................................................      10
         The Special Meeting .........................................................      11
         The Reorganization ..........................................................      12
         The Redemption ..............................................................      15
         Material Federal Income Tax Consequences ....................................      16
         Summary Historical and Pro Forma Data .......................................      17
         Comparative Market Prices and Dividends .....................................      23
RISK FACTORS .........................................................................      24
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION ...............................      30
THE SPECIAL MEETING ..................................................................      34
         General .....................................................................      34
         Purpose of the Special Meeting ..............................................      35
         Record Date; Shares Outstanding .............................................      35
         Voting at the Special Meeting ...............................................      35
         Solicitation of Proxies .....................................................      36
         Effect of Abstentions and "Broker Non-Votes" ................................      36
THE REORGANIZATION ...................................................................      37
         General .....................................................................      37
         The Redemption ..............................................................      37
         Conversion of Shares in the Reorganization ..................................      37
         Fractional Interests ........................................................      38
         Exchange of Stock Certificates ..............................................      38
         Approval of the Reorganization; The Stock Agreement .........................      38
         The Effective Time ..........................................................      39
         Background to the Reorganization ............................................      39
         Reasons for the Reorganization ..............................................      41
         Opinion of Financial Advisor ................................................      44
         The Voting Agreement ........................................................      49
         Interests of Certain Persons in the Reorganization ..........................      50
         Approval of Stock Option Plans of Intrepid ..................................      50
         No Solicitation of Alternative Proposals ....................................      51
         Rights of Dissent and Appraisal .............................................      51
         Accounting Treatment ........................................................      52
         Restrictions on Sales of Intrepid Stock by Affiliates of Enviroq, IAM and CRC      53
THE REDEMPTION .......................................................................      54
         The Offer to Redeem .........................................................      54
         Terms of the Offer to Redeem; Expiration Date ...............................      55
         Acceptance for Payment; Payment for Shares of Enviroq Stock .................      56
         Procedure for Tendering Shares of Enviroq Stock .............................      57
         Backup Withholding ..........................................................      58
         Rights of Withdrawal ........................................................      59
         Extension of the Offer to Redeem; Amendments; Termination ...................      59
         Source and Amount of Funds ..................................................      60
         Transactions Concerning Shares of Enviroq Stock .............................      60
         Fees and Expenses ...........................................................      60
         Miscellaneous ...............................................................      61
THE MERGER AGREEMENT .................................................................      62
         General .....................................................................      62
         Representations and Warranties ..............................................      62

         Conduct of Business Prior to the Mergers ............................................      62
         Conditions to Obligation to Effect the Reorganization ...............................      63
         Termination .........................................................................      65
         Termination Fees ....................................................................      66
         Expenses ............................................................................      66
         Amendment and Waiver ................................................................      66
MATERIAL FEDERAL INCOME TAX CONSEQUENCES .....................................................      67
         General .............................................................................      67
         Material Federal Income Tax Consequences of the Redemption ..........................      67
         Material Federal Income Tax Consequences of the Enviroq Merger ......................      68
DESCRIPTION OF INTREPID CAPITAL STOCK ........................................................      69
         General .............................................................................      69
         Dividends ...........................................................................      69
         Voting Rights and Other Matters .....................................................      69
         Liquidation Rights ..................................................................      70
COMPARISON OF INTREPID STOCK, ENVIROQ STOCK,
         IAM STOCK AND CRC STOCK .............................................................      70
         Dividends ...........................................................................      70
         Voting Rights .......................................................................      70
         Business Combinations ...............................................................      71
         Amendments to Corporate Charter and Bylaws ..........................................      71
         The Board of Directors ..............................................................      71
         Actions of Stockholders or Shareholders Without Meetings ............................      72
         Dissent and Appraisal Rights ........................................................      72
         Rights on Liquidation ...............................................................      73
         Pre-emptive Rights ..................................................................      73
         Reports to Stockholders and Shareholders ............................................      73
SUPERVISION AND REGULATION ...................................................................      73
         Intrepid ............................................................................      73
         Enviroq .............................................................................      74
         IAM .................................................................................      74
         CRC .................................................................................      74
CERTAIN INFORMATION CONCERNING ENVIROQ .......................................................      76
         Description of the Business .........................................................      76
CERTAIN INFORMATION CONCERNING IAM ...........................................................      76
         Description of the Business .........................................................      76
         Description of Property .............................................................      79
         Legal Matters .......................................................................      79
         Management's Discussion and Analysis of Financial Condition and Results of Operations      79
CERTAIN INFORMATION CONCERNING CRC ...........................................................      85
         Description of the Business .........................................................      85
         Description of Property .............................................................      86
         Legal Matters .......................................................................      86
         Management's Discussion and Analysis of Financial Condition and Results of Operations      86
CERTAIN INFORMATION CONCERNING INTREPID ......................................................      92
         General .............................................................................      92
         Directors and Officers of Intrepid ..................................................      92
         Compensation of Executive Officers ..................................................      93
         Description of Intrepid's Business ..................................................      94
         Development of Intrepid's Business ..................................................      94
         Description of Property .............................................................      95
         Legal Matters .......................................................................      95
         Management's Discussion and Analysis of Financial Condition and Results of Operations      95
         Principal Stockholders of Intrepid ..................................................      95
         Market Price and Dividends ..........................................................      96
OPINIONS .....................................................................................      97

EXPERTS ........................................................................       97
INDEMNIFICATION ................................................................       97
OTHER MATTERS ..................................................................       97
PROPOSALS OF STOCKHOLDERS ......................................................       98
INDEX TO FINANCIAL STATEMENTS ..................................................      F-1
         Capital Research Corporation ..........................................      F-1


ANNEX A - AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION ............      A-1

ANNEX B - OPINION OF PORTER WHITE AS TO THE FAIRNESS OF THE REORGANIZATION .....      B-1

ANNEX C - OPINION OF DELOITTE & TOUCHE LLP .....................................      C-1

ANNEX D - SECTION 262 OF THE GENERAL CORPORATION LAW
          OF THE STATE OF DELAWARE .............................................      D-1

ANNEX E - FORM OF INCENTIVE STOCK OPTION PLAN OF INTREPID ......................      E-1

ANNEX F - FORM OF NON-EMPLOYEE DIRECTOR OPTION PLAN OF INTREPID ................      F-1

                             AVAILABLE INFORMATION

         Enviroq is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, such as Enviroq, that file electronically with the Commission.

         Intrepid has filed with the Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of common stock, par value $0.01 per share, of Intrepid ("Intrepid Stock") to be issued pursuant to the Merger Agreement. This Proxy Statement/Prospectus and Offer to Redeem constitutes the prospectus of Intrepid filed as part of the Registration Statement on Form S-4 and does not contain all the information set forth in the Registration Statement and exhibits thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. Such Registration Statement on Form S-4 and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

         Shares of Intrepid Stock are not traded or listed on any national securities exchange or market.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents of Enviroq which have been filed with the Commission pursuant to the Exchange Act are incorporated by reference in this Proxy Statement/Prospectus and Offer to Redeem:

         (a) Annual Report on Form 10-KSB filed with the Commission on June 23, 1998 for fiscal year ended March 28, 1998;

         (b) Current Report on Form 8-KSB filed with the Commission on April 23, 1998;

         (c) Amendment to Annual Report on Form 10-KSB/A filed with the Commission on August 4, 1998 for fiscal year ended March 28, 1998;

         (d) Quarterly Report on Form 10-QSB filed with the Commission on August 11, 1998 for fiscal quarter ended June 27, 1998;

         (e) Amendment to Annual Report on Form 10-KSB/A-1 filed with the Commission on September 9, 1998 for fiscal year ended March 28, 1998;

         (f) Amendment to Quarterly Report on Form 10-QSB/A filed with the Commission on September 10, 1998 for fiscal quarter ended June 27, 1998;

         (g) Current Report on Form 8-KSB filed with the Commission on September 16, 1998; and

         (h) Amendment to Annual Report Form 10-KSB/A-2 filed with the Commission on October 7, 1998 for fiscal year ended March 28, 1998.

         All documents and reports filed by Enviroq pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and Offer to Redeem and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus and Offer to Redeem to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus and Offer to Redeem.

         THIS PROXY STATEMENT/PROSPECTUS AND OFFER TO REDEEM INCORPORATES BY REFERENCE DOCUMENTS RELATING TO ENVIROQ WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (NOT INCLUDING EXHIBITS TO SUCH DOCUMENTS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER OF SHARES OF ENVIROQ STOCK, TO WHOM THIS PROXY STATEMENT/PROSPECTUS AND OFFER TO REDEEM IS DELIVERED, UPON WRITTEN OR ORAL REQUEST. REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO WILLIAM J. LONG, ENVIROQ CORPORATION, 3918 MONTCLAIR ROAD, SUITE 206, BIRMINGHAM, ALABAMA 35213, TELEPHONE NUMBER (205) 870-0588. IN ORDER TO ENSURE TIMELY DELIVERY OF ANY REQUESTED DOCUMENT, REQUESTS SHOULD BE MADE BY FIVE (5) BUSINESS DAYS PRIOR TO THE DATE OF THE SPECIAL MEETING.


                          FORWARD-LOOKING INFORMATION

         With the exception of historical information contained in this Proxy Statement/Prospectus and Offer to Redeem relating to Enviroq, certain matters and statements discussed, made or incorporated by reference in this Proxy Statement/Prospectus and Offer to Redeem with respect to Enviroq constitute forward-looking statements. Wherever possible, these "forward-looking" statements have been identified by words such as "anticipates", "believes", "estimates", "expects", "intends", "projects" and other similar phrases. These forward looking statements are based upon assumptions which are believed by Enviroq to be reasonable; however, such statements are subject to risks and uncertainties which could cause the actual results, performance and achievements to differ materially from those expressed in, or implied or contemplated by, these statements. Such assumptions, risks and uncertainties include, without limitation, those assumptions, risks, and uncertainties identified under the heading "RISK FACTORS" in this Proxy Statement/Prospectus and Offer to Redeem. Enviroq assumes no obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                  INTRODUCTION

         This Proxy Statement/Prospectus and Offer to Redeem ("Proxy Statement/Prospectus and Offer to Redeem") relates to a proposed reorganization pursuant to an Agreement and Plan of Reorganization, dated as of April 22, 1998, as amended by Amendment No. 1 to the Agreement and Plan of Reorganization, dated as of August 27, 1998 and as amended and restated on October 29, 1998 (as so amended and restated, the "Merger Agreement"), by and among Enviroq Corporation, a Delaware corporation ("Enviroq"), Intrepid Capital Corporation, a newly formed Delaware corporation and wholly-owned subsidiary of Enviroq ("Intrepid"), Freedom Holdings of Alabama, Inc., a Delaware corporation ("Sub-1"), Institutional Asset Management, Inc., a Florida corporation ("IAM"), IAM Merger Sub, Inc., a Florida corporation ("Sub-2"), Capital Research Corporation, a Florida corporation ("CRC"), and CRC Merger Sub, Inc., a Florida corporation ("Sub-3"). Sub-1, Sub-2 and Sub-3, three wholly-owned subsidiaries of Intrepid, and Intrepid are all newly formed companies formed for the specific purpose of consummating the transactions contemplated in the Merger Agreement.

         Pursuant to the Merger Agreement, each of Sub-1, Sub-2 and Sub-3 will merge with and into Enviroq, IAM and CRC, respectively, and in each case, Enviroq, IAM and CRC shall be the surviving corporation (referred to herein as the "Enviroq Merger", the "IAM Merger" and the "CRC Merger", respectively, and collectively, the "Mergers"). The separate corporate existence of Sub-1, Sub-2 and Sub-3 will cease. As a result of the Mergers, Enviroq, IAM and CRC will become wholly-owned subsidiaries of Intrepid (referred to herein as the "Reorganization").

         In connection with the Enviroq Merger, and immediately prior thereto, each stockholder of Enviroq ("Stockholder") will be given the opportunity to have Enviroq redeem exactly 42.698013% of the shares of issued and outstanding common stock, par value $0.10 per share, of Enviroq ("Enviroq Stock") tendered by such Stockholder for $5.220612 in cash per share of Enviroq Stock (referred to herein as the "Redemption"). Stockholders may elect to participate in the Redemption with fewer than all of the shares of Enviroq Stock owned by them, but only 42.698013% of the shares of Enviroq Stock actually tendered by a Stockholder will be redeemed in the Redemption. The Redemption will occur only if all of the terms and conditions contained in the Merger Agreement (other than the filing of the appropriate corporate documents to effect the Mergers, which filings will occur promptly following the Redemption) are satisfied or waived. Each Stockholder who elects to participate in the Redemption and who does not dissent from the Enviroq Merger will, subject to the adoption of the Merger Agreement by the Stockholders and the consummation of the Reorganization, receive in the Reorganization (a) 1.745140 shares of common stock, par value $0.01 per share, of Intrepid ("Intrepid Stock") for each share of Enviroq Stock tendered by such Stockholder but not redeemed in the Redemption and (b) one (1) share of Intrepid Stock and $2.229098 in cash for each share of Enviroq Stock held by such Stockholder which was not tendered by such Stockholder in the Redemption. If this would result in the issuance of a fractional share of Intrepid Stock, the number of shares of Intrepid Stock to be issued shall be rounded down to the nearest whole share of Intrepid Stock and the Stockholder shall receive from Intrepid an amount in cash equal to the fractional component resulting from the calculation referred to in the preceding sentence multiplied by $2.99151457, rounded to the nearest whole cent. Each Stockholder who elects not to participate in the Redemption will, subject to the adoption of the Merger Agreement by the Stockholders and the consummation of the Reorganization, receive in the Reorganization one share of Intrepid Stock and $2.229098 in cash for each share of Enviroq Stock held by such Stockholder (the "Non-Redeeming Stockholder Consideration").

         The total consideration received in the Enviroq Merger by a Stockholder who elects to participate in the Redemption will be equivalent on a per share basis to the total consideration received in the Enviroq Merger by a Stockholder who elects not to participate in the Redemption (or to participate by tendering less than all of such Stockholder's shares of Enviroq Stock), subject to any possible differences attributable to tax treatment. Each Stockholder is being given the opportunity to have Enviroq redeem a portion of the shares of Enviroq Stock owned by such Stockholder to enable the Stockholder to apply a portion of such Stockholder's basis in such shares against the capital gain which is realized by the Stockholder in the Reorganization thereby reducing the gain recognized for federal income tax purposes by the Stockholder in connection with the Reorganization and related transactions.

         Each shareholder of IAM will receive in the Reorganization 1206.149 shares of Intrepid Stock for each issued and outstanding share of common stock, par value $0.01 per share, of IAM ("IAM Stock"). Each shareholder of CRC will receive in the Reorganization 1206.149 shares of Intrepid Stock for each issued and outstanding share of common stock, par value $0.01 per share, of CRC ("CRC Stock").

         After the Reorganization, the former shareholders of IAM and CRC will own approximately 54.44% of the outstanding shares of Intrepid Stock and the former Stockholders will own approximately 45.56% of the outstanding shares of Intrepid Stock (subject to adjustment as a result of the exercise of the Stockholders' right to dissent).

         This Proxy Statement/Prospectus and Offer to Redeem constitutes the prospectus of Intrepid filed as part of a Registration Statement on Form S-4 (the "Registration Statement") with the Commission under the Securities Act, relating to up to 2,215,525 shares of common stock, par value $0.01 per share, of Intrepid ("Intrepid Stock"). This Proxy Statement/Prospectus and Offer to Redeem also serves as the proxy statement of Enviroq relating to the solicitation of proxies by its Board of Directors (the "Enviroq Board") for use at a special meeting of the stockholders of Enviroq (the "Stockholders") (including any adjournments or postponements thereof) (the "Special Meeting") to be held at the Mountain Brook Inn, 2800 Highway 280, Birmingham, Alabama at 9:00 a.m., local time, on Monday, December 14, 1998. At the Special Meeting, the Stockholders will consider and vote upon a proposal to adopt the Merger Agreement and approve the other proposals. See "THE SPECIAL MEETING", "THE REORGANIZATION" and "THE REDEMPTION".

         The consummation of the Reorganization is subject, among other things, to the adoption of the Merger Agreement by the affirmative vote of a majority of the shares of Enviroq Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon. Certain principal stockholders of Enviroq (the "Principal Stockholders") who own between them an aggregate of 552,875 shares of Enviroq Stock, representing approximately 54.77% of the shares of Enviroq Stock, have executed a stock agreement (the "Stock Agreement") with certain principal shareholders of IAM and CRC (the "Principal IAM/CRC Shareholders"), pursuant to which the Principal Stockholders have agreed, among other matters, to vote the shares of Enviroq Stock owned by the Principal Stockholders in favor of the adoption of the Merger Agreement. The shareholders of IAM and CRC have approved the Merger Agreement and the IAM Merger and CRC Merger, as the case may be. A copy of the Merger Agreement, as amended, is attached hereto as Annex A. The Redemption will only occur if all of the terms and conditions contained in the Merger Agreement are satisfied or waived.

                                    SUMMARY

         The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus and Offer to Redeem, including the Annexes hereto, which are a part of this Proxy Statement/Prospectus and Offer to Redeem. This Summary is not, and is not intended to be, complete in itself. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained elsewhere in this Proxy Statement/Prospectus and Offer to Redeem. Stockholders are encouraged to read carefully all of the information contained in this Proxy Statement/Prospectus and Offer to Redeem and in the Annexes hereto. Unless otherwise defined herein, capitalized terms used in this Summary have the respective meanings ascribed to them elsewhere in this Proxy Statement/Prospectus and Offer to Redeem.

THE PARTIES

Enviroq

         Enviroq Corporation, a Delaware corporation ("Enviroq"), through its subsidiaries, is currently principally engaged in the development, commercialization, formulation and marketing of spray-applied resinous products and in the treatment of municipal wastewater biosolids. Enviroq's operations are conducted primarily through Sprayroq(R), Inc., a Florida corporation of which Enviroq owns 50% of the outstanding capital stock ("Sprayroq"). Sprayroq is engaged in the development, commercialization, manufacture and marketing of spray-applied resinous materials. Enviroq also owns 100% of the outstanding capital stock of Synox(R) Corporation, a Delaware corporation ("Synox"). Synox has been engaged in the research, development and marketing of a process for the treatment of municipal wastewater biosolids. During the fiscal year ended March 30, 1996, management of Enviroq elected to minimize the activities of Synox and to write off substantially all of the assets of Synox. As of March 28, 1998, all remaining assets of Synox have been fully depreciated. Accordingly, during the fiscal year ended March 28, 1998, most of the income and gross profit of Enviroq was attributable to the operations of Sprayroq. The principal executive offices of Enviroq are located at 3918 Montclair Road, Suite 206, Birmingham, Alabama 35213, and its telephone number is (205) 870-0588. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE".

IAM and CRC

         Institutional Asset Management, Inc., a Florida corporation ("IAM"), is principally engaged in the management of stock and bond portfolios for public and private corporations, non-profit organizations, labor unions and individuals. The principal executive offices of IAM are located at 50 North Laura Street, Suite 3550, Jacksonville, Florida 32202, and its telephone number is (904) 350-9999. See "CERTAIN INFORMATION CONCERNING IAM".

         Capital Research Corporation, a Florida corporation ("CRC"), is a broker-dealer registered with the National Association of Securities Dealers, Inc. (the "NASD") offering custody and securities transactions primarily to registered investment advisory firms, including IAM, through CRC's affiliation with National Financial Service Corporation ("NFSC"), a subsidiary of Fidelity Investments, Inc. The principal executive offices of CRC are located at 50 North Laura Street, Suite 3550, Jacksonville, Florida 32202, and its telephone number is (904) 350-9999. See "CERTAIN INFORMATION CONCERNING CRC".

         Each of IAM and CRC operates under its own name, with its own investment philosophy and approach. Each conducts its own investment analysis, portfolio selection, marketing and client services. During any given period, investment results may vary between IAM and CRC. Client fees are set by IAM and CRC based on each company's own judgment concerning the market for the services it renders.

Intrepid

         Intrepid Capital Corporation ("Intrepid") was incorporated in Delaware on April 3, 1998 solely for the purpose of consummating the Reorganization and the other transactions contemplated by the Merger Agreement. Intrepid has no assets and no business and has carried on no activities which are not directly related to its formation and its execution of the Merger Agreement. Its principal executive offices are located at 3918 Montclair Road, Suite 206, Birmingham, Alabama 35213, and its telephone number is (205) 870-0588. See "CERTAIN INFORMATION CONCERNING INTREPID".

THE SPECIAL MEETING

Purpose of the Special Meeting

         At a special meeting of the Stockholders (the "Special Meeting"), the Stockholders will be asked to consider and vote upon a proposal to adopt the Merger Agreement, and proposals to approve certain proposed stock option plans of Intrepid. The proposed stock option plans (the "Stock Option Plans") consist of an incentive stock option plan (the "Incentive Stock Option Plan") and a non-employee director's stock option plan (the "Non-Employee Director's Stock Option Plan"). See "THE SPECIAL MEETING -- Purpose of the Special Meeting".

Time, Date and Place of the Special Meeting

         The Special Meeting will be held on Monday, December 14, 1998 at 9:00 a.m., local time, at the Mountain Brook Inn, 2800 Highway 280, Birmingham, Alabama. See "THE SPECIAL MEETING -- General".

Record Date

         Stockholders of record at the close of business on October 19, 1998 (the "Record Date") are entitled to notice of and to vote at the Special Meeting and at any adjournment or postponement thereof. As of the close of business on the Record Date, there were 1,009,377 shares of common stock, par value $0.10 per share, of Enviroq ("Enviroq Stock") issued and outstanding. See "THE SPECIAL MEETING -- Record Date; Shares Outstanding".

Voting Rights

         Each share of Enviroq Stock is entitled to one vote with respect to all matters presented at the Special Meeting. See "THE SPECIAL MEETING -- Voting at the Special Meeting".

Quorum

         A majority of the shares of Enviroq Stock present and entitled to vote, in person or by proxy, at the Special Meeting shall constitute a quorum for the transaction of business at the Special Meeting. See "THE SPECIAL MEETING -- Voting at the Special Meeting".

Vote Required

         Adoption of the Merger Agreement requires a majority of the outstanding shares of Enviroq Stock entitled to vote thereon. Approval of the Stock Option Plans requires the affirmative vote of a majority of the shares of Enviroq Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon. Consummation of the Reorganization is conditioned upon, among other things, the approval of the Enviroq Merger by the Stockholders. Certain Stockholders, who between them own, in the aggregate, 552,875 shares of Enviroq Stock, representing approximately 54.77% of the shares of Enviroq Stock (the "Principal Stockholders"), have executed a stock agreement (the "Stock Agreement") with the Principal IAM/CRC Shareholders, pursuant to which such Principal Stockholders have agreed, subject to certain conditions, to vote the shares of Enviroq Stock owned by such Principal Stockholders in favor of the adoption of the Merger Agreement. Accordingly, it is expected that the Merger Agreement will be adopted, and consequently, the Redemption and the Enviroq Merger will be approved, at the Special Meeting. In addition, if the Principal Stockholders vote in favor of the Stock Option Plans, the Stock Option Plans will be approved at the Special Meeting. See "THE SPECIAL MEETING -- Voting at the Special Meeting" and "THE REORGANIZATION -- General".

Share Ownership of Management

         At the close of business on the Record Date, directors and executive officers of Enviroq and their affiliates were the owners of an aggregate of 571,001 shares of Enviroq Stock (approximately 56.57% of the outstanding shares). All directors and executive officers of Enviroq are expected to vote, or cause to be voted, all shares over which they exercise voting control "FOR" adoption of the Merger Agreement and "FOR" approval of the Stock Option Plans. See "THE SPECIAL MEETING -- Record Date; Shares Outstanding".

Revocability of Proxy

         Any Stockholder who executes and returns a proxy may revoke such proxy at any time before it is voted by (i) filing with the Secretary of Enviroq at or before the Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares of Enviroq Stock and delivering it to the Secretary of Enviroq at or before the Special Meeting, or (iii) attending the Special Meeting and voting in person by ballot. Attendance at the Special Meeting will not in and of itself constitute revocation of a proxy. See "THE SPECIAL MEETING -- Voting at the Special Meeting".


THE REORGANIZATION

The Enviroq Merger

         Upon the terms and subject to the conditions of the Merger Agreement, Freedom Holdings of Alabama, Inc., a newly formed Delaware corporation and wholly-owned subsidiary of Intrepid ("Sub-1"), will be merged with and into Enviroq, with Enviroq being the surviving corporation (the "Enviroq Merger"). The separate corporate existence of Sub-1 shall cease. As a result of the Enviroq Merger, Enviroq will become a wholly-owned subsidiary of Intrepid. See "THE REORGANIZATION -- General".

Other Mergers Involved in the Reorganization

         Simultaneously with the Enviroq Merger, IAM Merger Sub, Inc. ("Sub-2") and CRC Merger Sub, Inc. ("Sub-3"), two other wholly-owned subsidiaries of Intrepid, will be merged with and into IAM and CRC, respectively (the "IAM Merger" and the "CRC Merger", respectively). In each instance, IAM and CRC shall be the surviving corporations and the separate corporate existence of Sub-2 and Sub-3 shall cease. As a result of the IAM Merger, the CRC Merger and the Enviroq Merger, each of Enviroq, IAM and CRC shall become wholly-owned subsidiaries of Intrepid (the "Reorganization"). Each of Intrepid, Sub-1, Sub-2 and Sub-3 are newly formed corporations, formed solely to effect the transactions contemplated in the Merger Agreement. See "THE REORGANIZATION -- General".

Effective Time

         The Reorganization will become effective (the "Effective Time") upon the latest to occur of the execution and filing of a Certificate of Merger with the Secretary of State of the State of Delaware with respect to the Enviroq Merger and the execution and filing of Articles of Merger with the Secretary of State of the State of Florida with respect to the IAM Merger and the CRC Merger; provided, however, that the Reorganization shall not become effective until after the completion of the Redemption (as defined herein). The Reorganization will be effective on a date (the "Closing Date") to be specified by the parties to the Merger Agreement, which will be no later than two (2) business days after the satisfaction or waiver of the conditions set forth in Articles 7 through 10 of the Merger Agreement. See "THE REORGANIZATION -- The Effective Time" and "TERMS OF THE MERGER AGREEMENT -- Conditions to the Mergers".

Background of the Reorganization

         For a description of the background of the Reorganization, see "THE REORGANIZATION -- Background to the Reorganization".

Reasons for the Reorganization

         Each of the Enviroq Board, the IAM Board and the CRC Board believes that the Reorganization offers significant strategic and financial benefits to Enviroq, IAM and CRC and to the Stockholders and the shareholders of IAM and CRC as well as to each company's employees, customers and the communities in which each company transacts business. These benefits include, among others, the ability to diversify into unrelated areas of business, an increased ability to expand and grow business opportunities, expanded management resources and increased size and financial stability. See "THE REORGANIZATION -- Reasons for the Reorganization".

Recommendation of the Enviroq Board

         The Enviroq Board, based on certain factors described in more detail below, including the opinion of Porter, White & Company, Inc. ("Porter White"), financial advisor to Enviroq, which opinion was delivered to the Enviroq Board on April 10, 1998 and confirmed in writing as of the date of this Proxy Statement/Prospectus and Offer to Redeem (the "Fairness Opinion"), concluded that the Enviroq Merger is fair to and in the best interests of Enviroq and the Stockholders, unanimously approved the Merger Agreement and resolved to recommend that the Stockholders approve the Enviroq Merger. A copy of the Fairness Opinion is attached hereto as Annex B. The Stockholders are urged to read the Fairness Opinion in its entirety for assumptions made, procedures followed, other matters considered and limits of the review by Porter White. The Enviroq Board has reviewed the terms and conditions of the Merger Agreement and certain factors, including the Fairness Opinion. After consideration of each of these factors, the Enviroq Board unanimously concluded that the Enviroq Merger is in the best interests of the Stockholders and unanimously approved the Merger Agreement and the terms and conditions of the Enviroq Merger.

         THE ENVIROQ BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF ADOPTION OF THE MERGER AGREEMENT AT THE SPECIAL MEETING. IN CONSIDERING THE RECOMMENDATION OF THE ENVIROQ BOARD WITH RESPECT TO THE ENVIROQ MERGER, STOCKHOLDERS SHOULD BE AWARE THAT CERTAIN MEMBERS OF THE ENVIROQ BOARD AND MANAGEMENT OF ENVIROQ HAVE CERTAIN INTERESTS IN THE REORGANIZATION THAT ARE IN ADDITION TO THEIR INTERESTS AS STOCKHOLDERS. The Enviroq Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and in recommending the Merger Agreement for adoption by the Stockholders. The Merger Agreement provides that the Intrepid Board will, after the Effective Time, consist of seven members. Such initial members of the Intrepid Board will include William
J. Long, the current President, Chief Executive Officer and a director of Enviroq, and Thomas W. Brander, Michael X. Marinelli and Alexander P. Zechella, all of whom currently serve as directors of Enviroq. In addition, after the Effective Time, William J. Long will serve as Chief Operating Officer and as an Executive Vice President of Intrepid. William J. Long will enter into an employment agreement with Intrepid to become effective at the Effective Time, pursuant to which Mr. Long may receive a bonus in addition to his salary and, when eligible, other fringe benefits generally established for employees of Intrepid. In addition, it is anticipated that Mr. Long may participate in the Incentive Stock Option Plan to be adopted by Intrepid after the Effective Time. Messrs. Brander, Marinelli and Zechella may also participate in the Non-Employee Directors' Stock Option Plan, to be adopted by Intrepid after the Effective Time.

         Furthermore, after the Effective Time, Forrest Travis, the current President of IAM and CRC, will serve as the President and Chief Executive Officer of Intrepid and Mark F. Travis, son of Forrest Travis, will serve as President of IAM and as an Executive Vice President of Intrepid. Messrs. Travis and Travis will serve on the initial Intrepid Board and will enter into employment agreements with Intrepid to become effective as of the Effective Time, pursuant to which they may receive bonuses in addition to their salaries and, when eligible, other fringe benefits generally established for employees of Intrepid. It is also anticipated that Messrs. Travis and Travis may also participate in the Incentive Stock Option Plan to be adopted by Intrepid after the Effective Time.

         See "THE REORGANIZATION -- Reasons for the Reorganization; -- Opinion of Financial Advisor; and -- Interests of Certain Persons in The
Reorganization" and "CERTAIN INFORMATION CONCERNING INTREPID -- Compensation of Executive Officers".

Opinion of Financial Advisor

         On April 10, 1998, Porter White delivered the Fairness Opinion to the Enviroq Board to the effect that, as of that date and based upon the assumptions made, matters considered and limits of review as set forth in such opinion, the consideration to be received by each Stockholder pursuant to the Enviroq Merger is fair to the Stockholders from a financial point of view. The full text of the Fairness Opinion is attached as Annex B to this Proxy Statement/Prospectus and Offer to Redeem. HOLDERS OF ENVIROQ STOCK ARE URGED TO, AND SHOULD, READ THE FAIRNESS OPINION IN ITS ENTIRETY. See "THE REORGANIZATION -- Opinion of Financial Advisor" and Annex B to this Proxy Statement/Prospectus and Offer to Redeem.

The Voting Agreement

         As a condition to the consummation of the Reorganization, the Principal Stockholders and the Principal IAM/CRC Shareholders will execute a voting agreement (the "Voting Agreement"), pursuant to which the Principal Stockholders and the Principal IAM/CRC Shareholders will agree to vote all shares of Intrepid Stock owned by them after the Effective Time to elect certain persons to the Board of Directors of Intrepid (the "Intrepid Board") after consummation of the Reorganization. In general, the Voting Agreement provides each of the Principal Stockholders, as a group, and the Principal IAM/CRC Shareholders, as a group, with representation on the Intrepid Board for as long as the Voting Agreement remains in effect. Immediately after the Effective Time, the Principal Stockholders and the Principal IAM/CRC Shareholders will own, in the aggregate, approximately 79% of the issued and outstanding shares of Intrepid Stock. The maximum number of members of the Intrepid Board subject to designation by the Principal Stockholders and the Principal IAM/CRC Shareholders is, in the aggregate, seven. The specific number of members of the Intrepid Board designated by the Principal Stockholders, as a group, and the Principal IAM/CRC Shareholders, as a group, will vary, depending on the specific percentage of shares of Intrepid Stock owned by them viz-a-viz other stockholders of Intrepid and viz-a-viz the other group.

Stock Option Plans

         Pursuant to the Merger Agreement, Intrepid will adopt the Stock Option Plans. Copies of both of the Stock Option Plans are attached to this Proxy Statement/Prospectus and Offer to Redeem as Annexes E and F. Both Stock Option Plans are designed to provide awards and incentives to the management and non-employee directors of Intrepid based upon the achievement of individual, group and corporate performance. The Stockholders are being asked to consider and vote upon proposals to approve the Stock Option Plans at the Special Meeting. See "THE REORGANIZATION -- Approval of Stock Option Plans of Intrepid".

No Solicitation of Alternative Proposals

         Pursuant to the Merger Agreement, Enviroq has agreed that prior to the Effective Time, neither it, nor any of its subsidiaries, nor any of their respective officers, directors, employees, agents or representatives, shall initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any Alternative Proposal. Furthermore, Enviroq has agreed that neither it, nor any of its subsidiaries, nor any of their respective officers, directors, employees, agents or representatives shall engage in any negotiations with, provide any confidential information or data to, or have any discussions with, any person relating to an Alternative Proposal or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal. An "Alternative Proposal" is defined as "any proposal or offer (including any offer or proposal to the Stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving (i) all or any significant portion of the assets of Enviroq and its subsidiaries taken as a whole, (ii) fifteen percent (15%) or more of the outstanding shares of Enviroq Stock or (iii) fifteen percent (15%) or more of the outstanding shares of the capital stock of any subsidiary of Enviroq". See "THE REORGANIZATION -- No Solicitation of Alternative Proposals".

Rights of Dissent and Appraisal

         If the Enviroq Merger is consummated, the Stockholders who (i) do not vote in favor of the Enviroq Merger, and (ii) who otherwise comply with Section 262 of the General Corporation Law of the State of Delaware (the "DGCL") relating to the exercise of dissenters' rights, will be entitled to statutory appraisal rights for their shares of Enviroq Stock. Section 262 of the DGCL is reprinted in its entirety as Annex D to this Proxy Statement/Prospectus and Offer to Redeem. A person having a beneficial interest in shares of Enviroq Stock that is held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized herein and in a timely manner to perfect whatever dissenter's rights the beneficial owner may have. THE PROVISIONS OF SECTION 262 OF THE DGCL ARE TECHNICAL IN NATURE AND ARE COMPLEX. STOCKHOLDERS DESIRING TO EXERCISE APPRAISAL RIGHTS AND OBTAIN APPRAISAL OF THE VALUE OF THE SHARES OF ENVIROQ STOCK OWNED BY THEM ARE URGED TO CONSULT THEIR LEGAL COUNSEL FOR SPECIFIC ADVICE REGARDING THE INTERPRETATION OF THE DGCL WITH RESPECT TO DISSENTERS' RIGHTS. See "THE REORGANIZATION -- Dissent and Appraisal Rights" and Annex D to this Proxy Statement/Prospectus and Offer to Redeem.

Accounting Treatment

         It is intended that this transaction comprising the Mergers will be accounted for as a purchase for accounting and financial reporting purposes with IAM and CRC considered to be the acquiring enterprises and Enviroq as the acquired company. Accordingly, the assets and liabilities of Enviroq will be recorded at their fair values at the date of merger, while the assets and liabilities of IAM and CRC will continue at historical cost. See "THE REORGANIZATION -- Accounting Treatment".

THE REDEMPTION

The Offer to Redeem

         Immediately prior to and in connection with the Enviroq Merger, each Stockholder will be given the opportunity (the "Offer to Redeem") to have Enviroq redeem exactly 42.698013% of the shares of Enviroq Stock tendered by such Stockholder for $5.220612 in cash per share (the "Redemption"). The Redemption will occur only if all of the conditions set forth in Articles 7 through 10 of the Merger Agreement (other than the filing of the appropriate corporate documents to effect the Mergers, which filings will occur promptly following the Redemption) are either satisfied or waived and the Mergers are consummated. See "THE REDEMPTION -- The Offer to Redeem".

Terms of the Offer to Redeem; Expiration Date

         Upon the terms and subject to the conditions of the Offer to Redeem, Enviroq will, with respect to each Stockholder, accept, if applicable, for payment and purchase that number of shares of Enviroq Stock equal to 42.698013% of the total number of shares of Enviroq Stock tendered by such Stockholder which have been validly tendered and not withdrawn by the Expiration Date. Such payment shall be made promptly after the Expiration Date; provided, that the conditions set forth in Articles 7 through 10 of the Merger Agreement (other than the filing of the appropriate corporate documents to effect the Mergers, which filings will occur promptly following the Redemption) shall have either been satisfied or waived. In all cases, all questions as to the satisfaction or waiver of the conditions will be determined by Enviroq, in its sole discretion, which determination will be final and binding. The term "Expiration Date" shall mean 9:00 a.m., Birmingham, Alabama time, on December 15, 1998, the day following the Special Meeting, unless and until Enviroq, in its sole discretion, shall have extended the period of time during which the Offer to Redeem is open, in which event, the term "Expiration Date" shall mean the latest time and date at which the Offer to Redeem, as so extended by Enviroq, shall expire. Enviroq reserves the right, in its sole discretion, at any time and from time to time, to (a) extend the period of time during which the Offer to Redeem is open, or (b) amend the Offer to Redeem in any other respects. However, since the terms of the Offer to Redeem are designed to ensure that a Stockholder who elects to participate in the Redemption will receive in the Enviroq Merger total consideration that is equivalent on a per share basis to the total consideration received in the Enviroq Merger by a Stockholder who elects not to participate in the Redemption, the terms of the Offer to Redeem will only be amended if the terms of the Reorganization change. Furthermore, in the event the terms of the Reorganization change, the terms of the Offer to Redeem will only be amended to the extent necessary to ensure that the total consideration received in the Enviroq Merger by Stockholders who elect to participate in the Redemption remains equivalent on a per share basis viz-a-viz the total consideration received in the Enviroq Merger by Stockholders who elect not to participate in the Redemption. See "THE REDEMPTION -- Terms of the Offer to Redeem; Expiration Date".

Acceptance for Payment; Payment for Shares of Enviroq Stock

         For the purposes of the Offer to Redeem, Enviroq will be deemed to have accepted for payment and purchased shares of Enviroq Stock which are tendered and not withdrawn as, if and when the Enviroq Board shall, in its reasonable discretion, determine to accept shares of Enviroq Stock for payment pursuant to the Offer to Redeem. Payment for shares of Enviroq Stock accepted for payment pursuant to the Offer to Redeem will be made by Enviroq as soon as practicable after such determination by the Enviroq Board. Under no circumstances will interest be paid by Enviroq by reason of any delay in making such payments. See "THE REDEMPTION -- Acceptance for Payment; Payment for Shares of Enviroq Stock".

Rights of Withdrawal

         Tenders of shares of Enviroq Stock made pursuant to the Offer to Redeem are irrevocable, except that shares of Enviroq Stock tendered pursuant to the Offer to Redeem may be withdrawn at any time prior to the Expiration Date and, unless theretofore accepted for payment by Enviroq pursuant to the Offer to Redeem, may be withdrawn at any time after January 8, 1999. See
"THE REDEMPTION -- Rights of Withdrawal".

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Federal Income Tax Consequences of the Redemption

         The distribution of cash by Enviroq to the Stockholders who elect to redeem shares of Enviroq Stock in the Redemption will be characterized for federal income tax purposes as a distribution in full payment in exchange for their respective shares of Enviroq Stock. Any gain or loss realized by such redeeming Stockholders in connection with the Redemption will be recognized for federal income tax purposes as capital gain or loss pursuant to ss. 1001 of the Internal Revenue Code of 1986, as amended (the "Code"), provided that the shares of Enviroq Stock are held as a capital asset at the time the Redemption is effected. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES -- Material Federal Income Tax Consequences of the Redemption".

Federal Income Tax Consequences of the Enviroq Merger

         The Enviroq Merger will be characterized for federal income tax purposes as a transfer of property (i.e., shares of Enviroq Stock) to a "controlled corporation" (i.e., Intrepid) within the meaning of ss. 351 of the Code. No gain or loss will be recognized by the Stockholders for federal income tax purposes in connection with their receipt of shares of Intrepid Stock in the Enviroq Merger (except with respect to cash received in lieu of fractional shares of Enviroq Stock). Stockholders will recognize gain, but not loss, in connection with the Enviroq Merger to the extent of cash and the fair market value of property (other than Intrepid Stock) received by them in the Enviroq Merger.

         Each Stockholder is urged to consult such Stockholder's tax advisors as to the consequences of the Redemption and the Enviroq Merger to the Stockholder under federal, state, local or any other applicable law after taking into account the Stockholder's particular tax status and attributes. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES -- Material Federal Income Tax Consequences of the Enviroq Merger".

                     SUMMARY HISTORICAL AND PRO FORMA DATA

         The summary below sets forth selected historical financial and selected unaudited pro forma financial data. The financial information should be read in conjunction with (i) the historical consolidated financial statements and related notes thereto of Enviroq, incorporated herein by reference, (ii) the selected historical financial statements and related notes thereto of IAM and CRC, and (iii) the unaudited pro forma consolidated financial statements and related notes thereto of Intrepid included elsewhere in this Proxy Statement/Prospectus and Offer to Redeem. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE", "FINANCIAL STATEMENTS OF IAM AND CRC", and "UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION".

Summary Historical Financial Information

         The selected historical financial data of Enviroq for the two (2) years ended March 28, 1998 and March 29, 1997, set forth below, has been derived from the audited financial statements of Enviroq. The selected historical financial data of Enviroq for the three months ended June 27, 1998, and June 28, 1997, set forth below, has been derived from unaudited financial statements of Enviroq. The selected historical financial data of IAM for the two (2) years ended December 31, 1997 and 1996 and the selected historical financial data of CRC for the two (2) years ended December 31, 1997 and 1996, set forth below, has been derived from audited financial statements. The selected historical financial data of IAM and CRC for the six months ended June 30, 1998 and 1997, set forth below, has been derived from unaudited financial statements of IAM and CRC, as the case may be. No selected financial data of Intrepid has been included herein as Intrepid was incorporated on April 3, 1998 for the sole purpose of consummating the Reorganization and has no operating history.


                                    ENVIROQ

                                               Three Months Ended                    Fiscal Year Ended
                                          ------------------------------      ------------------------------
                                           June 27,           June 28,         March 28,          March 29,
                                             1998               1997              1998              1997
                                          ------------      ------------      -----------       ------------

Income Statement Data:
         Operating Revenues               $   362,815       $   313,486       $ 1,304,357       $ 1,338,807
         Income (Loss) Before Taxes           (84,812)          (32,550)           94,348           (17,732)
         Basic Net Income (Loss)
                  Per Share (1)                 (0.10)            (0.03)             0.07              0.05 (2)
         Cash Dividends Per Share                  --                --                --                --
         Weighted Average Number of
                  Shares Outstanding        1,009,377         1,009,377         1,009,377         1,009,377

Balance Sheet Data:
         Net Working Capital              $ 2,725,712       $ 2,758,734       $ 2,820,106       $ 2,783,782
         Total Assets                       3,263,854         3,256,484         3,273,483         3,216,150
         Long-Term Debt                            --                --                --                --
         Stockholders' Equity               3,106,937         3,100,368         3,201,547         3,128,034
         Book Value per Share                    3.08              3.07              3.17              3.10



-----------------------

(1) Enviroq adopted FAS 128 in fiscal 1998 and retroactively restated net income per share for fiscal 1997.

(2) Enviroq recognized an income tax benefit of approximately $71,800 for fiscal year 1997 due to an operating loss carry back.

                                      IAM


                                                 Six Months Ended                   Years Ended
                                                     June 30,                      December 31,
                                           ---------------------------      -------------------------
                                              1998             1997            1997            1996
                                           ---------       -----------      ----------      ---------

Income Statement Data:

       Operating Revenues                  $ 534,163       $   443,777      $1,057,208      $ 923,134
       Net Income Before Taxes (1)            66,166           106,677         343,104         53,048
       Basic Net Income Per Share             132.33            329.35          686.21         106.10
       Cash Dividends Per Share                   --                --              --             --
       Weighted Average Number of
       Shares Outstanding                        500               500             500            500

Balance Sheet Data:
       Net Working Capital (Deficit)       $  (9,403)              n/a      $  149,104      $  (7,620)
       Total Assets                          244,219               n/a         292,674        160,415
       Long Term Debt                        273,252               n/a         130,324        161,500
       Stockholders' Equity (Deficit)       (143,717)              n/a          58,262       (137,925)
       Book Value Per Share                  (287.43)              n/a          116.52        (274.85)

----------------

(1) IAM operated as a Subchapter S corporation for federal income tax purposes. Consequently, no provision for income taxes was made since all earnings and losses were passed through to IAM's shareholders.


                                      CRC


                                                 Six Months Ended                   Years Ended
                                                     June 30,                      December 31,
                                           ---------------------------      -------------------------
                                              1998             1997            1997            1996
                                           ---------       -----------      ----------      ---------
Income Statement Data:

       Operating Revenues                  $ 926,940       $   425,303      $1,207,641      $ 307,940
       Net Income (Loss) Before Taxes (1)     21,194            16,821            (207)        27,822
       Basic Net Income (Loss) Per Share       42.39             33.64           (0.41)         55.64
       Cash Dividends Per Share                   --                --              --             --
       Weighted Average Number of
       Shares Outstanding                        500               500             500            500

Balance Sheet Data:
       Net Working Capital                 $  91,505               n/a      $   79,111      $ 104,846
       Total Assets                          192,497               n/a         222,939        114,783
       Long Term Debt                             --               n/a              --             --
       Stockholders' Equity                   96,801               n/a          81,407        104,846
       Book Value Per Share                   193.60               n/a          162.81         209.69

-----------------------
(1) CRC operated as a Subchapter S corporation for federal income tax purposes. Consequently, no provision for income taxes was made since all earnings and losses were passed through to its shareholders.

Recent Financial Results

     Enviroq

     For the fiscal quarter ended September 26, 1998, Enviroq expects to report, on an unaudited basis, net income of approximately $16,000, an approximate $(16,000), or (50)%, decrease from the second quarter of fiscal 1998 net income of approximately $32,000. Net income for the quarter, on an unaudited basis, is expected to be $0.02 per basic and diluted share versus $0.03 per basic and diluted share for the second quarter of 1998. The decrease in net income for the second quarter of fiscal 1999 versus the same period of fiscal 1998 is primarily attributable to non-recurring expenses in connection with the proposed Reorganization, which offset increases in revenues and gross profit.

     IAM

     For the three months ended September 30, 1998, IAM realized, on an unaudited basis, net income of $30,154, an approximate $(38,122), or (56)%, decrease over third quarter 1997 net income of $68,276. Net income for the quarter, on an unaudited basis, was $60.31 per diluted share versus $136.55 per diluted share for the third quarter of 1997. The decrease in net income for the three months ended September 30, 1998 verses the same period of 1997 is primarily attributable to one-time charges for unpaid salaries during fiscal 1997 and increased expenses associated with the hiring and integration of additional sales, investment and administrative personnel.

     CRC

     For the three months ended September 30, 1998, CRC realized, on an unaudited basis, a net loss of $(11,249), an approximate $(48,922), or (130)%, decrease over third quarter 1997 net income of $37,673. Net loss for the quarter, on an unaudited basis, was $(22.50) per diluted share versus $75.35 per diluted share for the third quarter of 1997. The net loss for the three months ended September 30, 1998 verses net income for the same period of 1997 is primarily attributable to increased brokerage and clearing, compensation and benefits, occupancy and equipment and professional and regulatory expenses associated with CRC's operations during this period.

Selected Pro Forma Financial Data

         The following table sets forth selected unaudited pro forma consolidated financial information of Intrepid for the fiscal year ended December 31, 1997 and for the six months ended June 30, 1998, which are presented to reflect the estimated impact of the Reorganization and the Mergers. The statement of income data reflects the effects of the Reorganization and the Mergers as though the transaction had occurred at the beginning of the periods presented, and the balance sheet data assumes that the Reorganization and the Mergers had occurred at the applicable balance sheet date presented. The unaudited pro forma consolidated financial information does not reflect any cost savings or increases anticipated by Intrepid as a result of the Reorganization and the Mergers, although the balance sheet data does reflect non-recurring, direct costs of the Reorganization and the Mergers of approximately $2,325,000 that are expected to result from the Redemption, along with expenses relating primarily to investment banking, legal and accounting fees, arising out of the Reorganization and the Mergers.

         Pro forma per share amounts are based on the number of shares anticipated to be issued to the Stockholders and the shareholders of IAM and CRC following the Reorganization.

         The selected unaudited pro forma consolidated financial statements are not necessarily indicative of actual or future financial position or results of operations that would have or will occur had the Reorganization and the Mergers been effective at the beginning of the earliest period presented nor of future financial position or results of operations.

         The selected unaudited pro forma consolidated financial statements should be read in conjunction with the audited historical consolidated financial statements of Enviroq, IAM, and CRC, including the notes thereto, and the unaudited pro forma consolidated financial information, including the notes thereto, incorporated by reference or appearing elsewhere herein. Certain unaudited pro forma and historical financial statements of Enviroq have been recast to conform to the calendar year ends of IAM and CRC. See "AVAILABLE INFORMATION", "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE", "THE REORGANIZATION -- Accounting Treatment", and "UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION".

                   SELECTED UNAUDITED PRO FORMA CONSOLIDATED
                       FINANCIAL INFORMATION OF INTREPID

                                                    Six Months Ended                Year Ended
                                                        June 30,                   December 31,
Income Statement Data:                                    1998                         1997
                                                      ------------                 -----------
      Revenues (1)
          Net revenues                                $  1,936,731                 $ 3,491,731
          License revenues                                       -                     100,000
                                                      ------------                 -----------
                Total revenues                           1,936,731                   3,591,731

      Net income                                           (36,305)                    226,799
      Basic net income per share                             (0.02)                       0.10
      Cash dividend per share                                    -                           -
      Weighted average number of
          common shares outstanding                      2,215,526                   2,215,526


Balance Sheet Data:                                       As of
                                                        June 30,
                                                          1998
                                                      ------------

         Net working capital                          $    491,515
         Total assets                                 $  3,305,424
         Long-term debt                               $    236,057
         Stockholders' equity                         $  2,184,385


(1) Net revenues include all revenues for IAM and CRC and, for Enviroq, include revenues from sales of materials and support. Revenues from license fees of Enviroq's Sprayroq subsidiary are provided separately.

Comparative Per Share Data

         Set forth below are historical earnings, cash dividends and book value per common share data of Enviroq, IAM and CRC, and pro forma combined amounts for Intrepid and equivalent pro forma amounts for Enviroq and IAM and CRC on a combined basis. The historical financial statements of Enviroq have been recast to conform to the calendar year ends of IAM and CRC. The historical earnings, cash dividends, and book-value per share of Enviroq are set forth on page 17.


                                                As of and for the                 As of and for
                                              Six Months Ended June 30,     Years Ended December 31,
                                                        1998                    1997          1996
                                                        ----                    ----          ----
Basic Net Income (Loss) Per Share:
         Enviroq                              $   (0.13)                      $  0.03       $  0.02
         IAM                                     132.33                        686.21        106.10
         CRC                                      42.39                         (0.41)        55.64
         IAM and CRC combined historical         174.72                        685.80        161.74
         Pro Forma                                (0.02)                         0.10           n/a
         Equivalent Pro Forma - Enviroq           (0.02)                         0.10           n/a
                  - IAM and CRC (1)              (48.25)                      (241.23)          n/a

Dividends Per Share:
         Enviroq                                     --                            --            --
         IAM                                         --                            --            --
         CRC                                         --                            --            --
         IAM and CRC combined historical             --                            --            --
         Pro Forma                                   --                            --            --
         Equivalent Pro Forma - Enviroq              --                            --            --
                  - IAM and CRC (1)                  --                            --            --

Book Value Per Share:
         Enviroq                                   3.08                          3.21          3.09
         IAM                                    (287.43)                       116.52       (274.85)
         CRC                                     193.60                        162.81        209.69
         IAM and CRC combined historical         (93.83)                       279.33        (65.16)
         Pro Forma                                  .98                           n/a           n/a
         Equivalent Pro Forma - Enviroq             .98                           n/a           n/a
                  - IAM and CRC (1)            2,364.05                           n/a           n/a





--------------------------------
(1) IAM and CRC negotiated in concert and no determination of an allocation of exchanged shares was contemplated. Thus, the equivalent pro forma information was calculated on a combined basis for IAM and CRC. Equivalent pro forma amounts are computed by multiplying the exchange ratio of 2,412.298 by the pro forma amount. For comparability to historical data, it was assumed that IAM and CRC received 1,206,149 shares of Intrepid in exchange for 500 shares outstanding of IAM Stock and 500 shares outstanding of CRC Stock.

                    COMPARATIVE MARKET PRICES AND DIVIDENDS

         Shares of Enviroq Stock are traded in the over-the-counter market and bid and asked quotations may be found on the OTC Bulletin Board under the symbol "ENVQ". The following table sets forth, for the periods indicated, the high and low bid and asked prices of Enviroq Stock. The information set forth below has been obtained from the OTC Bulletin Board and is believed to be reliable. The reported high and low bid and asked quotations do not reflect actual trades but are dealer prices without mark-ups, mark-downs or commissions.

                                    ENVIROQ


                                                            Low Bid       High Bid       Low Asked      High Asked
                                                            -------       --------       ---------      ----------


Fiscal Year 1997
First Quarter (1).........................................      N/A             N/A           N/A           N/A
Second Quarter............................................  $  1.25       $    2.00      $   2.00        $ 2.50
Third Quarter.............................................     0.63            1.63          1.00          2.50
Fourth Quarter............................................     0.25            0.63          0.75          1.50

Fiscal Year 1998
First Quarter.............................................  $  0.64       $    1.50      $   1.50        $ 3.00
Second Quarter............................................     0.75            1.00          1.25          3.00
Third Quarter.............................................     0.38            0.75          0.57          1.25
Fourth Quarter............................................     0.50            0.75          0.88          1.50

Fiscal Year 1999
First Quarter.............................................  $  0.69       $    3.50      $   0.89        $ 5.00
Second Quarter ...........................................     1.86            3.25          2.06          4.00
Third Quarter (through November 4, 1998)..................     1.80            3.38          2.06          3.81


         Shares of IAM Stock and CRC Stock are not traded on any exchange, and there is no established public trading market for either IAM Stock or CRC Stock. There are no bid or asked prices available for shares of IAM Stock or CRC Stock. Transactions in both IAM Stock and CRC Stock are infrequent and are negotiated privately between persons involved in those transactions. Additionally, neither IAM nor CRC have declared cash dividends during the past three (3) fiscal years and past five (5) fiscal years, respectively.



-------------------------

(1) Management has not been able to obtain any information with respect to trades of the common stock of Enviroq that may have occurred from the date of the Distribution, April 18, 1995 through August 15, 1996, which would include all of the first quarter of fiscal year 1996.

                                  RISK FACTORS

CHANGE IN BUSINESS FOCUS

         Enviroq is currently principally engaged in the development, commercialization, formulation and marketing of spray-applied resinous products. As a result of the Enviroq Merger and the Reorganization, the former Stockholders will become stockholders of Intrepid. The revenues of Intrepid will come not only from Enviroq, but also from IAM and CRC, which are in the asset management and broker-dealer businesses, respectively. Such businesses are materially different from the business sectors in which Enviroq currently operates. There can be no assurance that the asset management and broker-dealer businesses will not prove to be materially more risky than the business sectors in which Enviroq currently operates. In addition, while it is anticipated that Enviroq will continue to operate for an indefinite period of time in the businesses of spray-applied resinous products and may, through its subsidiary Synox, resume operations in the treatment of wastewater biosolids (although there are no current plans to do so) (see "CERTAIN INFORMATION CONCERNING ENVIROQ" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE"), Intrepid plans to focus its growth on the asset management and broker-dealer businesses of IAM and CRC, respectively, and to put a lesser emphasis on growth in Enviroq's traditional business sectors. There can be no assurance that this change in business focus will not have a material adverse effect on Intrepid and its subsidiaries' business and results of operation.

COMPETITION

         Enviroq's operations are primarily conducted through Sprayroq, Inc., a Florida corporation of which Enviroq owns 50% of the outstanding capital stock ("Sprayroq"). Sprayroq is engaged in the development, commercialization, manufacture and marketing of spray-applied resinous materials. Sprayroq faces competition both directly from companies developing and marketing similar resin products and indirectly from other technologies accomplishing the same results in a different manner. Many of the products which compete with the products of Sprayroq are less expensive, are also spray- applied and may offer similar qualities, performance, and value. Sprayroq's products are not patented and are only protected to the extent such products can be protected by know-how and trade secrets. There can be no assurance that other competitors will not develop products similar or superior to the products of Sprayroq.

         IAM and CRC compete with other brokerage and investment adviser firms and financial institutions. The broker-dealer and asset management businesses are highly competitive, and the profitability of IAM and CRC depend principally upon their ability to compete in the market areas in which their operations are located. Many of such competitors may have greater financial and other resources than IAM and CRC. No assurances can be given that IAM and CRC will continue to be able to compete effectively in the future. In addition, various legislative acts in recent years have led to increased competition among financial institutions. There can be no assurance that the United States Congress or state legislatures will not enact legislation that may further increase competitive pressures on IAM and CRC. Competition from both financial and nonfinancial institutions is expected to continue. See "CERTAIN INFORMATION CONCERNING IAM -- Competition" and "CERTAIN INFORMATION CONCERNING CRC -- Competition".

NO DIVIDENDS

         Intrepid intends to retain all available earnings to support the growth and expansion of its business and those of its subsidiaries. Any declaration of dividends by Intrepid after the Effective Time will depend, among other things, upon the results of operations and financial condition of Intrepid and its subsidiaries. In addition, capital requirements associated with funding Intrepid's acquisitions of asset management businesses may impair Intrepid's ability to pay dividends. The management of Intrepid is not anticipating declaring or paying a dividend in the foreseeable future.

LOSS OF CONTROL

         The Stockholders currently control Enviroq through their ability to elect the Enviroq Board and their vote on various matters affecting Enviroq. As a result of the Enviroq Merger, the former Stockholders will become stockholders of Intrepid and will own approximately 45.56% of the issued and outstanding shares of Intrepid Stock, and the former shareholders of IAM and CRC will own, in the aggregate, approximately 54.44% of the issued and outstanding shares of Intrepid Stock. Accordingly, as a result of the Reorganization, the Stockholders will own less than a majority of the voting stock of Intrepid. Further, as a condition to the consummation of the Reorganization, the Principal Stockholders and the Principal IAM/CRC Shareholders will execute a voting agreement (the "Voting Agreement"). After the Effective Time, the Principal Stockholders and the Principal IAM/CRC Shareholders will own, in the aggregate, approximately 79% of the issued and outstanding shares of Intrepid Stock. The Principal Stockholders and Principal IAM/CRC Shareholders will vote all shares of Intrepid Stock owned by them after the Effective Time to elect only persons to the Intrepid Board as shall be designated by the Principal Stockholders and Principal IAM/CRC Shareholders after consummation of the Reorganization. During any the period where the Voting Agreement is in effect and the Principal Stockholders and the Principal IAM/CRC Shareholders shall together own at least a majority of the shares of outstanding Intrepid Stock, the Voting Agreement provides each of the Principal Stockholders and the Principal IAM/CRC Shareholders representation on the Intrepid Board for as long as the Voting Agreement remains in effect. The maximum number of members of the Intrepid Board subject to designation by the Principal Stockholders and the Principal IAM/CRC Shareholders is, in the aggregate, seven. The initial Intrepid Board will consist of seven members. The specific number of members of the Intrepid Board designated by the Principal Stockholders, as a group, and the Principal IAM/CRC Shareholders, as a group, will vary, depending on the specific percentage of shares of Intrepid Stock owned by them viz-a-viz other stockholders of Intrepid and viz-a-viz the other group. In the event that the Principal Stockholders and the Principal IAM/CRC Shareholders come to own less than a majority of the outstanding shares of Intrepid Stock, the Voting Agreement requires that the Principal Stockholders and the Principal IAM/CRC Shareholders vote their shares of Intrepid Stock so as to ensure, to the extent possible, that designees appointed by either the Principal Stockholders or the Principal IAM/CRC Shareholders, depending upon which group controls the largest number of shares, constitute at least a majority of the Intrepid Board.

FUTURE BUSINESS OPPORTUNITIES

         Intrepid intends to pursue a business model to increase its assets under management involving both the internal growth of assets managed by Intrepid and its subsidiaries as well as the acquisition of small to medium-sized asset management companies. While certain aspects of this particular business model have been implemented by others, such implementations have typically involved the acquisition of asset management companies of a size much larger than those targeted by Intrepid. There can be no assurance that 5. suitable investment management firms in which to invest can be located; (i) Intrepid will be able to negotiate agreements with such firms on acceptable terms; (ii) the operating results of Intrepid or any of its affiliated firms will be favorable; or (iii) such a strategy will be successful.

FUTURE CAPITAL REQUIREMENTS

         While no specific investments or acquisitions have been identified as of the date of this Proxy Statement/Prospectus and Offer to Redeem, Intrepid intends to make investments in or acquire asset management firms which will require additional capital resources. Although the management of Intrepid believes that after the Effective Time the existing cash resources and cash flow resulting from operations of Enviroq, IAM and CRC will be sufficient to meet the anticipated working capital needs for normal operations of Intrepid, Enviroq, IAM and CRC for the foreseeable future, these sources of capital are not expected to be sufficient to fund such anticipated investments. Therefore, Intrepid will likely need to raise capital through the issuance of additional equity securities in private or public transactions or through the incurrence of additional long-term or short-term indebtedness. Such activities could result in dilution of existing equity positions, increased interest expense and decreased net income. There can be no assurance that acceptable financing for future investments can be obtained on suitable terms, if at all, or that such acquisitions will be beneficial.

RELIANCE ON SHORT-TERM CONTRACTS

         Substantially all of Intrepid's revenues will be derived indirectly from its subsidiaries. Any subsidiary of Intrepid that is involved with the asset management business will be subject to short-term contracts pursuant to which clients of such subsidiaries may withdraw funds on account with such subsidiaries upon short notice. Such investment management contracts are typically terminable, without the payment of a penalty, by either party, by giving thirty (30) days prior written notice of termination to the other party. Upon termination, any fees paid by the client which have not yet been earned are refunded to the client on a pro-rated basis as of the effective date of termination. No assurance can be given that such short-term contracts, and the revenues derived therefrom, will not be terminated.

REGULATION AND SUPERVISION

         The business of each of IAM and CRC is highly regulated, and the failure of IAM or CRC (or of any affiliate acquired in the future) to comply with such regulations could result in fines, suspensions of individual employees or other sanctions, including revocation of registration as an investment adviser, commodity trading advisor or broker-dealer. IAM is registered with the Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), and is subject to the provisions of the Investment Advisers Act and the Commission's regulations promulgated thereunder. The Investment Advisers Act imposes numerous obligations on registered investment advisers, including fiduciary, record keeping, operational and disclosure obligations. IAM is also subject to regulation under the securities laws and fiduciary laws of certain states. Intrepid expects to acquire or invest in other asset management firms, each of which is likely to be subject to similar regulation. IAM, Intrepid or any asset management firm acquired in the future may also act as advisers or sub-advisers to mutual funds which are registered with the Commission under the Investment Company Act of 1940, as amended (the "Investment Company Act"). As an adviser or sub-adviser to a registered investment company, each such affiliate is subject to requirements under the Investment Company Act and the regulations promulgated thereunder by the Commission. IAM, Intrepid and any asset management firm acquired in the future may be subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and to regulations promulgated thereunder, insofar as they are "fiduciaries" under ERISA with respect to certain of their clients. ERISA and certain applicable provisions of the Code, impose certain duties on persons who are fiduciaries under ERISA, and prohibit certain transactions involving the assets of each ERISA plan which is a client of an affiliate and certain transactions by fiduciaries and certain other related parties to such plans. IAM, Intrepid and any asset management firm acquired in the future may be registered with the Commodity Futures Trading Commission as a commodity trading advisor. CRC is registered under the Exchange Act as a broker-dealer and is subject to extensive regulation with respect to sales methods, trading practices, the use and safekeeping of customers' funds and securities, capital structure, record keeping and the conduct of its directors, officers and employees.

         In addition, applicable law provides that the investment management contracts under which IAM, Intrepid or any asset management firm acquired in the future may manage assets for other parties either terminate automatically if assigned, or are not assignable unless the applicable client consents to the assignment. Assignment, as generally defined, includes direct assignments as well as assignments which may be deemed to occur, under certain circumstances, upon the direct or indirect transfer of a "controlling block" of the voting securities of an asset management firm acquired by Intrepid. Moreover, applicable law provides that all investment contracts with mutual fund clients may be terminated by such clients, without penalty, upon no later than 60 days' notice. Investment contracts with institutional and other clients are typically terminable by the client, also without penalty, upon 30 days' notice.

         CRC's business is, and the securities brokerage industry in general is, subject to extensive regulation at federal and state levels. As a matter of public policy, regulatory bodies such as the Commission and state securities agencies are charged with safeguarding the integrity of the securities and other financial markets and with protecting the interests of customers participating in those markets. In addition, self-regulatory organizations, such as the NASD, require strict compliance with their rules and regulations. Failure to comply with any of these laws, rules or regulations, some of which are subject to the uncertainties of interpretation, could result in a variety of adverse consequences to CRC, including civil penalties, fines, suspension or expulsion, any of which could have a material adverse effect upon CRC.

         The laws and regulations, as well as governmental policies and accounting principles, governing the financial services industry have changed significantly over recent years and are expected to continue to do so. During the last several years, Congress has considered numerous proposals that would significantly alter the structure and regulation of the financial services industry. CRC cannot predict which changes, if any, in laws or regulations, or in governmental policies and accounting principles, will be adopted, but such changes, if adopted, could materially adversely affect CRC's business and results of operations. See "SUPERVISION AND REGULATION - CRC".

DEPENDENCE ON KEY PERSONNEL

         Each of Enviroq, IAM, CRC is, and Intrepid will be, substantially dependent on its key or senior management personnel whose continued service is not guaranteed. The loss of the services of any of these key management personnel could have a serious adverse impact on Intrepid or its subsidiaries, particularly the ability to conduct contemplated business operations. This impact could result from the loss of personal contacts of such individuals with potential customers and the related client relationships, as well as the loss of special technical skills of certain of such individuals with respect to the operations of the companies.

         More particularly, Intrepid and its subsidiaries will be dependent on the efforts of Forrest Travis, its President and Chief Executive Officer, William J. Long, its Executive Vice President and Chief Operating Officer, and Mark Travis, its Executive Vice President and President of IAM, as well as other senior management personnel. Messrs. Forrest Travis and Long in particular will play an important role in identifying suitable investment opportunities for Intrepid and in structuring and negotiating the terms of investments in investment management firms. Mr. Long plays an important role in managing the operations of Enviroq and its subsidiaries. Messrs. Forrest Travis and Mark Travis play important roles in attracting and managing assets for IAM, as well as directing the operations of CRC. The loss of key management personnel or an inability to attract, retain and motivate sufficient numbers of qualified management personnel by Intrepid or any of its subsidiaries would adversely affect Intrepid's business. The market for qualified management personnel, particularly investment managers, is extremely competitive and is increasingly characterized by frequent movement by investment managers among different firms. In addition, individual investment managers have regular direct contact with particular clients, which can lead to a strong client relationship based on the client's trust in that individual manager. The loss of a key investment manager could jeopardize relationships with a client and lead to the loss of client accounts. Losses of such accounts could have a material adverse effect on the results of operations and financial condition of Intrepid and its subsidiaries. There can be no assurance that key management personnel will remain with their respective firms.

POSSIBLE CHANGES IN ECONOMIC AND MARKET CONDITIONS

         The performance of Intrepid and its subsidiaries may be adversely affected by changes in economic and market conditions. Conditions in the financial and securities markets will necessarily impact the performance of Intrepid and its subsidiaries. The financial markets and businesses operating in the securities industry are highly volatile and are directly affected by, among other factors, domestic and foreign economic conditions and general trends in business and finance, all of which are beyond the control of IAM, CRC or Intrepid or any of its subsidiaries. There can be no assurance that future market performance of IAM, CRC, Intrepid or any subsidiary of Intrepid acquired in the future will be favorable or that growth in assets under management will be sustained. There can also be no assurance that broader market performance will be favorable in the future. Any decline in the financial markets or a lack of sustained growth may result in a corresponding decline in performance by Intrepid or its subsidiaries and may adversely affect assets under management and/or fees, which would reduce cash flow to Intrepid.

         In addition, the lack of additional licensees through which the products of Sprayroq may be licensed and the development of other competitive products, including resinous spray - applied products, are likely to impact the performance of Enviroq and its subsidiary, Sprayroq. There can be no assurance that future market performance of Enviroq and Sprayroq will be favorable or can be sustained.

MANAGEMENT PRACTICES AND POLICIES OF INTREPID AND ITS SUBSIDIARIES

         Each of IAM and CRC conducts its own marketing, client relations, research and, with respect to IAM, portfolio management. After the Reorganization, IAM will continue to set its own investment advisory fees and manage its own business independently on a day-to-day basis. Investment strategies employed and securities selected by IAM and CRC are separately chosen by each of them, with the result that either IAM or CRC may be bullish on the stock or bond market, while the other may be bearish. Intrepid itself will not manage portfolio investments for clients and will not provide any investment advisory or broker-dealer services to its subsidiaries or their respective clients. Because of the inherent uncertainties associated with efforts to integrate and manage the operations of Intrepid's independent subsidiaries, there can be no assurance that Intrepid will be successful in integrating and managing IAM's and CRC's independent business operations. See "CERTAIN INFORMATION CONCERNING INTREPID - Development of Intrepid's Business".

RISKS ASSOCIATED WITH CONSOLIDATION STRATEGY

         Since Intrepid has not yet identified specific acquisition candidates, the Stockholders and the shareholders of IAM and CRC have no basis on which to evaluate the possible merits or risks of the operations and prospects of future acquisition candidates. There can be no assurance that Intrepid will properly ascertain or evaluate all of such risks. Management of Intrepid will have virtually unrestricted flexibility in identifying and selecting prospective acquisition candidates and broad discretion with respect to the specific application of company funds and equity.

         There can also be no assurance that Intrepid's assessment of management of prospective acquisition candidates will prove to be correct. Intrepid may enlist the assistance of other persons to assess the management of acquisition candidates, but no such persons have been presently identified. In addition, there can be no assurance that management of the acquired companies will have the necessary skills to manage a company intending to implement an aggressive acquisition program. Intrepid may also seek to recruit additional managers to supplement the incumbent management of the acquired companies. There can be no assurance that Intrepid will have the ability to recruit additional managers with the skills necessary to enhance the management of the acquired companies.

INTEGRATION OF ACQUISITIONS

         Intrepid's business model contemplates an aggressive acquisition and integration program. The costs of integration could have an adverse effect on short-term operating results. Such costs could include severance payments to employees of such acquired companies, restructuring charges associated with the acquisitions and other expenses associated with a change of control. No assurance can be given that Intrepid will be able to successfully integrate its future acquisitions without substantial costs, delays or other problems.

         There can be no assurance that Intrepid will be able to execute successfully its strategy or anticipate all of the changing demands that successive consolidation transactions will impose on its management personnel and operational management information and financial systems. The integration of newly acquired companies may also lead to diversion of management attention from other ongoing business concerns. In addition, there can be no assurance that the pace of acquisitions will not adversely affect Intrepid's efforts to integrate acquisitions and manage those acquisitions profitably. Any or all of these factors could have a material adverse effect on Intrepid's business, financial condition or results of operations.

RISKS RELATED TO ACQUISITION FINANCING; ADDITIONAL DILUTION; LEVERAGE

         Intrepid intends to use a significant portion of its resources for acquisitions. The timing, size and success of Intrepid's acquisition efforts and any associated capital commitments cannot be readily predicted. Intrepid currently intends to finance future acquisitions with shares of Intrepid Stock, cash, borrowed funds or a combination thereof. If the Intrepid Stock does not maintain a sufficient market value, or if potential acquisition candidates are otherwise unwilling to accept Intrepid Stock as part of the consideration for the sale of their businesses, Intrepid may be required to use more of its cash resources or more borrowed funds, in each case if available, in order to initiate and maintain its acquisition program. If Intrepid does not have sufficient cash resources, its growth could be limited unless it is able to obtain additional capital through debt or equity financings. There can be no assurance that Intrepid will be able to obtain any additional financing that it may need for its acquisition program on terms that Intrepid deems acceptable.

         To the extent Intrepid uses Intrepid Stock for all or a portion of the consideration to be paid for future acquisitions, dilution may be experienced by the Stockholders and the shareholders of IAM and CRC who receive shares of Intrepid Stock in the Reorganization. Moreover, the issuance of additional shares of Intrepid Stock may have a negative impact on earnings per share and may negatively impact the market price of the Intrepid Stock.

         Intrepid may borrow money to consummate acquisitions or assume or refinance the indebtedness of acquired companies if Intrepid's management deems it to be beneficial to Intrepid. Among the possible adverse effects of borrowings are the following: (i) if Intrepid's operating revenues after the acquisitions were to be insufficient to pay debt service, there would be a risk of default and foreclosure on Intrepid's assets; (ii) if a loan agreement contains covenants that require the maintenance of certain financial ratios or reserves, and any such covenant were breached without a waiver or renegotiation of the terms of that covenant, then the lender could have the right to accelerate the payment of the indebtedness even if Intrepid has made all principal and interest payments when due; (iii) if the terms of a loan did not provide for amortization prior to maturity of the full amount borrowed and the "balloon" payment could not be refinanced at maturity on acceptable terms, Intrepid might be required to seek additional financing and, to the extent that additional financing were not available on acceptable terms, to liquidate its assets; and
(iv) if the interest rate of a loan is variable, Intrepid would be subject to interest rate fluctuations which could increase Intrepid's debt service obligations.

YEAR 2000 COMPLIANCE

         Each of Intrepid, Enviroq, IAM and CRC is conducting a comprehensive review of its computer systems to identify the systems that could be affected by the "Year 2000" issue and is developing an implementation plan to resolve the issue. The Year 2000 issue is pervasive and complex, as virtually every computer operation of Intrepid, Enviroq, IAM and CRC could be affected in some way by the roll-over of the two-digit year value to "00". Computer systems that do not properly recognize date-sensitive information could generate erroneous data or cause a complete system failure. Each of Intrepid, Enviroq, IAM and CRC believes that, with modification of existing computer systems, updates by vendors and conversion to new software in the ordinary course of its business, significant operational problems for its computer systems can be avoided. However, if such modifications and conversions are not completed timely or properly, or if computer systems of third parties are affected, the Year 2000 issue may have a material impact on the business and operations of Intrepid, Enviroq, IAM and CRC. The costs of modifications and conversions are not anticipated to be material but could principally represent a redeployment of existing or otherwise planned resources. No assurance can be given that Intrepid, Enviroq, IAM and CRC will successfully avoid any problems associated with the Year 2000 issue. SEE "CERTAIN INFORMATION CONCERNING ENVIROQ -- Year 2000 Issue", "CERTAIN INFORMATION CONCERNING IAM -- Year 2000 Issue" and "CERTAIN INFORMATION CONCERNING CRC -- Year 2000 Issue".

LACK OF SIGNIFICANT PUBLIC MARKET; LACK OF PRIOR PUBLIC MARKET

         Enviroq Stock is traded from time to time on the over-the counter market. Such trades have historically occurred sporadically, and a significant market for the stock has not developed. To the extent that Enviroq Stock has been traded, the exchange of Enviroq Stock for Intrepid Stock may favorably impact the market for Intrepid Stock. There can be no assurance, however, that such an exchange of shares will result in any significant market for Intrepid Stock. Management intends to apply for a listing on the NASDAQ "Small Cap" market at such time as Intrepid may qualify for such a listing. There can be no assurance, however, that shares of Intrepid Stock will qualify for such a listing, and that if shares of Intrepid Stock qualify such a listing, it will be obtained.

         There is no existing trading market for Intrepid Stock, and there can be no assurance as to the establishment or continuity of any such market. Moreover, even if a market does develop, there can be no assurance either as to the price at which shares of Intrepid Stock will trade or that such price will not be significantly below the book value per share of Intrepid Stock. The lack of a prior public market, variations in equity market conditions, and the shares eligible for future sale could adversely affect the market price of Intrepid Stock.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

         The following unaudited pro forma consolidated financial statements set forth the pro forma balance sheet of Intrepid as of June 30, 1998, and the pro forma statements of income of Intrepid for the year ended December 31, 1997 and the six month period ended June 30, 1998. The statements of income reflect the effects of the Reorganization and the Mergers as though the transactions had occurred at the beginning of the periods presented, and the balance sheet assumes the Reorganization and related Mergers had occurred at the balance sheet date presented. The unaudited pro forma consolidated financial statements do not reflect any costs savings or increases anticipated by Enviroq as a result of the Reorganization, although the balance sheet does reflect the non-recurring, direct costs of the Reorganization, which are currently estimated at approximately $75,000, as well as giving effect to the Redemption prior to the Reorganization, which is approximately $2,250,000. Pro forma per share amounts are based on the number of shares of Intrepid Stock anticipated to be issued to the Stockholders and the shareholders of IAM and CRC following the Reorganization.

         The unaudited pro forma consolidated financial statements are based upon the historical consolidated financial statements of Enviroq, IAM and CRC. The transaction comprising the Mergers will be accounted as a purchase for accounting and financial reporting purposes with IAM and CRC considered to be the acquiring enterprises, and with Enviroq as the acquired company, based on the fact that the shareholders of IAM and CRC consist of two related individuals who are acting in concert as a control group, and subsequent to the transaction such shareholders will retain the controlling interest in the new entity. The two related shareholders of IAM and CRC are a father and son who own 100% of the outstanding stock of IAM and CRC. Accordingly, the assets and liabilities of Enviroq will be recorded at their fair values at the date of merger, while the assets and liabilities of IAM and CRC will continue at historical cost. Intrepid was formed with minimal initial capital as a wholly-owned subsidiary of Enviroq on April 3, 1998 in anticipation of the Reorganization and has no operating history. Therefore, Intrepid's historical financial statements are not material and are not presented separately from those of Enviroq.

         The unaudited pro forma adjustments described in the accompanying notes are based upon preliminary estimates and certain assumptions that the management of each of Enviroq, IAM, CRC and Intrepid believe are reasonable. The historical financial statements of Enviroq have been recast to conform to the calendar year ends of IAM and CRC.

         The unaudited pro forma consolidated financial statements are not necessarily indicative of actual or future financial position or results of operations that would have or will occur upon consummation of the Reorganization and should be read in conjunction with the audited historical consolidated financial statements, including the notes thereto, of Enviroq, IAM and CRC. The audited consolidated financial statements of Enviroq, IAM and CRC are contained elsewhere herein or incorporated by reference.

         See "AVAILABLE INFORMATION", "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "THE REORGANIZATION - Accounting Treatment".

                          INTREPID CAPITAL CORPORATION
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1998

                                   Enviroq         IAM            CRC
                                  Historical    Historical     Historical
                                 (Six months   (Six months    (Six months
                                    ended         ended           ended       Pro Forma      Pro Forma
                                June 30, 1998) June 30, 1998) June 30, 1998) Adjustments(1)  Combined
                                -------------- -------------- -------------- -----------     --------

REVENUES
     Net revenues                  $  587,628     $534,163     $926,940     $(112,000)(2)    $1,936,731
     License revenues                      --           --           --            --                --
                                   ----------     --------     --------     ---------        ----------

        Total revenues                587,628      534,163      926,940      (112,000)        1,936,731

COST OF REVENUES                      263,473           --           --            --           263,473
                                   ----------     --------     --------     ---------        ----------

GROSS PROFIT                          324,155      534,163      926,940      (112,000)        1,673,258

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES               416,892      471,375      925,870      (112,000)(2)     1,702,137

NON-RECURRING MERGER EXPENSES         127,670           --           --      (127,670)(6)            --

AMORTIZATION OF GOODWILL                   --           --           --        21,285 (3)        21,285
                                   ----------     --------     --------     ---------        ----------

PROFIT (LOSS) FROM
OPERATIONS                           (220,407)      62,788        1,070       106,385           (50,164)

OTHER INCOME, NET                      86,501        3,378       20,124       (62,000)(6)        48,003
                                   ----------     --------     --------     ---------        ----------

INCOME (LOSS) BEFORE
INCOME TAXES                         (133,906)      66,166       21,194        44,385            (2,161)
                                   ----------     --------     --------     ---------        ----------

INCOME TAX (EXPENSE)
BENEFIT                                (1,270)          --           --       (32,874)(5)       (34,144)
                                   ----------     --------     --------     ---------        ----------

NET INCOME (LOSS)                  $ (135,176)    $ 66,166     $ 21,194     $  11,511        $  (36,305)
                                   ==========     ========     ========     =========        ==========

BASIC NET INCOME (LOSS)
PER SHARE                          $    (0.13)                                               $    (0.02)
                                   ==========                                                ==========

WEIGHTED AVERAGE SHARES
OUTSTANDING                         1,009,377                                                 2,215,526
                                   ==========                                                ==========

See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements.

                          INTREPID CAPITAL CORPORATION
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                  JUNE 3, 1998

                                       Enviroq           IAM             CRC
                                     Historical       Historical      Historical      Pro Forma         Pro Forma
                                    June 30, 1998   June 30, 1998    June 30, 1998   Adjustments (1)    Combined
                                    -------------   -------------    -------------   -----------        --------

ASSETS

CURRENT ASSETS:
   Cash and cash equivalents          $2,536,387       $ 10,498          $124,576    $(2,325,000) (6)   $  346,461
   Accounts receivable                   115,344             --            62,625             --           177,969
   Inventories                           173,393             --                --             --           173,393
   Investment, Intrepid                       --        131,978                --             --           131,978
   Refundable income taxes                37,622             --                --             --            37,622
   Prepaid expenses and
      other assets                        19,884             --                --             --            19,884
                                      ----------       --------          --------    -----------        ----------
      Total current assets             2,882,630        142,476           187,201     (2,325,000)          887,307
                                      ----------       --------          --------    -----------        ----------


NON-CURRENT ASSETS
   Employee notes receivable              11,858             --             3,000             --            14,858
   Other                                  10,040          2,379                --         (8,700) (2)        3,719
                                      ----------       --------                --    -----------        ----------
      Total other assets                  21,898          2,379             3,000         (8,700)           18,577
                                      ----------       --------          --------    -----------        ----------

PROPERTY, PLANT AND
EQUIPMENT:
   Land                                  310,135             --                --      1,300,000 (7)     1,610,135
   Operating equipment                    46,448        155,070             2,870             --           204,388
   Other equipment and vehicles           57,917             --                --             --            57,917
                                      ----------       --------          --------    -----------        ----------
                                         414,500        155,070             2,870      1,300,000         1,872,440
   Less accum. depreciation              (55,174)       (55,706)             (574)            --          (111,454)
                                      ----------       --------          --------    -----------        ----------

   Total property, plant and
      equipment, net                     359,326         99,364             2,296      1,300,000         1,760,986
   Goodwill                                   --             --                --        638,554 (3)       638,554
                                      ----------       --------          --------    -----------        ----------

TOTAL ASSETS                          $3,263,854       $244,219          $192,497    $  (395,146)       $3,305,424
                                      ==========       ========          ========    ===========        ==========

LIABILITIES AND
STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable and
         accrued expenses             $   65,037       $ 34,089          $  2,377    $        --        $  101,503
   Other liabilities                          --         82,311            40,634         (8,700) (2)      114,245
   Salaries, wages, taxes                 20,264         35,479            52,685             --           108,428
   Income taxes payable                   71,616             --                 -             --            71,616
                                      ----------       --------          --------    -----------        ----------
   Total current liabilities             156,917        151,879            95,696         (8,700)          395,792
                                      ----------       --------          --------    -----------        ----------

LONG-TERM LIABILITIES:
   Notes payable                              --        236,057                --             --           236,057
   Deferred tax liability                     --             --                --        489,190 (4)       489,190
                                      ----------       --------          --------    -----------        ----------
   Total long-term liabilities                --        236,057                --        489,190           725,247
                                      ----------       --------          --------    -----------        ----------
   Total liabilities                     156,917        387,936            95,696        480,490         1,121,039
                                      ----------       --------          --------    -----------        ----------

STOCKHOLDERS' EQUITY:
   Common stock                           10,094              5            12,500           (444) (8)       22,155
   Additional paid-in capital          6,190,647            495            69,114     (3,968,996) (8)    2,291,260
   Retained earnings
      (Accumulated deficit)           (3,093,804)      (144,217)           15,187      3,093,804  (8)     (129,030)
                                      ----------       --------          --------    -----------        ----------
   Total stockholders' equity          3,106,837       (143,717)           96,801       (875,636)        2,184,385
                                      ----------       --------          --------    -----------        ----------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                  $3,263,854       $244,219          $192,497    $  (395,146)       $3,305,424
                                      ==========       ========          ========    ===========        ==========

See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements.

                          INTREPID CAPITAL CORPORATION
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1997

                                       Enviroq           IAM              CRC
                                     Historical       Historical      Historical
                                     (Year ended     (Year ended       (Year ended     Pro Forma       Pro Forma
                                   Dec. 31, 1997)  Dec. 31, 1997)   Dec. 31, 1997)    Adjustments (1)   Combined
                                   --------------  --------------   --------------    -----------       --------

REVENUES
   Net revenues                       $1,378,382     $1,057,208        $1,207,641      $(151,500) (2)    $3,491,731
   License revenues                      100,000             --                --             --            100,000
                                      ----------     ----------        ----------      ---------         ----------
      Total revenues                   1,478,382      1,057,208         1,207,641       (151,500)         3,591,731

COST OF REVENUES                         760,013             --                --             --            760,013
                                      ----------     ----------        ----------      ---------         ----------
GROSS PROFIT                             718,369      1,057,208         1,207,641       (151,500)         2,831,718

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES                  740,094        716,449         1,222,021       (151,500) (2)     2,527,064

AMORTIZATION
OF GOODWILL                                   --             --                --         42,570  (3)        42,570
                                      ----------     ----------        ----------      ---------         ----------

PROFIT (LOSS) FROM
OPERATIONS                               (21,725)       340,759           (14,380)       (42,570)           262,084

OTHER INCOME                             139,929          2,345            14,173       (113,000) (6)        43,447
                                      ----------     ----------        ----------      ---------         ----------

INCOME (LOSS) BEFORE
INCOME TAXES                             118,204        343,104              (207)      (155,570)           305,531
                                      ----------     ----------        ----------      ---------         ----------

INCOME TAX (EXPENSE)
BENEFIT                                   50,300             --                --       (129,032) (5)       (78,732)
                                      ----------     ----------        ----------      ---------         ----------

NET INCOME (LOSS)                     $  168,504     $  343,104        $     (207)     $(284,602)        $  226,799
                                      ==========     ==========        ==========      =========         ==========

BASIC NET INCOME
PER SHARE                             $     0.17                                                         $     0.10
                                      ==========                                                         ==========

WEIGHTED AVERAGE
SHARES OUTSTANDING                     1,009,377                                                          2,215,526
                                      ==========                                                         ==========


See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(l) The pro forma adjustments have been prepared to reflect the reverse acquisition of Enviroq by IAM and CRC. The estimated purchase price has been allocated to the assets and liabilities of Enviroq based on their estimated fair market values. The estimated purchase price was determined based on 1,009,377 shares of Enviroq Stock outstanding at $2.23 per share, the average closing price of Enviroq as listed on the OTC Bulletin Board system for a two week period surrounding April 23, 1998, which such period included the date the entities reached agreement on the terms of the Mergers and the date the proposed transaction was announced.

(2) Net revenues and sales, general and administrative expenses were reduced by $112,000 for the six months ended June 30, 1998, and by $151,500 for the year ended December 31, 1997, to reflect the elimination of intercompany transactions between IAM and CRC. In addition, all other intercompany balance sheet accounts between IAM and CRC have been eliminated.

(3) Goodwill has been reflected for the excess of the estimated purchase price over the fair value of the assets acquired less the fair value of the liabilities assumed. Goodwill amortization is on a straight line basis over 15 years.

(4) Deferred tax liability has been reflected for the pro forma adjustment to land at a blended statutory rate of 37.63%.

(5) Adjustments to income tax expense reflects the impact on IAM and CRC's income before taxes as a C corporation at a blended statutory rate of 37.63%.

(6) Cash is reduced by $2.25 million to reflect the amount expected to be paid as part of the Redemption. The payment of cash will be accounted for as a special distribution to shareholders prior to the merger. Such amounts are to be paid from the cash on hand at Enviroq. Enviroq has incurred approximately $128,000 of non-recurring direct costs of reorganization in the six months ended June 30, 1998, which were expensed as incurred. Since these costs are considered non-recurring, they have been removed for purposes of pro forma net income. Enviroq estimates an additional $75,000 will be expensed subsequent to June 30, 1998 related to non-recurring direct costs of reorganization for which the pro forma cash balance has been adjusted. In addition, interest income earned by Enviroq of $62,000 for the six months ended June 30, 1998, and $113,000 for the year ended December 31, 1997, associated with this cash has been removed for purposes of preparing these pro forma statements.

(7) Land has been adjusted to estimated fair market value based on a current pending contract for sale, net of selling costs.

(8) Adjustments are a result of the Redemption, the exchange of all common stock outstanding for shares of Intrepid Stock, and the adjustment to retained earnings (accumulated deficit) in accordance with purchase accounting.


                              THE SPECIAL MEETING

GENERAL

         This Proxy Statement/Prospectus and Offer to Redeem is being furnished to the Stockholders in connection with the solicitation of proxies by the Enviroq Board for use at the Special Meeting. Each copy of this Proxy Statement/Prospectus and Offer to Redeem mailed to Stockholders is accompanied by a form of proxy for use at the Special Meeting. The Special Meeting is scheduled to be held on Monday, December 14, 1998 at 9:00 a.m., local time, at the Mountain Brook Inn, 2800 Highway 280, Birmingham, Alabama.

PURPOSE OF THE SPECIAL MEETING

         At the Special Meeting, the Stockholders will be asked to consider and vote upon: (i) a proposal to adopt the Merger Agreement, (ii) a proposal to approve the Incentive Stock Option Plan; (iii) a proposal to approve the Non-Employee Directors' Stock Option Plan; and (iv) a proposal to transact such other business as is incident to the conduct of the Special Meeting.

         The Enviroq Board, based upon certain factors, including the Fairness Opinion, has concluded that the Enviroq Merger is fair to and in the best interests of Enviroq and the Stockholders and has unanimously approved the Merger Agreement, the Redemption and the Enviroq Merger. THE ENVIROQ BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT AT THE SPECIAL MEETING. CERTAIN DIRECTORS OF ENVIROQ MAY BE DEEMED TO HAVE CERTAIN INTERESTS IN THE MERGER IN ADDITION TO THEIR INTERESTS AS STOCKHOLDERS. SEE "THE REORGANIZATION -- Recommendation of the Enviroq Board and Enviroq's Reasons for the Enviroq Merger; -- Opinion of Financial Advisor; and -- Interests of Certain Persons in The Reorganization".

         It is anticipated that a representative of Deloitte & Touche LLP independent auditors of Enviroq, will be present at the Special Meeting, will have an opportunity to make a statement and will respond to appropriate questions.


RECORD DATE; SHARES OUTSTANDING

         The close of business on October 19, 1998 has been fixed as the Record Date for the determination of the Stockholders entitled to notice of and to vote at the Special Meeting. On the Record Date, there were 1,009,377 shares of the Enviroq Stock issued and outstanding held by approximately 354 Stockholders of record. All directors and executive officers of Enviroq are expected to vote, or cause to be voted, all shares of Enviroq Stock over which they exercise voting control (an aggregate of 571,001 shares of Enviroq Stock or approximately 56.57% of the outstanding shares of Enviroq Stock on the Record Date) "FOR" the approval of the Merger Agreement, the Redemption and the Enviroq Merger. Subject to the terms and conditions of the Stock Agreement, the Principal Stockholders, who collectively own an aggregate of 552,875 shares of Enviroq Stock, representing approximately 54.77% of the issued and outstanding shares of Enviroq Stock, have agreed to vote such shares owned by them in favor of the approval and adoption of the Merger Agreement and the transactions contemplated therein. If the Principal Stockholders vote in favor of the adoption of the Merger Agreement and in favor of the approval of the Stock Option Plans, the Merger Agreement will be adopted and the Enviroq Merger and the Stock Option Plans will all be approved at the Special Meeting.

VOTING AT THE SPECIAL MEETING

         The presence, either in person or by proxy, of the holders of a majority of the issued and outstanding shares of Enviroq Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting.

         Each share of Enviroq Stock is entitled to one vote with respect to all matters presented at the Special Meeting. Adoption of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of Enviroq Stock entitled to vote thereon. Approval of the Stock Option Plans requires the affirmative vote of a majority of the shares of Enviroq Stock entitled to vote thereon and present, either in person or by proxy, at the Special Meeting.

         The Principal Stockholders, who collectively own an aggregate of 552,875 shares of Enviroq Stock, representing approximately 54.77% of the issued and outstanding shares of Enviroq Stock, have executed a stock agreement (the "Stock Agreement") with the Principal IAM/CRC Shareholders, pursuant to which the Principal Stockholders have agreed to vote the shares of Enviroq Stock owned by the Principal Stockholders in favor of the adoption of the Merger Agreement. Accordingly, it is expected that the Merger Agreement will be adopted and the Redemption, the Enviroq Merger and the Stock Option Plans will be approved at the Special Meeting. See "THE REORGANIZATION -- General". Notwithstanding the agreement to vote the shares of Enviroq Stock owned by such Principal Stockholders in favor of adoption of the Merger Agreement, no Principal Stockholder who is a member of the Enviroq Board (or control person thereof) is obligated to vote the shares of Enviroq Stock owned by such Principal Stockholder in favor of adoption of the Merger Agreement if such Principal Stockholder, acting in his capacity as a director (or control person thereof), determines in good faith, based on advice of the Enviroq Board's outside counsel, that the failure to terminate the Merger Agreement and the Reorganization would be reasonably likely to result in a breach of such director's fiduciary duty to the Stockholders.

         Proxies will be voted as specified by the Stockholders. If a Stockholder does not return a signed proxy, such Stockholder's shares will not be voted. Stockholders are urged to mark the boxes on the proxy to indicate how their shares are to be voted. Each Stockholder shall be entitled to cast one vote per share of Enviroq Stock on each matter to be voted upon at the Special Meeting. If a Stockholder returns a signed proxy, but does not indicate how such Stockholder's shares of Enviroq Stock are to be voted, the shares of Enviroq Stock represented by the proxy will be voted "FOR" adoption of the Merger Agreement and "FOR" approval of the Stock Option Plans. The proxy also confers discretionary authority on the management of Enviroq to vote the shares of Enviroq Stock represented thereby on any other matter that may properly come before the Special Meeting, including, but not limited to, consideration of a motion to adjourn or postpone the Special Meeting to another time and/or place.

         A Stockholder wishing to exercise rights of dissent and appraisal must not vote "FOR" adoption of the Merger Agreement. By doing so, such Stockholder will be precluded from exercising any rights of dissent and appraisal to which such Stockholder is otherwise entitled pursuant to Section 262 of the DGCL. See "THE REORGANIZATION -- Rights of Dissent and Appraisal".

         Returning a signed proxy will not affect a Stockholder's right to attend the Special Meeting and vote in person. Any Stockholder who executes and returns a proxy may revoke such proxy at any time before it is voted by (i) filing with the Secretary of Enviroq, at or before the Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Enviroq at or before the Special Meeting or (iii) attending the Special Meeting and voting in person by ballot. Attendance at the Special Meeting will not, in and of itself, constitute revocation of a proxy.

         As of the date of this Proxy Statement/Prospectus and Offer to Redeem, other than the proposals that the Stockholders consider and vote to adopt the Merger Agreement and to approve the Stock Option Plans, the Enviroq Board is not aware of any other matter to be presented for action by the Stockholders at the Special Meeting. If, however, any other matters not now known are incident to the conduct of and properly brought before the Special Meeting, the management of Enviroq will vote the proxies upon such matters according to its discretion and best judgment.

SOLICITATION OF PROXIES

         This proxy solicitation is made by the Enviroq Board. Proxies will be solicited through the mail. Additionally, proxies may be solicited by personal interviews, telephone or facsimile transmission machines by directors, officers and regular employees of Enviroq. Such directors, officers and regular employees shall not receive special compensation therefor. In the event the Reorganization is not consummated, Enviroq will pay one-half of the fees of attorneys charged in connection with the preparation of this Proxy Statement/Prospectus and Offer to Redeem and each of IAM and CRC will pay one-quarter of such costs. Such attorney fees will be paid in their entirety by Intrepid if the Reorganization is consummated. With respect to any other fees and expenses, Enviroq, IAM and CRC are each responsible for their respective fees and expenses relating to the Merger Agreement and the transactions contemplated therein, including the cost of assembling, printing and mailing this Proxy Statement/Prospectus and Offer to Redeem.

EFFECT OF ABSTENTIONS AND "BROKER NON-VOTES"

         At the Special Meeting, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. A "broker non-vote" occurs with respect to a given proposal when a broker holding shares of Enviroq Stock in street name returns an executed proxy (or voting directions) which indicates that such broker does not have discretionary authority to vote on such proposal.

         In determining whether the proposal to adopt the Merger Agreement has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against such proposal, because adoption of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of Enviroq Stock entitled to vote thereon. Abstentions and broker non-votes will not affect the outcome of the vote with respect to the proposals to approve the Stock Option Plans except to the extent that abstentions and broker non-votes cause the total votes cast by shares of Enviroq Stock present in person or by proxy at the Special Meeting and entitled to vote thereon to be less than a majority.


                               THE REORGANIZATION

GENERAL

         Pursuant to the Merger Agreement, Freedom Holdings of Alabama, Inc., a Delaware corporation ("Sub-1"), will merge with and into Enviroq, with Enviroq being the surviving corporation. Simultaneously with the Enviroq Merger, IAM Merger Sub, Inc., a Florida corporation ("Sub-2"), and CRC Merger Sub, Inc., a Florida corporation ("Sub-3"), will merge with and into IAM and CRC, with IAM and CRC being the surviving corporations, respectively. Sub-1, Sub-2 and Sub-3 are all wholly-owned subsidiaries of Intrepid, which itself is a wholly-owned subsidiary of Enviroq. Intrepid, Sub-1, Sub-2 and Sub-3 are all newly-formed corporations, formed with the specific purpose of effecting the Mergers. As a result of the Mergers, Enviroq, IAM and CRC will become wholly-owned subsidiaries of Intrepid.

THE REDEMPTION

         Immediately prior to and in connection with the Enviroq Merger, each Stockholder will be given the opportunity to have Enviroq redeem exactly 42.698013% of the shares of Enviroq Stock tendered by such Stockholder for $5.220612 in cash per share of Enviroq Stock. The Redemption will occur only if all of the terms and conditions contained in the Merger Agreement are satisfied or waived. Accompanying this Proxy Statement/Prospectus and Offer to Redeem are a letter of transmittal and other documents (the "Redemption Materials") to be used in connection with the Redemption. Each Stockholder who wishes to participate in the Redemption must properly complete and return to the Depositary, in accordance with the instructions contained therein, the letter of transmittal contained in the Redemption Materials accompanying this Proxy Statement/Prospectus and Offer to Redeem (the "Redemption Letter of Transmittal") and any other documents required by the Redemption Materials. Stockholders wishing to participate in the Redemption must tender to the Depositary all of the stock certificates representing the total number of shares of Enviroq Stock owned by the Stockholder that such Stockholder desires Enviroq to redeem. As noted above, Enviroq will redeem only 42.698013% of the shares of Enviroq Stock represented by the stock certificates actually tendered by a Stockholder. All such duly completed Redemption Letters of Transmittal, other documents and stock certificates evidencing shares of Enviroq Stock to be redeemed must be received by the Depositary before the Expiration Date (as defined herein). Redemption Letters of Transmittal, other documents and stock certificates representing shares of Enviroq Stock to be redeemed which are received by the Depositary after the Expiration Date will not be accepted by Enviroq in connection with the Redemption. See "THE REDEMPTION". If any tendered shares of Enviroq Stock are not accepted for payment pursuant to the Offer to Redeem for any reason, or if stock certificates are submitted for more shares of Enviroq Stock than are tendered, certificates representing all shares of Enviroq Stock not purchased or tendered will not be returned to the tendering Stockholder, and will be deemed surrendered, and will be exchanged for stock certificates representing shares of Intrepid Stock in the Enviroq Merger upon the consummation of the Enviroq Merger. Except with respect to a Stockholder who perfects its right to dissent from the Enviroq Merger, no certificates representing shares of Enviroq Stock not purchased or tendered in the Redemption will be returned to the tendering Stockholder and the Redemption Letter of Transmittal shall serve as the letter of transmittal in respect of shares of Enviroq Stock exchanged in the Enviroq Merger. Any stock certificates representing the shares of Enviroq Stock held by a Stockholder after such Stockholder has elected to have Enviroq redeem 42.698013% of the shares of Enviroq Stock held by such Stockholder will be returned to any Stockholder who exercises such Stockholder's rights to dissent from the Enviroq Merger by perfecting and not withdrawing a demand for payment of a fair value for such shares of Enviroq Stock held by such Stockholder. See "-- Exchange of Stock Certificates" and "-- Rights of Dissent and Appraisal".

CONVERSION OF SHARES IN THE REORGANIZATION

         Pursuant to the Enviroq Merger, each share of Enviroq Stock issued and outstanding immediately prior to the Effective Time (except as otherwise provided in the Merger Agreement) and (i) owned by a Stockholder who elects not to participate in the Redemption or owned by a Stockholder who elects to participate in the Redemption after such Redemption (i.e. shares of Enviroq Stock not redeemed in the Redemption) will be converted into the right to receive in the Reorganization one (1) share of Intrepid Stock and $2.229098 in cash, or (ii) owned by a Stockholder who elects to participate in the Redemption and which is redeemed in the Redemption will be converted into the right to receive in the Reorganization 1.745140 shares of Intrepid Stock. Pursuant to the IAM Merger and the CRC Merger, respectively, each share of IAM Stock and CRC Stock issued and outstanding immediately prior to the Effective Time (except as otherwise provided in the Merger Agreement) shall be converted into the right to receive in the Reorganization 1206.149 shares of Intrepid Stock for each issued and outstanding share of IAM Stock and for each issued and outstanding share of CRC Stock, respectively. See "-- Exchange of Stock Certificates".

         The total consideration received in the Enviroq Merger by a Stockholder who elects to participate in the Redemption will be equivalent on a per share basis to the total consideration received in the Enviroq Merger by a Stockholder who elects not to participate in the Redemption, subject to any possible differences attributable to tax treatment. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES".

         After the Reorganization, the former shareholders of IAM and CRC will own approximately 54.44% of the issued and outstanding shares of Intrepid Stock and the former Stockholders will own approximately 45.56% of the issued and outstanding shares of Intrepid Stock (subject to adjustments upon the exercise of the Stockholders' right to dissent).

FRACTIONAL INTERESTS

         Fractional interests of shares of Intrepid Stock will not be issued in the Reorganization. The Stockholders and the shareholders of IAM and CRC will be paid cash in lieu of such fractional interests.

EXCHANGE OF STOCK CERTIFICATES

         As soon as practicable after the Effective Time, Enviroq will mail transmittal instructions to each Stockholder who has elected not to participate in the Redemption or who elected to participate in the Redemption by tendering less than all of such Stockholders' shares of Enviroq Stock and who is a Stockholder of record on the Record Date (provided, such Stockholder or record holder did not vote in favor of the Enviroq Merger, and who otherwise complies with Section 262 of the DGCL relating to the exercise of dissenters' rights) outstanding at the Effective Time, advising such holder of the procedure for surrendering such holder's certificates (each, "Old Certificates") which immediately prior to the Effective Time represented certificates for shares of Enviroq Stock (if such shares of Enviroq Stock were not previously redeemed) that were canceled in the Enviroq Merger and became instead the right to receive shares of Intrepid Stock. Holders of Old Certificates will not be entitled to receive any payment of dividends or distributions on or payment for any share with respect to their Old Certificates until such certificates have been surrendered for certificates representing shares of Intrepid Stock. Holders of shares of Enviroq Stock who either elect not to participate in the Redemption or who elect to participate in the Redemption by tendering less than all of such Stockholders' shares of Enviroq Stock should not submit their stock certificates for exchange until a letter of transmittal and instruction are received therefor. See "THE REDEMPTION -- Acceptance for Payment; Payment for Shares of Enviroq Stock" and "-- Rights of Dissent and Appraisal".

APPROVAL OF THE REORGANIZATION; THE STOCK AGREEMENT

         The shareholders of IAM and CRC have approved the Merger Agreement and the transactions contemplated therein. The Stockholders will vote, inter alia, on whether to adopt the Merger Agreement and the transactions contemplated therein, at the Special Meeting.

         The Principal Stockholders, who collectively own an aggregate of 552,875 of the issued and outstanding shares of Enviroq Stock, representing approximately 54.77% of the issued and outstanding shares of Enviroq Stock, have executed a stock agreement (the "Stock Agreement") with the Principal IAM/CRC Shareholders. Upon the terms and subject to certain conditions contained in the Stock Agreement, the Principal Stockholders have agreed to vote in favor of the Merger Agreement, the Enviroq Merger and the transactions contemplated in the Merger Agreement. The Principal Stockholders shall not be obliged in their capacity as a member of the Enviroq Board (or cause any member of the Enviroq Board under its control), (a) to vote in favor of the Merger Agreement, the Enviroq Merger and the transactions contemplated in the Merger Agreement, or against any Alternative Proposal (as defined herein), or (b) to refrain from voting to terminate the Merger Agreement, if such member of the Enviroq Board determines in good faith, based on advice of the Enviroq Board's outside counsel, that the failure to terminate the Merger Agreement and the transactions contemplated therein would be reasonably likely to result in a breach of such Enviroq Board member's fiduciary duty to the Stockholders.

THE EFFECTIVE TIME

         The Reorganization will become effective upon the latest to occur of the execution and filing of a Certificate of Merger with the Secretary of State of the State of Delaware with respect to the Enviroq Merger or the execution and filing of Articles of Merger with the Secretary of State of the State of Florida with respect to the IAM Merger and the CRC Merger; provided, however, that the Reorganization shall not become effective until after the completion of the Redemption (the "Effective Time"). The Reorganization will be effective on a date (the "Closing Date") to be specified by the parties to the Merger Agreement, which will be no later than two (2) business days after satisfaction or waiver of the conditions set forth in Articles 7 through 10 of the Merger Agreement. See "TERMS OF THE MERGER AGREEMENT -- Conditions to Obligation to Effect the Reorganization".

BACKGROUND TO THE REORGANIZATION

         The Enviroq Board has, from time to time, reviewed Enviroq's strategic planning alternatives, including the possibility of entering into a business combination with another company or companies. On April 12, 1996, the Enviroq Board unanimously determined that it would be in the best interests of the Stockholders to explore potential mergers and acquisition possibilities and opportunities. During the fiscal year beginning March 31, 1996, management of Enviroq actively searched for potential merger and acquisition opportunities, both in industries and markets similar to Enviroq's traditional businesses and in industries and markets which were dissimilar from Enviroq's traditional businesses, including the biotechnology, real estate and computer technology businesses and markets. All of these potential opportunities were investigated to various degrees. In some cases, the individuals or companies involved decided to pursue other alternatives. In other cases, further investigation was performed by the management of Enviroq, and in some cases, additional information was provided with respect to that potential opportunity to the Enviroq Board. With respect to each opportunity presented to the Enviroq Board, the Enviroq Board determined, in its sole discretion, that none of the opportunities presented would be in the best interest of the Stockholders. Accordingly, since the commencement of negotiations with IAM and CRC, Enviroq has not pursued other merger or acquisition opportunities with other companies as the Enviroq Board identified the opportunity with IAM and CRC as the most viable opportunity after reviewing a number of other opportunities.

         During the first calendar quarter of 1997, IAM, CRC and their sole shareholders, Messrs. Forrest and Mark F. Travis, in their continuing efforts to maximize value, also considered the advisability of engaging in a strategic combination or other form of reorganization with a publicly-traded company to enhance shareholder value and liquidity. As part of this process, in March 1997, IAM and CRC, through Mr. Forrest Travis, President of IAM and CRC, and Morgan Payne, President of Broadland Capital Partners, L.P., financial advisor to IAM and CRC, concluded that a business combination and reorganization with Enviroq would present greater strategic and financial opportunities for IAM and CRC and their respective shareholders than currently realized.

         During March, 1997, the management of Enviroq was informally contacted by representatives of IAM and CRC concerning the possibility of a business combination between Enviroq, IAM and CRC. Over the next few months, exploratory discussions were conducted between William J. Long, President and Chief Executive Officer of Enviroq, Forrest Travis and Morgan Payne.

         On August 27, 1997, Messrs. Forrest Travis, Payne and Long met to exchange information and to discuss generally the businesses of Enviroq, Sprayroq, IAM and CRC and the possibility of a business combination and reorganization. Following this meeting, a proposed letter of intent was circulated among the parties. The management of Enviroq presented the proposed letter of intent to the Enviroq Board on September 12, 1997. The Enviroq Board declined to authorize the execution of the letter of intent, but did authorize the management of Enviroq to negotiate a definitive merger agreement with IAM and CRC. During the Fall of 1997, the parties commenced due diligence investigations with respect to the other parties involved in the proposed combination. In particular, information concerning the businesses, properties, financial condition and results of operation of Enviroq, IAM and CRC was exchanged between the parties. Most of the information delivered by IAM and CRC was of a non-public nature since neither IAM nor CRC is a publicly traded company. Such information included disclosure of the information normally disclosed in a due diligence investigation, including incorporation documents, corporate governance documents, material contracts, pending litigation and all applicable regulatory permits, licenses authorizations and applications. All of the information exchanged by Enviroq was of a public nature, with the exception of a pending contract for sale with respect to land owned by Enviroq in Jacksonville, Florida. Following a meeting held in Atlanta, Georgia on September 23, 1997, between William Long and Messrs. Travis and Payne, the parties began negotiating a definitive merger agreement. Negotiations continued with respect to the definitive merger agreement and related agreements, including the Stock Agreement, during November and December of 1997. Such negotiations were conducted between Messrs. William Long and Forrest Travis.

         On January 5, 1998, Enviroq engaged the services of Porter White to provide advice to the Enviroq Board and to investigate the fairness of the proposed transaction from a financial point of view to the Stockholders.

         During February, 1998, Mr. Long, together with Mr. Thomas Brander and Mr. Charles Long (both members of the Enviroq Board), conducted various meetings with Forrest Travis and Porter White to discuss the proposed combination, and drafts of the proposed documentation, including the Merger Agreement and the Stock Agreement. Drafts of the Merger Agreement, the Stock Agreement and other information regarding the proposed combination were distributed to the Enviroq Board on January 28, 1998. On February 10, 1998, at a meeting of the Enviroq Board, the Enviroq Board reviewed the terms of the Enviroq Merger, the Merger Agreement and the Stock Agreement. The terms of the draft Merger Agreement reviewed by the Enviroq Board at this time did not differ materially from the terms of the proposed letter of intent. Representatives of Porter White and Bradley Arant Rose & White LLP, legal counsel to Enviroq ("Bradley Arant"), were also present at the meeting. At that meeting, Bradley Arant advised the Enviroq Board with respect to its legal obligations and duties in connection with the transactions contemplated in the Merger Agreement, including the Enviroq Merger and the Redemption. At the conclusion of that meeting, the Enviroq Board unanimously decided to continue discussions and negotiations with IAM and CRC, with William J. Long being authorized to further negotiate and finalize the Merger Agreement, the Stock Agreement and other required documents. On April 10, 1998, Porter White delivered an opinion to the Enviroq Board that the Enviroq Merger was fair, from a financial point of view, to the Stockholders. At the meeting of the Enviroq Board held on April 14, 1998, the Enviroq Board unanimously approved and authorized the execution and delivery of the Merger Agreement and the Stock Agreement.

         After the members of the IAM Board and the CRC Board considered the proposed IAM Merger, the proposed CRC Merger, the Reorganization and the transactions contemplated thereby, including the proposed consideration to be paid to IAM's and CRC's shareholders, the IAM Board and the CRC Board, by written consent in lieu of a special meeting thereof, dated April 13, 1998, authorized IAM's and CRC's officers to execute the proposed Merger Agreement and the Stock Agreement and to take all necessary actions to consummate the proposed Mergers and the Reorganization, subject to the approval of the shareholders of each of IAM and CRC. Also on April 13, 1998 the shareholders of IAM and CRC approved the Mergers and the Reorganization and authorized the appropriate officers of IAM and CRC to execute and deliver the Merger Agreement and the Stock Agreement and to take all necessary actions to consummate the Mergers and the Reorganization in accordance with the terms of the Merger Agreement.

         The Merger Agreement and the Stock Agreement were executed by Enviroq, IAM, CRC, Intrepid and the other entities on April 22, 1998. The terms of the Merger Agreement and the Stock Agreement as executed did not differ materially from the terms of the proposed letter of intent or the draft Merger Agreement or the draft Stock Agreement reviewed by the Enviroq Board on February 10, 1998. On August 27, 1998 Enviroq, IAM, CRC, Intrepid and the other entities executed Amendment No. 1 to the Agreement and Plan of Reorganization, an amendment to the Merger Agreement which extended the termination date before which the Mergers must be consummated from August 31, 1998 to October 31, 1998. On October 29, 1998 Enviroq, IAM, CRC, Intrepid and the other entities amended and restated the Agreement and Plan of Reorganization which, inter alia, extended the termination date from October 31, 1998 to December 31, 1998.

REASONS FOR THE REORGANIZATION

Enviroq's Reasons for the Enviroq Merger and the Reorganization

         The Enviroq Board carefully considered the advisability of the Enviroq Merger and the Reorganization and believes that the terms of the Merger Agreement, the Enviroq Merger and the Reorganization are fair to, and in the best interests of, the Stockholders. THE ENVIROQ BOARD UNANIMOUSLY APPROVED THE MERGER AGREEMENT, THE ENVIROQ MERGER AND THE REORGANIZATION AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT. SEE "THE REORGANIZATION -- INTERESTS OF CERTAIN PERSONS IN THE REORGANIZATION".

         In considering whether to approve the Merger Agreement, the Enviroq Merger and the Reorganization and recommend the adoption of the Merger Agreement by the Stockholders, the Enviroq Board evaluated the future role of Enviroq in the changing spray-applied resinous products and municipal wastewater biosolid treatment markets. The Enviroq Board also considered the following additional factors set forth below which constitute all of the material factors considered by the Enviroq Board.

         (i) The increasing requirements for capital to meet technological demands;

         (ii) the opportunity for the Stockholders to obtain value for their largely illiquid holdings;

         (iii) the value of the consideration offered to the Stockholders relative to the book value of shares of Enviroq Stock;

         (iv) that after the Enviroq Merger and the Reorganization, Intrepid will have a greater diversification of revenue sources, and possess greater managerial, operational and financial resources, than does Enviroq;

         (v) the greater financial resources of Intrepid should permit an acceleration of the development and expansion of new business and services;

         (vi) the market capitalization and public stock distribution of Intrepid will provide the Stockholders with increased liquidity and that, as a result of the Enviroq Merger and the Reorganization, the Stockholders will continue as shareholders of a larger, more diversified combined organization having greater market and financial strength;

         (vii)    general economic and stock market conditions; and

         (viii)   the Fairness Opinion.

         The Enviroq Board also considered a variety of inherent risks and potentially negative factors in its deliberations concerning the Merger Agreement. In the view of the Enviroq Board, these considerations did not outweigh, individually or collectively, the advantages of the Enviroq Merger and the Reorganization. In particular, the Enviroq Board considered the following:

         (i) the irreversible nature of the decision and the consequent loss of independence;

         (ii) the possible change in certain existing Enviroq corporate policies and strategies following the Enviroq Merger and the Reorganization; and

         (iii)    the other risks described above under "RISK FACTORS".

         Due to the wide variety of factors considered in connection with the evaluation of the Enviroq Merger and the Reorganization, the Enviroq Board did not find it practicable to, and did not quantify or otherwise attempt to assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of the Enviroq Board may have given different weight to different factors.

         On April 14, 1998, the Enviroq Board approved the Merger Agreement and the transactions contemplated thereby and determined that the Enviroq Merger and the Reorganization were fair to, and in the best interests of, Enviroq and the Stockholders. AFTER CAREFUL CONSIDERATION, THE ENVIROQ BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. SEE "THE REORGANIZATION -- INTERESTS OF CERTAIN PERSONS IN THE REORGANIZATION".

IAM's Reasons for the IAM Merger and the Reorganization

         The IAM Board carefully considered the advisability of the IAM Merger and the Reorganization and believed that the terms of the Merger Agreement, the IAM Merger and the Reorganization were in the best interests of IAM and its shareholders. THE IAM BOARD UNANIMOUSLY APPROVED, ADOPTED AND RECOMMENDED THE MERGER AGREEMENT, THE IAM MERGER AND THE REORGANIZATION TO THE SHAREHOLDERS OF IAM, AND THE SHAREHOLDERS OF IAM UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT, THE IAM MERGER AND THE REORGANIZATION ON APRIL 13, 1998.

         In considering whether to approve the IAM Merger and the Reorganization and recommend the approval and adoption of the Merger Agreement by IAM's shareholders, the IAM Board evaluated the future role of IAM in the changing investment management and financial services environment. The IAM Board also considered the following additional factors:

         (i) the increasing requirements for capital to meet technological demands;

         (ii) the increased number of consolidating investment management transactions and the opportunity for IAM's shareholders to obtain value for their largely illiquid holdings;

         (iii) the value of the consideration offered to IAM's shareholders relative to the book value of shares of IAM Stock;

         (iv) that after the IAM Merger and the Reorganization, Intrepid will have a greater diversification of revenue sources, and possess greater managerial, operational and financial resources, than does IAM;

         (v) that after the IAM Merger and the Reorganization, Intrepid is expected to achieve certain administrative efficiencies;

         (vi) that after the IAM Merger and the Reorganization, Intrepid should be able to achieve longer-term revenue enhancements and expense efficiencies as a result of the combination of management resources and operating assets and the integration and streamlining of certain management and administrative functions;

         (vii) the greater financial resources of Intrepid should permit an acceleration of the development and expansion of new business and services;

         (viii) the market capitalization and public stock distribution of Intrepid will provide IAM's shareholders with increased liquidity and that, as a result of the IAM Merger and the Reorganization, IAM's shareholders will continue as shareholders of a larger, more diversified combined organization having greater market and financial strength;

         (ix) the financial terms of other recent business combinations in the investment management and financial services industries; and

         (x)      general economic and stock market conditions.

         The IAM Board also considered a variety of inherent risks and potentially negative factors in its deliberations concerning the Merger Agreement. In the view of the IAM Board, these considerations did not outweigh, individually or collectively, the advantages of the IAM Merger and the Reorganization. In particular, the IAM Board considered the following:

         (i) the irreversible nature of the decision and the consequent loss of independence;

         (ii) the possible change in certain existing IAM corporate policies and strategies following the IAM Merger and the Reorganization; and

         (iii)    the other risks described above under "RISK FACTORS".

         Due to the wide variety of factors considered in connection with the evaluation of the IAM Merger and the Reorganization, the IAM Board did not find it practicable to, and did not quantify or otherwise attempt to assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of the IAM Board may have given different weight to different factors.

         On April 13, 1998, the IAM Board approved the Merger Agreement and the transactions contemplated thereby and determined that the IAM Merger and the Reorganization were fair to, and in the best interests of, IAM and its shareholders. AFTER CAREFUL CONSIDERATION, THE IAM BOARD UNANIMOUSLY RECOMMENDED THAT THE SHAREHOLDERS OF IAM VOTE IN FAVOR OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. The IAM Board did not engage a financial advisor or obtain a fairness opinion in connection with its decision to recommend that IAM's shareholders approve and adopt the Merger Agreement and approve the IAM Merger and the Reorganization. As a result, IAM's shareholders voted on the Merger Agreement, the IAM Merger and the Reorganization without an opinion from an unaffiliated financial advisor that the IAM Merger and the Reorganization were fair, from a financial point of view, to the shareholders of IAM. The IAM Board considered each of the factors described above in determining to proceed with the IAM Merger and the Reorganization without a fairness opinion. The IAM Board did not believe that obtaining a fairness opinion in connection with the IAM Merger and the Reorganization was necessary because the IAM Board believed that it could evaluate the IAM Merger and the Reorganization and make a recommendation to IAM's shareholders with respect to the IAM Merger and the Reorganization without such opinion.

CRC's Reasons for the CRC Merger and the Reorganization

         The CRC Board carefully considered the advisability of the CRC Merger and the Reorganization and believed that the terms of the Merger Agreement, the CRC Merger and the Reorganization were in the best interests of CRC and its shareholders. THE CRC BOARD UNANIMOUSLY APPROVED, ADOPTED AND RECOMMENDED THE MERGER AGREEMENT, THE CRC MERGER AND THE REORGANIZATION TO THE SHAREHOLDERS OF CRC, AND THE SHAREHOLDERS OF CRC UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT, THE CRC MERGER AND THE REORGANIZATION ON APRIL 13, 1998.

         In considering whether to approve the CRC Merger and the Reorganization and recommend the approval and adoption of the Merger Agreement by CRC's shareholders, the CRC Board evaluated the future role of CRC in the changing broker-dealer and financial services environment. The CRC Board also considered the following additional factors:

         (i) the increasing requirements for capital to meet technological demands;

         (ii) the increased number of consolidating broker-dealer transactions and the opportunity for CRC's shareholders to obtain value for their largely illiquid holdings;

         (iii) the value of the consideration offered to CRC's shareholders relative to the book value of shares of CRC Stock;

         (iv) that after the CRC Merger and the Reorganization, Intrepid will have a greater diversification of revenue sources, and possess greater managerial, operational and financial resources, than does CRC;

         (v) that after the CRC Merger and the Reorganization, Intrepid is expected to achieve certain administrative efficiencies;

         (vi) that after the CRC Merger and the Reorganization, Intrepid should be able to achieve longer-term revenue enhancements and expense efficiencies as a result of the combination of management resources and operating assets and the integration and streamlining of certain management and administrative functions;

         (vii) the greater financial resources of Intrepid should permit an acceleration of the development and expansion of new business and services;

         (viii) the market capitalization and public stock distribution of Intrepid will provide CRC's shareholders with increased liquidity and that, as a result of the CRC Merger and the Reorganization, CRC's shareholders will continue as shareholders of a larger, more diversified combined organization having greater market and financial strength;

         (ix) the financial terms of other recent business combinations in the investment management, broker-dealer and financial services industries; and

         (x)      general economic and stock market conditions.

         The CRC Board also considered a variety of inherent risks and potentially negative factors in its deliberations concerning the Merger Agreement. In the view of the CRC Board, these considerations did not outweigh, individually or collectively, the advantages of the CRC Merger and the Reorganization. In particular, the CRC Board considered the following:

         (i) the irreversible nature of the decision and the consequent loss of independence;

         (ii) the possible change in certain existing CRC corporate policies and strategies following the CRC Merger and the Reorganization; and

         (iii)    the other risks described above under "RISK FACTORS".

         Due to the wide variety of factors considered in connection with the evaluation of the CRC Merger and the Reorganization, the CRC Board did not find it practicable to, and did not quantify or otherwise attempt to assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of the CRC Board may have given different weight to different factors.

         On April 13, 1998, the CRC Board approved the Merger Agreement and the transactions contemplated thereby and determined that the CRC Merger and the Reorganization were fair to, and in the best interests of, CRC and its shareholders. AFTER CAREFUL CONSIDERATION, THE CRC BOARD UNANIMOUSLY RECOMMENDED THAT THE SHAREHOLDERS OF CRC VOTE IN FAVOR OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. The CRC Board did not engage a financial advisor or obtain a fairness opinion in connection with its decision to recommend that CRC's shareholders approve and adopt the Merger Agreement and approve the CRC Merger and the Reorganization. As a result, CRC's shareholders voted on the Merger Agreement, the CRC Merger and the Reorganization without an opinion from an unaffiliated financial advisor that the CRC Merger and the Reorganization were fair, from a financial point of view, to the shareholders of CRC. The CRC Board considered each of the factors described above in determining to proceed with the CRC Merger and the Reorganization without a fairness opinion. The CRC Board did not believe that obtaining a fairness opinion in connection with the CRC Merger and the Reorganization was necessary because the CRC Board believed that it could evaluate the CRC Merger and the Reorganization and make a recommendation to CRC's shareholders with respect to the CRC Merger and the Reorganization without such opinion.

OPINION OF FINANCIAL ADVISOR

         Enviroq retained Porter White to act as its financial advisor in connection with the Enviroq Merger and to render an opinion to the Enviroq Board as to the fairness, from a financial point of view, of the Enviroq Merger to the holders of Enviroq Stock. Porter White is a recognized investment banking firm regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, private placements and valuations for estate, corporate or other purposes. The Enviroq Board appointed Porter White to serve as its financial advisor in connection with the Enviroq Merger on the basis of its expertise and knowledge of Enviroq. Representatives of Porter White participated in a meeting of the Enviroq Board on February 10, 1998, at which the Merger Agreement and the Enviroq Merger were considered. At that meeting, Porter White issued a preliminary oral opinion that, as of such date, the Enviroq Merger was fair from a financial point of view, to the holders of shares of Enviroq Stock. A written opinion, dated April 10, 1998, has been delivered to the Enviroq Board to the effect of that, as of such date, the Enviroq Merger is fair, from a financial point of view, to the holders of shares of Enviroq Stock. The oral opinion issued on February 10, 1998 and the written opinion issued on April 10, 1998 did not differ in any material respect.

         The full text of the Fairness Opinion, dated as of April 10, 1998, which sets forth certain assumptions made, matters considered and limitations on review undertaken, is attached as Annex B to this Proxy Statement/Prospectus and Offer to Redeem, is incorporated herein by reference, and should be read in its entirety in connection with this Proxy Statement/Prospectus and Offer to Redeem. The summary of the Fairness Opinion set forth in this Proxy Statement/Prospectus and Offer to Redeem is qualified in its entirety by reference to the Fairness Opinion. The Fairness Opinion is directed only to the fairness, from a financial point of view, of the Enviroq Merger to the holders of shares of Enviroq Stock and does not constitute a recommendation to any Stockholder as to how such Stockholder should vote on the Enviroq Merger.

         In arriving at its Fairness Opinion, Porter White performed and relied upon the following:

         (1) a review of certain publicly available business and financial information relating to Enviroq that Porter White deemed to be relevant;

         (2) a review of audited and unaudited financial statements of Enviroq, IAM and CRC;

         (3) discussions with the management of Enviroq and Intrepid concerning the matters described in clauses (1) and (2) above, as well as the businesses and prospects of Enviroq and Intrepid before and after giving effect to the Enviroq Merger and the Reorganization;

         (4) a review of the market prices and valuation multiples for shares of Enviroq's Stock, comparing them with those of certain publicly traded companies that Porter White deemed to be relevant;

         (5) a review of the market prices and valuation multiples of certain publicly traded companies that Porter White deemed to be relevant to the businesses of IAM and CRC;

         (6) a review of the results of operation of Enviroq, IAM and CRC, comparing such results with those of certain publicly traded companies that Porter White deemed to be relevant;

         (7) participation in discussions with representatives of Enviroq, Intrepid and Bradley Arant;

         (8) a review of the unaudited pro forma combined financial information of the Reorganization;

         (9) a review of a draft of the Merger Agreement, dated March 27, 1998; and

         (10) a review of such other financial studies and analyses as Porter White deemed necessary, including an assessment of general economic, market and monetary conditions.

         All of the information reviewed by Porter White in performing the reviews specified above was provided to it by Enviroq. It is Porter White's understanding that all of the information provided to it by Enviroq had been circulated among the parties.

         In arriving at its Fairness Opinion, Porter White conducted a merger analysis as described below.

Description of Merger Analysis

         The merger consideration to be received by the Stockholders includes a cash distribution of approximately $2.23 per share and ownership of approximately 45.5 % of Intrepid in the aggregate, after the Reorganization. Although Porter White did not, and does not, project at what price shares of Intrepid Stock will trade, Porter White estimated that the total consideration to be received in the transaction (including the cash distribution of $2.23 per share) will be between $3.19 per share to $3.50 per share. Shares of Enviroq Stock have traded recently between $.50 and $1.00 per share and closed on January 30, 1998 at $1.00 per share. Therefore, the value of the transaction represented a significant increase in the value of shares of Enviroq Stock.

         As Enviroq's financial advisor in connection with the proposed Mergers, Porter White performed financial and comparative analyses. The individual components of Intrepid (the merged company) were examined, as well as the combined (post-merger) entity. Appropriate analyses were applied to each. The specific components of the combined entity include: Enviroq and its subsidiaries Sprayroq and Synox, its land and cash ($2.25 million of which is to be distributed to current Stockholders as an integral part of the transaction), CRC and IAM. The various analyses are briefly summarized below and were the only financial and comparative analyses performed by Porter White.

Valuing the Components

         The following paragraphs summarize the analysis of the specific components of the proposed Mergers: Enviroq (Sprayroq, Enviroq, and land owned by Enviroq), IAM and CRC.

         Sprayroq. Three methods were used to value Sprayroq, of which Enviroq owns 50 percent. The first method used to value Sprayroq was the discounted cash flow method. Of importance to this analysis was the fact that Enviroq holds a senior note of $747,000 that must be repaid with 100 percent of Sprayroq's cash flow until the loan is satisfied, which is estimated to be in 2003. After repayment of the loan, Sprayroq will be unleveraged and Enviroq will receive 50 percent of Sprayroq's cash flow thereafter.

         Porter White used a discount rate of 20 percent, which it determined to be a reasonable estimate of Sprayroq's cost of capital. Porter White projected cash flow to the year 2005. The discounted cash flow analysis indicated that the value of Enviroq's 50 percent interest in Sprayroq was approximately $1.0 million.

         A second method of valuing Sprayroq compared actual stock price data and selected financial information for a peer group of companies comparable to Sprayroq. The comparable companies are publicly traded companies in the same or similar business as Sprayroq with market values of $5 to $250 million. The Sprayroq peer group is comprised of Cerbco, Inc., Insituform (formerly an affiliate company of Enviroq), Myr Group, Watson Group and Utilix Co.

         Finally, price-to sales (revenue) and price-to-earnings (earnings) multiples (based on groups of companies with the same SIC code - 1623) from the Ibbotson Associates Cost of Capital Quarterly, 1997 Yearbook were used to estimate Sprayroq's value.

         With respect to the valuation of Sprayroq, the price-to-sales trading multiple of all five of the companies comprising the Sprayroq peer group were included in the valuation. The price-to-earnings trading multiple of four of the companies of the peer group were included in the valuation. It should be noted that negative earnings multiples were excluded from the analysis and, wherever possible, the high, low, average and median values were considered.

         The analysis of Sprayroq's peer group (comparables) indicated that, among other things, based on the market prices of the stock of similar companies in such peer group as of February 2, 1998, and each company's selected financial data, the relevant earnings multiple (P/E) was 24x. The relevant revenue multiple was .40x. The Ibbotson Associates Cost of Capital Quarterly, 1997 Yearbook indicated that the earnings multiple for the composite group of companies in SIC Code 1623 was 81x; the relevant revenue multiples were from .44x to .59x.

         Using multiples of revenue, the 50 percent interest of Enviroq in Sprayroq was valued at $1.05 million to $1.12 million; using multiples of earnings, the 50 percent interest was valued at $2.9 million to $8.1 million. The discounted cash flow analysis indicated Enviroq's 50 percent interest in Sprayroq was valued at $1.0 million.

         Porter White concluded from its three analyses of Sprayroq's value that the most appropriate range for the 50 percent interest in Sprayroq was from $1.0 million to $1.2 million.

         CRC. To value CRC, multiples from Ibbotson Cost of Capital Quarterly, 1997 Yearbook (for a group of companies with the same SIC code: 6211) and comparable company analyses were used. To qualify as a peer company of CRC, comparable companies had market values of $5 million to $250 million and were traded publicly in the same business as CRC. The peer companies for CRC were:
Advest Group Inc., Atlanta Sosnoff Capital CP, First Albany Companies, International Assets Holding Corp., Kinnard Investments Inc., Fronteer Financial Holdings, LTD, Ryan Beck & Co., Inc., Scott & Stringfellow Financial, Sherwood Group Inc., Kent Financial Services, JW Charles Financial Services, Paulson Capital Corp., Zeigler Companies Inc., Hoenig Group Inc., Interstate Johnson Lane Inc., Marleau Lemire, National Discount Brokers, Seibert Financial Corp., First Montauk Financial Corp, Kirlin Holding Corp., Meyerson & Company, Inc., JB Oxford Holdings, Inc., GKN Holding Corp., Southwest Securities Group, Global Equity Corp., Fahnestock Vinre Holdings, Eastbrokers Internationals, CM Oliver Co., Maxcor Financial Group, and Banc Stock Group.

         Two of the methods for valuing Sprayroq - the comparable company analysis and the Ibbotson multiples analysis - were used to value CRC. With respect to the valuation of CRC, the price-to-sales trading multiple of all thirty of the companies comprising the CRC peer group were included in the valuation. The price-to-earnings trading multiple of twenty-four of the companies of the peer group were included in the valuation.

         The analysis of CRC's peer group indicated that the relevant earnings multiple was 17.5x; the relevant peer group revenue multiple was .75 x. The relevant Ibbotson earnings multiple was between 10.5x and 15.9x; the relevant Ibbotson revenue multiples were between .73x and .98x. Using these multiples of revenue, CRC's estimated value was from $0.8 million to $1.1 million. Using multiples of earnings, CRC is valued at $0.25 million to $0.4 million.

         Porter White concluded that the most appropriate value for CRC was approximately $0.6 million.

         IAM. The analysis of IAM's value was similar to that used for valuing
CRC: comparable company analysis and Ibbotson multiples analysis. The peer companies for IAM were: Stifel Financial Corp., U.S. Global Investors, Inc., Pilgrim American Capital, Jordan American Holdings, Atalanta Sosnoff Capital CP, Allied Capital Advisers, Acacia Research Corp., Pioneer Group Inc., Duff & Phelps Funds, Eaton Vance Corp., and United Asset Management Corp. These companies are in the same business as IAM and have market values ranging from $5 to $250 million and are publicly traded.

         Two of the methods for valuing Sprayroq- the comparable company analysis and the Ibbotson multiple analysis- were used to value IAM. With respect to the valuation of IAM, the price-to-sales trading multiple of all eleven of the companies comprising the IAM peer group were included in the valuation. The price-to-earnings trading multiple of eight of the companies of the peer group were included in the valuation.

         The analysis of IAM's peers indicated that a relevant earnings multiple was 16.6x; the average revenue multiple was 2.31x. The Ibbotson earnings multiple was between 18.8 and 25.7. Ibbotson's relevant revenue multiple was between 2.75x and 3.8x. Using the multiples of revenue, IAM's estimated value was $2.1 million to $3.6 million. Using the earnings multiples, IAM's estimated value was $2.6 million to $4.0 million.

         Porter White concluded that the most appropriate value for IAM was $2.1 million to $3.1 million.

         Enviroq. To value Enviroq, it was assumed that Synox will not generate revenue; it will remain dormant. Therefore, Enviroq is an expense center with negative earnings impact on the combined entities. To estimate the negative value of Enviroq, earnings multiples of 7x, 10x and 12x were applied.

         Porter White concluded from this analysis that Enviroq's negative value was between $1.2 and $2.1 million.

         Land. The value of Enviroq's unimproved land in Florida was based on a 1995 appraisal of $1.6 million and an offer price of $1.36 million made in February, 1998. For the purposes of forming the Fairness Opinion, Porter White used the more recent offer price of $1.36 million. Porter White then adjusted the offer price for sales commissions and capital gains taxes, resulting in a net value of approximately $904,000.

Other Merger Analyses & Considerations

         The actual stock price trading range of Enviroq for the three months ending January 31, 1998 was analyzed. The price of Enviroq's shares ranged from $.50 to $1.00 per share during the time period studied, with relatively low volume indicating a thin market. Historical stock price multiples of revenue, book value and earnings of Enviroq were also examined. Historical trading indicated a price-to-book multiple of .308x, a price-to-revenue multiple of
 .664x and an earnings multiple of 5.7x.

         Pro forma income statements and balance sheets were prepared for Intrepid (the proposed merged entity), based on the annualized 9-months fiscal year 1998 Enviroq financial statements, and financial statements from IAM and CRC for the 12 months ending December 31, 1997. Adjustments were made to reflect the transaction, including the proposed cash distribution.

         Porter White also examined the liquidation value of Enviroq if the merger were not consummated. Porter White concluded that Enviroq's liquidation value would be from $3.82 per share to $10.84 per share. Porter White concluded that it would be very unlikely that Enviroq could realize this value in an actual liquidation without applying a significant marketability discount. When such discounts are applied, the resulting liquidation value is near the value of the planned merger, but with considerably more uncertainty in achieving the value.

         Even though Enviroq is publicly traded, the number of Stockholders and the distribution of shares is limited. Therefore, Porter White concluded that despite the public trading shares of Enviroq Stock, a discount for liquidity should be applied to the value. Based on several factors affecting limited marketability, the appropriate discount was determined to be 30 percent.

         Finally, Porter White compared and evaluated all of the various estimates of value previously outlined. To review, the methods employed were historical trading multiples of Enviroq, multiples of publicly traded companies deemed to be peers of Enviroq, CRC or IAM, multiples based on groups of companies in similar SIC codes from Ibbotson Associates Cost of Capital Quarterly, 1997 Yearbook, discounted cash flow (for Sprayroq only) and the appraisal and recent offering price for land in Florida owned by Enviroq.

         The resulting values discussed above reflect the combined entities after the merger. To these values, the distribution of cash in the amount of $2.23 per share was added. This adjusted amount - the cash distribution plus the value of the entity after the Mergers - reflects the total value of the transaction to the Stockholders.

         This analysis indicated that the total value of the transaction, including the distribution and the value of the combined entities after the Mergers would be from $3.16 per share to $5.99 per share, but it was Porter White's conclusion that the total value would likely be from $3.19 per share to $3.50 per share. This compared to the recent trading range of shares of Enviroq Stock of $0.50 to $1.00 per share. Hence, Porter White concluded that the contemplated transaction was fair to the Stockholders from a financial point of view.

         Note that no company used as a comparison in the above analyses was identical to Enviroq (and its components), CRC, IAM or Intrepid after consummation of the Reorganization. Accordingly, the analysis of the results of the foregoing was not mathematical; rather, it involved considerations and judgments concerning differences in financial market and operating characteristics of the companies and other factors that could affect the public trading volume and performance of the companies to which Enviroq, IAM or CRC and Intrepid after consummation of the Reorganization are being compared.

         In connection with its review, Porter White relied upon and assumed the accuracy and completeness of all of the foregoing information provided to it or publicly available, including representations and warranties of Enviroq, IAM and CRC included in the Merger Agreement, and Porter White has not assumed any responsibility for independent verification of such information. Porter White also did not make an independent evaluation or appraisal of the assets or liabilities of Enviroq, IAM or CRC.

         In addition, after the parties to the Enviroq Merger reached a general agreement with respect to the economic terms of the Merger Agreement and during the course of its review prior to rendering the Fairness Opinion, Porter White received copies of financial projections for IAM and CRC that were prepared by the respective managements of each company. Neither IAM nor CRC publicly discloses internal management projections of the type provided to Porter White in connection with Porter White's analysis of the Enviroq Merger, and such projections were not prepared with a view toward public disclosure. IAM and CRC prepared the projections for general corporate modeling purposes to attempt to show a relationship between hypothetical levels of business activity and potential profitability. The projections were not prepared in accordance with any accounting guidelines or standards for the preparation of projections and were based on assumptions which are inherently uncertain and beyond the control of management. After reviewing the projections, Porter White concluded that the level of business activity assumed in the projections was unduly optimistic and that actual results could vary significantly from the projected results set forth therein. Accordingly, Porter White did not rely on the projections in evaluating the fairness of the Enviroq Merger to the holders of Enviroq Stock, and none of the parties utilized the projections in negotiating or evaluating the terms of the Enviroq Merger.

         In connection with rendering the Fairness Opinion, Porter White performed the financial analyses described above. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Moreover, the evaluation of the fairness, from a financial point of view, of the Enviroq Merger to the Stockholders was to some extent a subjective one based on the experience and judgment of Porter White and not merely the result of mathematical analysis of financial data. In performing its analysis, Porter White made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Enviroq, IAM or CRC. The analyses performed by Porter White are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be the appraisals of or to reflect the prices at which businesses actually may be sold. In rendering its opinion, Porter White assumed that, in the course of obtaining any necessary approvals for the Enviroq Merger and the Reorganization, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Reorganization, on a pro forma basis, to Intrepid.

         The Fairness Opinion is one of many factors taken into consideration by the Enviroq Board in determining to approve the Merger Agreement and the Enviroq Merger. The Fairness Opinion does not address the relative merits of the Enviroq Merger as compared to any alternative business strategies that might exist for Enviroq, nor does it address the effect of any other business combination in which Enviroq may engage.

         As compensation for Porter White's services, Enviroq agreed to pay Porter White for the research and analysis undertaken by Porter White in providing the Fairness Opinion at the normal hourly rates customarily charged by the employees of Porter White assigned to undertake the analysis required to provide the Fairness Opinion to Enviroq. The analyses performed by Porter White were undertaken by employees of Porter White whose normal hourly rates are $240, $200 and $175. In addition, Enviroq agreed to pay Porter White an additional fee of $7,500 upon Porter White executing and delivering the Fairness Opinion to Enviroq. Enviroq also agreed to reimburse Porter White for its reasonable out-of-pocket expenses incurred in connection with providing the Fairness Opinion to Enviroq. As of June 30, 1998, Enviroq has paid a total of $25,709.79 in fees and expenses to Porter White. Since June 30, 1998, Porter White has incurred but not billed an additional $5,165 in professional services for Enviroq. Accordingly, it is anticipated that the total amount expected to be paid to Porter White for its services will be approximately $31,000. Enviroq has further agreed to indemnify Porter White against certain liabilities, including certain liabilities under federal securities laws. The payment of the above fees was not contingent upon Porter White rendering a favorable opinion with respect to the Enviroq Merger.

         Porter White has consented to the inclusion of the Fairness Opinion as an Exhibit to this Proxy Statement/Prospectus and Offer to Redeem and to the summary thereof and all references to Porter White and the Fairness Opinion contained herein.

THE VOTING AGREEMENT

         As a condition to the consummation of the Reorganization, the Principal Stockholders and the Principal IAM/CRC Shareholders will execute the Voting Agreement. The Principal Stockholders consist of William J. Long and Marinelli Securities Associates who together hold 54.77% of the issued and outstanding shares of Enviroq Stock, which will be converted in the Enviroq Merger into approximately 552,975 shares of Intrepid Stock. The Principal IAM/CRC Shareholders consist of Mark F. Travis and Forrest Travis who together own 100% of the outstanding shares of IAM Stock and CRC Stock, which will be converted in the IAM Merger and the CRC Merger into a total of 1,206,148 shares of Intrepid Stock. After the Effective Time, the Principal Stockholders and the Principal IAM/CRC Shareholders will own, in the aggregate, approximately 79% of the issued and outstanding shares of Intrepid Stock. The Principal Stockholders and the Principal IAM/CRC Shareholders will vote all shares of Intrepid Stock owned by them after the Effective Time to elect only persons to the Intrepid Board as shall be designated by the Principal Stockholders and the Principal IAM/CRC Stockholders after consummation of the Reorganization. During any such period where the Voting Agreement is in effect and the Principal Stockholders and the Principal IAM/CRC Shareholders shall together own at least a majority of the shares of outstanding Intrepid Stock, the Voting Agreement provides each of the Principal Stockholders and the Principal IAM/CRC Shareholders representation on the Intrepid Board for as long as the Voting Agreement remains in effect. The maximum number of members of the Intrepid Board subject to designation by the Principal Stockholders and the Principal IAM/CRC Shareholders is, in the aggregate, seven. The initial Intrepid Board will consist of seven members. The specific number of members of the Intrepid Board designated by the Principal Stockholders, as a group, and the Principal IAM/CRC Shareholders, as a group, will vary, depending on the specific percentage of shares of Intrepid Stock owned by them viz-a-viz other stockholders of Intrepid and viz-a- viz the other group. In the event that the Principal Stockholders and the Principal IAM/CRC Shareholders come to own less than a majority of the outstanding shares of Intrepid Stock, the Voting Agreement requires that the Principal Stockholders and the Principal IAM/CRC Shareholders vote their shares of Intrepid Stock so as to ensure, to the extent possible, that designees appointed by either the Principal Stockholders or the Principal IAM/CRC Shareholders, depending upon which group controls the largest number of shares, constitute at least a majority of the Intrepid Board.

INTERESTS OF CERTAIN PERSONS IN THE REORGANIZATION

         Certain members of the management of Enviroq and of the Enviroq Board have interests in the Reorganization that are in addition to any interests they may have as Stockholders generally. In addition, certain members of the management of IAM and CRC and of the IAM Board and the CRC Board have interests in the Reorganization that are in addition to any interests they may have as shareholders generally of IAM and CRC. After the Effective Time, William J. Long, current President and Chief Executive Officer of Enviroq, will serve as the Chief Operating Officer and as an Executive Vice President of Intrepid. In addition, William J. Long will serve as the interim Chief Financial Officer of Intrepid until a successor is appointed. After the Effective Time, Forrest Travis, the current President of IAM and CRC, will serve as President and Chief Executive Officer of Intrepid and Mark F. Travis, son of Forrest Travis, will serve as an Executive Vice President of Intrepid. As a condition to the consummation of the Enviroq Merger and the Reorganization, the Merger Agreement requires that Intrepid enter into an employment agreement with each of Mr. Long and the Messrs. Travis. Pursuant to the employment agreements, Mr. Long, Mr. Forrest Travis and Mr. Mark F. Travis will receive annual salaries of $130,000, $200,000 and $150,000, respectively, may receive bonuses in addition to their salaries and, when eligible, may receive other fringe benefits generally established for employees of Intrepid. Mr. Long, Mr. Forrest Travis and Mr. Mark F. Travis currently receive salaries of $85,000, $194,394 and $157,620, respectively, from their respective employers.

         It is also anticipated that after the Effective Time, Intrepid will adopt the Incentive Stock Option Plan with respect to its executive officers. Accordingly, it is anticipated that stock options may be granted to William J. Long, Forrest Travis and Mark F. Travis pursuant to the Incentive Stock Option Plan, although no specific determination as to the number of options to be granted under the Incentive Stock Option Plan has been made. Furthermore, Mr. Long and the Messrs. Travis have been appointed and will serve as initial members of the Intrepid Board after the Effective Time. See "--Approval of Stock Option Plans of Intrepid", and "CERTAIN INFORMATION CONCERNING INTREPID--Directors and Officers of Intrepid", and "--Compensation of Executive Officers."

         In addition to William J. Long, Messrs. Thomas W. Brander, Michael X. Marinelli and Alexander P. Zechella, three of the existing directors of Enviroq, have been appointed as initial directors of Intrepid. In addition to the Messrs. Travis, Mr. Morgan Payne, President of Broadland Capital Partners, L.P., financial advisor to IAM and CRC, has been appointed as a member of the initial Intrepid Board. It is anticipated that non-employee directors of Intrepid will be paid $1,000 per quarter for a maximum of six meetings of the Intrepid Board and committees of the Board. Further, it is anticipated that in the event that additional meetings of the Intrepid Board are required, the non-employee directors will be compensated at a rate of $1,000 per meeting. All directors and officers will be reimbursed for travel expenses incurred in connection with their attendance at meetings of the Intrepid Board. It is further anticipated that after the Effective Time, Intrepid will adopt the Non-Employee Directors' Stock Option Plan which will grant options in shares of Intrepid Stock to members of the Intrepid Board who are not employees or executive officers of Intrepid. Accordingly, it is anticipated that Messrs. Brander, Marinelli, Zechella and Payne will participate in the Non-Employee Directors' Stock Option Plan. However, no specific determination as to the number of options to be granted thereunder has yet been made.

APPROVAL OF STOCK OPTION PLANS OF INTREPID

         Pursuant to the terms of the Merger Agreement, Intrepid will, as soon as practicable after the Effective Time, adopt the Incentive Stock Option Plan and the Non-Employee Directors' Stock Option Plan (referred to herein collectively as the "Stock Option Plans"). However, at the Special Meeting, the Stockholders will be asked to consider and vote on proposals to approve the Stock Option Plans. If the Principal Stockholders vote to approve the Stock Option Plans at the Special Meeting, the Stock Option Plans will be approved.


NO SOLICITATION OF ALTERNATIVE PROPOSALS

         Enviroq has agreed that prior to the Effective Time, neither it nor any of its subsidiaries shall, nor shall it or any of its subsidiaries, permit their respective officers, directors, employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including any proposal or offer to the Stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or purchase of (i) all or any significant portion of the assets of Enviroq and its subsidiaries taken as a whole, (ii) 15% or more of the outstanding shares of Enviroq Stock or (iii) 15% or more of the outstanding shares of the capital stock of any subsidiary of Enviroq (any such proposal or offer being hereinafter referred to as an "Alternative Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Alternative Proposal (excluding the Mergers and the Redemption contemplated by the Merger Agreement), or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal. Enviroq has also agreed that it will notify IAM and CRC immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in the Merger Agreement shall prohibit the Enviroq Board from (i) furnishing information to, or entering into discussions or negotiations with, any person that makes an unsolicited bona fide Alternative Proposal if, and only to the extent that, (A) the Enviroq Board, based upon the advice of outside legal counsel, determines in good faith that the failure to terminate the Merger Agreement and the transactions contemplated thereby would be reasonably likely to result in a breach of the directors' fiduciary duty to the Stockholders, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person, Enviroq provides written notice to IAM and CRC to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person, and (C) Enviroq keeps IAM and CRC reasonably informed of the status of any such discussions; and (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal. Nothing in the Merger Agreement (x) permits Enviroq to terminate the Merger Agreement (except as specifically provided in the Merger Agreement), (y) permits Enviroq to enter into any agreement with respect to an Alternative Proposal for as long as the Merger Agreement remains in effect (it being agreed that for as long as the Merger Agreement remains in effect, Enviroq shall not enter into any agreement with any person that provides for, or in any way facilitates, an Alternative Proposal (other than a confidentiality agreement in customary form)), or (z) affects any other obligation of Enviroq under the Merger Agreement.

RIGHTS OF DISSENT AND APPRAISAL

         Under the DGCL, Stockholders will be entitled to dissenters' rights of appraisal in connection with the Enviroq Merger.

         Any Stockholder may dissent from the Enviroq Merger and receive in cash the "fair value" as of the Effective Time of the shares of Enviroq Stock held by such Stockholder pursuant to Section 262 of the DGCL, a copy of which is attached as Annex D to this Proxy Statement/Prospectus and Offer to Redeem. Such "fair value" is exclusive of any value resulting from the effectuation of the Enviroq Merger but is inclusive of a fair rate of return thereon.

         If a Stockholder wishes to dissent from the Enviroq Merger, such Stockholder must file with Enviroq, prior to or at the Special Meeting and prior to the taking of the vote with respect to the Merger Agreement and the Enviroq Merger, a written demand for appraisal of such Stockholder's shares of Enviroq Stock, and must not vote in favor of the Enviroq Merger. Such written demand must be filed either by mail or in person with Enviroq at its offices located at 3918 Montclair Road, Suite 206, Birmingham, Alabama 35213,
Attention: Secretary. A vote against, or abstention with respect to voting on, the Merger Agreement and the Enviroq Merger, in person or by proxy, does not constitute such a demand. Only a Stockholder is entitled to assert appraisal rights to the shares of Enviroq Stock registered in such Stockholder's name. Such appraisal rights may be asserted with respect to all or less than all of the shares of Enviroq Stock held of record by such Stockholder. If the shares of Enviroq Stock are owned of record by more than one person, such as a joint tenancy or a tenancy in common, the written demand should be executed by or for all joint holders. An authorized agent may execute the demand for appraisal for a Stockholder, but the agent must identify the Stockholder or Stockholders and disclose the fact that, in executing such demand, the agent is acting as an agent of the Stockholder.

         A Stockholder who holds shares of Enviroq Stock as a nominee for the beneficial owner may exercise appraisal rights with respect to the shares of Enviroq Stock held for one or more beneficial owners while not exercising such rights for the other beneficial owners, and in such case, the written demand should set forth the number of shares of Enviroq Stock covered by it. If there are no number of shares of Enviroq Stock expressly mentioned in the written demand, the demand will be presumed to cover all shares of Enviroq Stock held in the name of the Stockholder.

         Within ten days after the Effective Time, Enviroq shall notify each Stockholder who has complied with the provisions of Section 262 of the DGCL and has not voted in favor of or consented to the Enviroq Merger of the date that the Enviroq Merger became effective. If the dissenting Stockholder and Enviroq are unable to reach agreement as to the "fair value" of the shares of Enviroq Stock within 120 days after the Effective Time of the Enviroq Merger, Enviroq or the dissenting Stockholder may file a petition in the Court of Chancery demanding a determination of the value of the shares of Enviroq Stock. Notwithstanding the foregoing, at any time within sixty days of the Effective Time, a Stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered in the Merger Agreement with respect to the Enviroq Merger. Within 120 days after the Effective Time, any Stockholder who has complied with the requirement for exercise of appraisal rights is entitled, upon written request to Enviroq, to receive from Enviroq a statement setting forth the aggregate number of shares of Enviroq Stock not voted in favor of the Enviroq Merger and with respect to which demands for appraisal have been made and the aggregate number of holders of dissenting shares of Enviroq Stock. Such statement must be mailed within ten days after the written request therefor has been received by Enviroq. After determining the Stockholders entitled to an appraisal, the Court of Chancery will appraise the shares, determining their "fair value", exclusive of any element of value arising from the effectuation or expectation of the Enviroq Merger, together with a fair rate of interest, if any, to be paid on the amount determined to be the "fair value". In determining the "fair value", the Delaware Court of Chancery will take into account all relevant factors.

         THE COST OF THE PROCEEDINGS MAY BE DETERMINED BY THE COURT OF CHANCERY AND TAXED TO THE PARTIES AS THE COURT DEEMS EQUITABLE UNDER THE CIRCUMSTANCES.

         From and after the Effective Time, no Stockholder who has demanded his appraisal rights shall be entitled to vote his shares of Enviroq Stock (or the shares of Intrepid Stock which such shares represent the right to receive in the Enviroq Merger) for any purpose or to receive payment of dividends or other distributions on the shares of Enviroq Stock (or on the shares of Intrepid Stock which such shares represent the right to receive in the Enviroq Merger). If no petition for an appraisal is filed within the time provided by Section 262 or if a Stockholder delivers to Enviroq a written withdrawal of his demand for an appraisal and acceptance of the Enviroq Merger, either within 60 days after the Effective Time or thereafter with the written approval of Enviroq, then the right of such Stockholder to an appraisal will cease.

         Dissenting Stockholders are urged to consult their legal counsel for specific advice regarding the interpretation of the DGCL with respect to dissenters' rights.

         Any communication by Stockholders not necessary under the foregoing shall be mailed or hand delivered to Enviroq at the address specified in the second paragraph of this section.

         Any Stockholder receiving cash as a result of the exercise of dissenters' rights will be deemed, in effect, to have sold his or her shares of Enviroq Stock, with the tax consequences applicable to a sale. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES".

         THE SUMMARY SET FORTH ABOVE DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF THE DGCL RELATING TO THE RIGHTS OF DISSENTING STOCKHOLDERS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE APPLICABLE SECTION OF THE DGCL WHICH IS INCLUDED AS ANNEX D TO THIS PROXY STATEMENT/PROSPECTUS AND OFFER TO REDEEM. ANY STOCKHOLDER INTENDING TO EXERCISE DISSENTERS' RIGHTS IS URGED TO REVIEW CAREFULLY ANNEX D SO AS TO BE IN STRICT COMPLIANCE WITH THE PROVISIONS OF THE DGCL.

ACCOUNTING TREATMENT

         This transaction comprising the Mergers will be accounted for as a purchase for accounting and financial reporting purposes with IAM and CRC considered to be the acquiring enterprises and Enviroq as the acquired company. Accordingly, the assets and liabilities of Enviroq will be recorded at their fair values at the date of merger, while the assets and liabilities of IAM and CRC will continue at historical cost.

RESTRICTIONS ON SALES OF INTREPID STOCK BY AFFILIATES OF ENVIROQ, IAM AND CRC

         All shares of Intrepid Stock received by holders of Enviroq Stock, IAM Stock and CRC Stock will be freely transferrable, except that shares of Enviroq Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Enviroq, IAM or CRC prior to the Reorganization may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144, in the case of such persons who become affiliates of Intrepid) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Enviroq, IAM, CRC or Intrepid generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party. The Merger Agreement requires each party to the Merger Agreement to execute and deliver to Intrepid a letter identifying all persons who are or may be deemed to be, at the time the Merger Agreement is submitted for approval to the Stockholders, "affiliates" of such party for the purposes of Rule 145 promulgated pursuant to the Securities Act. The Merger Agreement further requires each party to the Merger Agreement to use its best efforts to cause each of these persons who are or may be deemed to be an affiliate of such party to execute and deliver to Intrepid on or prior to the Closing Date a written agreement to the effect that such affiliate will not offer or sell or otherwise dispose of (i) any shares of Enviroq Stock, IAM Stock, CRC Stock or Intrepid Stock during the period beginning 30 days prior to the Effective Time and continuing until such time as results covering at least 30 days of post-Effective Time operations of Intrepid have been published, or (ii) any of the shares of Intrepid Stock issued to such affiliate in or pursuant to the Reorganization in violation of the Securities Act or the rules and regulations promulgated by the Commission thereunder.

                                 THE REDEMPTION


         THIS SECTION OF THE PROXY STATEMENT/PROSPECTUS AND OFFER TO REDEEM AND THE RELATED LETTER OF TRANSMITTAL ACCOMPANYING IT CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ IN ITS ENTIRETY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER TO REDEEM.

THE OFFER TO REDEEM

         Enviroq is offering to purchase and redeem (the "Redemption") exactly 42.698013% of the issued and outstanding shares of Enviroq Stock tendered by each Stockholder for $5.220612 in cash per share (the "Offer to Redeem"). If you elect to participate in the Redemption and do not dissent from the Enviroq Merger, subject to the approval of the Enviroq Merger by the Stockholders and the consummation of the Reorganization, you will receive 1.745140 shares of common stock of Intrepid ("Intrepid Stock") for each share of Enviroq Stock tendered but not redeemed in the Redemption. If you elect not to participate in the Redemption and you do not dissent from the Enviroq Merger, subject to the approval of the Enviroq Merger by the Stockholders and the consummation of the Reorganization, you will receive one share of Intrepid Stock and $2.229098 in cash for each share of Enviroq Stock held by you which was not tendered in the Redemption. The total consideration received in the Enviroq Merger by a Stockholder who elects to participate in the Redemption will be equivalent on a per share basis to the total consideration received in the Enviroq Merger by a Stockholder who elects not to participate in the Redemption (or to participate by tendering less than all of such Stockholder's shares of Enviroq Stock), subject to any possible differences attributable to tax treatment.



         The Offer to Redeem is being made in connection with the Reorganization and affords the Stockholders with an opportunity to liquidate a portion of their investment in Enviroq. In addition, the Offer to Redeem will afford Stockholders electing to participate in the Redemption the opportunity to apply a portion of such Stockholder's basis in the shares of Enviroq Stock redeemed in the Redemption against the capital gain which is realized by the Stockholder in the Reorganization thereby reducing the gain recognized for federal income tax purposes by the Stockholder with respect to the subsequent exchange of shares of Enviroq Stock in the Reorganization, to the extent described below in "MATERIAL FEDERAL INCOME TAX CONSEQUENCES". The Offer to Redeem will be made to all Stockholders. If any director, officer or affiliate of Enviroq is also a Stockholder, and such director, officer or affiliate elects to participate in the Redemption, Enviroq shall purchase and redeem such director's, officer's or affiliate's shares of Enviroq Stock upon the same terms and subject to the conditions set forth herein. The Redemption will occur immediately prior to and in connection with the Enviroq Merger and will only occur if all of the conditions set forth in Articles 7 through 10 of the Merger Agreement (other than the filing of the appropriate corporate documents to effect the Mergers, which filings will occur promptly following the Redemption) are either satisfied or waived and the Mergers are consummated. Accordingly, Enviroq will not be required to accept for payment or pay for shares of Enviroq Stock tendered, and may terminate the Offer to Redeem and may postpone the acceptance for payment of or the payment for shares of Enviroq Stock tendered, if (i) all of the conditions set forth in Articles 7 through 10 of the Merger Agreement (other than the filing of the appropriate corporate documents to effect the Mergers, which filings will occur promptly following the Redemption) are not satisfied or waived; or (ii) at any time on or after the date of this Offer to Redeem, and at any time prior to the time of payment for any such shares of Enviroq Stock (whether or not any shares of Enviroq Stock have theretofore been accepted for payment or paid for pursuant to the Offer to Redeem), the Merger Agreement shall terminate in accordance with its terms. Neither Enviroq nor the Enviroq Board makes any recommendation to any Stockholder as to whether to tender or refrain from tendering shares of Enviroq Stock held by such Stockholder. Each Stockholder must make his or her own decision whether to have Enviroq redeem shares of Enviroq Stock owned by such Stockholder. The officers and directors of Enviroq may participate in the Offer to Redeem on the same basis as other Stockholders. All shares of Enviroq Stock redeemed in the Offer to Redeem shall be held in the treasury of Enviroq and, pursuant to the Enviroq Merger, will be canceled and retired. Enviroq has engaged the services of American Stock Transfer and Trust Company, New York, New York, to act as Depositary ("the Depositary") in connection with the Offer to Redeem. Enviroq will pay all charges and expenses incurred by the Depositary in connection with the Offer to Redeem. See "-- Fees and Expenses".

TERMS OF THE OFFER TO REDEEM; EXPIRATION DATE

         Upon the terms and subject to the conditions set forth in this Proxy Statement/Prospectus and Offer to Redeem, Enviroq will accept and pay for 42.689013% of the shares of Enviroq Stock validly tendered by each Stockholder by the Expiration Date and not withdrawn in accordance with the terms and provisions of this Proxy Statement/Prospectus and Offer to Redeem. The term "Expiration Date" shall mean 9:00 a.m., Birmingham, Alabama time, on Tuesday, December 15, 1998, the day following the Special Meeting, unless and until Enviroq, in its reasonable discretion, shall have extended the period of time during which the Offer to Redeem is open, in which event the term "Expiration Date" shall mean the latest time and date at which the Offer to Redeem, as so extended by Enviroq, shall expire.

         Subject to the applicable rules and regulations of the Commission, Enviroq reserves the right, in its sole discretion, at any time and from time to time to (a) extend the period of time during which the Offer to Redeem is open, and thereby delay acceptance for payment of and the payment for any shares of Enviroq Stock, by giving oral or written notice of such extension to the Depositary, and (b) amend the Offer to Redeem in any other respect by giving oral or written notice of such amendment to the Depositary. During any such extension, all shares of Enviroq Stock previously tendered and not properly withdrawn will remain subject to the Offer to Redeem, subject to the rights of withdrawal as provided herein. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID BY ENVIROQ BY REASON OF ANY DELAY IN MAKING PAYMENT FOR TENDERED SHARES OF ENVIROQ STOCK.

         If, by the Expiration Date, all of the conditions set forth in Articles 7 through 10 of the Merger Agreement (other than the filing of the appropriate corporate documents to effect the Mergers, which filings will occur promptly following the Redemption) have not been satisfied or waived, Enviroq reserves the right (but shall not be obligated), subject to the applicable rules and regulations of the Commission, to (a) terminate the Offer to Redeem and not accept for payment or pay for any shares of Enviroq Stock and return all tendered shares of Enviroq Stock to tendering Stockholders, (b) extend the Offer to Redeem and, subject to the rights to withdraw shares of Enviroq Stock, retain the shares of Enviroq Stock that have been tendered during the period or periods for which the Offer to Redeem is extended or (c) amend the Offer to Redeem.

         There can be no assurance that Enviroq will exercise its right to extend the Offer to Redeem. Any extension, amendment or termination will be followed as promptly as practicable by public announcement thereof. In the case of an extension, the announcement will be issued no later than 8:00 a.m., Birmingham, Alabama time, on the next business day after the previously scheduled Expiration Date. Subject to applicable law and without limiting the manner in which Enviroq may choose to make any public announcement, Enviroq will not have any obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service or a comparable national news service.

         If Enviroq extends the Offer to Redeem or is delayed in its acceptance for payment of or payment for the shares of Enviroq Stock (whether before or after its acceptance for payment of shares of Enviroq Stock) or is unable to pay for the shares of Enviroq Stock pursuant to the Offer to Redeem for any reason, then, without prejudice to Enviroq's rights under the Offer to Redeem, the Depositary may retain tendered shares of Enviroq Stock, and such shares of Enviroq Stock may not be withdrawn except to the extent of the withdrawal rights as set forth herein.

         Since the terms of the Offer to Redeem are designed to ensure that a Stockholder who elects to participate in the Redemption will receive in the Enviroq Merger total consideration that is equivalent on a per share basis to the total consideration received in the Enviroq Merger by a Stockholder who elects not to participate in the Redemption, the terms of the Offer to redeem will only be amended if the terms of the Reorganization change. Furthermore, in the event the terms of the Reorganization change, the terms of the Offer to Redeem will only be amended to the extent required to ensure that the total consideration received in the Enviroq Merger by the Stockholders who elect to participate in the Redemption remains equivalent viz-a-viz the total consideration received in the Enviroq Merger by Stockholders who elect not to participate in the Redemption.

         If Enviroq makes a change in the terms of the Offer to Redeem or the information concerning the Offer to Redeem to ensure the equivalent treatment of the Stockholders in the Enviroq Merger, the Depositary or Enviroq (whose addresses are set forth in this Proxy Statement/Prospectus and Offer to Redeem, see "-- Procedure for Tendering

Shares of Enviroq Stock") will, in the event such change is material, disseminate additional tender offer materials (including, if applicable, this Proxy Statement/Prospectus and Offer to Redeem and other proxy solicitation materials) revised to give effect to such change and will extend the Offer to Redeem to the Stockholders. The minimum period during which the Offer to Redeem must remain open following a material change in the terms of the Offer to Redeem or information concerning the Offer to Redeem, other than a change in price or a change in the percentage of shares of Enviroq Stock sought, will depend upon the facts and circumstances then existing, including the relative materiality of the changed terms or information. With respect to a change in price or a change in the percentage of shares of Enviroq Stock sought, a minimum period of ten (10) business days is required for adequate dissemination.

ACCEPTANCE FOR PAYMENT; PAYMENT FOR SHARES OF ENVIROQ STOCK

         Upon the terms and subject to the conditions of the Offer to Redeem, Enviroq will, with respect to each Stockholder, accept, if applicable, for payment and pay for that number of shares of Enviroq Stock as are equal to 42.698013% of the total number of shares of Enviroq Stock tendered by such Stockholder which have been validly tendered and not withdrawn by the Expiration Date (including shares of Enviroq Stock validly tendered and not withdrawn during any extension of the Offer to Redeem) promptly after the Expiration Date, provided, always, that all of the conditions set forth in Articles 7 through 10 of the Merger Agreement (other than the filing of the appropriate corporate documents to effect the Mergers, which filings will occur promptly following the Redemption) shall have either been satisfied or waived. All questions as to the satisfaction or waiver of the conditions will be determined by Enviroq, in its reasonable discretion, which determination will be final and binding. Enviroq expressly reserves the right, in its sole discretion, to delay acceptance for payment of or payment for shares of Enviroq Stock in order to comply in whole or in part with any applicable law.

         For purposes of the Offer to Redeem, Enviroq will be deemed to have accepted for payment and purchased shares of Enviroq Stock which are tendered and not withdrawn as, if and when Enviroq gives oral or written notice to the Depositary of Enviroq's acceptance of such shares of Enviroq Stock for payment pursuant to the Offer to Redeem. Payment for shares of Enviroq Stock accepted for payment pursuant to the Offer to Redeem will be made by deposit of the aggregate purchase price therefor with the Depositary, which will act as an agent for the tendering Stockholders for the purpose of receiving the payment from Enviroq and transmitting payment to such tendering Stockholders. Upon deposit of funds with the Depositary for the purpose of making payments to tendering Stockholders, Enviroq's obligation to make such payment shall be satisfied and tendering Stockholders must, therefore, look solely to the Depositary for payment of amounts owed to them by reason of the acceptance for payment of shares of Enviroq Stock pursuant to the Offer to Redeem. If, for any reason whatsoever, acceptance for payment of, or payment for, any shares of Enviroq Stock tendered pursuant to the Offer to Redeem is delayed, or Enviroq is unable to accept for payment or pay for shares of Enviroq Stock tendered pursuant to the Offer to Redeem, then, without prejudice to Enviroq's right set forth herein, the Depositary may, nevertheless, retain any tendered shares of Enviroq Stock and such shares of Enviroq Stock may not be withdrawn except to the extent that the tendering Stockholder is entitled to duly exercise such Stockholder's withdrawal rights as described herein. In all cases, payment for shares of Enviroq Stock accepted for payment pursuant to the Offer to Redeem will be made only after timely receipt by the Depositary of stock certificates for (or a timely Book-Entry Confirmation, as defined herein, with respect to) such shares of Enviroq Stock, a properly completed and signed Redemption Letter of Transmittal and any other required documents. Payment for shares of Enviroq Stock tendered and purchased during an extension of the Offer to Redeem will, subject to the terms of such extension, be made as promptly as practicable after such shares of Enviroq Stock are purchased. Under no circumstances will interest be paid by Enviroq by reason of any delay in making such payment.

         If any tendered shares of Enviroq Stock are not accepted for payment pursuant to the Offer to Redeem for any reason, or if stock certificates are submitted for more shares of Enviroq Stock than are tendered, certificates representing all shares of Enviroq Stock not purchased or tendered in the Redemption will not be returned to the tendering Stockholder, and will be deemed surrendered, and will be exchanged for stock certificates representing shares of Intrepid Stock in the Enviroq Merger upon the consummation of the Enviroq Merger. The Redemption Letter of Transmittal shall also serve as the letter of transmittal to be used in connection with the Enviroq Merger. Except with respect to a Stockholder who perfects its rights to dissent from the Enviroq Merger, no certificates representing shares of Enviroq Stock not purchased or tendered in the Redemption will be returned to the tendering Stockholder and the Redemption Letter of Transmittal shall serve as the letter of transmittal in respect of shares of Enviroq Stock exchanged in the Enviroq Merger. Any stock certificates representing the shares of Enviroq Stock held by a Stockholder after such Stockholder has elected to have Enviroq redeem 42.698013% of the shares of Enviroq Stock held by such Stockholder will be returned to any Stockholder who exercises such Stockholder's rights to dissent from the Enviroq Merger by perfecting and not withdrawing a demand for payment of a fair value for such shares of Enviroq Stock held by such Stockholder.

         If, prior to the Expiration Date, Enviroq shall increase the purchase price offered to holders of the shares of Enviroq Stock pursuant to the Offer to Redeem, such increased price shall be paid to all holders of shares of Enviroq Stock which have been previously accepted for payment pursuant to the Offer to Redeem.

PROCEDURE FOR TENDERING SHARES OF ENVIROQ STOCK

Valid Tender

         For a Stockholder to validly tender shares of Enviroq Stock pursuant to the Offer to Redeem, (a) in the case of physical delivery of stock certificates for shares of Enviroq Stock, a properly completed and signed Redemption Letter of Transmittal, together with any required signature guarantees and any other required documents, must be received by the Depositary at one of its addresses set forth below prior to the Expiration Date, and stock certificates for tendered shares of Enviroq Stock must be received by the Depositary at one of such addresses prior to the Expiration Date, or (b) in the case of a book-entry transfer of shares of Enviroq Stock, an Agent's Message (as defined below) and a properly completed and signed Redemption Letter of Transmittal, together with any required signature guarantees and any other required documents, must be received by the Depositary at one of its addresses set forth below prior to the Expiration Date.

         The Depositary will establish accounts with respect to the shares of Enviroq Stock at The Depositary Trust Company and the Philadelphia Depositary Trust Company (the "Book-Entry Transfer Facilities") for purposes of the Offer to Redeem within two business days after the date of this Proxy Statement/Prospectus and Offer to Redeem. Any financial institution that is a participant in any of the Book-Entry Transfer Facilities' systems may make book-entry delivery of shares of Enviroq Stock by causing a Book-Entry Transfer Facility to transfer such shares of Enviroq Stock into the Depositary's account in accordance with such Book-Entry Transfer Facility's procedures for such transfer. However, although delivery of shares of Enviroq Stock may be effected through book-entry transfer into the Depositary's account at a Book-Entry Transfer Facility, the Redemption Letter of Transmittal, properly completed and signed, with any required signature guarantees, and an Agent's Message, and any other required documents, must, in each case, be transmitted to, and received by, the Depositary at one of its addresses set forth below prior to the Expiration Date. The confirmation of a book-entry transfer of shares of Enviroq Stock into the Depositary's account at a Book-Entry Transfer Facility as described above is referred to herein as a "Book-Entry Confirmation." DELIVERY OF DOCUMENTS TO A BOOK-ENTRY TRANSFER FACILITY IN ACCORDANCE WITH SUCH BOOK-ENTRY TRANSFER FACILITY'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

         The term "Agent's Message" means a message transmitted by a Book-Entry Transfer Facility to, and received by, the Depositary and forming a part of a Book-Entry Confirmation, that states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility tendering the shares of Enviroq Stock that such participant has received and agrees to be bound by the terms of the Redemption Letter of Transmittal and that Enviroq may enforce such agreement against the participant.

         THE METHOD OF DELIVERY OF SHARES OF ENVIROQ STOCK, THE REDEMPTION LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH ANY BOOK-ENTRY TRANSFER FACILITY, IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. SHARES OF ENVIROQ STOCK WILL BE DEEMED DELIVERED ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION). IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

         The Redemption Letter of Transmittal and stock certificates for shares of Enviroq Stock and any other required documents should be sent or delivered by each Stockholder or such Stockholder's broker, dealer, bank, trust company or other nominee to the Depositary at the addresses set forth below:

                                THE DEPOSITARY:


                        By Mail, By Courier or By Hand:

                   American Stock Transfer and Trust Company
                           40 Wall Street, 46th Floor
                            New York, New York 10005

Signature Guarantees

         A signature guarantee is not required on the Redemption Letter of Transmittal (a) if the Redemption Letter of Transmittal is signed by the registered holder(s) (which term includes any participant in any of the Book-Entry Transfer Facilities' systems whose name appears on a security position listing as the owner of the shares of Enviroq Stock) of the shares of Enviroq Stock tendered therewith and such registered holder has not completed either the box entitled "Special Delivery Instructions" or the box entitled "Special Payment Instructions" on the Redemption Letter of Transmittal or (b) if such shares of Enviroq Stock are tendered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (an "Eligible Institution"). In all other cases, all signatures on the Redemption Letter of Transmittal must be guaranteed by an Eligible Institution. See the Instructions to the Redemption Letter of Transmittal. If stock certificates for tendered shares of Enviroq Stock are registered in the name of a person other than the signer of the Redemption Letter of Transmittal, or if payment is to be made or stock certificates for shares of Enviroq Stock not tendered or not accepted for payment are to be returned to a person other than the registered holder of the stock certificates surrendered, the tendered stock certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered holders or owners appear on the stock certificates, with the signatures on the stock certificates or stock powers guaranteed by an Eligible Institution. See Instructions 2 and 4 to the Redemption Letter of Transmittal.

Method of Delivery

         The method of delivery of certificates for shares of Enviroq Stock and all other required documents is at the election and risk of the tendering Stockholder. If delivery is by mail, it is recommended that documents be sent by registered mail, properly insured, with return receipt requested. Delivery will be deemed made only when actually received by the Depositary. In all cases, sufficient time should be allowed to ensure timely delivery.

Determination of Validity

         All questions as to the number of shares of Enviroq Stock to be accepted, and the validity, form, eligibility (including time of receipt), acceptance and withdrawal of any tender of shares of Enviroq Stock will be determined by Enviroq, in its sole discretion, which determination will be final and binding. Enviroq reserves the absolute right to reject any or all tenders determined by it not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of Enviroq's counsel, be unlawful. Enviroq also reserves the absolute right to waive any defect or irregularity in the tender of any shares of Enviroq Stock of any particular Stockholder, whether or not similar defects or irregularities are waived in the case of other Stockholders. No tender of shares of Enviroq Stock will be deemed to have been validly made until all defects or irregularities relating thereto have been cured or waived. None of Enviroq, the Depositary or any other person shall be under any duty to give notification of any defects or irregularities in tenders or in any notice of withdrawal. None of Enviroq, the Depositary or any other person shall incur any liability for failure to give any such notification. Enviroq's interpretation of the terms and conditions of the Offer to Redeem (including the Redemption Letter of Transmittal and the instructions thereto) will be final and binding.

BACKUP WITHHOLDING

         In order to avoid "backup withholding" of federal income tax on payments of cash pursuant to the Offer to Redeem, a Stockholder (or other payee) surrendering shares of Enviroq Stock in the Offer to Redeem must, unless an exemption applies, provide the Depositary with such Stockholder's correct taxpayer identification number ("TIN") on a Substitute Form W-9 and certify under penalty of perjury that such TIN is correct and that such Stockholder is not subject to backup withholding. If a Stockholder or payee does not provide such Stockholder's or payee's correct TIN or fails to provide the certifications described above, the Internal Revenue Service (the "IRS") may impose a penalty on such Stockholder or payee and payment of cash to such Stockholder or payee pursuant to the Offer to Redeem may be subject to backup withholding of 31%. All Stockholders surrendering shares of Enviroq Stock pursuant to the Offer to Redeem should complete and sign the main signature form and the Substitute Form W-9 included as part of the Redemption Letter of Transmittal to provide the information and certification necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to the Depositary). Certain Stockholders (including, among others, all corporations and certain foreign individuals and entities) are not subject to backup withholding. Noncorporate foreign Stockholders should complete and sign the main signature form and a Form W-8, Certificate of Foreign Status in order to avoid backup withholding. See Instruction 10 to the Letter of Transmittal. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES".

RIGHTS OF WITHDRAWAL

         Except as otherwise herein, tenders of shares of Enviroq Stock made pursuant to the Offer to Redeem are irrevocable, except that shares of Enviroq Stock tendered pursuant to the Offer to Redeem may be withdrawn at any time prior to the Expiration Date and, unless theretofore accepted for payment by Enviroq pursuant to the Offer to Redeem, may be withdrawn at any time after January 8, 1999.

         If Enviroq extends the Offer to Redeem, is delayed in its acceptance for payment of shares of Enviroq Stock, or is unable to accept for payment shares of Enviroq Stock tendered pursuant to the Offer to Redeem for any reason, then, without prejudice to Enviroq's other rights under the Offer to Redeem, the Depositary may, nevertheless, on behalf of Enviroq retain tendered shares of Enviroq Stock until the expiration or termination of the Offer to Redeem, and such shares of Enviroq Stock may not be withdrawn except to the extent that tendering Stockholders are entitled to withdrawal rights as set forth herein. Any such delay will be by an extension of the Offer to Redeem to the extent required by law.

         For a withdrawal to be effective, a written, telegraphic, telex or facsimile notice of withdrawal must be received in a timely manner by the Depositary at the addresses set forth in this Proxy Statement/Prospectus and Offer to Redeem. Any notice of withdrawal must specify the name of the person who tendered the shares of Enviroq Stock, the number of shares of Enviroq Stock to be withdrawn and the names in which the stock certificates representing such shares of Enviroq Stock are registered, if different from that of the person tendering such shares of Enviroq Stock. If the stock certificates representing tendered shares of Enviroq Stock have been delivered or otherwise identified to the Depositary, the serial numbers shown on the particular stock certificates evidencing the shares of Enviroq Stock to be withdrawn and a signed notice of withdrawal must be submitted to the Depositary before the Depositary will physically release the stock certificates representing the shares of Enviroq Stock to be withdrawn. Unless such stock certificates have been tendered by an Eligible Institution, the signatures on the notice of withdrawal must be guaranteed by an Eligible Institution. If shares of Enviroq Stock have been delivered pursuant to the procedures for book-entry transfer, any notice of withdrawal also must specify the name and number of the account at the appropriate Book-Entry Transfer facility to be credited with withdrawn shares of Enviroq Stock and otherwise comply with such Book-Entry Transfer Facility's procedures. All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by Enviroq, in its sole discretion, which determination shall be final and binding. None of Enviroq, the Depositary, nor any other person, shall be under any duty to give notification of any defect or irregularity in any notice of withdrawal or incur any liability for failure to give any such notification. Withdrawals made in accordance with these provisions may not be rescinded and any shares of Enviroq Stock properly withdrawn shall not be deemed to be validly tendered for purposes of the Offer to Redeem. Withdrawn shares of Enviroq Stock may be retendered at any subsequent time prior to the Expiration Date by following the procedures set forth herein.

EXTENSION OF THE OFFER TO REDEEM; AMENDMENTS; TERMINATION

         Enviroq expressly reserves the right, in its sole discretion, at any time and from time to time to extend the period of time during which the Offer to Redeem is open, including, but not limited to, if the Special Meeting is adjourned or postponed, by giving oral or written notice of such extension to the Depositary. In addition, Enviroq also reserves the right to terminate the Offer to Redeem and not accept for payment or pay for any shares of Enviroq Stock not therefore accepted for payment or paid for, or to postpone acceptance for payment or payment for shares of Enviroq Stock, if all of the conditions set forth in Articles 7 through 10 of the Merger Agreement (other than the filing of the appropriate corporate documents to effect the Mergers, which filings will occur promptly following the Redemption) are not satisfied or waived by or on the scheduled Expiration Date or if the Merger Agreement is terminated in accordance with its terms. Enviroq may also, in its sole discretion, at any time and from time to time, amend the Offer to Redeem in any respect by giving oral or written notice of such amendment to the Depositary. There can be no assurance that Enviroq will exercise its right to extend or amend the Offer to Redeem.

         Any extension of the period during which the Offer to Redeem is open, delay in acceptance or payment, termination or amendment of the Offer to Redeem will be followed, as promptly as practicable, by public announcement thereof, such announcement in the case of an extension to be issued not later than 8:00 a.m., Birmingham, Alabama time, on the next business day after the previously scheduled Expiration Date.

         If Enviroq shall decide to change the consideration offered in the Offer to Redeem to be paid to holders of shares of Enviroq Stock and, if at the time notice of such change is first published, sent or given to the holders of shares of Enviroq Stock, the then applicable Expiration Date shall occur prior to the expiration of a period ending on the tenth business day from and including the date that such notice is first so published, sent or given, then the Offer to Redeem shall be extended until the expiration of such period of ten business days. For purposes of the Offer to Redeem, a "business day" shall mean any day other than a Saturday, Sunday or federal holiday, and consists of the time period from 12:01 a.m. through 12:00 Midnight, Eastern time.

         If Enviroq makes a change in the terms of the Offer to Redeem or the information concerning the Offer to Redeem to ensure the equivalent treatment of the Stockholders in the Enviroq Merger, Enviroq will, in the event such change is material, disseminate additional tender offer materials (including, if applicable, this Proxy Statement/Prospectus and Offer to Redeem and other proxy solicitation materials) revised to give effect to such change and will extend the Offer to Redeem. The minimum period during which the Offer to Redeem must remain open following a material change in the terms of the Offer to Redeem or information concerning the Offer to Redeem, other than a change in consideration to be paid or a change in the percentage of shares of Enviroq Stock sought, will depend on the facts and circumstances, including the relative materiality of the terms and information changes.

         If Enviroq extends the Offer to Redeem, or if Enviroq (whether before or after its acceptance for payment of shares of Enviroq Stock) is delayed in its payment for shares of Enviroq Stock or is unable to pay for shares of Enviroq Stock pursuant to the Offer to Redeem for any reason, then without prejudice to Enviroq's rights under the Offer to Redeem, Enviroq may retain tendered shares of Enviroq Stock, and those shares of Enviroq Stock may not be withdrawn except to the extent tendering Stockholders are entitled to withdrawal rights as described herein.

SOURCE AND AMOUNT OF FUNDS

         The total amount of funds required by Enviroq to purchase shares of Enviroq Stock pursuant to the Offer to Redeem, including paying related fees and expenses, is estimated to be approximately $2,250,000. All of the funds required to pay for the Offer to Redeem will be paid out of available cash of Enviroq.

TRANSACTIONS CONCERNING SHARES OF ENVIROQ STOCK

         Neither Enviroq nor, to the knowledge of Enviroq, any of its executive officers, directors or controlling persons or any affiliate or subsidiary of any of the foregoing, has engaged in any transaction involving shares of Enviroq Stock during the 40 business days prior to the filing of this Proxy Statement/Prospectus and Offer to Redeem.

FEES AND EXPENSES

         No person has been retained, employed, or will be compensated, by Enviroq to make solicitations or recommendations in connection with the Offer to Redeem. Enviroq has retained the services of American Stock Transfer and Trust Company, New York, New York, to act as the Depositary and has agreed to pay the Depositary's expenses for acting in such capacity. Enviroq will pay all charges and expenses incurred by the Depositary in connection with the Offer to Redeem.

MISCELLANEOUS

         The Offer to Redeem is not being made to (nor will tenders be accepted from or on behalf of) holders of shares of Enviroq Stock in any jurisdiction in which the making of the Offer to Redeem or the acceptance thereof would not be in compliance with the securities, Blue Sky or any other laws of such jurisdiction. However, Enviroq may, in its sole discretion, take such action as it may deem necessary to make the Offer to Redeem in any such jurisdiction and extend the Offer to Redeem to holders of shares of Enviroq Stock in such jurisdiction. Enviroq is not currently aware of any states in which holders of the shares of Enviroq Stock should be excluded. In any jurisdiction the securities or Blue Sky laws of which require the Offer to Redeem to be made by a licensed broker or dealer, the Offer to Redeem shall be deemed to be made on behalf of Enviroq by brokers or dealers that are licensed under the laws of such jurisdiction.

         No person has been authorized to give any information or make any representation on behalf of Enviroq other than as contained in this Proxy Statement/Prospectus and Offer to Redeem and the Redemption Letter of Transmittal and, if given or made, such information or representation must not be relied upon as having been authorized by Enviroq.

         Enviroq has filed with the Commission Schedule 13e-4 pursuant to Rule 13e-4 under the Exchange Act, together with exhibits, furnishing certain additional information with respect to the Offer to Redeem, and may file amendments thereto. The Schedule 13e-4 and any amendments thereto, including exhibits, should be available for inspection and copying at the offices of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549. The Commission also maintains a web site that contains reports, proxy and information statements filed electronically with the Commission. The address of this web site is http://www.sec.gov. Copies of such material can be obtained from the Commission's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 upon payment of prescribed rates.

         Questions or requests for assistance or additional copies of this Proxy Statement/Prospectus and Offer to Redeem and the Redemption Letter of Transmittal may be directed to the Depositary at the addresses listed above or by telephone to (718) 921-8217, or to Enviroq at the addresses listed herein or by telephone to (205) 870-0588. Stockholders may also contact their brokers, dealers, commercial banks, trust companies or such other person as they may choose for assistance concerning the Offer to Redeem.

                              THE MERGER AGREEMENT

         The following is a summary of the material provisions of the Merger Agreement that are not discussed in more detail elsewhere in this Proxy Statement/Prospectus and Offer to Redeem. A copy of the Merger Agreement, as amended is attached as Annex A to this Proxy Statement/Prospectus and Offer to Redeem and each is incorporated herein by reference. The summary of the Merger Agreement set forth in this Proxy Statement/Prospectus and Offer to Redeem is qualified in its entirety by reference to the Merger Agreement.

GENERAL

         The Merger Agreement provides that, following the approval of the Merger Agreement and the Enviroq Merger by the Stockholders, and the satisfaction or waiver of the other conditions to the Mergers, including obtaining any requisite regulatory approvals and the consummation of the Redemption, Sub-1, Sub-2 and Sub-3 will be merged with and into Enviroq, IAM and CRC, respectively, with Enviroq, IAM and CRC being the surviving corporations, respectively, and resulting in each of Enviroq, IAM and CRC becoming wholly owned subsidiaries of Intrepid.

         If the Stockholders approve the Enviroq Merger, and the other conditions to the Mergers are satisfied or waived, the closing of the Reorganization (the "Closing") will take place as soon as practicable following the satisfaction or waiver of the conditions set forth in the Merger Agreement. In no event shall the Closing take place later than two business days after satisfaction or waiver of such conditions, unless otherwise mutually agreed to by the parties to the Merger Agreement (the "Closing Date").

REPRESENTATIONS AND WARRANTIES

         The Merger Agreement contains customary representations and warranties by each of Enviroq, IAM and CRC relating to, among other things and subject to certain qualifications, (a) their respective organizations, the organizations of their respective subsidiaries and similar corporate matters; (b) their respective capital structures; (c) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (d) their compliance with applicable laws and agreements; (e) reports and financial statements filed with the Commission or other regulatory authorities and the accuracy of information contained therein; (f) the absence of any material adverse effect on their business, assets, financial condition, result of operations or prospects; (g) the absence of adverse material claims, suits, actions or proceedings, and other litigation issues; (h) the accuracy of information supplied by each of Enviroq, IAM and CRC for use in the Registration Statement of which this Proxy Statement/Prospectus and Offer to Redeem forms a part; (i) certain tax matters; (j) retirement and other employee benefit plans and matters relating to ERISA; (k) compliance with all applicable material environmental laws, possession of all material environmental, health and safety permits and other environmental issues; (l) any agreements to act as a guarantor for any other person; (m) labor matters; (n) the adequacy of their insurance coverage; (o) the collectibility of promissory notes and accounts receivable; (p) material contracts and agreements to which they are a party;
(q) the merchantability and fitness for the purpose for which inventory was procured or manufactured with respect to all inventory of the parties; (r) title and condition of real and personal assets, including all tangible assets;
(s) intellectual property rights; (t) the absence of any obligation to pay fees or commissions to any broker, finder or agent with respect to the transactions contemplated by the Merger Agreement; (u) the adequacy and completeness of information provided in all financial statements; (v) undisclosed liabilities;
(w) events subsequent to their most recent fiscal year end; and (x) with respect to IAM and CRC, that neither IAM nor CRC is engaged or proposes to engage in any business which would cause such company to fall within the definition of, or otherwise cause it deemed to be, an "investment company" as defined in the Investment Company Act.

         The Merger Agreement provides that none of the representations and warranties contained in the Merger Agreement shall survive the Effective Time, except all such covenants and agreements which by their terms contemplate performance after the Effective Time, shall survive the Effective Time.

CONDUCT OF BUSINESS PRIOR TO THE MERGERS

         Pursuant to the Merger Agreement, each of Enviroq, IAM and CRC has agreed to, and in the case of Enviroq, Enviroq has agreed to cause its subsidiaries to: (1) take all actions and do all things consistent with the ordinary course of business; (2) use its best efforts to maintain and preserve intact its business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees; and (3) except as required by law or regulation, take no action which would adversely affect or delay the ability of any party to the Merger Agreement to obtain any consent from any regulatory authority or any other approvals required for the consummation of the transactions contemplated by the Merger Agreement or to perform its covenants and agreements under the Merger Agreement. Enviroq is specifically permitted to redeem shares of Enviroq Stock in the Redemption. Furthermore, pursuant to the Merger Agreement, each of Enviroq, IAM and CRC has agreed that during the period from the date of the Merger Agreement until the Effective Time, except as expressly permitted by the Merger Agreement or as all parties to the Merger Agreement otherwise consent in writing, it will (and each of its subsidiaries will), subject to certain exceptions specified therein, among other things: not (a) change, delete or add any provision of or to its certificate or articles of incorporation or bylaws or to the certificate or articles of incorporation or bylaws of any of their respective subsidiaries; (b) change the number of shares of its authorized, issued or outstanding capital stock, including any issuance, purchase, redemption, split, combination or reclassification thereof; issue or grant any option, warrant, call, commitment, subscription right; enter into any agreement to purchase relating to its authorized, issued or outstanding capital stock; or declare, set aside or pay any dividend or other distribution with respect to its outstanding capital stock (although Enviroq is permitted to redeem shares of Enviroq Stock in the Redemption); (c) incur any material liabilities or material obligations (other than deposit liabilities and short-term borrowings in the ordinary course of business), whether directly or by way of guaranty, including any obligation for borrowed money, or whether evidenced by any note, bond, debenture, or similar instrument, except in the ordinary course of business (although Enviroq shall be permitted to incur liabilities to the holders of shares of Enviroq Stock in connection with the Redemption); (d) make any capital expenditures individually in excess of $25,000, or in the aggregate in excess of $50,000, excluding (i) binding commitments existing on the date of the Merger Agreement and disclosed in a Disclosure Schedule delivered pursuant to the Merger Agreement and (ii) expenditures necessary to maintain existing assets in good repair; (e) sell, transfer, convey or otherwise dispose of any real property or interest therein having a book value in excess of or in exchange for consideration in excess of $10,000; (f) pay any bonuses to any executive officer except pursuant to the terms of an enforceable written employment agreement; (g) enter into any new, or amend in any respect any existing, employment, consulting, non-competition or independent contractor agreement with any person; (h) alter the terms of any existing incentive bonus or commission plan; (i) adopt any new or amend in any material respect any existing employee benefit plan, except as may be required by law; (j) grant any general increase in compensation to its employees as a class or to its officers except for non-executive officers in the ordinary course of business and consistent with past practices and policies or except in accordance with the terms of an enforceable written agreement; (k) grant any material increases in fees or other increases in compensation or in other benefits to any of its directors; (l) effect any change in any material respect in retirement benefits to any class of employees or officers, except as required by law; or (m) acquire any of the assets or equity securities of any person or acquire direct or indirect control of any person, other than in connection with (i) any internal reorganization or consolidation involving existing subsidiaries which has been approved in advance in writing by Enviroq, IAM and CRC, (ii) any such acquisition of assets in the ordinary course of business, or (iii) the creation of new subsidiaries organized to conduct and continue activities not otherwise permitted by the Merger Agreement.

CONDITIONS TO OBLIGATION TO EFFECT THE REORGANIZATION

Mutual Conditions

         The respective obligation of each of the parties to the Merger Agreement to effect the Mergers is subject to, among others, the following conditions: (a) the Enviroq Merger shall have been approved by the requisite vote of the Stockholders; (b) all necessary consents of any regulatory authority shall have been obtained and all notice and waiting periods required by law to pass after receipt of such consent shall have passed, and all conditions to the consummation of the Mergers set forth in such consent shall have been satisfied; (c) Intrepid shall have received all federal and state securities laws or "blue sky" permits or other authorizations or confirmations as to the availability of exemptions from registration requirements, as may be necessary to issue shares of Intrepid Stock pursuant to the Merger Agreement;

(d) there shall be no actual or threatened causes of action, investigations or proceedings (i) challenging the validity or legality of the Merger Agreement or the consummation of the transactions contemplated thereby, (ii) seeking damages in connection with the transactions contemplated by the Merger Agreement, or
(iii) seeking to restrain or invalidate the transactions contemplated by the Merger Agreement, which, in the reasonable judgment of Enviroq, IAM and CRC, based upon advice of counsel, would have a material adverse effect with respect to Enviroq, IAM or CRC, as the case may be; (e) this Proxy Statement/Prospectus and Offer to Redeem shall have been filed with the Commission for review and comment and shall have been authorized for mailing, either by notice from the Commission or the lapse of time for review and comment by the Commission; (f) the Registration Statement of which this Proxy Statement/Prospectus and Offer to Redeem is a part shall have been declared effective, and no-stop order with respect thereto shall be in effect and no proceedings for that purpose shall have been initiated or, to the knowledge of all parties, threatened by the Commission or any other regulatory authority; (g) there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Mergers by any regulatory authority which, in connection with the grant of any consent by any regulatory authority, imposes, in the judgment of the parties, any requirement which would have a material adverse effect upon the parties, or any one of them, provided that no such term or condition imposed by any regulatory authority in connection with the grant of any consent by any regulatory authority shall be deemed to be a requirement which would have a material adverse effect on any party unless it materially differs from terms and conditions customarily imposed by any such entity in connection with the acquisition of corporations under similar circumstances; and (h) all consents of third parties required in connection with the transactions contemplated hereby shall have been obtained, except where the failure to obtain such consents, in the aggregate, would not reasonably be expected to result in a material adverse effect on Enviroq, IAM or CRC, as the case may be, provided that a party which has not used all reasonable efforts to obtain a consent may not assert this condition with respect to such consent.

Conditions to the Obligation of Enviroq to Consummate the Enviroq Merger

         The obligations of Enviroq to consummate the Enviroq Merger are subject to the fulfillment of each of the following conditions, unless waived:
(a) the representations and warranties of IAM and CRC set forth in the Merger Agreement and in any certificate or document delivered pursuant thereto shall be true and correct in all material respects; (b) IAM and CRC shall have performed all covenants, obligations and agreements required to be performed by them under the Merger Agreement prior to the Effective Time; (c) each of the other parties to the Merger Agreement shall have delivered to Enviroq a certificate dated as of the Closing Date as to the satisfaction of the matters described in clauses (a) and (b) of this paragraph; (d) all of the conditions to the consummation of the IAM Merger and the CRC Merger shall have been satisfied or waived in accordance with the terms of the Merger Agreement, and the Mergers shall be consummated substantially contemporaneously; (e) there shall have been no determination by Enviroq that any fact, event or condition exists, or has occurred that, in the judgment of Enviroq, (i) would be materially adverse to the interests of Enviroq, individually or on a consolidated basis, or (ii) would render the Enviroq Merger or the other transactions contemplated by the Merger Agreement impracticable because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange; (f) Intrepid shall have entered into an Employment Agreement with William J. Long; (g) prior to the Closing Date, all loans from IAM or CRC to shareholders or affiliates of IAM or CRC, shall have been repaid, and all loans to IAM or CRC from shareholders or affiliates of IAM or CRC shall have been repaid; (h) the Principal IAM/CRC Shareholders shall have executed the Voting Agreement; (i) all rights with respect to shares of IAM Stock and CRC Stock issuable pursuant to the exercise of stock options granted under any IAM or CRC stock option plans, whether or not exercisable, shall have been terminated and any holder thereof shall have executed an appropriate instrument of cancellation; (j) Intrepid shall have received the resignations, effective as of the Closing, of each director and officer of IAM and CRC, other than those whom shall have been agreed upon by the parties as specified in writing at least thirty (30) days prior to the Closing, and other than Forrest Travis and Mark F. Travis; and (k) clients which together own at least 85% of the assets managed by IAM as of the Closing shall have executed and delivered to IAM that consent to assignment required to be sent by IAM to all of its clients pursuant to the Merger Agreement.

Conditions to the Obligation of IAM to Consummate the IAM Merger

         The obligations of IAM to consummate the IAM Merger are subject to the fulfillment of each of the following conditions, unless waived: (a) the representations and warranties of Enviroq set forth in the Merger Agreement and in any certificate or document delivered pursuant thereto shall be true and correct in all material respects; (b) Enviroq shall have performed all covenants, obligations and agreements required to be performed by it under the Merger Agreement prior to the Effective Time; (c) each of the other parties to the Merger Agreement shall have delivered to IAM a certificate dated as of the Closing Date as to the satisfaction of the matters described in clauses (a) and
(b) of this paragraph; (d) the holders of not more than seven and one-half percent (7 1/2%) of the outstanding shares of Enviroq Stock shall have elected to exercise their right to dissent from the Enviroq Merger and demand payment in cash for the fair or appraised value of their shares; (e) all of the conditions to the consummation of the Enviroq Merger and the CRC Merger shall have been satisfied or waived in accordance with the terms of the Merger Agreement, and the Mergers shall be consummated substantially contemporaneously; (f) there shall have been no determination by IAM that any fact, event or condition exists, or has occurred that, in the judgment of IAM, (i) would be materially adverse to the interests of IAM, individually or on a consolidated basis, or
(ii) would render the IAM Merger or the other transactions contemplated by the Merger Agreement impracticable because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange; (g) Intrepid shall have entered into an Employment Agreement with each of Forrest Travis and Mark
F. Travis; (h) the Stock Agreement shall have remained in full force and effect through the Effective Time; (i) the Principal Stockholders shall have executed the Voting Agreement; (j) all rights with respect to shares of Enviroq Stock issuable pursuant to the exercise of stock options granted under any Enviroq stock option plan, whether or not exercisable, shall have been terminated and any holder thereof shall have executed an appropriate instrument of cancellation; and (k) Intrepid shall have received the resignations, effective as of the Closing, of each director and officer of Enviroq, other than those whom shall have been agreed upon by the parties as specified in writing at least thirty (30) days prior to the Closing, and other than William J. Long.

Conditions to the Obligation of CRC to Consummate the CRC Merger

         The obligations of CRC to consummate the CRC Merger are subject to the fulfillment of each of the following conditions, unless waived: (a) the representations and warranties of Enviroq set forth in the Merger Agreement and in any certificate or document delivered pursuant thereto shall be true and correct in all material respects; (b) Enviroq shall have performed all covenants, obligations and agreements required to be performed by it under the Merger Agreement prior to the Effective Time; (c) each of the other parties to the Merger Agreement shall have delivered to CRC a certificate dated as of the Closing Date as to the satisfaction of the matters described in clauses (a) and
(b) of this paragraph; (d) the holders of not more than seven and one-half percent (7 1/2%) of the outstanding shares of Enviroq Stock shall have elected to exercise their right to dissent from the Enviroq Merger and demand payment in cash for the fair or appraised value of their shares; (e) all of the conditions to the consummation of the Enviroq Merger and the IAM Merger shall have been satisfied or waived in accordance with the terms of the Merger Agreement, and the Mergers shall be consummated substantially contemporaneously; (f) there shall have been no determination by CRC that any fact, event or condition exists, or has occurred that, in the judgment of CRC, (i) would be materially adverse to the interests of CRC, individually or on a consolidated basis, or
(ii) would render the CRC Merger or the other transactions contemplated by the Merger Agreement impracticable because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange; (g) Intrepid shall have entered into an Employment Agreement with each of Forrest Travis and Mark
F. Travis; (h) the Stock Agreement shall have remained in full force and effect through the Effective Time; (i) the Principal Stockholders shall have executed the Voting Agreement; (j) all rights with respect to shares of Enviroq Stock issuable pursuant to the exercise of stock options granted under any Enviroq stock option plans, whether or not exercisable, shall have been terminated and any holder thereof shall have executed an appropriate instrument of cancellation; and (k) Intrepid shall have received the resignations, effective as of the Closing, of each director and officer of Enviroq, other than those whom shall have been agreed upon by the parties as specified in writing at least thirty (30) days prior to the Closing, and other than William J. Long.

TERMINATION

         The Merger Agreement may be terminated at any time prior to the
Closing: (a) by the mutual written consent duly authorized by the Enviroq Board, the IAM Board and the CRC Board at any time prior to the Effective Time; (b) by Enviroq at any time prior to the Effective Time, if there has been a material breach of a representation, warranty, covenant, or agreement of IAM or CRC and such breach has not been cured or is incapable of being cured within 15 days of notice of such breach; (c) by IAM at any time prior to the Effective Time, if there has been a material breach of a representation, warranty, covenant, or agreement of Enviroq and such breach has not been cured or is incapable of being cured within 15 days of notice of such breach; (d) by CRC at any time prior to the Effective Time, if there has been a material breach of a representation, warranty, covenant or agreement of Enviroq and such breach has not been cured or is incapable of being cured within 15 days of notice of such breach; (e) if the Closing has not occurred by December 31, 1998, unless extended by mutual written consent duly authorized by the Enviroq Board, the IAM Board and the CRC Board;
(f) by Enviroq if the Enviroq Board, as advised by outside counsel, determines in good faith that the failure to terminate the Merger Agreement and the transactions contemplated therein would be reasonably likely to result in a breach of the directors' fiduciary duty to the Stockholders; or (g) by Enviroq, IAM or CRC if at the Special Meeting (including any adjournment or postponement thereof) the requisite vote of the Stockholders to approve the Enviroq Merger and the other transactions contemplated in the Merger Agreement shall not have been obtained.

TERMINATION FEES

         The Merger Agreement provides that in the event that any person shall have made an Alternative Proposal for Enviroq and thereafter (i) the Merger Agreement is terminated by Enviroq based on a determination by the Enviroq Board, as advised by outside counsel, in good faith that the failure to terminate the Merger Agreement and the transactions contemplated therein would be reasonably likely to result in a breach of the directors' fiduciary duty to the Stockholders or (ii) the Merger Agreement is terminated by IAM or CRC due to a breach of the Merger Agreement by Enviroq (and neither IAM nor CRC is in breach of the Merger Agreement) and, in the case of clause (ii) only, a definitive agreement with respect to such Alternative Proposal is executed within one (1) year after such termination and such transaction is thereafter consummated, Enviroq will pay IAM and CRC an aggregate fee of $250,000, which amount shall be payable on the date Enviroq publicly announces that it is terminating the Merger Agreement or otherwise within two (2) business days after consummation of such transaction pursuant to an Alternative Proposal. An Alternative Proposal is defined as any proposal or offer with respect to a merger, acquisition, consolidation or other transaction involving, or the purchase of, (i) all or any significant portion of the assets of Enviroq and its subsidiaries taken as a whole, (ii) fifteen percent (15%) or more of the outstanding shares of Enviroq Stock, or (iii) fifteen percent (15%) or more of the outstanding shares of the capital stock of any subsidiary of Enviroq.

         The Merger Agreement further provides that in the event the Merger Agreement is terminated by Enviroq due to IAM's or CRC's breach of the Merger Agreement (and Enviroq is not in breach of the Merger Agreement), and either IAM or CRC, within one (1) year after such termination, executes a definitive agreement with respect to a transaction that would meet the definition of an Alternative Proposal if the term "IAM or CRC" was substituted instead of the term "Enviroq" in such definition and IAM and CRC thereafter consummates such transaction, then IAM or CRC shall pay Enviroq an aggregate fee of $250,000 within two (2) business days after consummation of such transaction.

         The Merger Agreement further provides that if any party should fail to pay a termination fee when due, in addition to payment of such amount, the defaulting party will pay the costs and expenses (including attorneys' fees) incurred in connection with any action to collect payment, together with interest on the amount of the termination fee at the rate of twelve percent (12%) per annum.

EXPENSES

         Except for expenses relating to the organization of Intrepid, Sub-1, Sub-2 and Sub-3 and any fees and expenses payable upon a termination of the Merger Agreement, each of the parties to the Merger Agreement shall be responsible for its own expenses incurred in connection with the negotiation of the Merger Agreement and the consummation of the transactions contemplated thereby, including all expenses incurred in connection with the preparation of this Proxy Statement/Prospectus and Offer to Redeem, paying agent charges, attorneys' fees and disbursements, accounting fees and disbursements, investment banking fees and disbursements, and printing costs. If the Mergers are consummated, Intrepid will pay all of the fees and expenses of Bradley Arant (the "Registration Attorney"). If the Mergers are not consummated, Enviroq will pay one-half of the fees and expenses of the Registration Attorney, and IAM and CRC will each pay one-fourth of the fees and expenses of the Registration Attorney. Enviroq (and its subsidiaries), IAM and CRC agree to engage the Registration Attorney to prepare and file all registration statements with the Commission as well as any related filings, including any "blue sky" filings with applicable states. The Merger Agreement specifically authorizes the Registration Attorney to engage the accounting firm of Deloitte & Touche LLP, to assist it with such filings. See "-- Termination Fees".

AMENDMENT AND WAIVER

         The Merger Agreement may be amended at any time prior to the Effective Time by the parties to the Merger Agreement with prior authorization of their respective boards of directors. However, any amendment effected subsequent to the approval by the Stockholders of the Enviroq Merger will be subject to the restrictions contained in the DGCL. No amendment of any provision of the Merger Agreement shall be valid unless the same is in writing and signed by all of the parties to the Merger Agreement. At any time prior to the Effective Time, any of the parties to the Merger Agreement may extend the time for the performance of any of the obligations or other acts of the other parties thereto, waive any inaccuracies in the representations and warranties contained therein or any document delivered pursuant thereto, and waive compliance with any of the agreements or conditions contained in the Merger Agreement to the extent permitted by law. No waiver by any party pursuant to the Merger Agreement of any default, misrepresentation, or breach of warranty or covenant thereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant under the Merger Agreement or affect in any way or any rights arising by virtue of any prior or subsequent such occurrence.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following discussion is a summary of the material federal income tax consequences of the Redemption and the Enviroq Merger to holders of shares of Enviroq Stock. The discussion applies only to holders of shares of Enviroq Stock who hold such shares of Enviroq Stock as a capital asset, and may not apply to special situations, such as holders of shares of Enviroq Stock, if any, who received their shares of Enviroq Stock upon the exercise of employee stock options or otherwise as compensation and holders that are insurance companies, securities dealers, financial institutions or foreign persons.

         THE TAX CONSEQUENCES OF THE OFFER TO REDEEM AND THE ENVIROQ MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF THE STOCKHOLDERS. EACH HOLDER OF SHARES OF ENVIROQ STOCK IS URGED TO CONSULT SUCH STOCKHOLDER'S OWN TAX ADVISOR AS TO THE STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES ARISING OUT OF THE REDEMPTION AND THE ENVIROQ MERGER TO SUCH STOCKHOLDER.

         None of Enviroq, Intrepid or Sub-1 has requested or will receive an advance ruling from the IRS as to any of the federal income tax consequences of the Redemption and the Enviroq Merger to holders of shares of Enviroq Stock or of any of the federal income tax consequences of the Redemption and the Enviroq Merger to Enviroq, Intrepid or Sub-1. Deloitte & Touche LLP has provided to the Enviroq Board an opinion as to certain of the federal income tax consequences of the Redemption and the Enviroq Merger to the holders of shares of Enviroq Stock. The opinion of Deloitte & Touche LLP (the "Deloitte Opinion") is based entirely upon the Code, regulations now in effect thereunder, current administrative rulings and practice, and judicial authority, all of which are subject to change, possibly with retroactive effect. Deloitte & Touche LLP has consented to the inclusion of the Deloitte Opinion as an Annex to this Proxy Statement/Prospectus and Offer to Redeem and to the summary thereof and all references to Deloitte & Touche LLP and the Deloitte Opinion contained herein. The full text of the Deloitte Opinion is attached as Annex C to this Proxy Statement/Prospectus and Offer to Redeem, is incorporated herein by reference, and should be read in its entirety in connection with this Proxy Statement/Prospectus and Offer to Redeem. The discussion of the Deloitte Opinion set forth below is qualified in its entirety by reference to Annex C of this Proxy Statement/Prospectus and Offer to Redeem. The management of Enviroq has represented to Deloitte & Touche LLP that Intrepid has no plan or intention to redeem or otherwise reacquire the shares of Intrepid Stock issued in the Enviroq Merger.

         Unlike a ruling from the IRS, an opinion is not binding on the IRS and there can be no assurance, and none is hereby given, that the IRS will not take a position contrary to one or more positions reflected in the Deloitte Opinion or that the positions stated in the Deloitte Opinion will be upheld by the courts if challenged by the IRS.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE REDEMPTION

         In the Deloitte Opinion, the distribution of cash by Enviroq to the Stockholders who elect to participate in the Redemption will be characterized for federal income tax purposes as a distribution in full payment in exchange for their respective shares of Enviroq Stock. Any gain or loss realized by such redeeming Stockholders in connection with the Redemption will be recognized for federal income tax purposes as capital gain or loss pursuant to ss. 1001 of the Code, provided that the shares of Enviroq Stock are held as a capital asset at the time the Redemption is effected.

         In general, a Stockholder who receives cash pursuant to the Offer to Redeem in exchange for such Stockholder's shares of Enviroq Stock will recognize gain or loss for federal income tax purposes an amount equal to the difference between the amount of cash received and the Stockholder's tax basis in the shares of Enviroq Stock redeemed. If the Stockholder holds shares of Enviroq Stock as a capital asset at the time of the Redemption, such gain or loss will be long-term or short-term capital gain or loss depending on the length of the holding period for such shares of Enviroq Stock redeemed.

         The Taxpayer Relief Act of 1997 (P.L. 105-34) established several different tax rates for capital gains on the sale of securities which are held as capital assets, which rates are based on the length of time the securities have been held. The following holding periods and tax rates apply to securities sold after July 28, 1997: (i) capital assets held less than 12 months ("short-term gains") are taxed at ordinary income rates; (ii) capital assets held more than 12 months, but less than 18 months ("mid-term gains") are taxed at a maximum rate of 28 percent for individuals in higher income brackets and at 15 percent for individuals in lower income brackets; and (iii) capital assets held for more than 18 months ("long-term gains") are taxed at 20 percent for individuals in the higher income brackets and at 10 percent for individuals in lower income brackets. It should be noted that Congress is currently considering changes to the tax rates and holding periods relating to capital gains. If approved, such changes may be effective as of the date of the Redemption.

         Capital gains of corporations are taxable at the same rates as ordinary income.

         Capital losses of noncorporate taxpayers may be deducted only against capital gains and a limited amount ($3,000 per year) of ordinary income.

         The law currently is uncertain regarding the proper method of computing the net capital gains and losses of taxpayers, and of netting of capital gains and losses so as to determine the amount of capital gain which is subject to the three rates described in the preceding paragraph. Members of Congress have indicated that a technical corrections bill or other action by the legislature may be required to clarify such treatment. In the absence of a technical corrections act or other clarification from Congress, guidance cannot be provided with regard to whether a taxpayer should net short-term gains or losses against mid-term gains or losses and long-term gains or losses, or the order in which a taxpayer should offset gains with losses if a taxpayer has gains or losses in more than one category.

         The receipt by a Stockholder of cash pursuant to the Offer to Redeem may be subject to "backup" withholding of 31% of the cash received unless the Stockholder provides his or her correct taxpayer identification number on the Substitute Form W-9 included with the Redemption Letter of Transmittal enclosed with this Proxy Statement/Prospectus and Offer to Redeem or is eligible for an exemption from this requirement. Exempt persons (including, among others, all corporations) will not be subject to backup withholding provided that they indicate their exempt status on Form W-9. See "THE REDEMPTION -- Backup Withholding" and the Redemption Letter of Transmittal enclosed with this Proxy Statement/Prospectus and Offer to Redeem.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE ENVIROQ MERGER

         In the Deloitte Opinion, the following federal income tax consequences to the holders of shares of Enviroq Stock will result from the Enviroq Merger.

                  (i) The Enviroq Merger will be characterized for federal income tax purposes as a transfer of property (i.e., shares of Enviroq Stock) to a "controlled corporation" (i.e., Intrepid) within the meaning of ss. 351 of the Code. No gain or loss will be recognized by the Stockholders for federal income tax purposes in connection with their receipt of shares of Intrepid Stock in the Enviroq Merger (except with respect to cash received in lieu of fractional shares of Enviroq Stock). Stockholders will recognize gain, if any, but not loss, in connection with the Enviroq Merger to the extent of cash and the fair market value of property (other than shares of Intrepid Stock) received by them in the Enviroq Merger.

                  (ii) No gain or loss will be recognized by the Stockholders upon their receipt of shares of Intrepid Stock solely in exchange for their shares of Enviroq Stock.

                  (iii) Gain, if any, but not loss will be recognized by the Stockholders to the extent of the cash and fair market value of property (other than shares of Intrepid Stock) received by them in the Enviroq Merger.

                  (iv) The basis of the shares of Intrepid Stock to be received by the Stockholders will be equal to the basis of the shares of Enviroq Stock surrendered in exchange therefor reduced by the amount of cash and the fair market value of property (other than shares of Intrepid Stock) received by such Stockholders, and increased by the amount of any gain recognized by such Stockholders in the Enviroq Merger.

                  (v) The holding period of the shares of Intrepid Stock to be received by each Stockholder in the Enviroq Merger will be the holding period of the shares of Enviroq Stock surrendered by each such Stockholder in exchange therefor, provided that the shares of Enviroq Stock were held as a capital asset.

                  (vi) The payment of cash by Intrepid to the Stockholders in lieu of issuing a fractional share interest in Intrepid Stock will be treated as if the fractional share actually was issued as part of the Enviroq Merger and then was redeemed by Intrepid. This cash payment will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of Intrepid Stock redeemed. Generally, any gain or loss recognized upon such exchange will be a capital gain or loss.

         No opinion is expressed as to the federal tax treatment of the transaction under any other provisions of the Code and regulations, or about the tax treatment of any conditions existing at the time of, or effects resulting from, the transaction that are not specifically covered by the Deloitte Opinion.


                      DESCRIPTION OF INTREPID CAPITAL STOCK


GENERAL

         Following consummation of the Reorganization, the authorized stock of Intrepid will consist of 15,000,000 shares of Intrepid Stock. The following summary description of the stock of Intrepid is qualified in its entirety by reference to the Certificate of Incorporation of Intrepid which will be in effect following the consummation of the Reorganization, a copy of which is annexed as Exhibit 3(a) to this Proxy Statement/Prospectus and Offer to Redeem (the "Certificate of Incorporation") and to the applicable provisions of the DGCL.

DIVIDENDS

         Following consummation of the Reorganization, holders of shares of Intrepid Stock will be entitled to receive dividends when, as and if declared by the Intrepid Board from funds legally available therefor. Under Delaware law, cash dividends may only be paid (a) out of "surplus", which consists of the excess of the net assets of the corporation over its capital; or (b) if there is no surplus, out of the net profits for the fiscal year in which the dividend is declared, net profits for the immediately preceding fiscal year, or net profits for both of such years. Due to the fact that following consummation of the Reorganization Intrepid will act as a holding company for Enviroq, IAM and CRC and will not have any independent operations of its own, the ability of Intrepid to pay dividends will be limited by the ability of Enviroq, IAM and CRC to pay dividends to Intrepid. Following consummation of the Reorganization, there will be certain limitations on the payment of dividends by Enviroq, IAM and CRC to Intrepid.

VOTING RIGHTS AND OTHER MATTERS

         The holders of shares of Intrepid Stock are entitled to one vote per share on all matters brought before the stockholders. The holders of shares of Intrepid Stock do not have the right to cumulate their shares of Intrepid Stock in the election of directors of Intrepid.

         Shares of Intrepid Stock do not have any conversion rights, nor are there any redemption or sinking fund provisions available therefor. Holders of shares of Intrepid Stock are not entitled to any pre-emptive rights to subscribe for any additional shares of Intrepid Stock or for any other securities which may be issued.

LIQUIDATION RIGHTS

         Upon liquidation, dissolution or winding up of Intrepid, the assets legally available for distribution to stockholders of Intrepid will be distributable, subject to the rights of the holders of any then outstanding series of preferred stock, ratably among the holders of the shares of Intrepid Stock at the time outstanding. No shares of Intrepid Stock will be subject to redemption.


                  COMPARISON OF INTREPID STOCK, ENVIROQ STOCK,
                             IAM STOCK AND CRC STOCK


         The rights of Intrepid stockholders are governed by the Certificate of Incorporation of Intrepid, as amended, the Bylaws of Intrepid and the laws of the State of Delaware. The rights of the Stockholders are governed by the Certificate of Incorporation of Enviroq, the Bylaws of Enviroq and the laws of the State of Delaware. The rights of IAM shareholders are governed by the Articles of Incorporation of IAM, the Bylaws of IAM and the laws of the State of Florida. The rights of the CRC shareholders are governed by the Articles of Incorporation of CRC, the Bylaws of CRC and the laws of the State of Florida.

         After the Effective Time, the rights of the Stockholders, IAM shareholders and CRC shareholders who become holders of Intrepid Stock will be governed by the Certificate of Incorporation of Intrepid, as amended, the Bylaws of Intrepid and the laws of the State of Delaware. The following summary of the rights of the holders of Intrepid Stock, the holders of Enviroq Stock, the holders of IAM Stock and the holders of CRC Stock is qualified in its entirety by reference to the Certificate of Incorporation and Bylaws of Intrepid, the Certificate of Incorporation and Bylaws of Enviroq, the Articles of Incorporation and Bylaws of IAM, the Articles of Incorporation and Bylaws of CRC, the DGCL, and the Florida Business Corporation Act of the State of Florida (the "FBCA").

DIVIDENDS

         The sources of funds for payments of dividends by Intrepid and Enviroq are their subsidiaries. The sources of funds for payments of dividends by IAM and CRC is from funds legally available therefor. The DGCL provides that, subject to any restrictions in the corporation's certificate of incorporation, dividends may be declared from the corporation's surplus or, if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and the preceding fiscal year. Dividends may not be declared, however, if the corporation's capital has been diminished to an amount less than the aggregate amount of all capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets or if a reduction in capital would leave the assets of the corporation remaining after such reduction insufficient to pay any debts of the corporation for which payment has not otherwise been provided. The FBCA provides that a corporation may not make distributions to its shareholders if, after giving effect to the distribution, (i) the corporation would not be able to pay its debts as they became due in the usual course of business, or (ii) the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

VOTING RIGHTS

         All voting rights of Intrepid, Enviroq, IAM and CRC are vested in the holders of shares of Intrepid Stock, Enviroq Stock, IAM Stock and CRC Stock, respectively, with the holder of each of such share being entitled to one vote. The holders of Intrepid Stock, Enviroq Stock, IAM Stock and CRC Stock do not have the right to cumulate their votes in the election of directors.

BUSINESS COMBINATIONS

         Intrepid and Enviroq are subject to Section 203 of the DGCL. That section generally provides that a corporation may not engage in a business combination, except with extraordinary corporate approval, with any person deemed to be an "interested stockholder" for a period of three years following the date that the stockholder became an interested stockholder. An "interested stockholder" is defined as any person who directly or indirectly owns 15% or more of the outstanding voting stock of the corporation within the three-year period beginning immediately prior to the date on which such determination is made. The extraordinary corporate approval must consist of Board approval prior to the time the person became an interested stockholder or approval of the transaction by the Board of Directors and at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder; in the absence of such approval, the interested stockholder must own at least 85% of the voting stock of the corporation.

         IAM and CRC are subject to Section 607.0901 of the FBCA. That section generally provides that a business combination with any person deemed to be an "interested shareholder" must be approved by the affirmative vote of the holders of two-thirds of the voting shares other than the shares beneficially owned by the interested shareholder unless any of the following conditions apply to the transaction: (i) the transaction has been approved by a majority of the disinterested directors; (ii) the corporation has not had more than 300 shareholders of record at any time during the three years preceding the announcement of such transaction; (iii) the interested shareholder has been a beneficial owner of at least 80% of the corporation's outstanding voting shares for at least five years preceding the announcement of such transaction; (iv) the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of disinterested directors; (v) the corporation is an investment company registered under the Investment Company Act of 1940, as amended; or (vi) consideration will be paid to holders of each class or series of voting shares of the corporation and certain conditions concerning the consideration received are met. An "interested shareholder" is defined as any person who directly or indirectly owns more than 10% of the outstanding voting shares of a corporation. IAM and CRC are also subject to Section 607.0902 of the FBCA. That section generally provides that, in the event a person acquires shares in a corporation giving that person certain levels of voting control of the corporation, such person's shares will have the same voting rights as other shareholders' shares only to the extent granted by resolution approved by the shareholders of the corporation.

         The effect of the business combination and affiliated transactions provisions, respectively, is to make more difficult the acquisition of a majority control of a corporation or the use of its assets to finance such an acquisition.

AMENDMENTS TO CORPORATE CHARTER AND BYLAWS

         Any decision to be made by the stockholders of Intrepid with respect to changes to the charter of Intrepid will be subject to the voting restrictions contained in the Voting Agreement.

         The Bylaws of Intrepid may be amended by the affirmative vote of a majority of all the directors then holding office at any meeting of the Intrepid Board if notice of the proposed amendment is contained in the notice of the meeting. The Bylaws of Enviroq may be amended by the Directors and the Stockholders. The Bylaws of CRC may be amended by the unanimous vote of all members of the Board of Directors or by a majority vote of the Directors present, at a meeting, regular or special, if notice of the proposed amendment and of the time and place of the meeting has been given in writing to each member of the Board of Directors at least ten days before such meeting is held. The Bylaws of IAM may be amended by the Board of Directors or shareholders of IAM in accordance with the FBCA.

THE BOARD OF DIRECTORS

         The Bylaws of each of Intrepid, Enviroq, IAM and CRC provide that the entire Board of Directors of Intrepid, Enviroq, IAM or CRC is to be elected by majority vote of the shares entitled to vote at an annual meeting of shareholders at which such election is to occur. Directors so elected serve for a term of one (1) year and until their successors shall be elected and shall qualify.

         Both the DGCL and the FBCA provide (unless otherwise provided in a corporation's charter or bylaws), that a director, or the entire Board of directors, may be removed by the shareholders with or without cause by vote of the holders of a majority of the shares of capital stock of the corporation then entitled to vote on the election of directors. The Bylaws of each of Intrepid, Enviroq, IAM and CRC provide that directors may be removed with or without cause by a majority of the votes entitled to be cast in the election of directors.

         The Bylaws of each of Intrepid, Enviroq, IAM and CRC provide that vacancies on their respective board of directors may be filled until the next annual meeting of the shareholders by a vote of not less than 50% of the directors remaining in office.

         Notwithstanding any of the foregoing, any decision to be made by the stockholders of Intrepid with respect to the Intrepid Board will be subject to the Voting Agreement. As a condition to the consummation of the Reorganization, the Principal Stockholders and the Principal IAM/CRC Shareholders executed the Voting Agreement pursuant to which the Principal Stockholders and the Principal IAM/CRC Shareholders agreed to vote all shares of Intrepid Stock owned by them after the Effective Time to elect certain persons to the Intrepid Board after consummation of the Reorganization. In general, the Voting Agreement provides the Principal Stockholders, as a group, and the Principal IAM/CRC Shareholders, as a group, representation on the Intrepid Board for as long as the Voting Agreement remains in effect. Immediately after the Effective Time, the Principal Stockholders and the Principal IAM/CRC Shareholders will own approximately 79% of the issued and outstanding shares of Intrepid Stock. The maximum number of members of the Intrepid Board subject to designation by the Principal Stockholders and the Principal IAM/CRC Shareholders is, in the aggregate, seven. The specific number of members of the Intrepid Board designated by the Principal Stockholders, as a group, and the Principal IAM/CRC Shareholders, as a group, will vary, depending on the specific percentage of shares of Intrepid Stock owned by them viz-a-viz of the stockholders of Intrepid and viz-a- viz the other group.

ACTIONS OF STOCKHOLDERS OR SHAREHOLDERS WITHOUT MEETINGS

         Under the DGCL (unless otherwise provided in a corporation's charter), any action required or permitted to be taken by the stockholders of a corporation may be taken without a meeting and without a stockholder vote if a written consent is signed by the holders of the shares of outstanding stock having the requisite number of votes that would be necessary to authorize such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted. Under the Bylaws of Intrepid and Enviroq, action by written consent of the stockholders of Intrepid and the Stockholders is permitted. Under the FBCA, any action required or permitted to be taken by the shareholders of a corporation may be taken without a meeting and without a shareholder vote if a written consent is signed by all of the holders of the outstanding capital stock of the corporation.

DISSENT AND APPRAISAL RIGHTS

         A shareholder of IAM and CRC has dissent and appraisal rights pursuant to Section 607.1301 et seq. of the FBCA (the "Florida Dissent Provisions") in the event of any of the following corporate actions: (i) consummation of a plan of merger to which the corporation is a party if shareholder approval is required; (ii) consummation of a plan of share exchange to which the corporation is a party if shareholder approval is required; (iii) consummation of a sale or exchange of all or substantially all of the property of the corporation if shareholder vote is required; (iv) any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by: (1) altering or abolishing any preemptive rights attached to any of its shares; (2) altering or abolishing the voting rights pertaining to any of its shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares; (3) effecting an exchange, cancellation, or reclassification of any of its shares, when such exchange, cancellation, or reclassification would alter or abolish its voting rights or alter its percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;
(4) reducing the stated redemption price of any of its redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of its shares, or making any of its shares subject to redemption when they are not otherwise redeemable; (5) making noncumulative, in whole or in part, dividends of any of its preferred shares which had theretofore been cumulative; (6) reducing the stated dividend preference of any of its preferred shares; or (7) reducing any stated preferential amount payable on any of its preferred shares upon voluntary or involuntary liquidation; and
(v) any corporate action taken pursuant to a shareholder vote to the extent that the voting or nonvoting shareholders of the corporation, if any, are entitled to dissent pursuant to the articles of incorporation and (vi) approval of a control-share acquisition as provided in Section 607.0902 of the FBCA. A stockholder of Intrepid and a Stockholder has similar dissent and appraisal rights pursuant to Section 262 of the DGCL (the "Delaware Dissent

Provisions"), but only in the event of a merger or consolidation. See "THE REORGANIZATION -- Rights of Dissent and Appraisal".


RIGHTS ON LIQUIDATION

         In the event of liquidation, the holders of Intrepid Stock, Enviroq Stock, IAM Stock and CRC Stock will be entitled to receive pro rata any assets distributable to such stockholders or shareholders with respect to the shares held by them, after payment of indebtedness, such preferential amounts as may be required to be paid to the holders of any preferred stock then outstanding or issued by any such corporation and such other payments as are prescribed by the FBCA or the DGCL, as applicable.

PRE-EMPTIVE RIGHTS

         The holders of Intrepid Stock, Enviroq Stock, IAM Stock and CRC Stock do not have any pre-emptive rights to purchase additional shares of any class of securities, including common stock, of Intrepid, Enviroq, IAM or CRC, respectively, which may hereafter be issued.

REPORTS TO STOCKHOLDERS AND SHAREHOLDERS

         Enviroq stock is registered under the Exchange Act, and therefore, Enviroq is required to provide annual reports containing audited financial statements to the Stockholders and to file other reports with the Commission and solicit proxies in accordance with the rules of the Commission.

         Following the consummation of the Reorganization, Intrepid Stock will be registered under the Exchange Act, and, therefore, Intrepid will be required to provide annual reports containing audited financial statements to stockholders and to file other reports with the Commission and solicit proxies in accordance with the rules of the Commission.

         Although IAM and CRC are not registered under the Exchange Act, the FBCA requires that IAM and CRC provide to the shareholders of IAM and CRC annual financial statements that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for that year. If the financial statements are prepared for IAM or CRC on the basis of generally accepted accounting principles, the annual financial statements also must be prepared on that basis. If the annual financial statements are reported upon by a public accountant, the report of such public accountant must accompany the financial statements. In addition to requiring financial statements, the FBCA requires that, if IAM or CRC indemnifies or advances expenses to a director, officer, employee, or agent, otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by IAM or CRC, IAM or CRC, as the case may be, must report the indemnification or advance in writing to the shareholders with or before the notice of the shareholders' next meeting, and, if IAM or CRC issues or authorizes the issuance of shares for promises to render services in the future, IAM or CRC must report in writing to the shareholders the number of shares authorized or issued, and the consideration received by IAM or CRC, with or before the notice of the next shareholders' meeting.


                           SUPERVISION AND REGULATION

INTREPID

         Intrepid is incorporated under the laws of the State of Delaware. After the Effective Time, shares of Intrepid Stock will be registered pursuant to the Exchange Act. Accordingly, Intrepid will be subject to the regular reporting requirements set forth in the Exchange Act and will be subject to applicable regulation and supervision by the Commission. It is also anticipated that shares of Intrepid Stock will be registered on the NASDAQ-Small Cap Market at such time as Intrepid complies with all applicable requirements for such registration. Due to the fact that Intrepid will not, after the Reorganization, be engaged in the rendering of investment advisory services, its activities as a holding company will not constitute it an "investment adviser", as such term is defined in the Investment Advisers Act and state advisers acts. Accordingly, Intrepid will not, after the Reorganization, be registered under the Investment Advisers Act or any state advisers acts.

ENVIROQ

         Enviroq is incorporated pursuant to the laws of the State of Delaware. Accordingly, Enviroq is, and will after the Effective Time continue to be, regulated by the laws of the State of Delaware. Shares of Enviroq Stock are registered pursuant to the Exchange Act. Enviroq is currently subject to the reporting requirements set forth in the Exchange Act and is subject to applicable regulation and supervision by the Commission. After the Effective Time, Enviroq will cease to be subject to such reporting requirements and to be regulated by the Commission (other than indirectly as a subsidiary of a company registered pursuant to the Exchange Act).

IAM

         IAM is incorporated pursuant to the laws of the State of Florida. Because IAM is engaged in the business of providing investment advisory services to a number of clients, IAM is registered under the Investment Advisers Act and under applicable state investment advisers acts. Registrations, reporting, maintenance of books and records, custodial arrangements and other compliance procedures required pursuant to these laws and regulations promulgated thereunder are maintained by IAM. In addition, any associated person of IAM providing investment advice to clients will be required to have passed the NASD's Series 7 examination for general securities representatives.

         IAM is also subject to ERISA and to U.S. Department of Labor regulations promulgated thereunder, insofar as IAM is a "fiduciary" under ERISA with respect to its clients.

         The laws and regulations applicable to IAM and its operations generally grant supervisory agencies and bodies broad administrative powers, including the power to limit or restrict IAM from carrying on its business in the event that it fails to comply with such laws and regulations. Possible sanctions that may be imposed in the event of such noncompliance include the suspension of individual employees, limitations on IAM's engaging in business for specified periods of time, revocation of IAM's registration as an investment adviser, censures and fines.

         Every investment advisory contract between a registered investment adviser and its client must expressly provide that it may not be assigned by the investment adviser without the consent of the client. Under the Investment Advisers Act, an investment advisory contract of IAM is deemed to have been assigned when there is a "change in control" of IAM, either directly or indirectly, as through a sale of a "controlling block" of IAM's voting securities. Thus, a change of control of IAM will take place when it is acquired by Intrepid. Prior to the acquisition of IAM by Intrepid, IAM is required to obtain the written consent of IAM clients owning an aggregate total of 85% of the assets under management to the assignment of their advisory contracts which results from the IAM Merger and the Reorganization. The IAM Merger and the Reorganization is expressly conditioned on obtaining such consents.

         Supervision and regulation of IAM required by current laws and regulations will continue after the Effective Time of the IAM Merger and the Reorganization. All registrations, reporting, maintenance of books and records and compliance procedures required by the foregoing laws and regulations will continue to be maintained independently by IAM.

         IAM believes that it is currently in compliance with all state and federal regulations and regulatory authorities, and its most recent audit met all applicable regulatory requirements. IAM also has in place an ongoing internal compliance program supported by regulators, external consultants, accountants and attorneys.

CRC

         CRC is incorporated pursuant to the laws of the State of Florida. CRC is registered as a broker-dealer with the Commission under the Exchange Act and, where applicable, under various state securities laws, and is further regulated by the rules of the NASD.

         CRC is also required by federal law to belong to the Securities Investment Protection Corporation (the "SIPC"), which provides, in the event of the liquidation of a broker-dealer, protection for securities held in customer accounts of up to $500,000 per customer, subject to a limitation of $100,000 on claims for cash balances. The SIPC is funded through assessments levied on registered broker-dealers. Stocks, bonds, mutual funds and money market funds are considered securities and are protected on a share basis for the purposes of SIPC protection. SIPC protection does not apply to fluctuations in the market value of securities.

         Margin lending arranged by CRC is subject to the margin rules of the Board of Governors of the Federal Reserve System and the NASD. Under such rules, broker-dealers are limited in the amount they may lend in connection with certain purchases and short sales of securities and are also required to impose certain maintenance requirements on the amount of securities and cash held in margin accounts. In addition, those rules govern the amount of margin customers must provide and maintain in writing uncovered options.

         As a registered broker-dealer, CRC is subject to the Commission's Rule 15c3-1, the Net Capital Rule (the "Net Capital Rule"), which has also been adopted by the NASD. The Net Capital Rule specifies minimum net capital requirements for all registered broker-dealers and is designed to measure financial integrity and liquidity. Failure to maintain the required regulatory net capital may subject a firm to suspension or expulsion by the NASD, certain punitive actions by the Commission and, ultimately, may require a firm's liquidation.

         Regulatory net capital is defined as net worth (assets minus liabilities), plus qualifying subordinated borrowings, less certain deductions that result from excluding assets that are not readily convertible into cash and from conservatively valuing certain other assets. These deductions include charges that discount the value of firm security positions to reflect the possibility of adverse changes in market value prior to disposition.

         The Net Capital Rule requires notice of equity capital withdrawals to be provided to the Commission prior to and subsequent to withdrawals exceeding certain sizes. The Net Capital Rule also allows the Commission, under limited circumstances, to restrict a broker-dealer from withdrawing equity capital for up to 20 business days.

         CRC falls within the provisions of Rule 15c3-l(a)(2)(iv) promulgated by the Commission. CRC is subject to the minimum net capital requirements applicable to brokers or dealers that introduce customer accounts and receive securities, which requires that CRC maintain minimum net capital, as defined, of not less than $50,000. As of December 31, 1997 and 1996, CRC had net capital of $107,000 and $83,000, respectively, which exceeds the net capital requirements of $50,000 under Rule 15c3-l(a)(2)(iv). CRC is not subject to Commission Rule 15c3-3, which regulates a broker-dealer's custody of customer securities, and claims exemption from the reserve requirement under Section 15c3-3(k)(2)(ii). CRC maintains net capital in excess of the Commission's Rule 17a-11 requirement which would require CRC to give notice in the event that CRC's net capital falls below certain levels.

         Supervision and regulation of CRC required by current laws and regulations will continue after the Effective Time of the CRC Merger and the Reorganization. All registrations, reporting, maintenance of books and records and compliance procedures required by the foregoing laws and regulations will continue to be maintained independently by CRC.

         CRC believes that it is currently in compliance with all state and federal regulations and regulatory authorities, and its most recent audit met all applicable regulatory requirements. CRC also has in place an ongoing internal compliance program supported by regulators, external consultants, accountants and attorneys.

                     CERTAIN INFORMATION CONCERNING ENVIROQ


DESCRIPTION OF THE BUSINESS

         Enviroq is principally engaged in the development, commercialization, formulation and marketing of spray- applied resinous products, and in the treatment of municipal wastewater biosolids. Enviroq's operations are conducted primarily through Sprayroq(R), Inc., a Florida corporation of which Enviroq owns 50% of the outstanding capital stock ("Sprayroq"). Sprayroq is engaged in the development, commercialization, manufacture and marketing of spray-applied resinous materials. Enviroq also owns 100% of the outstanding capital stock of Synox(R) Corporation, a Delaware corporation ("Synox"). Synox has been engaged in the research, development and marketing of a process for the treatment of municipal wastewater biosolids. During the fiscal year ended March 30, 1996, management of Enviroq elected to minimize the activities of Synox and to write off substantially all of the assets of Synox. As of March 28, 1998, all remaining assets of Synox have been fully depreciated. Accordingly, during the fiscal year ended March 28, 1998, most of the income and gross profit of Enviroq was attributable to the operations of Sprayroq.

Year 2000 Issue

         The management of Enviroq has made an assessment of the Year 2000 compliance status of Enviroq's computer hardware, computer network equipment, and computer software. With respect to computer systems utilized within Enviroq, management believes that all key systems are currently Year 2000 compliant and should not pose significant operational problems, either to Enviroq or to third parties. The Company relies on third party vendors for its key computer system components and, as a function of routine upgrades of such systems, has received assurance of Year 2000 compliance, consequently avoiding any expense directly related to Year 2000 compliance. In addition, the management of Enviroq expects to complete, by December 31, 1998, a survey with each key supplier and key customer to further assess the extent of Year 2000 problems for such companies and any potential impact upon Enviroq. Enviroq will evaluate the necessity of a contingency plan after reviewing the results of the survey. Although it is not possible to reasonably estimate the cost of compliance, based on management's assessment, Enviroq believes that the cost to resolve any third party issues will not have a material impact on earnings.

         Despite these efforts, there can be no assurance that the systems of other companies, organizations or governmental agencies upon which Enviroq relies will be addressed successfully or in a timely manner. While Enviroq has not identified any specific areas of risk, it is possible that Year 2000 problems, arising from sources beyond the control of Enviroq (including the systems of suppliers and customers), or from general market Year 2000 problems could result in a negative adverse impact on Enviroq and/or its operating results.

         Additional information concerning Enviroq and its subsidiaries is included in the documents filed by Enviroq with the Commission which are incorporated by reference herein. A copy of the Annual Report of Enviroq on Form 10-KSB, as amended, for fiscal year ended March 28, 1998 and a copy of the Quarterly Report of Enviroq on Form 10- QSB, as amended, for fiscal quarter ended June 27, 1998 accompany this Proxy Statement/Prospectus and Offer to Redeem. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE".

Enviroq Consolidation of Accounts of Sprayroq

         Enviroq has since the inception of Sprayroq consolidated the financial statements of Sprayroq with those of Enviroq for financial reporting purposes. Enviroq has done so because the Stockholder Agreement (the "Sprayroq Stockholder Agreement") between Enviroq, Sprayroq, and Replico Development Company, Inc. (the other 50% equity owner of Sprayroq) provides that during the time (the "Loan Period") for which debt remains outstanding from Sprayroq to Enviroq (which, at the current rate of earnings by Sprayroq, Enviroq estimates will not occur prior to the end of the fiscal year ending in March 2000), Enviroq will have certain rights with respect to Sprayroq, including, without limitation, (i) providing the management of Sprayroq; (ii) designating three of the five directors of Sprayroq; and (iii) voting (through a proxy from Replico) approximately 66% of the outstanding shares of Sprayroq. Because of these provisions, Enviroq has determined that it controls Sprayroq and accordingly has included in its consolidated financial reports the accounts of Sprayroq. Enviroq believes that generally accepted accounting principles permit

Enviroq to continue such consolidation so long as Enviroq is deemed to be in control of Sprayroq. According to the Sprayroq Stockholder Agreement, following the Loan Period and until such time as Sprayroq accumulates an aggregate of $2,000,000 in retained earnings (after giving effect to dividends paid to its stockholders from such retained earnings), Enviroq will continue to have the right to vote approximately 55% of the shares of Sprayroq and will continue to have the right to designate three of the five directors of Sprayroq. Following the Loan Period, therefore, Enviroq will continue to vote a majority of the outstanding shares of Sprayroq and will be able to designate a majority of the five Sprayroq directors. Generally accepted accounting principles are unclear, however, regarding the ability of Enviroq to continue to consolidate the accounts of Sprayroq following the Loan Period because of the changes in Enviroq's rights under the Sprayroq Stockholder Agreement resulting from the repayment of such debt. While Enviroq expects to be able to consolidate the accounts of Sprayroq for the foreseeable future, there can be no assurance that Enviroq will be able to do so following the Loan Period. Enviroq is not able to determine the effect at this time on its financial statements were it to be unable to consolidate the financial statements of Sprayroq with its financial statements.


                       CERTAIN INFORMATION CONCERNING IAM


DESCRIPTION OF THE BUSINESS

         IAM is an asset management company organized under the laws of the State of Florida in 1994. IAM began operations on January 23, 1995 and provides investment advisory and management services to individuals, for-profit and non-profit corporations, labor unions and institutional clients. IAM is a registered investment adviser under the Investment Advisers Act with clients in several states in the southeast United States. IAM's principal offices are located at 50 North Laura Street, Suite 3550, Jacksonville, Florida 32202. The sole shareholders of IAM are Mark Travis, who owns 175 shares of IAM Common Stock, and Forrest Travis, who owns 325 shares of IAM Common Stock.

         IAM's advisory fees are based on the amount of assets under management. Fee rates typically decline as account size increases. All of IAM's accounts are billed 25 % of the annual fee in advance on a quarterly basis. The first billing includes any fractional quarter and the next full quarter. Fees and other terms are negotiable and will be discussed prior to any client initiating any investment program with IAM.

         The amount of assets under management (directly and in the hands of outside managers) at IAM as of December 31, 1995, 1996 and 1997, and as of June 30, 1997 and 1998 are set forth in the following table:

                                                                 Assets Under
                        Date                                      Management
                        ----                                      ----------
                December 31, 1995                               $ 63.0 million
                December 31, 1996                               $ 76.0 million
                June 30, 1997                                   $ 62.0 million
                December 31, 1997                               $ 66.0 million
                June 30, 1998                                   $111.0 million

The decrease in assets under management from December 31, 1996 to December 31, 1997 was primarily due to the loss of one substantial client.

         The assets of all of IAM's clients have generally been growing, with the most rapid growth achieved by domestic equities. For fiscal year ended December 31, 1997, no single client of IAM provided more than 11% of IAM's consolidated revenues.

         IAM manages assets across a diverse range of investment styles, asset classes and client types, with significant participation in fast-growing segments of the debt and equity markets. For the first six months of fiscal year 1998, investments in debt represented 39% of IAM's funds invested and investments in equity securities represented 61% of IAM's funds invested.

IAM's Investment Strategy

         IAM's strategy is to capitalize on growth opportunities for investment management services in the institutional, corporate and private client markets. IAM is responsible for developing and implementing its own investment philosophy, business plans and management fees. IAM seeks to grow by expanding the capabilities of its investment management services, increasing and focusing its marketing efforts and selectively expanding its distribution channels.

         (i) Asset Management Accounts IAM has developed an asset management account program, which is custodied through either National Financial Services Corporation ("NFSC") or Schwab Institutional, a division of Charles Schwab & Co., Inc. ("Schwab"), that provides IAM's clients with the following:

         - INVESTOR PROFILE - IAM consults with the client to obtain detailed financial information and other pertinent data on an investor profile worksheet to enable the client to determine the appropriate investment guidelines, risk tolerance and other factors that will assist in ascertaining the suitability of the client's asset management account.

         - PORTFOLIO MANAGEMENT SELECTION - IAM provides asset management of client's funds. IAM seeks to diversify and manage the client's portfolio, which includes, but is not limited to, stocks, bonds, options and money market instruments. Investments are determined based upon the client's investment objectives, risk tolerance, net worth, net income and other various suitability factors. IAM manages the client's accounts on an individual basis. Further restrictions and guidelines imposed by clients affect the composition and performance of portfolios. For these reasons, performance of portfolios within the same investment objective may differ and clients should not expect that the performance of their portfolios will be identical with the average client of the firm.

         - PERFORMANCE EVALUATION AND MONITORING SERVICES - IAM will furnish performance measurement services to its clients, provided by both Schwab or NFSC and through internally generated reports, in the form of quarterly performance evaluation reports. The internal reports are intended to inform clients as to how their investments have performed for the selected period.

         - DISCRETIONARY AUTHORITY - The client may grant IAM discretionary authority to buy and sell securities. If the client chooses to do so, the account may be managed on a non-discretionary basis.

         (ii) Schwab or NFSC Accounts IAM typically determines whether it is in a client's best interests to maintain the asset management account at Schwab or NFSC. In these instances, the client is instructed to open the account directly with Schwab or NFSC. The client gives trading authorization of securities to be bought and sold to IAM. Schwab or NFSC, as the case may be, executes the orders and provides customer statements and confirmation. In addition, Schwab or NFSC maintains custody of all account assets and performs all custodial functions, including crediting of interest and dividends on account assets.

         Schwab or NFSC may charge a transaction fee or commission on any securities purchased or sold. Prior written authorization for the withdrawal of quarterly fees is obtained from the client and written notification of the quarterly fee is provided to the client prior to debiting the client's account. If there is inadequate cash available to pay the quarterly fee, the client's prior authorization will permit IAM to liquidate securities to pay the fee in the following sequence:

         1)       from any or all Money Market Funds;
         2)       from any or all Fixed Income Funds; and
         3)       from any or all Equity Funds.

         The agreement may be terminated by either party, and the client is entitled to a pro rata refund of any prepaid quarterly fees. Clients who terminate the contract within five days of signing the contract shall be provided a full refund.

         (iii) Asset Management by External Portfolio Managers This service presents an asset management account whereby IAM utilizes external portfolio management to provide professional management of the account. IAM's management fee consists of the same charges as outlined above and also includes a fee for the external portfolio manager, which typically approximates 1% of assets under management. Fees are normally fixed; however, they can be negotiated at the discretion of IAM's management. Fees are charged quarterly in advance and are refundable based upon the pro rata number of days remaining in the quarter. The minimum dollar amount for opening an asset management account is $500,000, unless an exception is made.

         (iv) Solicitations of Money Managers IAM also enters into solicitation agreements with various non-affiliated investment advisors to offer services to IAM's clients. As a result of the agreements, compensation is provided to IAM in exchange for introducing clients to the non-affiliated investment advisors. Compensation to IAM is a percentage of the fee charged to the client by the non-affiliated investment advisor for its services. These fees are usually calculated as a percentage of assets under management. The solicitor relationship of IAM with non-affiliated investment advisors is clearly communicated to all clients in a disclosure statement provided by the non-affiliated investment advisor. The fee for such solicitation services is generally payable one quarter in advance of any services being provided by such non-affiliated investment advisor. Should the contract be terminated prior to the end of the quarter, the fee will be returned to the client on a prorated basis.

Factors Affecting Institutional Investment Managers

         (i) General Revenues in the institutional investment management industry are determined primarily by fees based on assets under management. Therefore, the principal determinant of growth in the industry is the growth of institutional assets under management. In IAM's management's judgment, the major factors which influence changes in institutional assets under management are:
(a) changes in the market value of securities; (b) net cash flow into or out of existing accounts; (c) gains of new or losses of existing accounts by specific firms or segments of the industry; and (d) the introduction of new products by the industry or by particular firms.

         In general, assets under management in the institutional segments of the industry have increased steadily, primarily due to increased rates of return, client retention, client acquisition, asset removals and asset additions.

         (ii) Competition IAM competes with a large number of investment management firms, principally those engaged in the management of individual, corporate and institutional accounts. In addition, IAM competes with affiliates of securities broker-dealers, commercial banks, insurance companies and other entities, many of which have substantially greater capital and other resources and some of which offer a wider range of financial services.

         Management believes that the most important factors affecting competition in the investment management industry are the abilities and reputations of investment managers, differences in the investment performance of investment management firms, the development of new investment strategies, access to channels of distribution, resources to invest in information technologies and client service capabilities.

         Barriers to entry are low, firms are relatively long-lived in the investment management business, and a new investment management firm has low capital requirements. Maintaining IAM requires only the continued involvement of its professional personnel. See "Risk Factors -- Competition and -- Dependence on Key Personnel".

Employees

         One of IAM's employees also performs administrative services for CRC.

DESCRIPTION OF PROPERTY

         IAM leased 2,000 square feet of office facilities pursuant to a five year lease with Barnett Banks, Inc., a Florida corporation. In addition, IAM is also using, and intends to use for the same period as the lease, 1,978 square feet of additional office space contiguous to the leased space. The lease expires on November 30, 1999, unless extended by agreement of the parties. Pursuant to the lease, IAM is required to pay monthly rent of $5,304 until the expiration thereof. IAM's existing facilities are adequate for its current operations, and it believes that additional facilities are readily available should the business need arise.

LEGAL MATTERS

         IAM is not subject to any legal proceedings.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         This discussion should be read in conjunction with the financial statements and the notes thereto relating to IAM contained elsewhere in this Proxy Statement/Prospectus and Offer to Redeem.

         Statements in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this document, as well as oral statements that may be made by IAM or by officers, directors or employees of IAM acting on IAM's behalf that are not statements of historical or current fact involve risks and uncertainties and known and unknown factors that could cause the actual results of IAM to be materially different from the historical results or from any future results expressed or implied by such statements, including, without limitation, changes in general economic and market conditions, fluctuations in volume and prices of securities, changes and prospects for changes in interest rates and demand for asset management and investment advisory services, increases in competition within and without the investment advisory business through broader service offerings or otherwise, competition from electronic discount brokerage firms offering investment advice and discounts on securities commissions, the prevalence of a flat fee investment advisory environment, limited trading opportunities, increases in expenses and changes in net capital or other regulatory requirements.

General

         IAM's revenues (exclusive of "other income") have grown from $762,278 in fiscal year 1995 to $1,057,208 in fiscal year 1997, and assets under management have grown from $63 million during fiscal year 1995 to $66 million during fiscal year 1997.

         IAM's largest expense category is compensation and benefits. Included within this category are all compensation-related costs (payroll, benefits, bonuses) for IAM's entire staff. Although this expense has increased in the past due to the hiring of additional employees, IAM believes compensation expense should decrease over time as a percentage of revenues, as IAM's asset base and revenues derived therefrom expand to more efficiently utilize IAM's capacity. Other operating expenses include facilities, legal and accounting, consulting, communication expenses, registration expenses and others. Other operating expenses are more fixed in nature and should decrease, over time, as a percentage of revenues.

         Expenses and losses recognized as a percentage of operating revenues and other income have decreased for each full fiscal year since IAM's inception. IAM has benefited from its growth in that expenses have not increased at the same rate as revenues due to economies of scale. Since IAM has increased its personnel to meet the growth of its operations, IAM's largest expense category has been employee compensation and benefits. IAM started with 6 employees in 1995 and had 8 employees as of December 31, 1997. IAM expects its pre-tax margins to increase over time as its revenues and assets under management grow more rapidly than expenses. Despite increases in compensation and marketing expenses in each period, the fixed components of total operating expenses remained relatively constant.

         IAM's basic source of income is from investment advisory and management services provided to its clients. Fees are typically based upon a percentage of total funds under management. Management's plans for generating operating profits in the future through continued growth and expansion of IAM's products and services rely upon management's ability to bring additional assets under IAM's management.

         The investment advisory business is subject to various inherent risks and contingencies, many of which are beyond IAM's ability to control. IAM's revenues, like those of other firms in the securities fund management industry, are directly related to the amount and stability of funds under management. Variations in amounts of investment assets under management are the result of local, regional, national and international economic, regulatory and political conditions, broad trends in business and finance, and interest rate fluctuations.

         IAM's management believes that its computer systems will be year 2000 operable and fully tested by December 31, 1998. IAM's own systems are presently being modified or replaced. IAM believes its cost for meeting this problem will not be material.

Six Months Ended June 30, 1998 Compared to Six Months Ended June 30, 1997

         For the six months ended June 30, 1998 compared to June 30, 1997, IAM experienced increases in total operating revenues and total operating expenses. IAM's management attributes the increase in revenues and expenses to increases in IAM's assets under management and the increased costs associated with additions to IAM's support staff and client services.

         Total operating revenues for the first six months of fiscal year 1998 were $534,163, representing a 20% increase from $443,777 for the comparable period of fiscal year 1997.

         Fee revenues were $348,665 for the first six months of fiscal year 1998 (65% of operating revenues) compared to $338,337 for the first six months of fiscal year 1997 (76% of operating revenue), representing a 3% increase over the previous period. Assets under management as of June 30, 1998 totaled $111.0 million.

         Outside manager income for the first six months of 1998 compared to the same period in 1997 decreased $29,791, or 66%. This decrease can be directly attributed to a decrease in the number of outside managers.

         Management fees, which represent amounts recovered from CRC for its share of rent, shared administrative employees and other common area maintenance, increased to $112,000 for the six months ended June 30, 1998 from $60,000 for the same period in 1997. Management fees increased because of a more specific allocation of costs to CRC in 1998 than in 1997, which resulted in higher charges to CRC.

         Realized and unrealized gains on investment increased to $57,849 for the six months ended June 30, 1998. This increase is attributable to gains on IAM's investment in a limited partnership managed by IAM, as well as a significant increase in IAM's share of the increase in value of the partnership which was purchased after June 30, 1997. Realized and unrealized gains on investments will be dependent on general market conditions and the favorable performance of IAM's underlying assets.

         Operating expenses for the first six months of fiscal year 1998 increased 68% from the same period of 1997 from $279,941 to $471,375.

         Salaries and employee benefits at $285,429 and $72,627 comprise 61% and 26%, of total IAM's expenses for the first six months of fiscal years 1998 and 1997, respectively. This increase of 293% can be attributed to the addition of two new employees, increased salaries and the increase in the amount of assets now being managed. Salary and employee benefit expenses are likely to increase incrementally in the event revenues increase and as and when more employees are hired.

         During the six month period ended June 30, 1998, outside manager expense totaled $15,649, compared to $45,440 for the same period of 1997. The decrease of 66% (or $29,791) is attributed to a decrease in the number of outside managers providing services to IAM and its clients.

         Advertising and marketing expense increased $7,132, or 26%, to $34,382 for the six months ended June 30, 1998 compared to the same period of 1997, primarily due to additional travel required for marketing purposes.

         Professional and regulatory fee expense decreased $21,975 or 52% to $20,646 for the six months ended June 30, 1998 compared to the same period of 1997, primarily due to a decrease in outside professional fees.

         General and administrative expenses increased $8,988 from $56,081 in the first six months of fiscal year 1997 to $65,069 in the first six months of fiscal year 1998, due to an incremental increase in business operations from 1997 to 1998.

         Interest expense increased $4,643, or 66%, to $11,692 for the six months ended June 30, 1998 compared to the same period of 1997, primarily due to a small amount of additional debt borrowed.

         As a result of these factors, IAM reported net income of $66,166 for the first six months of fiscal year 1998 versus net income of $164,677 for the comparable period of 1997. IAM operated as a subchapter S corporation for federal income tax purposes. Consequently, no provision for income taxes are made since all earnings and losses are passed through to the individual stockholders.

Twelve Months Ended December 31, 1997 Compared to Twelve Months Ended December 31, 1996

         For the fiscal year ended December 31, 1997, IAM experienced an increase in total operating revenues compared to the fiscal year ended December 31, 1996. IAM's management attributes the increase in revenues to increases in assets managed directly by IAM rather than outside advisors or managers.

         Total operating revenues for fiscal year 1997 were $1,057,208, representing a 14% increase from total operating revenues of $923,134 for fiscal year 1996.

         Asset management fee revenues were $651,590 in fiscal year 1997 ( 62% of operating revenues) compared to $644,158 for fiscal year 1996 (70% of operating revenue), representing a 1% increase over the previous period. This increase is primarily attributable to the increase in the amount of assets managed directly by IAM after a reduction in the number of outside managers, which resulted in an increase in the amount of asset management fees received by IAM during this period. Assets under management (directly and in the hands of outside managers) as of December 31, 1997 totaled $66 million compared to $76 million as of December 31, 1996.

         Outside manager income for the fiscal year ended December 31, 1997 decreased $113,798, or approximately 55%, from $206,672 during the fiscal year ended December 31, 1996 to $92,874 for the fiscal year ended December 31, 1997. This decrease can be directly attributed to a decrease in the number of outside managers.

         Realized and unrealized gains on investment increased from $3,204 for the fiscal year ended December 31, 1996 to $161,244 for the fiscal year ended December 31, 1997, an increase of approximately 4,933% during fiscal year 1997. This increase is attributable to gains on IAM's investment in a limited partnership managed by the shareholders of IAM.

         Operating expenses for the fiscal year ended December 31, 1997 decreased 18% from the same period of 1996, from $872,880 to $716,449.

         Salaries and employee benefits at $340,374 and $323,925 comprise 39% and 45%, respectively, of total expenses for fiscal years 1996 and 1997. Salaries and employee benefits expenses decreased 5% compared to the same period of 1996 primarily due to a decrease in the salaries payable to the President and Vice President. The most significant expense item was gross wages. During fiscal year 1997, this expense was $249,350, compared to $239,553 for the same period of 1996.

         Outside manager expense for the fiscal year ended December 31, 1997 totaled $92,874 compared to $206,672 for the same period of 1996. The decrease of $113,798, or 55%, is attributed to a decrease in the number of outside managers.

         Advertising and marketing expense decreased $22,353, or approximately 34%, to $44,252 for the fiscal year ended December 31, 1997 compared to the fiscal year ended December 31, 1996, primarily due to a decrease in advertising.


         Professional and regulatory fee expense decreased $3,209, or approximately 6%, to $45,860 for the fiscal year ended December 31, 1997 compared to the fiscal year ended December 31, 1996, primarily due to a decrease in outside professional services.

         Operating and maintenance expense increased $5,184, or approximately 7%, to $81,803 for the fiscal year ended December 31, 1997 compared to the fiscal year ended December 31, 1996, primarily due to increases in rent expense during fiscal year 1997.

         Interest expense declined $11,638, or approximately 45%, to $14,300 for the fiscal year ended December 31, 1997 compared to the fiscal year ended December 31, 1996, primarily due to a decrease in debt.

         As a result of these factors, IAM reported net income of $343,104 for fiscal year 1997, versus $53,048 for fiscal year 1996.

         IAM places available cash in interest bearing demand money market accounts, US Treasury Bonds and local government bonds. As of December 31, 1997, IAM's cash and cash equivalents totaled $1,188, all of which is in checking accounts.

         As of December 31, 1997, IAM's current assets represented approximately 72% of total assets. Stockholders' equity as of December 31, 1997 was approximately $58,262, an increase of $195,687, or 142%, since December 31, 1996. The increase is primarily attributable to a significant increase in retained earnings.

Liquidity and Capital Resources

         IAM's liquid assets consist primarily of cash and cash equivalents. The levels of these assets are dependent upon IAM's operating, financing and investing activities during any given period. Cash and cash equivalents as of June 30, 1998 totaled $10,498. Cash and cash equivalents as of December 31, 1997, 1996, and 1995 consisted of the following:

                                                                             Current Amount
                                                                 ----------------------------------
                                 Current     Interest
                                 Maturity      Rate               1997          1996           1995
                                 --------    ---------            ----          ----           ----
Cash in checking                 Demand          --               1,188         30,810        16,735
Money Market Accounts            Demand          --                   0              0             0
                                                                  -----         ------        ------

                                                                  1,188         30,810        16,735


         IAM's statements of financial condition reflect a liquid financial position as cash and assets readily convertible to cash represent over 36%, 25% and 61% of total assets as at December 31, 1997, 1996, and 1995, respectively. As of December 31, 1997, IAM owned trading securities with a fair value of $87,355, which represents an investment in

Intrepid Capital, L.P. IAM has historically financed its growth in operations and costs related to expansion of assets under management primarily with funds generated from shareholder capital, long-term loans and lines of credit. IAM's management believes that existing capital, when combined with the additional funds generated from operations, will provide IAM with sufficient resources to meet present cash and capital needs.

Analysis of Consolidated Cash Flows

         IAM's growth in assets since January 23, 1995 has been primarily due to an increase in cash provided by asset management fees. IAM has required cash for financing activities in the fiscal years 1997, 1996, and 1995 of $(31,176), $(9,255) and $128,145, respectively.

         For fiscal year 1995, IAM had a $(159,537) negative cash flow position, and operating activities required cash totaling $77,476, principally due to an increase in short-term liabilities. Investing activities resulted in a use of cash totaling $(235,622), principally from a net investment in short-term investments totaling $(184,739). Financing activities resulted in cash totaling $128,145. For fiscal year 1996, IAM generated net income of $53,048 and operating activities required cash totaling $(78,924), principally due to a decrease in short-term liabilities. Investing activities resulted in positive cash flow totaling $102,254. Financing activities required the expenditure of $(9,255) in cash from IAM.

         For fiscal year 1997, IAM's operating activities generated net income of $343,104 and net cash of $160,553. Investing activities required an additional $(158, 999) in cash. $(31,176) was expended through IAM's financing activities.

Seasonality and Inflation

         IAM's business is relatively consistent and stable on a quarterly basis and has not experienced any significant seasonal fluctuations since its inception in January 1995. There can be no assurance, however, that IAM's business will not be affected by seasonal fluctuations in the future.

         The financial statements of IAM and accompanying notes appearing elsewhere herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time due to inflation. Significant assets of IAM are monetary in nature. As a result, interest rates may have a greater impact on IAM's performance than do the effects of the general level of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

         IAM's assets are primarily liquid in nature (cash and cash equivalents, current receivables and marketable securities) and, therefore, are not significantly affected by inflation. IAM's management believes that the cost of replacing furniture, equipment and leasehold improvements would not have a material adverse effect on operations. However, the rate of inflation may have a significant effect on employee communications and occupancy costs, which may or may not be readily recoverable in the price of services offered by IAM.

Year 2000 Issue

         As a result of certain computer programs being written using two digits rather than four to define the applicable year, any of IAM's computer systems that have date sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000 (the so-called "Year 2000 Issue"). This could result in a system failure or miscalculations causing disruptions, including, among other things, a temporary inability to process transactions, send fee invoices or engage in normal business activities.

         IAM is in the process of evaluating its computer systems to determine what modifications (if any) are necessary to make such systems compatible with the year 2000 requirements. However, because many of IAM's computer systems have been put into service within the last several years, IAM does not expect any such modifications to have a material adverse effect on IAM's consolidated results of operations, liquidity and capital resources.

         IAM intends to take all reasonable efforts to make information on the year 2000 readiness of its operations available to its customers, although this information may not reach all customers. Although IAM believes that it can address year 2000 readiness issues related to its services, there may still be disruptions and/or failures that are unforeseen.

         IAM also intends to request assurances from its hardware and software suppliers that they are addressing the Year 2000 Issue and that the products and services procured or used by IAM will function properly or be available without interruption in the year 2000. Nevertheless, it will be impossible for IAM to fully assess the potential consequences if service interruptions occur or in infrastructure areas such as utilities, communications, transportation, banking and government. As a result, IAM also intends to develop a business continuity plan to minimize the impact of such external events.

         While IAM's efforts to address Year 2000 Issues will involve additional costs and the time and effort of a number of IAM employees, IAM believes, based on currently available information, that it will be able to manage its total year 2000 transition without any material adverse effect on IAM's consolidated results of operations, liquidity and capital resources.

                       CERTAIN INFORMATION CONCERNING CRC


DESCRIPTION OF THE BUSINESS

General

         CRC was organized in 1972 under the laws of the State of Florida as "Victor A. Hughes Company". CRC's name was changed to Capital Research Corporation in 1995. CRC is a registered broker-dealer and a member of the NASD and SIPC. CRC operates a general securities business primarily to registered investment advisers, including IAM, on a fully disclosed basis through NFSC and Schwab, both clearing broker-dealers that carry all accounts and prepare and maintain all of the books and records of CRC's customers. Approximately 80% of CRC's transactions with investment advisers involve sales of equity securities. CRC's principal executive offices are located at 50 North Laura Street, Suite 3550, Jacksonville, Florida 32202. The sole shareholders of CRC are Mark Travis, who owns 175 shares of CRC Common Stock, and Forrest Travis, who owns 325 shares of CRC Common Stock.

         CRC's operations, in conjunction with NFSC and Schwab, include the execution of orders, processing of transactions, receipt, identification and delivery of funds and securities, custody of customer securities, internal financial controls and compliance with regulatory and legal requirements.

         CRC clears all of its securities transactions and posts its books and records daily through NFSC. NFSC also provides CRC with back office support, transaction processing services on all principal national securities exchanges and access to many other financial services and products. CRC's agreement with NFSC allows CRC to offer a range of products and services that is generally offered only by firms that are larger or have more capital. CRC's data processing is supplied by NFSC on a time-sharing basis to process orders, reports, confirmations and statements as well as to maintain the general ledger and files of clients, and other market data. Periodic reviews of controls are conducted and administrative and operations personnel meet frequently with management to review operating conditions. Operations personnel monitor compliance with applicable laws, rules and regulations.

         CRC is organized to meet the needs of its investment adviser clients and their clients. CRC typically does not recommend particular securities to clients. Recommendations to clients are determined by individual investment adviser clients based upon their own research and analysis, and subject to applicable NASD customer suitability standards. Most of CRC's personnel perform fundamental (as opposed to technical) analysis. CRC's supervisory personnel review trading activity to ensure compliance with applicable standards of conduct.

         CRC has experienced significant growth over the past five years, while simultaneously expanding profitability. CRC had approximately 2,150 active accounts as of December 31, 1997, an increase from approximately 1,181 active accounts, or 82%, as of December 31, 1996. Trading volumes have increased at an average annual rate of 180% from fiscal year 1995 through fiscal year 1997, and net revenues and net income have grown at average annual rates of 290% and 68%, respectively, over the same periods. These increases, along with CRC's ability to decrease costs through the use of new technologies, have resulted in an average return on equity over the same three-year period of 11%. Net revenues for the fiscal year ended December 31, 1997 increased 290% over net revenues for the fiscal year ended December 31, 1996. See "-- Management's Discussion and Analysis of Financial Condition and Results of Operations".

Factors Affecting Broker-Dealers

         (i) General Before 1975, all stock exchanges required brokers to charge fixed minimum commissions for trades of listed stocks. Under pressure from Congress, the Department of Justice and the Commission, these policies were changed, which allowed for negotiated commissions and the unbundling of investment services. These developments brought about the advent of the lower-cost and discount brokerage firm, which could separate financial advisory services from execution services and could execute trades at a lower cost than a full-commission broker. Although investors have been able to use discount brokerage services for years, various emerging trends make the modern investor more likely to use discount brokerage services.

         First, the unbundling of brokerage services from other financial services has permitted investors to pick and choose among various financial service providers for specified services. As a result, firms like IAM have emerged that provide the services provided by a full-commission broker on an "A LA CARTE" basis. Firms like IAM specialize in investment advice, the provision of financial information and financial planning. Other firms, like CRC, specialize in providing lower-cost or discount securities brokerage services.

         Second, investors are becoming more self-reliant and value conscious in the pursuit of their financial goals. Investors are increasingly willing to acquire the information about, and an understanding of, investment alternatives and have become increasingly sophisticated and knowledgeable about investing. Access to a broad range of financial information and advice has decreased the necessity for full-service brokers. These investors make their own decisions about their financial future and tend to seek greater value, often in the form of lower transaction costs. As a result, the use of discount brokers and directly marketed no-load mutual funds have increased in market share at the expense of traditional providers charging a higher commission or sales load.

         Finally, the growth in financial assets held by an individual is accelerating. Large numbers of "baby boomers" are beginning to invest for their children's education and for their own retirement. Additionally, it is estimated that these individuals, many of whom have greater education, technical capabilities and investment choices than their parents, as well as greater access to information, will inherit a historically significant amount of assets available for investing from the previous generation during the next decade. This represents the largest absolute transference of wealth in history. The convergence of these trends is creating a new marketplace for financial services. It is also creating a new investor, who is self-reliant and value oriented. CRC seeks to be a leading provider of financial services to this new investor.

         (ii) Competition CRC is engaged in a highly competitive business. With respect to one or more aspects of its business, its competitors include member organizations of the New York Stock Exchange, Inc. and other registered securities exchanges in the United States, and other members of the NASD. Many of these organizations have substantially greater personnel and financial resources and more sales and brokerage offices than CRC. Discount brokerage firms affiliated with commercial banks provide additional competition as well as companies which provide electronic online trading. In many instances, CRC is also competing directly for customer funds with investment opportunities offered by the real estate, insurance, banking and savings and loans industries. See "RISK FACTORS Competition".

Employees

         One of CRC's employees also performs administrative services for IAM.

DESCRIPTION OF PROPERTY

         CRC shares office space with IAM pursuant to IAM's lease with Barnett Banks, Inc. CRC pays a portion of the office rent and other overhead charges of IAM in connection with CRC's use of such space. CRC's existing facilities are adequate for its current operations, and it believes that additional facilities are readily available should the business need arise. See "CERTAIN INFORMATION OF IAM - Description of Property".

LEGAL MATTERS

         CRC is not subject to any legal proceedings.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         This discussion should be read in conjunction with CRC's audited financial statements and the notes thereto contained elsewhere in this Proxy Statement/Prospectus and Offer to Redeem.

         Statements in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this document as well as oral statements that may be made by CRC or by officers, directors or employees of CRC acting on CRC's behalf that are not statements of historical or current fact involve risks and uncertainties and known and unknown factors that could cause the actual results of CRC to be materially different from the historical results or from any future results expressed or implied by such statements, including, without limitation, changes in general economic and market conditions, fluctuations in volume and prices of securities, changes and prospects for changes in interest rates and demand for brokerage and investment banking services, increases in competition within and without the discount brokerage business through broader service offerings or otherwise, competition from electronic discount brokerage firms offering greater discounts on commissions than CRC, the prevalence of a flat fee environment, a decline in participation in equity or municipal finance underwritings, decreased ticket volume in the discount brokerage division, limited trading opportunities, increases in expenses and changes in net capital or other regulatory requirements.

Business Environment

         Market conditions during 1997 reflected a continuation of the 1996 bull market characterized by record volumes and record high market levels. At the same time, competition has continued to intensify both among all classes of brokerage firms and within the discount brokerage business as well as from new firms not previously in the discount brokerage business. Electronic trading continues to grow as a retail discount market segment with some firms offering very low flat rate trading execution fees that are difficult for any conventional discount firm to meet. Many of the flat fee brokers, however, impose charges for services such as mailing, transfers and handling exchanges which CRC does not and also direct their executions to captive market makers. Continued competition from ultra low cost, flat fee brokers and broader service offerings from other discount brokers could also limit CRC's growth or even lead to a decline in CRC's customer base which would adversely affect its results of operations. Industry-wide changes in trading practices are expected to cause continuing pressure on fees earned by discount brokers for the sale of order flow.

         CRC, like other securities firms, is directly affected by general economic and market conditions, including fluctuations in volume and prices of securities, changes and prospects for changes in interest rates and demand for brokerage and investment banking services, all of which can affect CRC's relative profitability. In periods of reduced market activity, profitability is likely to be adversely affected because certain expenses, including salaries and related costs, portions of communication costs and occupancy expenses, remain relatively fixed. Accordingly, earnings for any period should not be considered representative of any other period.

         CRC believes, and its clearing brokers have represented to CRC, that its computer systems will be year 2000 operable and fully tested by December 31, 1998. CRC's own systems are presently being modified or replaced. CRC believes its cost for meeting this problem will not be material.

Six months ended June 30, 1998 Compared to Six Months Ended June 30, 1997

         For the six months ended June 30, 1998 compared to June 30, 1997, CRC experienced increases in total revenues and total expenses. CRC's management attributes the increase in revenues and expenses during this period to increases in the number and size of CRC's accounts, the amount of trading activity in CRC's accounts during such period and the increased costs associated with additions to CRC's staff and customer services.

         Total revenues for the first six months of fiscal year 1998 were $947,064, an increase of $518,848, or 121%, over the first six months of fiscal year 1997. Trading revenues and interest and dividend revenues increased as compared to the prior year's period.

         Hedge fund fee revenues decreased to $0 for the six months ended June 30, 1998 from $13,517 for the six months ended June 30, 1997 (3% of commission and fee revenues). Hedge fund fee revenues represent assets that were placed with outside hedge fund managers in 1995 until May 1997 when the assets were moved to other managers.

         Bond trading revenues increased to $101,350 for the six months ended June 30, 1998 (11% of commission and fee revenues) from $11,433 for the six months ended June 30, 1997 (3% of commission and fee revenues). The 786% increase over the previous period is primarily due to the activities of one registered representative who focuses on bond trading and who commenced employment with CRC in mid-1997.

         Trading revenues increased to $781,012 for the six months ended June 30, 1998 (84% of commission and fee revenues) from $373,410 for the six months ended June 30, 1997 (88% of commission and fee revenues). The 109% increase over the previous period is primarily due to an increase in the number of registered representatives.

         Commissions income increased $501,637, or 118%, to $926,940, primarily due to the increased volume of trades and related services and increases in commissions earned per trade.

         12b-1 commissions increased to $12,301 for the six months ended June 30, 1998 (1% of commission and fee revenues) from $2,628 for the six months ended June 30, 1997 (1% of commission and fee revenues). The 368% increase over the previous period is primarily due to an increase in the number of registered representatives.

         Insurance commissions decreased to $2,084 for the six months ended June 30, 1998 (.2% of commission and fee revenues) from $13,357 for the six months ended June 30, 1997 (3% of commission and fee revenues). The 84% decrease over the previous period is primarily due to the activities of one registered representative who focused only on insurance products in early fiscal year 1997.

         Insurance/Variable Annuity commissions increased to $24,472 for the six months ended June 30, 1998 (3% of commission and fee revenues) from $9,151 for the six months ended June 30, 1997 (2% of commission and fee revenues). The 167% increase over the previous period is primarily due to an increase in the number of registered representatives.

         Mutual fund commissions increased to $5,721 for the six months ended June 30, 1998 (1% of commission and fee revenues) from $1,807 for the six months ended June 30, 1997 (.4% of commission and fee revenues). The 217% increase over the previous period is primarily due to an increase in the number of registered representatives.

         Interest and dividends increased $5,687, or 195%, to $8,600 for the first six months of fiscal year 1998 primarily due to increased cash on hand.

         Total expenses for the first six months of fiscal year 1998 were $925,870, an increase of $514,475, or 125%, over the same period of 1997. This increase is primarily attributable to a significant increase in trading volume and the costs associated with such increases.

         Employee compensation and benefit costs increased $208,552, or 83%, to $459,071 for the first six months of fiscal year 1998 primarily due to an increased number of registered representatives and sales volume increases.

         Clearing and brokerage fees increased $253,065, or 336%, to $328,463 for the first six months of fiscal year 1998. Such costs increased due to a higher volume of transactions in securities, or "tickets."

         Occupancy costs increased $49,774, or 80%, to $112,000 from the six months ended June 30, 1997 to the six months ended June 30, 1998, principally due to increased rent and other occupancy expenses.

         Other general and administrative expenses increased $1,612, or 28%, to $7,294 from the six months ended June 30, 1997 to the six months ended June 30, 1998, primarily due to supplies and costs associated with increased volume.

         Net income for the first six months of fiscal year 1998 was $21,194, an increase of $4,373, or 26%, over the same period of fiscal year 1997.

         CRC operates as a Subchapter S corporation for federal income tax purposes. Consequently, no provision for income taxes are made since all earnings and losses are passed through to the individual shareholders.

Twelve Months Ended December 31, 1997 Compared to Twelve Months Ended December 31, 1996

         For the fiscal year ended December 31, 1997, CRC experienced increases in total revenues and total expenses compared to the fiscal year ended December 31, 1996. CRC's management attributes the increase in revenues and expenses during this period to increases in the number and size of CRC's accounts, the amount of trading activity in CRC's accounts during such period and the increased costs associated with additions to CRC's staff and customer services.

         Total revenues for 1997 were $1,221,814 an increase of $904,684 or, 285%, over 1996. Trading revenues and interest and dividend revenues increased as compared to the prior year.

         CTA fee revenues decreased to $0 for fiscal year ended December 31, 1997 (0% of commission and fee revenues) from $3,408 for fiscal year ended December 31, 1997 (.3% of commission and fee revenues). These CTA fee revenues resulted from futures trading activity that only occurred in fiscal year 1996.

         Hedge fund fee revenues decreased to $13,517 for fiscal year ended December 31, 1997 (1% of commission and fee revenues) from $18,046 for fiscal year ended December 31, 1996 (6% of commission and fee revenues). Hedge fund fee revenues resulted from assets that were placed with outside hedge fund managers in 1995 until May 1997 when the assets were moved to other managers.

         Bond trading revenues increased to $58,975 for fiscal year ended December 31, 1997 (5% of commission and fee revenues) from $0 for fiscal year ended December 31, 1996. The increase over the previous period is primarily due to the activities of one registered representative who focused on bond trading and who commenced employment with CRC in mid-1997.

         Trading revenues increased to $1,094,234 for fiscal year ended December 31, 1997 (91% of commission and fee revenues) from $258,985 for fiscal year ended December 31, 1996 (84% of commission and fee revenues). The 323% increase over the previous period is primarily due to a significant increase in the number of registered representatives.

         Commission and fee income increased $899,701, or 292%, to $1,207,641 from the fiscal year ended December 31, 1996 to the fiscal year ended December 31, 1997, primarily due to the increased volume of trades and related services and increases in commissions earned per trade.

         12b-1 commissions increased to $8,832 for fiscal year ended December 31, 1997 (1% of commission and fee revenues) from $6,900 for fiscal year ended December 31, 1996 (2% of commission and fee revenues). The 28% increase over the previous period is primarily due to an increase in the number of registered representatives.

         Insurance commissions increased to $18,440 for fiscal year ended December 31, 1997 (2% of commission and fee revenues) from $600 for fiscal year ended December 31, 1996 (.2% of commission and fee revenues). The 2,973% increase over the previous period is primarily due to the activities of one registered representative who focused only on insurance products in early fiscal year 1997.

         Insurance/Variable Annuity commissions increased to $10,308 for fiscal year ended December 31, 1997 (1% of commission and fee revenues) from $7,406 for fiscal year ended December 31, 1996 (2% of commission and fee revenues). The 39% increase over the previous period is primarily due to an increase in the number of registered representatives.

         Mutual fund commissions decreased to $3,335 for fiscal year ended December 31, 1997 (.3% of commission and fee revenues) from $11,995 for fiscal year ended December 31, 1996 (4% of commission and fee revenues). The 72% decrease over the previous period is primarily due to a decrease in volume during the period.

         Interest and dividends increased $4,983, or 54%, to $14,173 from the fiscal year ended December 31, 1996 to the fiscal year ended December 31, 1997, primarily due to increased cash in hand.

         Total expenses for 1997 were $1,222,021, an increase of $932,713, or 322%, over 1996. This increase is primarily attributable to a significant increase in trading volume and the costs associated therewith.

         Employee compensation and benefits costs increased $529,781, or 503%, to $635,063 from fiscal year ended December 31, 1996 to fiscal year ended December 31, 1997, primarily due to an increased number of registered representatives and volumes.

         Clearing and brokerage fees increased $267,412, or 359%, to $341,849 from fiscal year ended December 31, 1996 to fiscal year ended December 31, 1997. Such costs increased primarily due to a higher volume of tickets.

         Occupancy costs increased $86,051, or 119%, to $158,463 from fiscal year ended December 31, 1996 to the fiscal year ended December 31, 1997, primarily due to increased rent and other occupancy costs.

         Other general and administrative expenses decreased $1,160, or 11%, to $9,277 from fiscal year ended December 31, 1996 to fiscal year ended December 31, 1997 primarily due to better management of financial resources.

         Net losses for fiscal year 1997 were $(207) compared to net income of $27,822 for fiscal year 1996. The net loss for fiscal year 1997 is primarily attributable to the increased compensation and benefits expense, fee expense and occupancy costs over the fiscal year 1996.


Liquidity and Capital Resources

         CRC's assets are highly liquid, consisting generally of cash, money market funds and securities freely salable in the open market. CRC's total assets as of December 31, 1997 were $222,939, and $181,155, or 81%, of such total assets were highly liquid.

         CRC is subject to the net capital requirements of the Commission, the NASD and other regulatory authorities. As of December 31, 1997, CRC's regulatory net capital was $107,000, being $57,000 in excess of its minimum capital requirement of $50,000. As of December 31, 1997, CRC had no trading securities. CRC financed its growth in operations and costs related to expansion of assets under its management primarily with funds generated from capital provided by its officers and shareholders. Management of CRC believes that existing capital, when combined with the additional funds generated from operations, will provide CRC with sufficient resources to meet present cash and capital needs.

Seasonality and Inflation

         CRC's business is relatively consistent and stable on a monthly basis and has not experienced any significant seasonal fluctuations since its inception. There can be no assurance, however, that CRC's business will not be affected by seasonal fluctuations in the future.

         The financial statements and accompanying notes appearing elsewhere herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time due to inflation. Significant assets of CRC are monetary in nature. As a result, interest rates may have a greater impact on CRC's performance than do the effects of the general level of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

         CRC's assets are primarily liquid in nature (cash and cash equivalents, current receivables and marketable securities) and, therefore, are not significantly affected by inflation. CRC's management believes that the cost of replacing furniture, equipment and leasehold improvements would not have a material adverse effect on operations. However, the rate of inflation may have a significant effect on employee communications and occupancy costs, which may not be readily recoverable in the price of services offered by CRC.

Year 2000 Issue

         As a result of certain computer programs being written using two digits rather than four to define the applicable year, any of CRC's computer systems that have date sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000 (the so-called "Year 2000 Issue"). This could result in a system failure or miscalculations causing disruptions, including, among other things, a temporary inability to process transactions, send fee invoices or engage in normal business activities.

         CRC is in the process of evaluating its computer systems to determine what modifications (if any) are necessary to make such systems compatible with the year 2000 requirements. However, because many of CRC's computer systems have been put into service within the last several years, CRC does not expect any such modifications to have a material adverse effect on CRC's consolidated results of operations, liquidity and capital resources.

         CRC intends to take all reasonable efforts to make information on the year 2000 readiness of its operations available to its customers, although this information may not reach all customers. Although CRC believes that it can address year 2000 readiness issues related to its services, there may still be disruptions and/or failures that are unforeseen.

         CRC also intends to request assurances from its hardware and software suppliers that they are addressing the Year 2000 Issue and that the products and services procured or used by CRC will function properly or be available without interruption in the year 2000. Nevertheless, it will be impossible for CRC to fully assess the potential consequences if service interruptions occur or in infrastructure areas such as utilities, communications, transportation, banking and government. As a result, CRC also intends to develop a business continuity plan to minimize the impact of such external events.

         While CRC's efforts to address Year 2000 Issues will involve additional costs and the time and effort of a number of CRC employees, CRC believes, based on currently available information, that it will be able to manage its total year 2000 transition without any material adverse effect on CRC's consolidated results of operations, liquidity and capital resources.

                     CERTAIN INFORMATION CONCERNING INTREPID

GENERAL

         Intrepid, a Delaware corporation, was incorporated on April 3, 1998, to effect the Reorganization. The principal executive offices of Intrepid are presently located at 3918 Montclair Road, Suite 206, Birmingham, Alabama 35213 and Intrepid's current telephone number is (205) 870-0588. At the Effective Time, the principal executive offices of Intrepid will be relocated to Jacksonville, Florida.

DIRECTORS AND OFFICERS OF INTREPID

         Pursuant to the Merger Agreement, the initial Intrepid Board shall consist of seven (7) members. Details of the members of the initial Intrepid Board and initial officers of Intrepid are set forth below. Subsequent members of the board of directors of Intrepid shall be elected in accordance with the terms and provisions of the Voting Agreement to be executed at the Effective Time in connection with the consummation of the Reorganization. See "SUMMARY" and "THE REORGANIZATION -- The Voting Agreement".

         After consummation of the Reorganization, Forrest Travis will serve as the President and Chief Executive Officer of Intrepid. William J. Long, the current President and Chief Executive Officer of Enviroq, will serve as the Chief Operating Officer and as an Executive Vice President of Intrepid. Mr. Long will also serve as the Chief Financial Officer of Intrepid until a successor is appointed. Mark F. Travis, son of Forrest Travis, will serve as an Executive Vice President of Intrepid. As of the date of this Proxy Statement/Prospectus and Offer to Redeem, no final determinations have been made as to any other executive officer of Intrepid.


                                             Director                  Position and
Name                                Age      Since (1)                 Offices with Intrepid (1)
----                                ---      -----                     ---------------------
Thomas W. Brander                   49       September 2, 1998         Director

William J. Long                     46       Incorporation             Chief Operating Officer, Executive Vice
                                                                       President and Director (2) (3)

Michael X. Marinelli                39       September 2, 1998         Director

Morgan Payne                        55       September 2, 1998         Director

Mark F. Travis                      36       September 2, 1998         Executive Vice President and Director (2)

Forrest Travis                      59       September 2, 1998         President, Chief Executive Officer and
                                                                       Director (2)

Alexander P. Zechella               77       September 2, 1998         Director

---------------------

(1) William J. Long was appointed the sole director of Intrepid for the purpose of incorporation. Messrs. Brander, Marinelli, Payne, Travis, Travis and Zechella were appointed by the sole director of Intrepid on September 2, 1998 and will serve along with Mr. Long after the Effective Time if the Reorganization is consummated.

(2) If the Reorganization is consummated, Mr. Long will also serve as the initial Chief Financial Officer of Intrepid until his successor is appointed.

(3) Messrs. Long, Travis and Travis will be appointed to their respective offices set forth above after the Effective Time.

         Thomas W. Brander is currently retired, having retired in April 1998. From 1988 until April 1998 Mr. Brander served as a Senior Vice President, Management Information Systems and Communications of Compass Bankshares, Inc. in Birmingham, Alabama. From 1987 until 1988, Mr. Brander served as a Vice President - Management Consulting for American International Group in New York, NY. From 1976 until 1987, Mr. Brander served as Vice President - General Manager, Assistant Vice President - Commercial Loans, and Assistant Vice President - Domestic Money Transfer with Citibank, N.A. in Sydney, Australia, Atlanta, GA and New York, NY, respectively. Mr. Brander has been a director of Enviroq since September, 1997.

         William J. Long has been President, Chief Executive Officer and a director of Enviroq since April, 1995. From October, 1984 to April, 1995, Mr. Long was Vice President - Marketing and a director of a Delaware corporation formally known as Enviroq Corporation ("Old Enviroq"). At the time of its incorporation, Enviroq was a wholly-owned subsidiary of Old Enviroq. On April 18, 1995, Old Enviroq distributed all of the issued and outstanding capital stock of Enviroq to the holders of the common stock of Old Enviroq. Since May 25, 1995, Mr. Long has been Chairman of the Board and a director of Sullivan, Long & Hagerty, an Alabama corporation ("SLH"), a heavy construction contractor, which is the parent of SCE, Incorporated, an Alabama corporation ("SCE"), a heavy construction contractor. Prior to October, 1995, Mr. Long had been Chief Executive Officer of SCE and SLH. Prior to May 25, 1995, Mr. Long had been a director and Senior Vice President of SCE, and a director and Senior Vice President of SLH for over five years.

         Michael X. Marinelli is, and has been, an associate with the Washington, D.C. law firm of Baker & Botts since 1989. He graduated from Catholic University Law School in 1989. Mr. Marinelli served as Assistant Secretary of Old Enviroq from January, 1987 to July, 1987. He served as Special Assistant to the General Manager of Instituform East, Inc., from February, 1986 to August, 1986. From October, 1985 to February, 1986, Mr. Marinelli served as an assistant to the President of Old Enviroq, and from October, 1984 to October, 1995 he was a sales representative for old Enviroq. He has served as a director of Enviroq since April, 1995. Prior to April, 1995, Mr. Marinelli had served as a director of Old Enviroq since October, 1984.

         Morgan Payne has been President of Broadland Capital Partners, L.P., a financial advisory limited partnership, since 1990.

         Mark F. Travis has been Vice President of IAM since its inception in January, 1995 and Vice President of CRC since June, 1995. From June, 1984 to January, 1995, Mr. Travis was a Vice President of Smith Barney, Inc. in Jacksonville, Florida. Mr. Travis was also a member of the Chairman's Council and the AIPC. Mr. Travis received his Bachelor of Arts in Economics from the University of Georgia in 1984 and currently holds NASD Series 3, 7, 24, 63 and 65 licenses. Mark F. Travis is the son of Forrest Travis.

         Forrest Travis has been President of IAM since its inception in January, 1995 and President of CRC since June, 1995. From December, 1980 to January, 1995, Mr. Travis was a Senior Vice President and a Director of the Consulting Group of Smith Barney, Inc. in Jacksonville, Florida. Mr. Travis was also a member of Smith Barney's Directors Council and Futures Council and a founder and board member of the AIPC. Mr. Travis received his bachelors degree from The Georgia Institute of Technology and currently holds NASD Series 2, 3, 4, 7, 24, 27, 53, 63 and 65 licenses. Forrest Travis is the father of Mark F. Travis.

         Alexander P. Zechella served from September, 1983 to April, 1984, as Chairman of Charter Oil Company and Executive Vice President of the Charter Company ("Charter"). From April, 1984 until his retirement in December, 1985, Mr. Zechella served as President, Chief Executive Officer and Chief Operating Officer of Charter. Mr. Zechella has served as a director of Enviroq since April, 1995. Prior to April, 1995, he had served as a director of Old Enviroq since April, 1987.

COMPENSATION OF EXECUTIVE OFFICERS



         Intrepid does not currently pay any compensation to any officer or employee. It is not anticipated that Intrepid will pay any compensation to any officer or employee of Intrepid before the Effective Time. After the Effective Time, William J. Long, current President and Chief Executive Officer of Enviroq, will serve as the Chief Operating Officer and as an Executive Vice President of Intrepid. In addition, Mr. Long will serve as the interim Chief Financial Officer of Intrepid until a successor is appointed. After the Effective Time, Forrest Travis, the current President of IAM and CRC, will serve as President and Chief Executive Officer of Intrepid and Mark F. Travis, son of Forrest Travis, will serve as an Executive Vice President of Intrepid. As a condition to the consummation of the Enviroq Merger and the Reorganization, the Merger Agreement requires that Intrepid enter into an employment agreement with each of Mr. Long and the Messrs. Travis. Pursuant to the employment agreements, Mr. Long, Mr. Forrest Travis and Mr. Mark F. Travis will receive annual salaries of $130,000, $200,000 and $150,000, respectively, may receive bonuses in addition to their salaries and, when eligible, may receive other fringe benefits generally established for employees of Intrepid.

         It is anticipated that as soon as practicable after the Effective Time, Intrepid will adopt the Stock Option Plans. The Stock Option Plans are designed to provide Intrepid with the ability to provide incentives to certain key management personnel and to the Intrepid Board which are linked to the profitability of Intrepid's business and increases in stockholder value and to aid Intrepid in attracting, obtaining, retaining and motivating experienced management and outside directors, respectively. The maximum number of shares of Intrepid Stock available under each stock option plan is 100,000 shares of Intrepid Stock. The Stock Option Plans will be administered by a committee of the Intrepid Board (the "Committee"). The price of options to be issued under the Incentive Stock Option Plan will generally be equal to 100% of the fair market value of the shares of Intrepid Stock at the time of the grant of the options. However, if options are granted under the Incentive Stock Option Plan to an optionee who holds more than 10% of the combined voting power or value of all classes of stock of Intrepid at the date of such grant, the price of the options so granted will be equal to 110% of the fair market value of the shares of Intrepid Stock at the time of the grant of the options. Options granted pursuant to the Non-Employee Directors' Stock Option Plan will be granted at a price not less than 85% of the fair market value of the shares of Intrepid Stock at the date of such grant. All options granted pursuant to the Stock Option Plans must be exercised prior to the expiration of a ten year and five year period, respectively, from the date of the grant of the options. All options not exercised by such date will be void. In addition, notwithstanding the above, absent a change in control of Intrepid, all options granted pursuant to the Non-Employee Directors Stock Option Plan will terminate upon the discontinuance of the option holder's service as a director of Intrepid for any reason except death or disability. Options granted pursuant to the Incentive Stock Option Plan may be exercised at a maximum rate of 25% in the first twelve (12) months after grant and 25% in each successive twelve (12) month period thereafter. To the extent not exercised, a holder of options granted pursuant to the Incentive Stock Option Plan may accumulate such options and exercise such options, in whole or in part, in any subsequent period; provided, always, that such options be exercised no later than the expiration of the ten (10) year period from the date such option was granted. The option price and number of shares of Intrepid Stock subject to such options granted pursuant to the Stock Option Plans will be adjusted for stock splits, stock dividends or other similar changes in the capital structure of Intrepid. As of the date of this Proxy Statement/Prospectus and Offer to Redeem, no determinations have been made with respect to specific grants of stock options to any executive officer, director or employee of Intrepid, although Messrs. Travis, Travis and Mr. Long may be awarded stock options under the Stock Option Plans. See "THE REORGANIZATION -- Interests of Certain Persons in the Reorganization and -- Approval of Stock Option Plans of Intrepid".

DESCRIPTION OF INTREPID'S BUSINESS

         Intrepid was incorporated on April 3, 1998. Prior to the Effective Time, Intrepid will have no assets and will conduct no operations. After the Effective Time, Intrepid will be a holding company and initially its assets will principally consist of its ownership of all the issued and outstanding shares of capital stock of Enviroq, IAM and CRC. Initially the business of Intrepid will be conducted through its three wholly-owned subsidiaries. For a description of the business, operations, products, services and competitive conditions of each Intrepid's then wholly-owned subsidiaries, Enviroq, IAM and CRC, see "CERTAIN INFORMATION CONCERNING ENVIROQ -- Description of Business", "CERTAIN INFORMATION CONCERNING IAM -- Description of Business" and "CERTAIN INFORMATION CONCERNING CRC -- Description of Business", respectively. Thereafter Intrepid will be principally engaged in the business of acquiring small to mid-sized asset management firms. See "-- Development of Intrepid's Business".

DEVELOPMENT OF INTREPID'S BUSINESS

         After the Effective Time, Intrepid intends to grow and develop both through the internal growth of the assets under its management and control and as a result of the acquisition of additional asset management firms. It is anticipated that Intrepid will continue to own Enviroq, IAM and CRC and that after the Effective Time Enviroq, IAM and CRC will continue to operate on substantially the same manner as presently conducted. The management of Intrepid anticipates that at some point in the future the two (2) subsidiaries in which Enviroq has an equity interest will be divested. The management of Intrepid has identified a number of small to mid-sized asset management firms as potential acquisition candidates. The management of Intrepid believes that significant opportunities exist for the future growth of Intrepid through acquisitions of equity interests in small to mid-sized investment management firms. The management of Intrepid estimates that there are several hundred firms in the United States in this category (which is generally defined as investment management firms with assets under management of between $300 million and $2 billion). Management believes that attractive opportunities for acquisition of these firms will become available as the owners of these firms begin to approach retirement age and seek alternatives for ownership succession. Management of Intrepid envisions that Intrepid will acquire such investment management firms by acquiring a percentage of the equity ownership of such firms. Such acquisitions will likely be made in exchange for Intrepid Stock. It is anticipated that the current owners of such investment management firms would retain some ownership interest in such investment management firms, consequently, maintaining or having a strong incentive to continue to contribute to the growth of such firms. Management anticipates that the current principals of each such firm would retain autonomy over the day to day operations of that firm, including decisions regarding personnel, compensation and investment strategy. Each such firm would enter into revenue sharing agreements which would provide, among other things, for a certain percentage of the revenues of such firms to be retained by the firm to pay its operating expenses, with the remaining percentage of revenue to be paid to Intrepid. Management believes that as the network of such firms would grow, the diversity and experience of Intrepid as reflected through its subsidiaries and investment strategies will offer each such investment management firm additional opportunities for growth. In addition, economies of scale and improvements in quality should be realized in several areas, including research, information technology, marketing and advertising stock. The potential growth of such firms will provide the existing owners of such firms an additional opportunity to receive additional value in the future for their remaining interest in such firms.

DESCRIPTION OF PROPERTY

         Intrepid does not own any real property. After the Effective Time, it is anticipated that Intrepid will not own any real property other than indirectly through its subsidiaries. For a description of the properties that will initially be held by Intrepid after the Effective Time by this indirect manner, see "CERTAIN INFORMATION CONCERNING ENVIROQ -- Description of Property".

LEGAL MATTERS

         Intrepid is not subject to any legal proceedings.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         Intrepid was incorporated on April 3, 1998. It has no assets, other than its nominal stock ownership in Sub-1, Sub-2 and Sub-3, three wholly-owned subsidiaries established with the sole purpose of effecting the Reorganization. Intrepid has not conducted any operations. Accordingly, no discussion and analysis of Intrepid's results of operations is appropriate.

         Intrepid has incurred no debt or liability.

PRINCIPAL STOCKHOLDERS OF INTREPID

         Intrepid is authorized under its Certificate of Incorporation to issue 15,000,000 shares of Intrepid Stock. Immediately prior to the Effective Time, Intrepid will have issued and outstanding 100 shares of Intrepid Stock, all of which will be owned by Enviroq Corporation, whose address is 3918 Montclair Road, Suite 206, Birmingham, Alabama 35213. No other persons will own beneficially any of the outstanding shares of Intrepid Stock at such time.

         The following table sets forth pro forma information as expected to be in effect immediately following the Effective Time if the Reorganization is consummated, based upon ownership of Enviroq Stock, IAM Stock and CRC Stock as of June 4, 1998, with respect to the beneficial ownership of Intrepid Stock by
(i) each person who will at such time be the beneficial owner of more than 5% of the outstanding shares of Intrepid Stock, (ii) each person who is expected to be a director of Intrepid, (iii) each person who is expected to be an executive officer of Intrepid, and (iv) all persons who are expected to be executive officers and directors of Intrepid as a group:

                                                                      AMOUNT AND
                                                                       NATURE OF
                                                                      BENEFICIAL              PERCENT OF
NAME OF BENEFICIAL OWNER                                               OWNERSHIP               OWNERSHIP
------------------------                                             -----------              -----------
                                                                                              C>
William J. Long (1)................................................      263,389                 11.9%

Marinelli Securities Associates (2)................................      294,900                 13.3%
         2100 North Dixie Highway
         Fort Lauderdale, Florida 33305

Antonio M. Marinelli (2)...........................................      299,559                 13.5%

Michael X. Marinelli (2)...........................................      295,420                 13.3%

Mark F. Travis    .................................................      422,152                 19.1%

Forrest Travis    .................................................      783,996                 35.4%

Alexander P. Zechella..............................................        4,221                    *
         1000 Vicar's Landing Way, #F-109
         Ponte Vedra Beach, Florida 32088

All directors and executive officers of ...........................    1,773,837                 80.1%
         Intrepid as a group (7 persons)

---------------------

* Indicates less than 1% beneficial ownership

(1) William J. Long is currently the record owner of 257,975 shares of Enviroq Stock. Also includes an aggregate of 3,040 shares of Enviroq Stock owned of record by William J. Long's wife and children, and 2,374 shares of Enviroq Stock owned by Long Enterprises, Inc., of which William J. Long is a director, executive officer, and controlling shareholder. Mr. Long has pledged 257,706 shares of Enviroq Stock to First Commercial Bank as security for a loan.
(2) Marinelli Securities Associates ("MSA") is a Florida general partnership and is the record owner of 294,900 shares of Enviroq Stock. The partners of MSA are Micam Industries, Inc. ("Micam") (41.16%), Estate of Orlando M. Marinelli (7.65%), Antonio M. Marinelli (7.65%), Phyllis Marinelli (7.65%), Michelle Marinelli (7.06%), Kim Vreeland (7.06%), Michael X. Marinelli (7.06%), and Michael J. Marinelli (7.06%). Michael X. Marinelli, a director of Intrepid, is a partner in MSA. Accordingly, the shares owned by MSA may be deemed to be beneficially owned by each of them. The address of each of the above-named partners is the same as the address of MSA. Antonio M. Marinelli is the record owner of 4,659 shares of Enviroq Stock.

         Michael X. Marinelli is the record owner of 120 shares of Enviroq Stock. The shares listed for Michael X. Marinelli also include 400 shares of Enviroq Stock owned of record by his sons.



MARKET PRICE AND DIVIDENDS

         Prior to the Effective Time, there will be no established trading market for Intrepid Stock. As of June 30, 1998, all of the issued and outstanding shares of Intrepid Stock was held by Enviroq. After the Effective Time, it is anticipated that Intrepid Stock will be traded in the over-the counter market. After the Effective Time, Intrepid intends to apply for listing of the shares of Intrepid Stock on the NASDAQ Small Cap Market, at such time as Intrepid may satisfy the criteria qualifying it to apply for such a listing. However, there can be no assurance that such a listing will be obtained and there can be no assurance that a trading market for Intrepid Stock will develop.

         It is anticipated that all available earnings will be retained to support the growth and expansion of Intrepid's business and to help build its assets. No dividends have been declared or paid by Intrepid since the date of its incorporation. At the effective time, the dividend policy of Intrepid will be determined upon evaluation from time to time by the Intrepid Board of Intrepid's results of operation, financial condition, capital requirements and such other considerations as the Intrepid Board considers relevant in accordance with applicable laws. Accordingly, no determination has been made as to the likely date of a dividend payment to holders of Intrepid Stock after the Effective Time.


                                    OPINIONS

         Certain legal matters with respect to the shares of Intrepid Stock offered hereby (including the validity thereof) will be passed upon for Intrepid by Bradley Arant Rose & White LLP, Birmingham, Alabama.

         Certain tax matters in connection with the Redemption and the Reorganization as discussed under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" have been passed upon by Deloitte & Touche LLP.


                                     EXPERTS

         The consolidated financial statements incorporated in this Proxy Statement/Prospectus and Offer to Redeem by reference from the Enviroq Annual Report on Form 10-KSB, as amended, for the year ended March 28, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

         The financial statements of IAM as of December 31, 1997 and 1996, and for the years then ended have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

         The financial statements of CRC as of December 31, 1997 and 1996, and for the years then ended have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                 INDEMNIFICATION

         Intrepid's Bylaws contain provisions which require Intrepid to indemnify its officers, directors, employees or agents to the fullest extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Intrepid pursuant to the foregoing provisions, Intrepid has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefor unenforceable.


                                  OTHER MATTERS

         As of the date of this Proxy Statement/Prospectus and Offer to Redeem, the Enviroq Board knows of no other matters to be presented for action by Stockholders at the Special Meeting. If, however, no other matters not now known are properly brought before the Special Meeting, the management of Enviroq will vote upon the same according to their discretion and best judgment.


                            PROPOSALS OF STOCKHOLDERS

         If the Enviroq Merger is consummated, no further annual meetings will be held. If the Enviroq Merger is not consummated, an annual meeting will be held on April 6, 1999, and in connection with such meeting Stockholder proposals intended to be considered for inclusion in Enviroq's Proxy Statement/Prospectus and Offer to Redeem for presentation at the annual meeting of Enviroq must have been received by Enviroq by December 31, 1998.

                          INTREPID CAPITAL CORPORATION
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1998

                                   Enviroq         IAM            CRC
                                  Historical    Historical     Historical
                                 (Six months   (Six months    (Six months
                                    ended         ended           ended       Pro Forma      Pro Forma
                                June 30, 1998) June 30, 1998) June 30, 1998) Adjustments(1)  Combined
                                -------------- -------------- -------------- -----------     --------

REVENUES
     Net revenues                  $  587,628     $534,163     $926,940     $(112,000)(2)    $1,936,731
     License revenues                      --           --           --            --                --
                                   ----------     --------     --------     ---------        ----------

        Total revenues                587,628      534,163      926,940      (112,000)        1,936,731

COST OF REVENUES                      263,473           --           --            --           263,473
                                   ----------     --------     --------     ---------        ----------

GROSS PROFIT                          324,155      534,163      926,940      (112,000)        1,673,258

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES               416,892      471,375      925,870      (112,000)        1,702,137

NON-RECURRING MERGER EXPENSES         127,670           --           --      (127,670)               --

AMORTIZATION OF GOODWILL                   --           --           --        21,285 (3)        21,285
                                   ----------     --------     --------     ---------        ----------

PROFIT (LOSS) FROM
OPERATIONS                           (220,407)      62,788        1,070       106,385           (50,164)

OTHER INCOME, NET                      86,501        3,378       20,124       (62,000)           48,003
                                   ----------     --------     --------     ---------        ----------

INCOME (LOSS) BEFORE
INCOME TAXES                         (133,906)      66,166       21,194        44,385            (2,161)
                                   ----------     --------     --------     ---------        ----------

INCOME TAX (EXPENSE)
BENEFIT                                (1,270)          --           --       (32,874)          (34,144)
                                   ----------     --------     --------     ---------        ----------

NET INCOME (LOSS)                  $ (135,176)    $ 66,166     $ 21,194     $  11,511        $  (36,305)
                                   ==========     ========     ========     =========        ==========

BASIC NET INCOME (LOSS)
PER SHARE                          $    (0.13)                                               $    (0.02)
                                   ==========                                                ==========

WEIGHTED AVERAGE SHARES
OUTSTANDING                         1,009,377                                                 2,215,526
                                   ==========                                                ==========

See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements.

                          INTREPID CAPITAL CORPORATION
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                  JUNE 3, 1998

                                       Enviroq           IAM             CRC
                                     Historical       Historical      Historical      Pro Forma         Pro Forma
                                    June 30, 1998   June 30, 1998    June 30, 1998   Adjustments (1)    Combined
                                    -------------   -------------    -------------   -----------        --------

ASSETS

CURRENT ASSETS:
   Cash and cash equivalents          $2,536,387       $ 10,498          $124,576    $(2,325,000) (6)   $  346,461
   Accounts receivable                   115,344             --            62,625             --           177,969
   Inventories                           173,393             --                --             --           173,393
   Investment, Intrepid                       --        131,978                --             --           131,978
   Refundable income taxes                37,622             --                --             --            37,622
   Prepaid expenses and
      other assets                        19,884             --                --             --            19,884
                                      ----------       --------          --------    -----------        ----------
      Total current assets             2,882,630        142,476           187,201     (2,325,000)          887,307
                                      ----------       --------          --------    -----------        ----------


NON-CURRENT ASSETS
   Employee notes receivable              11,858             --             3,000             --            14,858
   Other                                  10,040          2,379                --         (8,700) (2)        3,719
                                      ----------       --------                --    -----------        ----------
      Total other assets                  21,898          2,379             3,000         (8,700)           18,577
                                      ----------       --------          --------    -----------        ----------

PROPERTY, PLANT AND
EQUIPMENT:
   Land                                  310,135             --                --      1,300,000 (7)     1,610,135
   Operating equipment                    46,448        155,070             2,870             --           204,388
   Other equipment and vehicles           57,917             --                --             --            57,917
                                      ----------       --------          --------    -----------        ----------
                                         414,500        155,070             2,870      1,300,000         1,872,440
   Less accum. depreciation              (55,174)       (55,706)             (574)            --          (111,454)
                                      ----------       --------          --------    -----------        ----------

   Total property, plant and
      equipment, net                     359,326         99,364             2,296      1,300,000         1,760,986
   Goodwill                                   --             --                --        638,554 (3)       638,554
                                      ----------       --------          --------    -----------        ----------

TOTAL ASSETS                          $3,263,854       $244,219          $192,497    $  (395,146)       $3,305,424
                                      ==========       ========          ========    ===========        ==========

LIABILITIES AND
STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable and
         accrued expenses             $   65,037       $ 34,089          $  2,377    $        --        $  101,503
   Other liabilities                          --         82,311            40,634         (8,700) (2)      114,245
   Salaries, wages, taxes                 20,264         35,479            52,685             --           108,428
   Income taxes payable                   71,616             --                 -             --            71,616
                                      ----------       --------          --------    -----------        ----------
   Total current liabilities             156,917        151,879            95,696         (8,700)          395,792
                                      ----------       --------          --------    -----------        ----------

LONG-TERM LIABILITIES:
   Notes payable                              --        236,057                --             --           236,057
   Deferred tax liability                     --             --                --        489,190 (4)       489,190
                                      ----------       --------          --------    -----------        ----------
   Total long-term liabilities                --        236,057                --        489,190           725,247
                                      ----------       --------          --------    -----------        ----------
   Total liabilities                     156,917        387,936            95,696        480,490         1,121,039
                                      ----------       --------          --------    -----------        ----------

STOCKHOLDERS' EQUITY:
   Common stock                           10,094              5            12,500           (444) (8)       22,155
   Additional paid-in capital          6,190,647            495            69,114     (3,968,996) (8)    2,291,260
   Retained earnings
      (Accumulated deficit)           (3,093,804)      (144,217)           15,187      3,093,804  (8)     (129,030)
                                      ----------       --------          --------    -----------        ----------
   Total stockholders' equity          3,106,837       (143,717)           96,801       (875,636)        2,184,385
                                      ----------       --------          --------    -----------        ----------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                  $3,263,854       $244,219          $192,497    $  (395,146)       $3,305,424
                                      ==========       ========          ========    ===========        ==========

See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements.

                          INTREPID CAPITAL CORPORATION
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1997

                                       Enviroq           IAM              CRC
                                     Historical       Historical      Historical
                                     (Year ended     (Year ended       (Year ended     Pro Forma       Pro Forma
                                   Dec. 31, 1997)  Dec. 31, 1997)   Dec. 31, 1997)    Adjustments (1)   Combined
                                   --------------  --------------   --------------    -----------       --------

REVENUES
   Net revenues                       $1,378,382     $1,057,208        $1,207,641      $(151,500) (2)    $3,491,731
   License revenues                      100,000             --                --             --            100,000
                                      ----------     ----------        ----------      ---------         ----------
      Total revenues                   1,478,382      1,057,208         1,207,641       (151,500)         3,591,731

COST OF REVENUES                         760,013             --                --             --            760,013
                                      ----------     ----------        ----------      ---------         ----------
GROSS PROFIT                             718,369      1,057,208         1,207,641       (151,500)         2,831,718

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES                  740,094        716,449         1,222,021       (151,500) (2)     2,527,064

AMORTIZATION
OF GOODWILL                                   --             --                --         42,570  (3)        42,570
                                      ----------     ----------        ----------      ---------         ----------

PROFIT (LOSS) FROM
OPERATIONS                               (21,725)       340,759           (14,380)       (42,570)           262,084

OTHER INCOME                             139,929          2,345            14,173       (113,000) (6)        43,447
                                      ----------     ----------        ----------      ---------         ----------

INCOME (LOSS) BEFORE
INCOME TAXES                             118,204        343,104              (207)      (155,570)           305,531
                                      ----------     ----------        ----------      ---------         ----------

INCOME TAX (EXPENSE)
BENEFIT                                   50,300             --                --       (129,032) (5)       (78,732)
                                      ----------     ----------        ----------      ---------         ----------

NET INCOME (LOSS)                     $  168,504     $  343,104        $     (207)     $(284,602)        $  226,799
                                      ==========     ==========        ==========      =========         ==========

BASIC NET INCOME
PER SHARE                             $     0.17                                                         $     0.10
                                      ==========                                                         ==========

WEIGHTED AVERAGE
SHARES OUTSTANDING                     1,009,377                                                          2,215,526
                                      ==========                                                         ==========


See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(l) The pro forma adjustments have been prepared to reflect the reverse acquisition of Enviroq by IAM and CRC. The estimated purchase price has been allocated to the assets and liabilities of Enviroq based on their estimated fair market values. The estimated purchase price was determined based on 1,009,377 shares of Enviroq Stock outstanding at $2.23 per share, the average closing price of Enviroq as listed on the OTC Bulletin Board system for a two week period surrounding April 23, 1998, which such period included the date the entities reached agreement on the terms of the Mergers and the date the proposed transaction was announced.

(2) Net revenues and sales, general and administrative expenses were reduced by $112,000 for the six months ended June 30, 1998, and by $151,500 for the year ended December 31, 1997, to reflect the elimination of intercompany transactions between IAM and CRC. In addition, all other intercompany balance sheet accounts between IAM and CRC have been eliminated.

(3) Goodwill has been reflected for the excess of the estimated purchase price over the fair value of the assets acquired less the fair value of the liabilities assumed. Goodwill amortization is on a straight line basis over 15 years.

(4) Deferred tax liability has been reflected for the pro forma adjustment to land at a blended statutory rate of 37.63%.

(5) Adjustments to income tax expense reflects the impact on IAM and CRC's income before taxes as a C corporation at a blended statutory rate of 37.63%.

(6) Cash is reduced by $2.25 million to reflect the amount expected to be paid as part of the Redemption. The payment of cash will be accounted for as a special distribution to shareholders prior to the merger. Such amounts are to be paid from the cash on hand at Enviroq. Enviroq has incurred approximately $128,000 of non-recurring direct costs of reorganization in the six months ended June 30, 1998, which were expensed as incurred. Since these costs are considered non-recurring, they have been removed for purposes of pro forma net income. Enviroq estimates an additional $75,000 will be expensed subsequent to June 30, 1998 related to non-recurring direct costs of reorganization for which the pro forma cash balance has been adjusted. In addition, interest income earned by Enviroq of $62,000 for the six months ended June 30, 1998, and $113,000 for the year ended December 31, 1997, associated with this cash has been removed for purposes of preparing these pro forma statements.

(7) Land has been adjusted to estimated fair market value based on a current pending contract for sale, net of selling costs.

(8) Adjustments are a result of the Redemption, the exchange of all common stock outstanding for shares of Intrepid Stock, and the adjustment to retained earnings (accumulated deficit) in accordance with purchase accounting.


                              THE SPECIAL MEETING

GENERAL

         This Proxy Statement/Prospectus and Offer to Redeem is being furnished to the Stockholders in connection with the solicitation of proxies by the Enviroq Board for use at the Special Meeting. Each copy of this Proxy Statement/Prospectus and Offer to Redeem mailed to Stockholders is accompanied by a form of proxy for use at the Special Meeting. The Special Meeting is scheduled to be held on Monday, December 14, 1998 at 9:00 a.m., local time, at the Mountain Brook Inn, 2800 Highway 280, Birmingham, Alabama.

PURPOSE OF THE SPECIAL MEETING

         At the Special Meeting, the Stockholders will be asked to consider and vote upon: (i) a proposal to adopt the Merger Agreement, (ii) a proposal to approve the Incentive Stock Option Plan; (iii) a proposal to approve the Non-Employee Directors' Stock Option Plan; and (iv) a proposal to transact such other business as is incident to the conduct of the Special Meeting.

         The Enviroq Board, based upon certain factors, including the Fairness Opinion, has concluded that the Enviroq Merger is fair to and in the best interests of Enviroq and the Stockholders and has unanimously approved the Merger Agreement, the Redemption and the Enviroq Merger. THE ENVIROQ BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT AT THE SPECIAL MEETING. CERTAIN DIRECTORS OF ENVIROQ MAY BE DEEMED TO HAVE CERTAIN INTERESTS IN THE MERGER IN ADDITION TO THEIR INTERESTS AS STOCKHOLDERS. SEE "THE REORGANIZATION -- Recommendation of the Enviroq Board and Enviroq's Reasons for the Enviroq Merger; -- Opinion of Financial Advisor; and -- Interests of Certain Persons in The Reorganization".

         It is anticipated that a representative of Deloitte & Touche LLP independent auditors of Enviroq, will be present at the Special Meeting, will have an opportunity to make a statement and will respond to appropriate questions.


RECORD DATE; SHARES OUTSTANDING

         The close of business on October 19, 1998 has been fixed as the Record Date for the determination of the Stockholders entitled to notice of and to vote at the Special Meeting. On the Record Date, there were _______ shares of the Enviroq Stock issued and outstanding held by approximately _______ Stockholders of record. All directors and executive officers of Enviroq are expected to vote, or cause to be voted, all shares of Enviroq Stock over which they exercise voting control (an aggregate of 571,001 shares of Enviroq Stock or approximately 56.57% of the outstanding shares of Enviroq Stock on the Record Date) "FOR" the approval of the Merger Agreement, the Redemption and the Enviroq Merger. Subject to the terms and conditions of the Stock Agreement, the Principal Stockholders, who collectively own an aggregate of 552,875 shares of Enviroq Stock, representing approximately 54.77% of the issued and outstanding shares of Enviroq Stock, have agreed to vote such shares owned by them in favor of the approval and adoption of the Merger Agreement and the transactions contemplated therein. If the Principal Stockholders vote in favor of the adoption of the Merger Agreement and in favor of the approval of the Stock Option Plans, the Merger Agreement will be adopted and the Enviroq Merger and the Stock Option Plans will all be approved at the Special Meeting.

VOTING AT THE SPECIAL MEETING

         The presence, either in person or by proxy, of the holders of a majority of the issued and outstanding shares of Enviroq Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting.

         Each share of Enviroq Stock is entitled to one vote with respect to all matters presented at the Special Meeting. Adoption of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of Enviroq Stock entitled to vote thereon. Approval of the Stock Option Plans requires the affirmative vote of a majority of the shares of Enviroq Stock entitled to vote thereon and present, either in person or by proxy, at the Special Meeting.

         The Principal Stockholders, who collectively own an aggregate of 552,875 shares of Enviroq Stock, representing approximately 54.77% of the issued and outstanding shares of Enviroq Stock, have executed a stock agreement (the "Stock Agreement") with the Principal IAM/CRC Shareholders, pursuant to which the Principal Stockholders have agreed to vote the shares of Enviroq Stock owned by the Principal Stockholders in favor of the adoption of the Merger Agreement. Accordingly, it is expected that the Merger Agreement will be adopted and the Redemption, the Enviroq Merger and the Stock Option Plans will be approved at the Special Meeting. See "THE REORGANIZATION -- General". Notwithstanding the agreement to vote the shares of Enviroq Stock owned by such Principal Stockholders in favor of adoption of the Merger Agreement, no Principal Stockholder who is a member of the Enviroq Board (or control person thereof) is obligated to vote the shares of Enviroq Stock owned by such Principal Stockholder in favor of adoption of the Merger Agreement if such Principal Stockholder, acting in his capacity as a director (or control person thereof), determines in good faith, based on advice of the Enviroq Board's outside counsel, that the failure to terminate the Merger Agreement and the Reorganization would be reasonably likely to result in a breach of such director's fiduciary duty to the Stockholders.

         Proxies will be voted as specified by the Stockholders. If a Stockholder does not return a signed proxy, such Stockholder's shares will not be voted. Stockholders are urged to mark the boxes on the proxy to indicate how their shares are to be voted. Each Stockholder shall be entitled to cast one vote per share of Enviroq Stock on each matter to be voted upon at the Special Meeting. If a Stockholder returns a signed proxy, but does not indicate how such Stockholder's shares of Enviroq Stock are to be voted, the shares of Enviroq Stock represented by the proxy will be voted "FOR" adoption of the Merger Agreement and "FOR" approval of the Stock Option Plans. The proxy also confers discretionary authority on the management of Enviroq to vote the shares of Enviroq Stock represented thereby on any other matter that may properly come before the Special Meeting, including, but not limited to, consideration of a motion to adjourn or postpone the Special Meeting to another time and/or place.

         A Stockholder wishing to exercise rights of dissent and appraisal must not vote "FOR" adoption of the Merger Agreement. By doing so, such Stockholder will be precluded from exercising any rights of dissent and appraisal to which such Stockholder is otherwise entitled pursuant to Section 262 of the DGCL. See "THE REORGANIZATION -- Rights of Dissent and Appraisal".

         Returning a signed proxy will not affect a Stockholder's right to attend the Special Meeting and vote in person. Any Stockholder who executes and returns a proxy may revoke such proxy at any time before it is voted by (i) filing with the Secretary of Enviroq, at or before the Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Enviroq at or before the Special Meeting or (iii) attending the Special Meeting and voting in person by ballot. Attendance at the Special Meeting will not, in and of itself, constitute revocation of a proxy.

         As of the date of this Proxy Statement/Prospectus and Offer to Redeem, other than the proposals that the Stockholders consider and vote to adopt the Merger Agreement and to approve the Stock Option Plans, the Enviroq Board is not aware of any other matter to be presented for action by the Stockholders at the Special Meeting. If, however, any other matters not now known are incident to the conduct of and properly brought before the Special Meeting, the management of Enviroq will vote the proxies upon such matters according to its discretion and best judgment.

SOLICITATION OF PROXIES

         This proxy solicitation is made by the Enviroq Board. Proxies will be solicited through the mail. Additionally, proxies may be solicited by personal interviews, telephone or facsimile transmission machines by directors, officers and regular employees of Enviroq. Such directors, officers and regular employees shall not receive special compensation therefor. In the event the Reorganization is not consummated, Enviroq will pay one-half of the fees of attorneys charged in connection with the preparation of this Proxy Statement/Prospectus and Offer to Redeem and each of IAM and CRC will pay one-quarter of such costs. Such attorney fees will be paid in their entirety by Intrepid if the Reorganization is consummated. With respect to any other fees and expenses, Enviroq, IAM and CRC are each responsible for their respective fees and expenses relating to the Merger Agreement and the transactions contemplated therein, including the cost of assembling, printing and mailing this Proxy Statement/Prospectus and Offer to Redeem.

EFFECT OF ABSTENTIONS AND "BROKER NON-VOTES"

         At the Special Meeting, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. A "broker non-vote" occurs with respect to a given proposal when a broker holding shares of Enviroq Stock in street name returns an executed proxy (or voting directions) which indicates that such broker does not have discretionary authority to vote on such proposal.

         In determining whether the proposal to adopt the Merger Agreement has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against such proposal, because adoption of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of Enviroq Stock entitled to vote thereon. Abstentions and broker non-votes will not affect the outcome of the vote with respect to the proposals to approve the Stock Option Plans except to the extent that abstentions and broker non-votes cause the total votes cast by shares of Enviroq Stock present in person or by proxy at the Special Meeting and entitled to vote thereon to be less than a majority.


                               THE REORGANIZATION

GENERAL

         Pursuant to the Merger Agreement, Freedom Holdings of Alabama, Inc., a Delaware corporation ("Sub-1"), will merge with and into Enviroq, with Enviroq being the surviving corporation. Simultaneously with the Enviroq Merger, IAM Merger Sub, Inc., a Florida corporation ("Sub-2"), and CRC Merger Sub, Inc., a Florida corporation ("Sub-3"), will merge with and into IAM and CRC, with IAM and CRC being the surviving corporations, respectively. Sub-1, Sub-2 and Sub-3 are all wholly-owned subsidiaries of Intrepid, which itself is a wholly-owned subsidiary of Enviroq. Intrepid, Sub-1, Sub-2 and Sub-3 are all newly-formed corporations, formed with the specific purpose of effecting the Mergers. As a result of the Mergers, Enviroq, IAM and CRC will become wholly-owned subsidiaries of Intrepid.

THE REDEMPTION

         Immediately prior to and in connection with the Enviroq Merger, each Stockholder will be given the opportunity to have Enviroq redeem exactly 42.698013% of the shares of Enviroq Stock tendered by such Stockholder for $5.220612 in cash per share of Enviroq Stock. The Redemption will occur only if all of the terms and conditions contained in the Merger Agreement are satisfied or waived. Accompanying this Proxy Statement/Prospectus and Offer to Redeem are a letter of transmittal and other documents (the "Redemption Materials") to be used in connection with the Redemption. Each Stockholder who wishes to participate in the Redemption must properly complete and return to the Depositary, in accordance with the instructions contained therein, the letter of transmittal contained in the Redemption Materials accompanying this Proxy Statement/Prospectus and Offer to Redeem (the "Redemption Letter of Transmittal") and any other documents required by the Redemption Materials. Stockholders wishing to participate in the Redemption must tender to the Depositary all of the stock certificates representing the total number of shares of Enviroq Stock owned by the Stockholder that such Stockholder desires Enviroq to redeem. As noted above, Enviroq will redeem only 42.698013% of the shares of Enviroq Stock represented by the stock certificates actually tendered by a Stockholder. All such duly completed Redemption Letters of Transmittal, other documents and stock certificates evidencing shares of Enviroq Stock to be redeemed must be received by the Depositary before the Expiration Date (as defined herein). Redemption Letters of Transmittal, other documents and stock certificates representing shares of Enviroq Stock to be redeemed which are received by the Depositary after the Expiration Date will not be accepted by Enviroq in connection with the Redemption. See "THE REDEMPTION". If any tendered shares of Enviroq Stock are not accepted for payment pursuant to the Offer to Redeem for any reason, or if stock certificates are submitted for more shares of Enviroq Stock than are tendered, certificates representing all shares of Enviroq Stock not purchased or tendered will not be returned to the tendering Stockholder, and will be deemed surrendered, and will be exchanged for stock certificates representing shares of Intrepid Stock in the Enviroq Merger upon the consummation of the Enviroq Merger. Except with respect to a Stockholder who perfects its right to dissent from the Enviroq Merger, no certificates representing shares of Enviroq Stock not purchased or tendered in the Redemption will be returned to the tendering Stockholder and the Redemption Letter of Transmittal shall serve as the letter of transmittal in respect of shares of Enviroq Stock exchanged in the Enviroq Merger. Any stock certificates representing the shares of Enviroq Stock held by a Stockholder after such Stockholder has elected to have Enviroq redeem 42.698013% of the shares of Enviroq Stock held by such Stockholder will be returned to any Stockholder who exercises such Stockholder's rights to dissent from the Enviroq Merger by perfecting and not withdrawing a demand for payment of a fair value for such shares of Enviroq Stock held by such Stockholder. See "-- Exchange of Stock Certificates" and "-- Rights of Dissent and Appraisal".

CONVERSION OF SHARES IN THE REORGANIZATION

         Pursuant to the Enviroq Merger, each share of Enviroq Stock issued and outstanding immediately prior to the Effective Time (except as otherwise provided in the Merger Agreement) and (i) owned by a Stockholder who elects not to participate in the Redemption or owned by a Stockholder who elects to participate in the Redemption after such Redemption (i.e. shares of Enviroq Stock not redeemed in the Redemption) will be converted into the right to receive in the Reorganization one (1) share of Intrepid Stock and $2.229098 in cash, or (ii) owned by a Stockholder who elects to participate in the Redemption and which is redeemed in the Redemption will be converted into the right to receive in the Reorganization 1.745140 shares of Intrepid Stock. Pursuant to the IAM Merger and the CRC Merger, respectively, each share of IAM Stock and CRC Stock issued and outstanding immediately prior to the Effective Time (except as otherwise provided in the Merger Agreement) shall be converted into the right to receive in the Reorganization 1206.149 shares of Intrepid Stock for each issued and outstanding share of IAM Stock and for each issued and outstanding share of CRC Stock, respectively. See "-- Exchange of Stock Certificates".

         The total consideration received in the Enviroq Merger by a Stockholder who elects to participate in the Redemption will be equivalent on a per share basis to the total consideration received in the Enviroq Merger by a Stockholder who elects not to participate in the Redemption, subject to any possible differences attributable to tax treatment. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES".

         After the Reorganization, the former shareholders of IAM and CRC will own approximately 54.44% of the issued and outstanding shares of Intrepid Stock and the former Stockholders will own approximately 45.56% of the issued and outstanding shares of Intrepid Stock (subject to adjustments upon the exercise of the Stockholders' right to dissent).

FRACTIONAL INTERESTS

         Fractional interests of shares of Intrepid Stock will not be issued in the Reorganization. The Stockholders and the shareholders of IAM and CRC will be paid cash in lieu of such fractional interests.

EXCHANGE OF STOCK CERTIFICATES

         As soon as practicable after the Effective Time, Enviroq will mail transmittal instructions to each Stockholder who has elected not to participate in the Redemption or who elected to participate in the Redemption by tendering less than all of such Stockholders' shares of Enviroq Stock and who is a Stockholder of record on the Record Date (provided, such Stockholder or record holder did not vote in favor of the Enviroq Merger, and who otherwise complies with Section 262 of the DGCL relating to the exercise of dissenters' rights) outstanding at the Effective Time, advising such holder of the procedure for surrendering such holder's certificates (each, "Old Certificates") which immediately prior to the Effective Time represented certificates for shares of Enviroq Stock (if such shares of Enviroq Stock were not previously redeemed) that were canceled in the Enviroq Merger and became instead the right to receive shares of Intrepid Stock. Holders of Old Certificates will not be entitled to receive any payment of dividends or distributions on or payment for any share with respect to their Old Certificates until such certificates have been surrendered for certificates representing shares of Intrepid Stock. Holders of shares of Enviroq Stock who either elect not to participate in the Redemption or who elect to participate in the Redemption by tendering less than all of such Stockholders' shares of Enviroq Stock should not submit their stock certificates for exchange until a letter of transmittal and instruction are received therefor. See "THE REDEMPTION -- Acceptance for Payment; Payment for Shares of Enviroq Stock" and "-- Rights of Dissent and Appraisal".

APPROVAL OF THE REORGANIZATION; THE STOCK AGREEMENT

         The shareholders of IAM and CRC have approved the Merger Agreement and the transactions contemplated therein. The Stockholders will vote, inter alia, on whether to adopt the Merger Agreement and the transactions contemplated therein, at the Special Meeting.

         The Principal Stockholders, who collectively own an aggregate of 552,875 of the issued and outstanding shares of Enviroq Stock, representing approximately 54.77% of the issued and outstanding shares of Enviroq Stock, have executed a stock agreement (the "Stock Agreement") with the Principal IAM/CRC Shareholders. Upon the terms and subject to certain conditions contained in the Stock Agreement, the Principal Stockholders have agreed to vote in favor of the Merger Agreement, the Enviroq Merger and the transactions contemplated in the Merger Agreement. The Principal Stockholders shall not be obliged in their capacity as a member of the Enviroq Board (or cause any member of the Enviroq Board under its control), (a) to vote in favor of the Merger Agreement, the Enviroq Merger and the transactions contemplated in the Merger Agreement, or against any Alternative Proposal (as defined herein), or (b) to refrain from voting to terminate the Merger Agreement, if such member of the Enviroq Board determines in good faith, based on advice of the Enviroq Board's outside counsel, that the failure to terminate the Merger Agreement and the transactions contemplated therein would be reasonably likely to result in a breach of such Enviroq Board member's fiduciary duty to the Stockholders.

THE EFFECTIVE TIME

         The Reorganization will become effective upon the latest to occur of the execution and filing of a Certificate of Merger with the Secretary of State of the State of Delaware with respect to the Enviroq Merger or the execution and filing of Articles of Merger with the Secretary of State of the State of Florida with respect to the IAM Merger and the CRC Merger; provided, however, that the Reorganization shall not become effective until after the completion of the Redemption (the "Effective Time"). The Reorganization will be effective on a date (the "Closing Date") to be specified by the parties to the Merger Agreement, which will be no later than two (2) business days after satisfaction or waiver of the conditions set forth in Articles 7 through 10 of the Merger Agreement. See "TERMS OF THE MERGER AGREEMENT -- Conditions to Obligation to Effect the Reorganization".

BACKGROUND TO THE REORGANIZATION

         The Enviroq Board has, from time to time, reviewed Enviroq's strategic planning alternatives, including the possibility of entering into a business combination with another company or companies. On April 12, 1996, the Enviroq Board unanimously determined that it would be in the best interests of the Stockholders to explore potential mergers and acquisition possibilities and opportunities. During the fiscal year beginning March 31, 1996, management of Enviroq actively searched for potential merger and acquisition opportunities, both in industries and markets similar to Enviroq's traditional businesses and in industries and markets which were dissimilar from Enviroq's traditional businesses, including the biotechnology, real estate and computer technology businesses and markets. All of these potential opportunities were investigated to various degrees. In some cases, the individuals or companies involved decided to pursue other alternatives. In other cases, further investigation was performed by the management of Enviroq, and in some cases, additional information was provided with respect to that potential opportunity to the Enviroq Board. With respect to each opportunity presented to the Enviroq Board, the Enviroq Board determined, in its sole discretion, that none of the opportunities presented would be in the best interest of the Stockholders. Accordingly, since the commencement of negotiations with IAM and CRC, Enviroq has not pursued other merger or acquisition opportunities with other companies as the Enviroq Board identified the opportunity with IAM and CRC as the most viable opportunity after reviewing a number of other opportunities.

         During the first calendar quarter of 1997, IAM, CRC and their sole shareholders, Messrs. Forrest and Mark F. Travis, in their continuing efforts to maximize value, also considered the advisability of engaging in a strategic combination or other form of reorganization with a publicly-traded company to enhance shareholder value and liquidity. As part of this process, in March 1997, IAM and CRC, through Mr. Forrest Travis, President of IAM and CRC, and Morgan Payne, President of Broadland Capital Partners, L.P., financial advisor to IAM and CRC, concluded that a business combination and reorganization with Enviroq would present greater strategic and financial opportunities for IAM and CRC and their respective shareholders than currently realized.

         During March, 1997, the management of Enviroq was informally contacted by representatives of IAM and CRC concerning the possibility of a business combination between Enviroq, IAM and CRC. Over the next few months, exploratory discussions were conducted between William J. Long, President and Chief Executive Officer of Enviroq, Forrest Travis and Morgan Payne.

         On August 27, 1997, Messrs. Forrest Travis, Payne and Long met to exchange information and to discuss generally the businesses of Enviroq, Sprayroq, IAM and CRC and the possibility of a business combination and reorganization. Following this meeting, a proposed letter of intent was circulated among the parties. The management of Enviroq presented the proposed letter of intent to the Enviroq Board on September 12, 1997. The Enviroq Board declined to authorize the execution of the letter of intent, but did authorize the management of Enviroq to negotiate a definitive merger agreement with IAM and CRC. During the Fall of 1997, the parties commenced due diligence investigations with respect to the other parties involved in the proposed combination. In particular, information concerning the businesses, properties, financial condition and results of operation of Enviroq, IAM and CRC was exchanged between the parties. Most of the information delivered by IAM and CRC was of a non-public nature since neither IAM nor CRC is a publicly traded company. Such information included disclosure of the information normally disclosed in a due diligence investigation, including incorporation documents, corporate governance documents, material contracts, pending litigation and all applicable regulatory permits, licenses authorizations and applications. All of the information exchanged by Enviroq was of a public nature, with the exception of a pending contract for sale with respect to land owned by Enviroq in Jacksonville, Florida. Following a meeting held in Atlanta, Georgia on September 23, 1997, between William Long and Messrs. Travis and Payne, the parties began negotiating a definitive merger agreement. Negotiations continued with respect to the definitive merger agreement and related agreements, including the Stock Agreement, during November and December of 1997. Such negotiations were conducted between Messrs. William Long and Forrest Travis.

         On January 5, 1998, Enviroq engaged the services of Porter White to provide advice to the Enviroq Board and to investigate the fairness of the proposed transaction from a financial point of view to the Stockholders.

         During February, 1998, Mr. Long, together with Mr. Thomas Brander and Mr. Charles Long (both members of the Enviroq Board), conducted various meetings with Forrest Travis and Porter White to discuss the proposed combination, and drafts of the proposed documentation, including the Merger Agreement and the Stock Agreement. Drafts of the Merger Agreement, the Stock Agreement and other information regarding the proposed combination were distributed to the Enviroq Board on January 28, 1998. On February 10, 1998, at a meeting of the Enviroq Board, the Enviroq Board reviewed the terms of the Enviroq Merger, the Merger Agreement and the Stock Agreement. The terms of the draft Merger Agreement reviewed by the Enviroq Board at this time did not differ materially from the terms of the proposed letter of intent. Representatives of Porter White and Bradley Arant Rose & White LLP, legal counsel to Enviroq ("Bradley Arant"), were also present at the meeting. At that meeting, Bradley Arant advised the Enviroq Board with respect to its legal obligations and duties in connection with the transactions contemplated in the Merger Agreement, including the Enviroq Merger and the Redemption. At the conclusion of that meeting, the Enviroq Board unanimously decided to continue discussions and negotiations with IAM and CRC, with William J. Long being authorized to further negotiate and finalize the Merger Agreement, the Stock Agreement and other required documents. On April 10, 1998, Porter White delivered an opinion to the Enviroq Board that the Enviroq Merger was fair, from a financial point of view, to the Stockholders. At the meeting of the Enviroq Board held on April 14, 1998, the Enviroq Board unanimously approved and authorized the execution and delivery of the Merger Agreement and the Stock Agreement.

         After the members of the IAM Board and the CRC Board considered the proposed IAM Merger, the proposed CRC Merger, the Reorganization and the transactions contemplated thereby, including the proposed consideration to be paid to IAM's and CRC's shareholders, the IAM Board and the CRC Board, by written consent in lieu of a special meeting thereof, dated April 13, 1998, authorized IAM's and CRC's officers to execute the proposed Merger Agreement and the Stock Agreement and to take all necessary actions to consummate the proposed Mergers and the Reorganization, subject to the approval of the shareholders of each of IAM and CRC. Also on April 13, 1998 the shareholders of IAM and CRC approved the Mergers and the Reorganization and authorized the appropriate officers of IAM and CRC to execute and deliver the Merger Agreement and the Stock Agreement and to take all necessary actions to consummate the Mergers and the Reorganization in accordance with the terms of the Merger Agreement.

         The Merger Agreement and the Stock Agreement were executed by Enviroq, IAM, CRC, Intrepid and the other entities on April 22, 1998. The terms of the Merger Agreement and the Stock Agreement as executed did not differ materially from the terms of the proposed letter of intent or the draft Merger Agreement or the draft Stock Agreement reviewed by the Enviroq Board on February 10, 1998. On August 27, 1998 Enviroq, IAM, CRC, Intrepid and the other entities executed Amendment No. 1 to the Agreement and Plan of Reorganization, an amendment to the Merger Agreement which extended the termination date before which the Mergers must be consummated from August 31, 1998 to October 31, 1998. On October 29, 1998 Enviroq, IAM, CRC, Intrepid and the other entities amended and restated the Agreement and Plan of Reorganization which, inter alia, extended the termination date from October 31, 1998 to December 31, 1998.

REASONS FOR THE REORGANIZATION

Enviroq's Reasons for the Enviroq Merger and the Reorganization

         The Enviroq Board carefully considered the advisability of the Enviroq Merger and the Reorganization and believes that the terms of the Merger Agreement, the Enviroq Merger and the Reorganization are fair to, and in the best interests of, the Stockholders. THE ENVIROQ BOARD UNANIMOUSLY APPROVED THE MERGER AGREEMENT, THE ENVIROQ MERGER AND THE REORGANIZATION AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT. SEE "THE REORGANIZATION -- INTERESTS OF CERTAIN PERSONS IN THE REORGANIZATION".

         In considering whether to approve the Merger Agreement, the Enviroq Merger and the Reorganization and recommend the adoption of the Merger Agreement by the Stockholders, the Enviroq Board evaluated the future role of Enviroq in the changing spray-applied resinous products and municipal wastewater biosolid treatment markets. The Enviroq Board also considered the following additional factors set forth below which constitute all of the material factors considered by the Enviroq Board.

         (i) The increasing requirements for capital to meet technological demands;

         (ii) the opportunity for the Stockholders to obtain value for their largely illiquid holdings;

         (iii) the value of the consideration offered to the Stockholders relative to the book value of shares of Enviroq Stock;

         (iv) that after the Enviroq Merger and the Reorganization, Intrepid will have a greater diversification of revenue sources, and possess greater managerial, operational and financial resources, than does Enviroq;

         (v) the greater financial resources of Intrepid should permit an acceleration of the development and expansion of new business and services;

         (vi) the market capitalization and public stock distribution of Intrepid will provide the Stockholders with increased liquidity and that, as a result of the Enviroq Merger and the Reorganization, the Stockholders will continue as shareholders of a larger, more diversified combined organization having greater market and financial strength;

         (vii)    general economic and stock market conditions; and

         (viii)   the Fairness Opinion.

         The Enviroq Board also considered a variety of inherent risks and potentially negative factors in its deliberations concerning the Merger Agreement. In the view of the Enviroq Board, these considerations did not outweigh, individually or collectively, the advantages of the Enviroq Merger and the Reorganization. In particular, the Enviroq Board considered the following:

         (i) the irreversible nature of the decision and the consequent loss of independence;

         (ii) the possible change in certain existing Enviroq corporate policies and strategies following the Enviroq Merger and the Reorganization; and

         (iii)    the other risks described above under "RISK FACTORS".

         Due to the wide variety of factors considered in connection with the evaluation of the Enviroq Merger and the Reorganization, the Enviroq Board did not find it practicable to, and did not quantify or otherwise attempt to assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of the Enviroq Board may have given different weight to different factors.

         On April 14, 1998, the Enviroq Board approved the Merger Agreement and the transactions contemplated thereby and determined that the Enviroq Merger and the Reorganization were fair to, and in the best interests of, Enviroq and the Stockholders. AFTER CAREFUL CONSIDERATION, THE ENVIROQ BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. SEE "THE REORGANIZATION -- INTERESTS OF CERTAIN PERSONS IN THE REORGANIZATION".

IAM's Reasons for the IAM Merger and the Reorganization

         The IAM Board carefully considered the advisability of the IAM Merger and the Reorganization and believed that the terms of the Merger Agreement, the IAM Merger and the Reorganization were in the best interests of IAM and its shareholders. THE IAM BOARD UNANIMOUSLY APPROVED, ADOPTED AND RECOMMENDED THE MERGER AGREEMENT, THE IAM MERGER AND THE REORGANIZATION TO THE SHAREHOLDERS OF IAM, AND THE SHAREHOLDERS OF IAM UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT, THE IAM MERGER AND THE REORGANIZATION ON APRIL 13, 1998.

         In considering whether to approve the IAM Merger and the Reorganization and recommend the approval and adoption of the Merger Agreement by IAM's shareholders, the IAM Board evaluated the future role of IAM in the changing investment management and financial services environment. The IAM Board also considered the following additional factors:

         (i) the increasing requirements for capital to meet technological demands;

         (ii) the increased number of consolidating investment management transactions and the opportunity for IAM's shareholders to obtain value for their largely illiquid holdings;

         (iii) the value of the consideration offered to IAM's shareholders relative to the book value of shares of IAM Stock;

         (iv) that after the IAM Merger and the Reorganization, Intrepid will have a greater diversification of revenue sources, and possess greater managerial, operational and financial resources, than does IAM;

         (v) that after the IAM Merger and the Reorganization, Intrepid is expected to achieve certain administrative efficiencies;

         (vi) that after the IAM Merger and the Reorganization, Intrepid should be able to achieve longer-term revenue enhancements and expense efficiencies as a result of the combination of management resources and operating assets and the integration and streamlining of certain management and administrative functions;

         (vii) the greater financial resources of Intrepid should permit an acceleration of the development and expansion of new business and services;

         (viii) the market capitalization and public stock distribution of Intrepid will provide IAM's shareholders with increased liquidity and that, as a result of the IAM Merger and the Reorganization, IAM's shareholders will continue as shareholders of a larger, more diversified combined organization having greater market and financial strength;

         (ix) the financial terms of other recent business combinations in the investment management and financial services industries; and

         (x)      general economic and stock market conditions.

         The IAM Board also considered a variety of inherent risks and potentially negative factors in its deliberations concerning the Merger Agreement. In the view of the IAM Board, these considerations did not outweigh, individually or collectively, the advantages of the IAM Merger and the Reorganization. In particular, the IAM Board considered the following:

         (i) the irreversible nature of the decision and the consequent loss of independence;

         (ii) the possible change in certain existing IAM corporate policies and strategies following the IAM Merger and the Reorganization; and

         (iii)    the other risks described above under "RISK FACTORS".

         Due to the wide variety of factors considered in connection with the evaluation of the IAM Merger and the Reorganization, the IAM Board did not find it practicable to, and did not quantify or otherwise attempt to assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of the IAM Board may have given different weight to different factors.

         On April 13, 1998, the IAM Board approved the Merger Agreement and the transactions contemplated thereby and determined that the IAM Merger and the Reorganization were fair to, and in the best interests of, IAM and its shareholders. AFTER CAREFUL CONSIDERATION, THE IAM BOARD UNANIMOUSLY RECOMMENDED THAT THE SHAREHOLDERS OF IAM VOTE IN FAVOR OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. The IAM Board did not engage a financial advisor or obtain a fairness opinion in connection with its decision to recommend that IAM's shareholders approve and adopt the Merger Agreement and approve the IAM Merger and the Reorganization. As a result, IAM's shareholders voted on the Merger Agreement, the IAM Merger and the Reorganization without an opinion from an unaffiliated financial advisor that the IAM Merger and the Reorganization were fair, from a financial point of view, to the shareholders of IAM. The IAM Board considered each of the factors described above in determining to proceed with the IAM Merger and the Reorganization without a fairness opinion. The IAM Board did not believe that obtaining a fairness opinion in connection with the IAM Merger and the Reorganization was necessary because the IAM Board believed that it could evaluate the IAM Merger and the Reorganization and make a recommendation to IAM's shareholders with respect to the IAM Merger and the Reorganization without such opinion.

CRC's Reasons for the CRC Merger and the Reorganization

         The CRC Board carefully considered the advisability of the CRC Merger and the Reorganization and believed that the terms of the Merger Agreement, the CRC Merger and the Reorganization were in the best interests of CRC and its shareholders. THE CRC BOARD UNANIMOUSLY APPROVED, ADOPTED AND RECOMMENDED THE MERGER AGREEMENT, THE CRC MERGER AND THE REORGANIZATION TO THE SHAREHOLDERS OF CRC, AND THE SHAREHOLDERS OF CRC UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT, THE CRC MERGER AND THE REORGANIZATION ON APRIL 13, 1998.

         In considering whether to approve the CRC Merger and the Reorganization and recommend the approval and adoption of the Merger Agreement by CRC's shareholders, the CRC Board evaluated the future role of CRC in the changing broker-dealer and financial services environment. The CRC Board also considered the following additional factors:

         (i) the increasing requirements for capital to meet technological demands;

         (ii) the increased number of consolidating broker-dealer transactions and the opportunity for CRC's shareholders to obtain value for their largely illiquid holdings;

         (iii) the value of the consideration offered to CRC's shareholders relative to the book value of shares of CRC Stock;

         (iv) that after the CRC Merger and the Reorganization, Intrepid will have a greater diversification of revenue sources, and possess greater managerial, operational and financial resources, than does CRC;

         (v) that after the CRC Merger and the Reorganization, Intrepid is expected to achieve certain administrative efficiencies;

         (vi) that after the CRC Merger and the Reorganization, Intrepid should be able to achieve longer-term revenue enhancements and expense efficiencies as a result of the combination of management resources and operating assets and the integration and streamlining of certain management and administrative functions;

         (vii) the greater financial resources of Intrepid should permit an acceleration of the development and expansion of new business and services;

         (viii) the market capitalization and public stock distribution of Intrepid will provide CRC's shareholders with increased liquidity and that, as a result of the CRC Merger and the Reorganization, CRC's shareholders will continue as shareholders of a larger, more diversified combined organization having greater market and financial strength;

         (ix) the financial terms of other recent business combinations in the investment management, broker-dealer and financial services industries; and

         (x)      general economic and stock market conditions.

         The CRC Board also considered a variety of inherent risks and potentially negative factors in its deliberations concerning the Merger Agreement. In the view of the CRC Board, these considerations did not outweigh, individually or collectively, the advantages of the CRC Merger and the Reorganization. In particular, the CRC Board considered the following:

         (i) the irreversible nature of the decision and the consequent loss of independence;

         (ii) the possible change in certain existing CRC corporate policies and strategies following the CRC Merger and the Reorganization; and

         (iii)    the other risks described above under "RISK FACTORS".

         Due to the wide variety of factors considered in connection with the evaluation of the CRC Merger and the Reorganization, the CRC Board did not find it practicable to, and did not quantify or otherwise attempt to assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of the CRC Board may have given different weight to different factors.

         On April 13, 1998, the CRC Board approved the Merger Agreement and the transactions contemplated thereby and determined that the CRC Merger and the Reorganization were fair to, and in the best interests of, CRC and its shareholders. AFTER CAREFUL CONSIDERATION, THE CRC BOARD UNANIMOUSLY RECOMMENDED THAT THE SHAREHOLDERS OF CRC VOTE IN FAVOR OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. The CRC Board did not engage a financial advisor or obtain a fairness opinion in connection with its decision to recommend that CRC's shareholders approve and adopt the Merger Agreement and approve the CRC Merger and the Reorganization. As a result, CRC's shareholders voted on the Merger Agreement, the CRC Merger and the Reorganization without an opinion from an unaffiliated financial advisor that the CRC Merger and the Reorganization were fair, from a financial point of view, to the shareholders of CRC. The CRC Board considered each of the factors described above in determining to proceed with the CRC Merger and the Reorganization without a fairness opinion. The CRC Board did not believe that obtaining a fairness opinion in connection with the CRC Merger and the Reorganization was necessary because the CRC Board believed that it could evaluate the CRC Merger and the Reorganization and make a recommendation to CRC's shareholders with respect to the CRC Merger and the Reorganization without such opinion.

OPINION OF FINANCIAL ADVISOR

         Enviroq retained Porter White to act as its financial advisor in connection with the Enviroq Merger and to render an opinion to the Enviroq Board as to the fairness, from a financial point of view, of the Enviroq Merger to the holders of Enviroq Stock. Porter White is a recognized investment banking firm regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, private placements and valuations for estate, corporate or other purposes. The Enviroq Board appointed Porter White to serve as its financial advisor in connection with the Enviroq Merger on the basis of its expertise and knowledge of Enviroq. Representatives of Porter White participated in a meeting of the Enviroq Board on February 10, 1998, at which the Merger Agreement and the Enviroq Merger were considered. At that meeting, Porter White issued a preliminary oral opinion that, as of such date, the Enviroq Merger was fair from a financial point of view, to the holders of shares of Enviroq Stock. A written opinion, dated April 10, 1998, has been delivered to the Enviroq Board to the effect of that, as of such date, the Enviroq Merger is fair, from a financial point of view, to the holders of shares of Enviroq Stock. The oral opinion issued on February 10, 1998 and the written opinion issued on April 10, 1998 did not differ in any material respect.

         The full text of the Fairness Opinion, dated as of April 10, 1998, which sets forth certain assumptions made, matters considered and limitations on review undertaken, is attached as Annex B to this Proxy Statement/Prospectus and Offer to Redeem, is incorporated herein by reference, and should be read in its entirety in connection with this Proxy Statement/Prospectus and Offer to Redeem. The summary of the Fairness Opinion set forth in this Proxy Statement/Prospectus and Offer to Redeem is qualified in its entirety by reference to the Fairness Opinion. The Fairness Opinion is directed only to the fairness, from a financial point of view, of the Enviroq Merger to the holders of shares of Enviroq Stock and does not constitute a recommendation to any Stockholder as to how such Stockholder should vote on the Enviroq Merger.

         In arriving at its Fairness Opinion, Porter White performed and relied upon the following:

         (1) a review of certain publicly available business and financial information relating to Enviroq that Porter White deemed to be relevant;

         (2) a review of audited and unaudited financial statements of Enviroq, IAM and CRC;

         (3) discussions with the management of Enviroq and Intrepid concerning the matters described in clauses (1) and (2) above, as well as the businesses and prospects of Enviroq and Intrepid before and after giving effect to the Enviroq Merger and the Reorganization;

         (4) a review of the market prices and valuation multiples for shares of Enviroq's Stock, comparing them with those of certain publicly traded companies that Porter White deemed to be relevant;

         (5) a review of the market prices and valuation multiples of certain publicly traded companies that Porter White deemed to be relevant to the businesses of IAM and CRC;

         (6) a review of the results of operation of Enviroq, IAM and CRC, comparing such results with those of certain publicly traded companies that Porter White deemed to be relevant;

         (7) participation in discussions with representatives of Enviroq, Intrepid and Bradley Arant;

         (8) a review of the unaudited pro forma combined financial information of the Reorganization;

         (9) a review of a draft of the Merger Agreement, dated March 27, 1998; and

         (10) a review of such other financial studies and analyses as Porter White deemed necessary, including an assessment of general economic, market and monetary conditions.

         All of the information reviewed by Porter White in performing the reviews specified above was provided to it by Enviroq. It is Porter White's understanding that all of the information provided to it by Enviroq had been circulated among the parties.

         In arriving at its Fairness Opinion, Porter White conducted a merger analysis as described below.

Description of Merger Analysis

         The merger consideration to be received by the Stockholders includes a cash distribution of approximately $2.23 per share and ownership of approximately 45.5 % of Intrepid in the aggregate, after the Reorganization. Although Porter White did not, and does not, project at what price shares of Intrepid Stock will trade, Porter White estimated that the total consideration to be received in the transaction (including the cash distribution of $2.23 per share) will be between $3.19 per share to $3.50 per share. Shares of Enviroq Stock have traded recently between $.50 and $1.00 per share and closed on January 30, 1998 at $1.00 per share. Therefore, the value of the transaction represented a significant increase in the value of shares of Enviroq Stock.

         As Enviroq's financial advisor in connection with the proposed Mergers, Porter White performed financial and comparative analyses. The individual components of Intrepid (the merged company) were examined, as well as the combined (post-merger) entity. Appropriate analyses were applied to each. The specific components of the combined entity include: Enviroq and its subsidiaries Sprayroq and Synox, its land and cash ($2.25 million of which is to be distributed to current Stockholders as an integral part of the transaction), CRC and IAM. The various analyses are briefly summarized below and were the only financial and comparative analyses performed by Porter White.

Valuing the Components

         The following paragraphs summarize the analysis of the specific components of the proposed Mergers: Enviroq (Sprayroq, Enviroq, and land owned by Enviroq), IAM and CRC.

         Sprayroq. Three methods were used to value Sprayroq, of which Enviroq owns 50 percent. The first method used to value Sprayroq was the discounted cash flow method. Of importance to this analysis was the fact that Enviroq holds a senior note of $747,000 that must be repaid with 100 percent of Sprayroq's cash flow until the loan is satisfied, which is estimated to be in 2003. After repayment of the loan, Sprayroq will be unleveraged and Enviroq will receive 50 percent of Sprayroq's cash flow thereafter.

         Porter White used a discount rate of 20 percent, which it determined to be a reasonable estimate of Sprayroq's cost of capital. Porter White projected cash flow to the year 2005. The discounted cash flow analysis indicated that the value of Enviroq's 50 percent interest in Sprayroq was approximately $1.0 million.

         A second method of valuing Sprayroq compared actual stock price data and selected financial information for a peer group of companies comparable to Sprayroq. The comparable companies are publicly traded companies in the same or similar business as Sprayroq with market values of $5 to $250 million. The Sprayroq peer group is comprised of Cerbco, Inc., Insituform (formerly an affiliate company of Enviroq), Myr Group, Watson Group and Utilix Co.

         Finally, price-to sales (revenue) and price-to-earnings (earnings) multiples (based on groups of companies with the same SIC code - 1623) from the Ibbotson Associates Cost of Capital Quarterly, 1997 Yearbook were used to estimate Sprayroq's value.

         With respect to the valuation of Sprayroq, the price-to-sales trading multiple of all five of the companies comprising the Sprayroq peer group were included in the valuation. The price-to-earnings trading multiple of four of the companies of the peer group were included in the valuation. It should be noted that negative earnings multiples were excluded from the analysis and, wherever possible, the high, low, average and median values were considered.

         The analysis of Sprayroq's peer group (comparables) indicated that, among other things, based on the market prices of the stock of similar companies in such peer group as of February 2, 1998, and each company's selected financial data, the relevant earnings multiple (P/E) was 24x. The relevant revenue multiple was .40x. The Ibbotson Associates Cost of Capital Quarterly, 1997 Yearbook indicated that the earnings multiple for the composite group of companies in SIC Code 1623 was 81x; the relevant revenue multiples were from .44x to .59x.

         Using multiples of revenue, the 50 percent interest of Enviroq in Sprayroq was valued at $1.05 million to $1.12 million; using multiples of earnings, the 50 percent interest was valued at $2.9 million to $8.1 million. The discounted cash flow analysis indicated Enviroq's 50 percent interest in Sprayroq was valued at $1.0 million.

         Porter White concluded from its three analyses of Sprayroq's value that the most appropriate range for the 50 percent interest in Sprayroq was from $1.0 million to $1.2 million.

         CRC. To value CRC, multiples from Ibbotson Cost of Capital Quarterly, 1997 Yearbook (for a group of companies with the same SIC code: 6211) and comparable company analyses were used. To qualify as a peer company of CRC, comparable companies had market values of $5 million to $250 million and were traded publicly in the same business as CRC. The peer companies for CRC were:
Advest Group Inc., Atlanta Sosnoff Capital CP, First Albany Companies, International Assets Holding Corp., Kinnard Investments Inc., Fronteer Financial Holdings, LTD, Ryan Beck & Co., Inc., Scott & Stringfellow Financial, Sherwood Group Inc., Kent Financial Services, JW Charles Financial Services, Paulson Capital Corp., Zeigler Companies Inc., Hoenig Group Inc., Interstate Johnson Lane Inc., Marleau Lemire, National Discount Brokers, Seibert Financial Corp., First Montauk Financial Corp, Kirlin Holding Corp., Meyerson & Company, Inc., JB Oxford Holdings, Inc., GKN Holding Corp., Southwest Securities Group, Global Equity Corp., Fahnestock Vinre Holdings, Eastbrokers Internationals, CM Oliver Co., Maxcor Financial Group, and Banc Stock Group.

         Two of the methods for valuing Sprayroq - the comparable company analysis and the Ibbotson multiples analysis - were used to value CRC. With respect to the valuation of CRC, the price-to-sales trading multiple of all thirty of the companies comprising the CRC peer group were included in the valuation. The price-to-earnings trading multiple of twenty-four of the companies of the peer group were included in the valuation.

         The analysis of CRC's peer group indicated that the relevant earnings multiple was 17.5x; the relevant peer group revenue multiple was .75 x. The relevant Ibbotson earnings multiple was between 10.5x and 15.9x; the relevant Ibbotson revenue multiples were between .73x and .98x. Using these multiples of revenue, CRC's estimated value was from $0.8 million to $1.1 million. Using multiples of earnings, CRC is valued at $0.25 million to $0.4 million.

         Porter White concluded that the most appropriate value for CRC was approximately $0.6 million.

         IAM. The analysis of IAM's value was similar to that used for valuing
CRC: comparable company analysis and Ibbotson multiples analysis. The peer companies for IAM were: Stifel Financial Corp., U.S. Global Investors, Inc., Pilgrim American Capital, Jordan American Holdings, Atalanta Sosnoff Capital CP, Allied Capital Advisers, Acacia Research Corp., Pioneer Group Inc., Duff & Phelps Funds, Eaton Vance Corp., and United Asset Management Corp. These companies are in the same business as IAM and have market values ranging from $5 to $250 million and are publicly traded.

         Two of the methods for valuing Sprayroq- the comparable company analysis and the Ibbotson multiple analysis- were used to value IAM. With respect to the valuation of IAM, the price-to-sales trading multiple of all eleven of the companies comprising the IAM peer group were included in the valuation. The price-to-earnings trading multiple of eight of the companies of the peer group were included in the valuation.

         The analysis of IAM's peers indicated that a relevant earnings multiple was 16.6x; the average revenue multiple was 2.31x. The Ibbotson earnings multiple was between 18.8 and 25.7. Ibbotson's relevant revenue multiple was between 2.75x and 3.8x. Using the multiples of revenue, IAM's estimated value was $2.1 million to $3.6 million. Using the earnings multiples, IAM's estimated value was $2.6 million to $4.0 million.

         Porter White concluded that the most appropriate value for IAM was $2.1 million to $3.1 million.

         Enviroq. To value Enviroq, it was assumed that Synox will not generate revenue; it will remain dormant. Therefore, Enviroq is an expense center with negative earnings impact on the combined entities. To estimate the negative value of Enviroq, earnings multiples of 7x, 10x and 12x were applied.

         Porter White concluded from this analysis that Enviroq's negative value was between $1.2 and $2.1 million.

         Land. The value of Enviroq's unimproved land in Florida was based on a 1995 appraisal of $1.6 million and an offer price of $1.36 million made in February, 1998. For the purposes of forming the Fairness Opinion, Porter White used the more recent offer price of $1.36 million. Porter White then adjusted the offer price for sales commissions and capital gains taxes, resulting in a net value of approximately $904,000.

Other Merger Analyses & Considerations

         The actual stock price trading range of Enviroq for the three months ending January 31, 1998 was analyzed. The price of Enviroq's shares ranged from $.50 to $1.00 per share during the time period studied, with relatively low volume indicating a thin market. Historical stock price multiples of revenue, book value and earnings of Enviroq were also examined. Historical trading indicated a price-to-book multiple of .308x, a price-to-revenue multiple of
 .664x and an earnings multiple of 5.7x.

         Pro forma income statements and balance sheets were prepared for Intrepid (the proposed merged entity), based on the annualized 9-months fiscal year 1998 Enviroq financial statements, and financial statements from IAM and CRC for the 12 months ending December 31, 1997. Adjustments were made to reflect the transaction, including the proposed cash distribution.

         Porter White also examined the liquidation value of Enviroq if the merger were not consummated. Porter White concluded that Enviroq's liquidation value would be from $3.82 per share to $10.84 per share. Porter White concluded that it would be very unlikely that Enviroq could realize this value in an actual liquidation without applying a significant marketability discount. When such discounts are applied, the resulting liquidation value is near the value of the planned merger, but with considerably more uncertainty in achieving the value.

         Even though Enviroq is publicly traded, the number of Stockholders and the distribution of shares is limited. Therefore, Porter White concluded that despite the public trading shares of Enviroq Stock, a discount for liquidity should be applied to the value. Based on several factors affecting limited marketability, the appropriate discount was determined to be 30 percent.

         Finally, Porter White compared and evaluated all of the various estimates of value previously outlined. To review, the methods employed were historical trading multiples of Enviroq, multiples of publicly traded companies deemed to be peers of Enviroq, CRC or IAM, multiples based on groups of companies in similar SIC codes from Ibbotson Associates Cost of Capital Quarterly, 1997 Yearbook, discounted cash flow (for Sprayroq only) and the appraisal and recent offering price for land in Florida owned by Enviroq.

         The resulting values discussed above reflect the combined entities after the merger. To these values, the distribution of cash in the amount of $2.23 per share was added. This adjusted amount - the cash distribution plus the value of the entity after the Mergers - reflects the total value of the transaction to the Stockholders.

         This analysis indicated that the total value of the transaction, including the distribution and the value of the combined entities after the Mergers would be from $3.16 per share to $5.99 per share, but it was Porter White's conclusion that the total value would likely be from $3.19 per share to $3.50 per share. This compared to the recent trading range of shares of Enviroq Stock of $0.50 to $1.00 per share. Hence, Porter White concluded that the contemplated transaction was fair to the Stockholders from a financial point of view.

         Note that no company used as a comparison in the above analyses was identical to Enviroq (and its components), CRC, IAM or Intrepid after consummation of the Reorganization. Accordingly, the analysis of the results of the foregoing was not mathematical; rather, it involved considerations and judgments concerning differences in financial market and operating characteristics of the companies and other factors that could affect the public trading volume and performance of the companies to which Enviroq, IAM or CRC and Intrepid after consummation of the Reorganization are being compared.

         In connection with its review, Porter White relied upon and assumed the accuracy and completeness of all of the foregoing information provided to it or publicly available, including representations and warranties of Enviroq, IAM and CRC included in the Merger Agreement, and Porter White has not assumed any responsibility for independent verification of such information. Porter White also did not make an independent evaluation or appraisal of the assets or liabilities of Enviroq, IAM or CRC.

         In addition, after the parties to the Enviroq Merger reached a general agreement with respect to the economic terms of the Merger Agreement and during the course of its review prior to rendering the Fairness Opinion, Porter White received copies of financial projections for IAM and CRC that were prepared by the respective managements of each company. Neither IAM nor CRC publicly discloses internal management projections of the type provided to Porter White in connection with Porter White's analysis of the Enviroq Merger, and such projections were not prepared with a view toward public disclosure. IAM and CRC prepared the projections for general corporate modeling purposes to attempt to show a relationship between hypothetical levels of business activity and potential profitability. The projections were not prepared in accordance with any accounting guidelines or standards for the preparation of projections and were based on assumptions which are inherently uncertain and beyond the control of management. After reviewing the projections, Porter White concluded that the level of business activity assumed in the projections was unduly optimistic and that actual results could vary significantly from the projected results set forth therein. Accordingly, Porter White did not rely on the projections in evaluating the fairness of the Enviroq Merger to the holders of Enviroq Stock, and none of the parties utilized the projections in negotiating or evaluating the terms of the Enviroq Merger.

         In connection with rendering the Fairness Opinion, Porter White performed the financial analyses described above. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Moreover, the evaluation of the fairness, from a financial point of view, of the Enviroq Merger to the Stockholders was to some extent a subjective one based on the experience and judgment of Porter White and not merely the result of mathematical analysis of financial data. In performing its analysis, Porter White made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Enviroq, IAM or CRC. The analyses performed by Porter White are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be the appraisals of or to reflect the prices at which businesses actually may be sold. In rendering its opinion, Porter White assumed that, in the course of obtaining any necessary approvals for the Enviroq Merger and the Reorganization, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Reorganization, on a pro forma basis, to Intrepid.

         The Fairness Opinion is one of many factors taken into consideration by the Enviroq Board in determining to approve the Merger Agreement and the Enviroq Merger. The Fairness Opinion does not address the relative merits of the Enviroq Merger as compared to any alternative business strategies that might exist for Enviroq, nor does it address the effect of any other business combination in which Enviroq may engage.

         As compensation for Porter White's services, Enviroq agreed to pay Porter White for the research and analysis undertaken by Porter White in providing the Fairness Opinion at the normal hourly rates customarily charged by the employees of Porter White assigned to undertake the analysis required to provide the Fairness Opinion to Enviroq. The analyses performed by Porter White were undertaken by employees of Porter White whose normal hourly rates are $240, $200 and $175. In addition, Enviroq agreed to pay Porter White an additional fee of $7,500 upon Porter White executing and delivering the Fairness Opinion to Enviroq. Enviroq also agreed to reimburse Porter White for its reasonable out-of-pocket expenses incurred in connection with providing the Fairness Opinion to Enviroq. As of June 30, 1998, Enviroq has paid a total of $25,709.79 in fees and expenses to Porter White. Since June 30, 1998, Porter White has incurred but not billed an additional $5,165 in professional services for Enviroq. Accordingly, it is anticipated that the total amount expected to be paid to Porter White for its services will be approximately $31,000. Enviroq has further agreed to indemnify Porter White against certain liabilities, including certain liabilities under federal securities laws. The payment of the above fees was not contingent upon Porter White rendering a favorable opinion with respect to the Enviroq Merger.

         Porter White has consented to the inclusion of the Fairness Opinion as an Exhibit to this Proxy Statement/Prospectus and Offer to Redeem and to the summary thereof and all references to Porter White and the Fairness Opinion contained herein.

THE VOTING AGREEMENT

         As a condition to the consummation of the Reorganization, the Principal Stockholders and the Principal IAM/CRC Shareholders will execute the Voting Agreement. The Principal Stockholders consist of William J. Long and Marinelli Securities Associates who together hold 54.77% of the issued and outstanding shares of Enviroq Stock, which will be converted in the Enviroq Merger into approximately 552,975 shares of Intrepid Stock. The Principal IAM/CRC Shareholders consist of Mark F. Travis and Forrest Travis who together own 100% of the outstanding shares of IAM Stock and CRC Stock, which will be converted in the IAM Merger and the CRC Merger into a total of 1,206,148 shares of Intrepid Stock. After the Effective Time, the Principal Stockholders and the Principal IAM/CRC Shareholders will own, in the aggregate, approximately 79% of the issued and outstanding shares of Intrepid Stock. The Principal Stockholders and the Principal IAM/CRC Shareholders will vote all shares of Intrepid Stock owned by them after the Effective Time to elect only persons to the Intrepid Board as shall be designated by the Principal Stockholders and the Principal IAM/CRC Stockholders after consummation of the Reorganization. During any such period where the Voting Agreement is in effect and the Principal Stockholders and the Principal IAM/CRC Shareholders shall together own at least a majority of the shares of outstanding Intrepid Stock, the Voting Agreement provides each of the Principal Stockholders and the Principal IAM/CRC Shareholders representation on the Intrepid Board for as long as the Voting Agreement remains in effect. The maximum number of members of the Intrepid Board subject to designation by the Principal Stockholders and the Principal IAM/CRC Shareholders is, in the aggregate, seven. The initial Intrepid Board will consist of seven members. The specific number of members of the Intrepid Board designated by the Principal Stockholders, as a group, and the Principal IAM/CRC Shareholders, as a group, will vary, depending on the specific percentage of shares of Intrepid Stock owned by them viz-a-viz other stockholders of Intrepid and viz-a- viz the other group. In the event that the Principal Stockholders and the Principal IAM/CRC Shareholders come to own less than a majority of the outstanding shares of Intrepid Stock, the Voting Agreement requires that the Principal Stockholders and the Principal IAM/CRC Shareholders vote their shares of Intrepid Stock so as to ensure, to the extent possible, that designees appointed by either the Principal Stockholders or the Principal IAM/CRC Shareholders, depending upon which group controls the largest number of shares, constitute at least a majority of the Intrepid Board.

INTERESTS OF CERTAIN PERSONS IN THE REORGANIZATION

         Certain members of the management of Enviroq and of the Enviroq Board have interests in the Reorganization that are in addition to any interests they may have as Stockholders generally. In addition, certain members of the management of IAM and CRC and of the IAM Board and the CRC Board have interests in the Reorganization that are in addition to any interests they may have as shareholders generally of IAM and CRC. After the Effective Time, William J. Long, current President and Chief Executive Officer of Enviroq, will serve as the Chief Operating Officer and as an Executive Vice President of Intrepid. In addition, William J. Long will serve as the interim Chief Financial Officer of Intrepid until a successor is appointed. After the Effective Time, Forrest Travis, the current President of IAM and CRC, will serve as President and Chief Executive Officer of Intrepid and Mark F. Travis, son of Forrest Travis, will serve as an Executive Vice President of Intrepid. As a condition to the consummation of the Enviroq Merger and the Reorganization, the Merger Agreement requires that Intrepid enter into an employment agreement with each of Mr. Long and the Messrs. Travis. Pursuant to the employment agreements, Mr. Long, Mr. Forrest Travis and Mr. Mark F. Travis will receive annual salaries of $130,000, $200,000 and $150,000, respectively, may receive bonuses in addition to their salaries and, when eligible, may receive other fringe benefits generally established for employees of Intrepid. Mr. Long, Mr. Forrest Travis and Mr. Mark F. Travis currently receive salaries of $85,000, $194,394 and $157,620, respectively, from their respective employers.

         It is also anticipated that after the Effective Time, Intrepid will adopt the Incentive Stock Option Plan with respect to its executive officers. Accordingly, it is anticipated that stock options may be granted to William J. Long, Forrest Travis and Mark F. Travis pursuant to the Incentive Stock Option Plan, although no specific determination as to the number of options to be granted under the Incentive Stock Option Plan has been made. Furthermore, Mr. Long and the Messrs. Travis have been appointed and will serve as initial members of the Intrepid Board after the Effective Time. See "--Approval of Stock Option Plans of Intrepid", and "CERTAIN INFORMATION CONCERNING INTREPID--Directors and Officers of Intrepid", and "--Compensation of Executive Officers."

         In addition to William J. Long, Messrs. Thomas W. Brander, Michael X. Marinelli and Alexander P. Zechella, three of the existing directors of Enviroq, have been appointed as initial directors of Intrepid. In addition to the Messrs. Travis, Mr. Morgan Payne, President of Broadland Capital Partners, L.P., financial advisor to IAM and CRC, has been appointed as a member of the initial Intrepid Board. It is anticipated that non-employee directors of Intrepid will be paid $1,000 per quarter for a maximum of six meetings of the Intrepid Board and committees of the Board. Further, it is anticipated that in the event that additional meetings of the Intrepid Board are required, the non-employee directors will be compensated at a rate of $1,000 per meeting. All directors and officers will be reimbursed for travel expenses incurred in connection with their attendance at meetings of the Intrepid Board. It is further anticipated that after the Effective Time, Intrepid will adopt the Non-Employee Directors' Stock Option Plan which will grant options in shares of Intrepid Stock to members of the Intrepid Board who are not employees or executive officers of Intrepid. Accordingly, it is anticipated that Messrs. Brander, Marinelli, Zechella and Payne will participate in the Non-Employee Directors' Stock Option Plan. However, no specific determination as to the number of options to be granted thereunder has yet been made.

APPROVAL OF STOCK OPTION PLANS OF INTREPID

         Pursuant to the terms of the Merger Agreement, Intrepid will, as soon as practicable after the Effective Time, adopt the Incentive Stock Option Plan and the Non-Employee Directors' Stock Option Plan (referred to herein collectively as the "Stock Option Plans"). However, at the Special Meeting, the Stockholders will be asked to consider and vote on proposals to approve the Stock Option Plans. If the Principal Stockholders vote to approve the Stock Option Plans at the Special Meeting, the Stock Option Plans will be approved.


NO SOLICITATION OF ALTERNATIVE PROPOSALS

         Enviroq has agreed that prior to the Effective Time, neither it nor any of its subsidiaries shall, nor shall it or any of its subsidiaries, permit their respective officers, directors, employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including any proposal or offer to the Stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or purchase of (i) all or any significant portion of the assets of Enviroq and its subsidiaries taken as a whole, (ii) 15% or more of the outstanding shares of Enviroq Stock or (iii) 15% or more of the outstanding shares of the capital stock of any subsidiary of Enviroq (any such proposal or offer being hereinafter referred to as an "Alternative Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Alternative Proposal (excluding the Mergers and the Redemption contemplated by the Merger Agreement), or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal. Enviroq has also agreed that it will notify IAM and CRC immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in the Merger Agreement shall prohibit the Enviroq Board from (i) furnishing information to, or entering into discussions or negotiations with, any person that makes an unsolicited bona fide Alternative Proposal if, and only to the extent that, (A) the Enviroq Board, based upon the advice of outside legal counsel, determines in good faith that the failure to terminate the Merger Agreement and the transactions contemplated thereby would be reasonably likely to result in a breach of the directors' fiduciary duty to the Stockholders, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person, Enviroq provides written notice to IAM and CRC to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person, and (C) Enviroq keeps IAM and CRC reasonably informed of the status of any such discussions; and (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal. Nothing in the Merger Agreement (x) permits Enviroq to terminate the Merger Agreement (except as specifically provided in the Merger Agreement), (y) permits Enviroq to enter into any agreement with respect to an Alternative Proposal for as long as the Merger Agreement remains in effect (it being agreed that for as long as the Merger Agreement remains in effect, Enviroq shall not enter into any agreement with any person that provides for, or in any way facilitates, an Alternative Proposal (other than a confidentiality agreement in customary form)), or (z) affects any other obligation of Enviroq under the Merger Agreement.

RIGHTS OF DISSENT AND APPRAISAL

         Under the DGCL, Stockholders will be entitled to dissenters' rights of appraisal in connection with the Enviroq Merger.

         Any Stockholder may dissent from the Enviroq Merger and receive in cash the "fair value" as of the Effective Time of the shares of Enviroq Stock held by such Stockholder pursuant to Section 262 of the DGCL, a copy of which is attached as Annex D to this Proxy Statement/Prospectus and Offer to Redeem. Such "fair value" is exclusive of any value resulting from the effectuation of the Enviroq Merger but is inclusive of a fair rate of return thereon.

         If a Stockholder wishes to dissent from the Enviroq Merger, such Stockholder must file with Enviroq, prior to or at the Special Meeting and prior to the taking of the vote with respect to the Merger Agreement and the Enviroq Merger, a written demand for appraisal of such Stockholder's shares of Enviroq Stock, and must not vote in favor of the Enviroq Merger. Such written demand must be filed either by mail or in person with Enviroq at its offices located at 3918 Montclair Road, Suite 206, Birmingham, Alabama 35213,
Attention: Secretary. A vote against, or abstention with respect to voting on, the Merger Agreement and the Enviroq Merger, in person or by proxy, does not constitute such a demand. Only a Stockholder is entitled to assert appraisal rights to the shares of Enviroq Stock registered in such Stockholder's name. Such appraisal rights may be asserted with respect to all or less than all of the shares of Enviroq Stock held of record by such Stockholder. If the shares of Enviroq Stock are owned of record by more than one person, such as a joint tenancy or a tenancy in common, the written demand should be executed by or for all joint holders. An authorized agent may execute the demand for appraisal for a Stockholder, but the agent must identify the Stockholder or Stockholders and disclose the fact that, in executing such demand, the agent is acting as an agent of the Stockholder.

         A Stockholder who holds shares of Enviroq Stock as a nominee for the beneficial owner may exercise appraisal rights with respect to the shares of Enviroq Stock held for one or more beneficial owners while not exercising such rights for the other beneficial owners, and in such case, the written demand should set forth the number of shares of Enviroq Stock covered by it. If there are no number of shares of Enviroq Stock expressly mentioned in the written demand, the demand will be presumed to cover all shares of Enviroq Stock held in the name of the Stockholder.

         Within ten days after the Effective Time, Enviroq shall notify each Stockholder who has complied with the provisions of Section 262 of the DGCL and has not voted in favor of or consented to the Enviroq Merger of the date that the Enviroq Merger became effective. If the dissenting Stockholder and Enviroq are unable to reach agreement as to the "fair value" of the shares of Enviroq Stock within 120 days after the Effective Time of the Enviroq Merger, Enviroq or the dissenting Stockholder may file a petition in the Court of Chancery demanding a determination of the value of the shares of Enviroq Stock. Notwithstanding the foregoing, at any time within sixty days of the Effective Time, a Stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered in the Merger Agreement with respect to the Enviroq Merger. Within 120 days after the Effective Time, any Stockholder who has complied with the requirement for exercise of appraisal rights is entitled, upon written request to Enviroq, to receive from Enviroq a statement setting forth the aggregate number of shares of Enviroq Stock not voted in favor of the Enviroq Merger and with respect to which demands for appraisal have been made and the aggregate number of holders of dissenting shares of Enviroq Stock. Such statement must be mailed within ten days after the written request therefor has been received by Enviroq. After determining the Stockholders entitled to an appraisal, the Court of Chancery will appraise the shares, determining their "fair value", exclusive of any element of value arising from the effectuation or expectation of the Enviroq Merger, together with a fair rate of interest, if any, to be paid on the amount determined to be the "fair value". In determining the "fair value", the Delaware Court of Chancery will take into account all relevant factors.

         THE COST OF THE PROCEEDINGS MAY BE DETERMINED BY THE COURT OF CHANCERY AND TAXED TO THE PARTIES AS THE COURT DEEMS EQUITABLE UNDER THE CIRCUMSTANCES.

         From and after the Effective Time, no Stockholder who has demanded his appraisal rights shall be entitled to vote his shares of Enviroq Stock (or the shares of Intrepid Stock which such shares represent the right to receive in the Enviroq Merger) for any purpose or to receive payment of dividends or other distributions on the shares of Enviroq Stock (or on the shares of Intrepid Stock which such shares represent the right to receive in the Enviroq Merger). If no petition for an appraisal is filed within the time provided by Section 262 or if a Stockholder delivers to Enviroq a written withdrawal of his demand for an appraisal and acceptance of the Enviroq Merger, either within 60 days after the Effective Time or thereafter with the written approval of Enviroq, then the right of such Stockholder to an appraisal will cease.

         Dissenting Stockholders are urged to consult their legal counsel for specific advice regarding the interpretation of the DGCL with respect to dissenters' rights.

         Any communication by Stockholders not necessary under the foregoing shall be mailed or hand delivered to Enviroq at the address specified in the second paragraph of this section.

         Any Stockholder receiving cash as a result of the exercise of dissenters' rights will be deemed, in effect, to have sold his or her shares of Enviroq Stock, with the tax consequences applicable to a sale. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES".

         THE SUMMARY SET FORTH ABOVE DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF THE DGCL RELATING TO THE RIGHTS OF DISSENTING STOCKHOLDERS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE APPLICABLE SECTION OF THE DGCL WHICH IS INCLUDED AS ANNEX D TO THIS PROXY STATEMENT/PROSPECTUS AND OFFER TO REDEEM. ANY STOCKHOLDER INTENDING TO EXERCISE DISSENTERS' RIGHTS IS URGED TO REVIEW CAREFULLY ANNEX D SO AS TO BE IN STRICT COMPLIANCE WITH THE PROVISIONS OF THE DGCL.

ACCOUNTING TREATMENT

         This transaction comprising the Mergers will be accounted for as a purchase for accounting and financial reporting purposes with IAM and CRC considered to be the acquiring enterprises and Enviroq as the acquired company. Accordingly, the assets and liabilities of Enviroq will be recorded at their fair values at the date of merger, while the assets and liabilities of IAM and CRC will continue at historical cost.

RESTRICTIONS ON SALES OF INTREPID STOCK BY AFFILIATES OF ENVIROQ, IAM AND CRC

         All shares of Intrepid Stock received by holders of Enviroq Stock, IAM Stock and CRC Stock will be freely transferrable, except that shares of Enviroq Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Enviroq, IAM or CRC prior to the Reorganization may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144, in the case of such persons who become affiliates of Intrepid) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Enviroq, IAM, CRC or Intrepid generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party. The Merger Agreement requires each party to the Merger Agreement to execute and deliver to Intrepid a letter identifying all persons who are or may be deemed to be, at the time the Merger Agreement is submitted for approval to the Stockholders, "affiliates" of such party for the purposes of Rule 145 promulgated pursuant to the Securities Act. The Merger Agreement further requires each party to the Merger Agreement to use its best efforts to cause each of these persons who are or may be deemed to be an affiliate of such party to execute and deliver to Intrepid on or prior to the Closing Date a written agreement to the effect that such affiliate will not offer or sell or otherwise dispose of (i) any shares of Enviroq Stock, IAM Stock, CRC Stock or Intrepid Stock during the period beginning 30 days prior to the Effective Time and continuing until such time as results covering at least 30 days of post-Effective Time operations of Intrepid have been published, or (ii) any of the shares of Intrepid Stock issued to such affiliate in or pursuant to the Reorganization in violation of the Securities Act or the rules and regulations promulgated by the Commission thereunder.

                                 THE REDEMPTION


         THIS SECTION OF THE PROXY STATEMENT/PROSPECTUS AND OFFER TO REDEEM AND THE RELATED LETTER OF TRANSMITTAL ACCOMPANYING IT CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ IN ITS ENTIRETY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER TO REDEEM.

THE OFFER TO REDEEM

         Enviroq is offering to purchase and redeem (the "Redemption") exactly 42.698013% of the issued and outstanding shares of Enviroq Stock tendered by each Stockholder for $5.220612 in cash per share (the "Offer to Redeem"). If you elect to participate in the Redemption and do not dissent from the Enviroq Merger, subject to the approval of the Enviroq Merger by the Stockholders and the consummation of the Reorganization, you will receive 1.745140 shares of common stock of Intrepid ("Intrepid Stock") for each share of Enviroq Stock tendered but not redeemed in the Redemption. If you elect not to participate in the Redemption and you do not dissent from the Enviroq Merger, subject to the approval of the Enviroq Merger by the Stockholders and the consummation of the Reorganization, you will receive one share of Intrepid Stock and $2.229098 in cash for each share of Enviroq Stock held by you which was not tendered in the Redemption. The total consideration received in the Enviroq Merger by a Stockholder who elects to participate in the Redemption will be equivalent on a per share basis to the total consideration received in the Enviroq Merger by a Stockholder who elects not to participate in the Redemption (or to participate by tendering less than all of such Stockholder's shares of Enviroq Stock), subject to any possible differences attributable to tax treatment.



         The Offer to Redeem is being made in connection with the Reorganization and affords the Stockholders with an opportunity to liquidate a portion of their investment in Enviroq. In addition, the Offer to Redeem will afford Stockholders electing to participate in the Redemption the opportunity to apply a portion of such Stockholder's basis in the shares of Enviroq Stock redeemed in the Redemption against the capital gain which is realized by the Stockholder in the Reorganization thereby reducing the gain recognized for federal income tax purposes by the Stockholder with respect to the subsequent exchange of shares of Enviroq Stock in the Reorganization, to the extent described below in "MATERIAL FEDERAL INCOME TAX CONSEQUENCES". The Offer to Redeem will be made to all Stockholders. If any director, officer or affiliate of Enviroq is also a Stockholder, and such director, officer or affiliate elects to participate in the Redemption, Enviroq shall purchase and redeem such director's, officer's or affiliate's shares of Enviroq Stock upon the same terms and subject to the conditions set forth herein. The Redemption will occur immediately prior to and in connection with the Enviroq Merger and will only occur if all of the conditions set forth in Articles 7 through 10 of the Merger Agreement (other than the filing of the appropriate corporate documents to effect the Mergers, which filings will occur promptly following the Redemption) are either satisfied or waived and the Mergers are consummated. Accordingly, Enviroq will not be required to accept for payment or pay for shares of Enviroq Stock tendered, and may terminate the Offer to Redeem and may postpone the acceptance for payment of or the payment for shares of Enviroq Stock tendered, if (i) all of the conditions set forth in Articles 7 through 10 of the Merger Agreement (other than the filing of the appropriate corporate documents to effect the Mergers, which filings will occur promptly following the Redemption) are not satisfied or waived; or (ii) at any time on or after the date of this Offer to Redeem, and at any time prior to the time of payment for any such shares of Enviroq Stock (whether or not any shares of Enviroq Stock have theretofore been accepted for payment or paid for pursuant to the Offer to Redeem), the Merger Agreement shall terminate in accordance with its terms. Neither Enviroq nor the Enviroq Board makes any recommendation to any Stockholder as to whether to tender or refrain from tendering shares of Enviroq Stock held by such Stockholder. Each Stockholder must make his or her own decision whether to have Enviroq redeem shares of Enviroq Stock owned by such Stockholder. The officers and directors of Enviroq may participate in the Offer to Redeem on the same basis as other Stockholders. All shares of Enviroq Stock redeemed in the Offer to Redeem shall be held in the treasury of Enviroq and, pursuant to the Enviroq Merger, will be canceled and retired. Enviroq has engaged the services of__________, ___________, __________, to act as
Depositary ("the Depositary") in connection with the Offer to Redeem. Enviroq will pay all charges and expenses incurred by the Depositary in connection with the Offer to Redeem. See "-- Fees and Expenses".

TERMS OF THE OFFER TO REDEEM; EXPIRATION DATE

         Upon the terms and subject to the conditions set forth in this Proxy Statement/Prospectus and Offer to Redeem, Enviroq will accept and pay for 42.689013% of the shares of Enviroq Stock validly tendered by each Stockholder by the Expiration Date and not withdrawn in accordance with the terms and provisions of this Proxy Statement/Prospectus and Offer to Redeem. The term "Expiration Date" shall mean 9:00 a.m., Birmingham, Alabama time, on Tuesday, December 15, 1998, the day following the Special Meeting, unless and until Enviroq, in its reasonable discretion, shall have extended the period of time during which the Offer to Redeem is open, in which event the term "Expiration Date" shall mean the latest time and date at which the Offer to Redeem, as so extended by Enviroq, shall expire.

         Subject to the applicable rules and regulations of the Commission, Enviroq reserves the right, in its sole discretion, at any time and from time to time to (a) extend the period of time during which the Offer to Redeem is open, and thereby delay acceptance for payment of and the payment for any shares of Enviroq Stock, by giving oral or written notice of such extension to the Depositary, and (b) amend the Offer to Redeem in any other respect by giving oral or written notice of such amendment to the Depositary. During any such extension, all shares of Enviroq Stock previously tendered and not properly withdrawn will remain subject to the Offer to Redeem, subject to the rights of withdrawal as provided herein. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID BY ENVIROQ BY REASON OF ANY DELAY IN MAKING PAYMENT FOR TENDERED SHARES OF ENVIROQ STOCK.

         If, by the Expiration Date, all of the conditions set forth in Articles 7 through 10 of the Merger Agreement (other than the filing of the appropriate corporate documents to effect the Mergers, which filings will occur promptly following the Redemption) have not been satisfied or waived, Enviroq reserves the right (but shall not be obligated), subject to the applicable rules and regulations of the Commission, to (a) terminate the Offer to Redeem and not accept for payment or pay for any shares of Enviroq Stock and return all tendered shares of Enviroq Stock to tendering Stockholders, (b) extend the Offer to Redeem and, subject to the rights to withdraw shares of Enviroq Stock, retain the shares of Enviroq Stock that have been tendered during the period or periods for which the Offer to Redeem is extended or (c) amend the Offer to Redeem.

         There can be no assurance that Enviroq will exercise its right to extend the Offer to Redeem. Any extension, amendment or termination will be followed as promptly as practicable by public announcement thereof. In the case of an extension, the announcement will be issued no later than 8:00 a.m., Birmingham, Alabama time, on the next business day after the previously scheduled Expiration Date. Subject to applicable law and without limiting the manner in which Enviroq may choose to make any public announcement, Enviroq will not have any obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service or a comparable national news service.

         If Enviroq extends the Offer to Redeem or is delayed in its acceptance for payment of or payment for the shares of Enviroq Stock (whether before or after its acceptance for payment of shares of Enviroq Stock) or is unable to pay for the shares of Enviroq Stock pursuant to the Offer to Redeem for any reason, then, without prejudice to Enviroq's rights under the Offer to Redeem, the Depositary may retain tendered shares of Enviroq Stock, and such shares of Enviroq Stock may not be withdrawn except to the extent of the withdrawal rights as set forth herein.

         Since the terms of the Offer to Redeem are designed to ensure that a Stockholder who elects to participate in the Redemption will receive in the Enviroq Merger total consideration that is equivalent on a per share basis to the total consideration received in the Enviroq Merger by a Stockholder who elects not to participate in the Redemption, the terms of the Offer to redeem will only be amended if the terms of the Reorganization change. Furthermore, in the event the terms of the Reorganization change, the terms of the Offer to Redeem will only be amended to the extent required to ensure that the total consideration received in the Enviroq Merger by the Stockholders who elect to participate in the Redemption remains equivalent viz-a-viz the total consideration received in the Enviroq Merger by Stockholders who elect not to participate in the Redemption.

         If Enviroq makes a change in the terms of the Offer to Redeem or the information concerning the Offer to Redeem to ensure the equivalent treatment of the Stockholders in the Enviroq Merger, the Depositary or Enviroq (whose addresses are set forth in this Proxy Statement/Prospectus and Offer to Redeem, see "-- Procedure for Tendering

Shares of Enviroq Stock") will, in the event such change is material, disseminate additional tender offer materials (including, if applicable, this Proxy Statement/Prospectus and Offer to Redeem and other proxy solicitation materials) revised to give effect to such change and will extend the Offer to Redeem to the Stockholders. The minimum period during which the Offer to Redeem must remain open following a material change in the terms of the Offer to Redeem or information concerning the Offer to Redeem, other than a change in price or a change in the percentage of shares of Enviroq Stock sought, will depend upon the facts and circumstances then existing, including the relative materiality of the changed terms or information. With respect to a change in price or a change in the percentage of shares of Enviroq Stock sought, a minimum period of ten (10) business days is required for adequate dissemination.

ACCEPTANCE FOR PAYMENT; PAYMENT FOR SHARES OF ENVIROQ STOCK

         Upon the terms and subject to the conditions of the Offer to Redeem, Enviroq will, with respect to each Stockholder, accept, if applicable, for payment and pay for that number of shares of Enviroq Stock as are equal to 42.698013% of the total number of shares of Enviroq Stock tendered by such Stockholder which have been validly tendered and not withdrawn by the Expiration Date (including shares of Enviroq Stock validly tendered and not withdrawn during any extension of the Offer to Redeem) promptly after the Expiration Date, provided, always, that all of the conditions set forth in Articles 7 through 10 of the Merger Agreement (other than the filing of the appropriate corporate documents to effect the Mergers, which filings will occur promptly following the Redemption) shall have either been satisfied or waived. All questions as to the satisfaction or waiver of the conditions will be determined by Enviroq, in its reasonable discretion, which determination will be final and binding. Enviroq expressly reserves the right, in its sole discretion, to delay acceptance for payment of or payment for shares of Enviroq Stock in order to comply in whole or in part with any applicable law.

         For purposes of the Offer to Redeem, Enviroq will be deemed to have accepted for payment and purchased shares of Enviroq Stock which are tendered and not withdrawn as, if and when Enviroq gives oral or written notice to the Depositary of Enviroq's acceptance of such shares of Enviroq Stock for payment pursuant to the Offer to Redeem. Payment for shares of Enviroq Stock accepted for payment pursuant to the Offer to Redeem will be made by deposit of the aggregate purchase price therefor with the Depositary, which will act as an agent for the tendering Stockholders for the purpose of receiving the payment from Enviroq and transmitting payment to such tendering Stockholders. Upon deposit of funds with the Depositary for the purpose of making payments to tendering Stockholders, Enviroq's obligation to make such payment shall be satisfied and tendering Stockholders must, therefore, look solely to the Depositary for payment of amounts owed to them by reason of the acceptance for payment of shares of Enviroq Stock pursuant to the Offer to Redeem. If, for any reason whatsoever, acceptance for payment of, or payment for, any shares of Enviroq Stock tendered pursuant to the Offer to Redeem is delayed, or Enviroq is unable to accept for payment or pay for shares of Enviroq Stock tendered pursuant to the Offer to Redeem, then, without prejudice to Enviroq's right set forth herein, the Depositary may, nevertheless, retain any tendered shares of Enviroq Stock and such shares of Enviroq Stock may not be withdrawn except to the extent that the tendering Stockholder is entitled to duly exercise such Stockholder's withdrawal rights as described herein. In all cases, payment for shares of Enviroq Stock accepted for payment pursuant to the Offer to Redeem will be made only after timely receipt by the Depositary of stock certificates for (or a timely Book-Entry Confirmation, as defined herein, with respect to) such shares of Enviroq Stock, a properly completed and signed Redemption Letter of Transmittal and any other required documents. Payment for shares of Enviroq Stock tendered and purchased during an extension of the Offer to Redeem will, subject to the terms of such extension, be made as promptly as practicable after such shares of Enviroq Stock are purchased. Under no circumstances will interest be paid by Enviroq by reason of any delay in making such payment.

         If any tendered shares of Enviroq Stock are not accepted for payment pursuant to the Offer to Redeem for any reason, or if stock certificates are submitted for more shares of Enviroq Stock than are tendered, certificates representing all shares of Enviroq Stock not purchased or tendered in the Redemption will not be returned to the tendering Stockholder, and will be deemed surrendered, and will be exchanged for stock certificates representing shares of Intrepid Stock in the Enviroq Merger upon the consummation of the Enviroq Merger. The Redemption Letter of Transmittal shall also serve as the letter of transmittal to be used in connection with the Enviroq Merger. Except with respect to a Stockholder who perfects its rights to dissent from the Enviroq Merger, no certificates representing shares of Enviroq Stock not purchased or tendered in the Redemption will be returned to the tendering Stockholder and the Redemption Letter of Transmittal shall serve as the letter of transmittal in respect of shares of Enviroq Stock exchanged in the Enviroq Merger. Any stock certificates representing the shares of Enviroq Stock held by a Stockholder after such Stockholder has elected to have Enviroq redeem 42.698013% of the shares of Enviroq Stock held by such Stockholder will be returned to any Stockholder who exercises such Stockholder's rights to dissent from the Enviroq Merger by perfecting and not withdrawing a demand for payment of a fair value for such shares of Enviroq Stock held by such Stockholder.

         If, prior to the Expiration Date, Enviroq shall increase the purchase price offered to holders of the shares of Enviroq Stock pursuant to the Offer to Redeem, such increased price shall be paid to all holders of shares of Enviroq Stock which have been previously accepted for payment pursuant to the Offer to Redeem.

PROCEDURE FOR TENDERING SHARES OF ENVIROQ STOCK

Valid Tender

         For a Stockholder to validly tender shares of Enviroq Stock pursuant to the Offer to Redeem, (a) in the case of physical delivery of stock certificates for shares of Enviroq Stock, a properly completed and signed Redemption Letter of Transmittal, together with any required signature guarantees and any other required documents, must be received by the Depositary at one of its addresses set forth below prior to the Expiration Date, and stock certificates for tendered shares of Enviroq Stock must be received by the Depositary at one of such addresses prior to the Expiration Date, or (b) in the case of a book-entry transfer of shares of Enviroq Stock, an Agent's Message (as defined below) and a properly completed and signed Redemption Letter of Transmittal, together with any required signature guarantees and any other required documents, must be received by the Depositary at one of its addresses set forth below prior to the Expiration Date.

         The Depositary will establish accounts with respect to the shares of Enviroq Stock at The Depositary Trust Company and the Philadelphia Depositary Trust Company (the "Book-Entry Transfer Facilities") for purposes of the Offer to Redeem within two business days after the date of this Proxy Statement/Prospectus and Offer to Redeem. Any financial institution that is a participant in any of the Book-Entry Transfer Facilities' systems may make book-entry delivery of shares of Enviroq Stock by causing a Book-Entry Transfer Facility to transfer such shares of Enviroq Stock into the Depositary's account in accordance with such Book-Entry Transfer Facility's procedures for such transfer. However, although delivery of shares of Enviroq Stock may be effected through book-entry transfer into the Depositary's account at a Book-Entry Transfer Facility, the Redemption Letter of Transmittal, properly completed and signed, with any required signature guarantees, and an Agent's Message, and any other required documents, must, in each case, be transmitted to, and received by, the Depositary at one of its addresses set forth below prior to the Expiration Date. The confirmation of a book-entry transfer of shares of Enviroq Stock into the Depositary's account at a Book-Entry Transfer Facility as described above is referred to herein as a "Book-Entry Confirmation." DELIVERY OF DOCUMENTS TO A BOOK-ENTRY TRANSFER FACILITY IN ACCORDANCE WITH SUCH BOOK-ENTRY TRANSFER FACILITY'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

         The term "Agent's Message" means a message transmitted by a Book-Entry Transfer Facility to, and received by, the Depositary and forming a part of a Book-Entry Confirmation, that states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility tendering the shares of Enviroq Stock that such participant has received and agrees to be bound by the terms of the Redemption Letter of Transmittal and that Enviroq may enforce such agreement against the participant.

         THE METHOD OF DELIVERY OF SHARES OF ENVIROQ STOCK, THE REDEMPTION LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH ANY BOOK-ENTRY TRANSFER FACILITY, IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. SHARES OF ENVIROQ STOCK WILL BE DEEMED DELIVERED ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION). IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

         The Redemption Letter of Transmittal and stock certificates for shares of Enviroq Stock and any other required documents should be sent or delivered by each Stockholder or such Stockholder's broker, dealer, bank, trust company or other nominee to the Depositary at the addresses set forth below:

                                THE DEPOSITARY:


                        By Mail, By Courier or By Hand:

                   American Stock Transfer and Trust Company
                           40 Wall Street, 46th Floor
                            New York, New York 10005

Signature Guarantees

         A signature guarantee is not required on the Redemption Letter of Transmittal (a) if the Redemption Letter of Transmittal is signed by the registered holder(s) (which term includes any participant in any of the Book-Entry Transfer Facilities' systems whose name appears on a security position listing as the owner of the shares of Enviroq Stock) of the shares of Enviroq Stock tendered therewith and such registered holder has not completed either the box entitled "Special Delivery Instructions" or the box entitled "Special Payment Instructions" on the Redemption Letter of Transmittal or (b) if such shares of Enviroq Stock are tendered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (an "Eligible Institution"). In all other cases, all signatures on the Redemption Letter of Transmittal must be guaranteed by an Eligible Institution. See the Instructions to the Redemption Letter of Transmittal. If stock certificates for tendered shares of Enviroq Stock are registered in the name of a person other than the signer of the Redemption Letter of Transmittal, or if payment is to be made or stock certificates for shares of Enviroq Stock not tendered or not accepted for payment are to be returned to a person other than the registered holder of the stock certificates surrendered, the tendered stock certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered holders or owners appear on the stock certificates, with the signatures on the stock certificates or stock powers guaranteed by an Eligible Institution. See Instructions 2 and 4 to the Redemption Letter of Transmittal.

Method of Delivery

         The method of delivery of certificates for shares of Enviroq Stock and all other required documents is at the election and risk of the tendering Stockholder. If delivery is by mail, it is recommended that documents be sent by registered mail, properly insured, with return receipt requested. Delivery will be deemed made only when actually received by the Depositary. In all cases, sufficient time should be allowed to ensure timely delivery.

Determination of Validity

         All questions as to the number of shares of Enviroq Stock to be accepted, and the validity, form, eligibility (including time of receipt), acceptance and withdrawal of any tender of shares of Enviroq Stock will be determined by Enviroq, in its sole discretion, which determination will be final and binding. Enviroq reserves the absolute right to reject any or all tenders determined by it not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of Enviroq's counsel, be unlawful. Enviroq also reserves the absolute right to waive any defect or irregularity in the tender of any shares of Enviroq Stock of any particular Stockholder, whether or not similar defects or irregularities are waived in the case of other Stockholders. No tender of shares of Enviroq Stock will be deemed to have been validly made until all defects or irregularities relating thereto have been cured or waived. None of Enviroq, the Depositary or any other person shall be under any duty to give notification of any defects or irregularities in tenders or in any notice of withdrawal. None of Enviroq, the Depositary or any other person shall incur any liability for failure to give any such notification. Enviroq's interpretation of the terms and conditions of the Offer to Redeem (including the Redemption Letter of Transmittal and the instructions thereto) will be final and binding.

BACKUP WITHHOLDING

         In order to avoid "backup withholding" of federal income tax on payments of cash pursuant to the Offer to Redeem, a Stockholder (or other payee) surrendering shares of Enviroq Stock in the Offer to Redeem must, unless an exemption applies, provide the Depositary with such Stockholder's correct taxpayer identification number ("TIN") on a Substitute Form W-9 and certify under penalty of perjury that such TIN is correct and that such Stockholder is not subject to backup withholding. If a Stockholder or payee does not provide such Stockholder's or payee's correct TIN or fails to provide the certifications described above, the Internal Revenue Service (the "IRS") may impose a penalty on such Stockholder or payee and payment of cash to such Stockholder or payee pursuant to the Offer to Redeem may be subject to backup withholding of 31%. All Stockholders surrendering shares of Enviroq Stock pursuant to the Offer to Redeem should complete and sign the main signature form and the Substitute Form W-9 included as part of the Redemption Letter of Transmittal to provide the information and certification necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to the Depositary). Certain Stockholders (including, among others, all corporations and certain foreign individuals and entities) are not subject to backup withholding. Noncorporate foreign Stockholders should complete and sign the main signature form and a Form W-8, Certificate of Foreign Status in order to avoid backup withholding. See Instruction 10 to the Letter of Transmittal. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES".

RIGHTS OF WITHDRAWAL

         Except as otherwise herein, tenders of shares of Enviroq Stock made pursuant to the Offer to Redeem are irrevocable, except that shares of Enviroq Stock tendered pursuant to the Offer to Redeem may be withdrawn at any time prior to the Expiration Date and, unless theretofore accepted for payment by Enviroq pursuant to the Offer to Redeem, may be withdrawn at any time after _______, 1998.

         If Enviroq extends the Offer to Redeem, is delayed in its acceptance for payment of shares of Enviroq Stock, or is unable to accept for payment shares of Enviroq Stock tendered pursuant to the Offer to Redeem for any reason, then, without prejudice to Enviroq's other rights under the Offer to Redeem, the Depositary may, nevertheless, on behalf of Enviroq retain tendered shares of Enviroq Stock until the expiration or termination of the Offer to Redeem, and such shares of Enviroq Stock may not be withdrawn except to the extent that tendering Stockholders are entitled to withdrawal rights as set forth herein. Any such delay will be by an extension of the Offer to Redeem to the extent required by law.

         For a withdrawal to be effective, a written, telegraphic, telex or facsimile notice of withdrawal must be received in a timely manner by the Depositary at the addresses set forth in this Proxy Statement/Prospectus and Offer to Redeem. Any notice of withdrawal must specify the name of the person who tendered the shares of Enviroq Stock, the number of shares of Enviroq Stock to be withdrawn and the names in which the stock certificates representing such shares of Enviroq Stock are registered, if different from that of the person tendering such shares of Enviroq Stock. If the stock certificates representing tendered shares of Enviroq Stock have been delivered or otherwise identified to the Depositary, the serial numbers shown on the particular stock certificates evidencing the shares of Enviroq Stock to be withdrawn and a signed notice of withdrawal must be submitted to the Depositary before the Depositary will physically release the stock certificates representing the shares of Enviroq Stock to be withdrawn. Unless such stock certificates have been tendered by an Eligible Institution, the signatures on the notice of withdrawal must be guaranteed by an Eligible Institution. If shares of Enviroq Stock have been delivered pursuant to the procedures for book-entry transfer, any notice of withdrawal also must specify the name and number of the account at the appropriate Book-Entry Transfer facility to be credited with withdrawn shares of Enviroq Stock and otherwise comply with such Book-Entry Transfer Facility's procedures. All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by Enviroq, in its sole discretion, which determination shall be final and binding. None of Enviroq, the Depositary, nor any other person, shall be under any duty to give notification of any defect or irregularity in any notice of withdrawal or incur any liability for failure to give any such notification. Withdrawals made in accordance with these provisions may not be rescinded and any shares of Enviroq Stock properly withdrawn shall not be deemed to be validly tendered for purposes of the Offer to Redeem. Withdrawn shares of Enviroq Stock may be retendered at any subsequent time prior to the Expiration Date by following the procedures set forth herein.

EXTENSION OF THE OFFER TO REDEEM; AMENDMENTS; TERMINATION

         Enviroq expressly reserves the right, in its sole discretion, at any time and from time to time to extend the period of time during which the Offer to Redeem is open, including, but not limited to, if the Special Meeting is adjourned or postponed, by giving oral or written notice of such extension to the Depositary. In addition, Enviroq also reserves the right to terminate the Offer to Redeem and not accept for payment or pay for any shares of Enviroq Stock not therefore accepted for payment or paid for, or to postpone acceptance for payment or payment for shares of Enviroq Stock, if all of the conditions set forth in Articles 7 through 10 of the Merger Agreement (other than the filing of the appropriate corporate documents to effect the Mergers, which filings will occur promptly following the Redemption) are not satisfied or waived by or on the scheduled Expiration Date or if the Merger Agreement is terminated in accordance with its terms. Enviroq may also, in its sole discretion, at any time and from time to time, amend the Offer to Redeem in any respect by giving oral or written notice of such amendment to the Depositary. There can be no assurance that Enviroq will exercise its right to extend or amend the Offer to Redeem.

         Any extension of the period during which the Offer to Redeem is open, delay in acceptance or payment, termination or amendment of the Offer to Redeem will be followed, as promptly as practicable, by public announcement thereof, such announcement in the case of an extension to be issued not later than 8:00 a.m., Birmingham, Alabama time, on the next business day after the previously scheduled Expiration Date.

         If Enviroq shall decide to change the consideration offered in the Offer to Redeem to be paid to holders of shares of Enviroq Stock and, if at the time notice of such change is first published, sent or given to the holders of shares of Enviroq Stock, the then applicable Expiration Date shall occur prior to the expiration of a period ending on the tenth business day from and including the date that such notice is first so published, sent or given, then the Offer to Redeem shall be extended until the expiration of such period of ten business days. For purposes of the Offer to Redeem, a "business day" shall mean any day other than a Saturday, Sunday or federal holiday, and consists of the time period from 12:01 a.m. through 12:00 Midnight, Eastern time.

         If Enviroq makes a change in the terms of the Offer to Redeem or the information concerning the Offer to Redeem to ensure the equivalent treatment of the Stockholders in the Enviroq Merger, Enviroq will, in the event such change is material, disseminate additional tender offer materials (including, if applicable, this Proxy Statement/Prospectus and Offer to Redeem and other proxy solicitation materials) revised to give effect to such change and will extend the Offer to Redeem. The minimum period during which the Offer to Redeem must remain open following a material change in the terms of the Offer to Redeem or information concerning the Offer to Redeem, other than a change in consideration to be paid or a change in the percentage of shares of Enviroq Stock sought, will depend on the facts and circumstances, including the relative materiality of the terms and information changes.

         If Enviroq extends the Offer to Redeem, or if Enviroq (whether before or after its acceptance for payment of shares of Enviroq Stock) is delayed in its payment for shares of Enviroq Stock or is unable to pay for shares of Enviroq Stock pursuant to the Offer to Redeem for any reason, then without prejudice to Enviroq's rights under the Offer to Redeem, Enviroq may retain tendered shares of Enviroq Stock, and those shares of Enviroq Stock may not be withdrawn except to the extent tendering Stockholders are entitled to withdrawal rights as described herein.

SOURCE AND AMOUNT OF FUNDS

         The total amount of funds required by Enviroq to purchase shares of Enviroq Stock pursuant to the Offer to Redeem, including paying related fees and expenses, is estimated to be approximately $2,250,000. All of the funds required to pay for the Offer to Redeem will be paid out of available cash of Enviroq.

TRANSACTIONS CONCERNING SHARES OF ENVIROQ STOCK

         Neither Enviroq nor, to the knowledge of Enviroq, any of its executive officers, directors or controlling persons or any affiliate or subsidiary of any of the foregoing, has engaged in any transaction involving shares of Enviroq Stock during the 40 business days prior to the filing of this Proxy Statement/Prospectus and Offer to Redeem.

FEES AND EXPENSES

         No person has been retained, employed, or will be compensated, by Enviroq to make solicitations or recommendations in connection with the Offer to Redeem. Enviroq has retained the services of American Stock Transfer and Trust Company, New York, New York, to act as the Depositary and has agreed to pay the Depositary $______, plus expenses, for acting in such capacity. Enviroq will pay all charges and expenses incurred by the Depositary in connection with the Offer to Redeem.

MISCELLANEOUS

         The Offer to Redeem is not being made to (nor will tenders be accepted from or on behalf of) holders of shares of Enviroq Stock in any jurisdiction in which the making of the Offer to Redeem or the acceptance thereof would not be in compliance with the securities, Blue Sky or any other laws of such jurisdiction. However, Enviroq may, in its sole discretion, take such action as it may deem necessary to make the Offer to Redeem in any such jurisdiction and extend the Offer to Redeem to holders of shares of Enviroq Stock in such jurisdiction. Enviroq is not currently aware of any states in which holders of the shares of Enviroq Stock should be excluded. In any jurisdiction the securities or Blue Sky laws of which require the Offer to Redeem to be made by a licensed broker or dealer, the Offer to Redeem shall be deemed to be made on behalf of Enviroq by brokers or dealers that are licensed under the laws of such jurisdiction.

         No person has been authorized to give any information or make any representation on behalf of Enviroq other than as contained in this Proxy Statement/Prospectus and Offer to Redeem and the Redemption Letter of Transmittal and, if given or made, such information or representation must not be relied upon as having been authorized by Enviroq.

         Enviroq has filed with the Commission Schedule 13e-4 pursuant to Rule 13e-4 under the Exchange Act, together with exhibits, furnishing certain additional information with respect to the Offer to Redeem, and may file amendments thereto. The Schedule 13e-4 and any amendments thereto, including exhibits, should be available for inspection and copying at the offices of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549. The Commission also maintains a web site that contains reports, proxy and information statements filed electronically with the Commission. The address of this web site is http://www.sec.gov. Copies of such material can be obtained from the Commission's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 upon payment of prescribed rates.

         Questions or requests for assistance or additional copies of this Proxy Statement/Prospectus and Offer to Redeem and the Redemption Letter of Transmittal may be directed to the Depositary at the addresses listed above or by telephone to (718) 921-8217, or to Enviroq at the addresses listed herein or by telephone to (205) 870-0588. Stockholders may also contact their brokers, dealers, commercial banks, trust companies or such other person as they may choose for assistance concerning the Offer to Redeem.

                              THE MERGER AGREEMENT

         The following is a summary of the material provisions of the Merger Agreement that are not discussed in more detail elsewhere in this Proxy Statement/Prospectus and Offer to Redeem. A copy of the Merger Agreement, as amended is attached as Annex A to this Proxy Statement/Prospectus and Offer to Redeem and each is incorporated herein by reference. The summary of the Merger Agreement set forth in this Proxy Statement/Prospectus and Offer to Redeem is qualified in its entirety by reference to the Merger Agreement.

GENERAL

         The Merger Agreement provides that, following the approval of the Merger Agreement and the Enviroq Merger by the Stockholders, and the satisfaction or waiver of the other conditions to the Mergers, including obtaining any requisite regulatory approvals and the consummation of the Redemption, Sub-1, Sub-2 and Sub-3 will be merged with and into Enviroq, IAM and CRC, respectively, with Enviroq, IAM and CRC being the surviving corporations, respectively, and resulting in each of Enviroq, IAM and CRC becoming wholly owned subsidiaries of Intrepid.

         If the Stockholders approve the Enviroq Merger, and the other conditions to the Mergers are satisfied or waived, the closing of the Reorganization (the "Closing") will take place as soon as practicable following the satisfaction or waiver of the conditions set forth in the Merger Agreement. In no event shall the Closing take place later than two business days after satisfaction or waiver of such conditions, unless otherwise mutually agreed to by the parties to the Merger Agreement (the "Closing Date").

REPRESENTATIONS AND WARRANTIES

         The Merger Agreement contains customary representations and warranties by each of Enviroq, IAM and CRC relating to, among other things and subject to certain qualifications, (a) their respective organizations, the organizations of their respective subsidiaries and similar corporate matters; (b) their respective capital structures; (c) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (d) their compliance with applicable laws and agreements; (e) reports and financial statements filed with the Commission or other regulatory authorities and the accuracy of information contained therein; (f) the absence of any material adverse effect on their business, assets, financial condition, result of operations or prospects; (g) the absence of adverse material claims, suits, actions or proceedings, and other litigation issues; (h) the accuracy of information supplied by each of Enviroq, IAM and CRC for use in the Registration Statement of which this Proxy Statement/Prospectus and Offer to Redeem forms a part; (i) certain tax matters; (j) retirement and other employee benefit plans and matters relating to ERISA; (k) compliance with all applicable material environmental laws, possession of all material environmental, health and safety permits and other environmental issues; (l) any agreements to act as a guarantor for any other person; (m) labor matters; (n) the adequacy of their insurance coverage; (o) the collectibility of promissory notes and accounts receivable; (p) material contracts and agreements to which they are a party;
(q) the merchantability and fitness for the purpose for which inventory was procured or manufactured with respect to all inventory of the parties; (r) title and condition of real and personal assets, including all tangible assets;
(s) intellectual property rights; (t) the absence of any obligation to pay fees or commissions to any broker, finder or agent with respect to the transactions contemplated by the Merger Agreement; (u) the adequacy and completeness of information provided in all financial statements; (v) undisclosed liabilities;
(w) events subsequent to their most recent fiscal year end; and (x) with respect to IAM and CRC, that neither IAM nor CRC is engaged or proposes to engage in any business which would cause such company to fall within the definition of, or otherwise cause it deemed to be, an "investment company" as defined in the Investment Company Act.

         The Merger Agreement provides that none of the representations and warranties contained in the Merger Agreement shall survive the Effective Time, except all such covenants and agreements which by their terms contemplate performance after the Effective Time, shall survive the Effective Time.

CONDUCT OF BUSINESS PRIOR TO THE MERGERS

         Pursuant to the Merger Agreement, each of Enviroq, IAM and CRC has agreed to, and in the case of Enviroq, Enviroq has agreed to cause its subsidiaries to: (1) take all actions and do all things consistent with the ordinary course of business; (2) use its best efforts to maintain and preserve intact its business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees; and (3) except as required by law or regulation, take no action which would adversely affect or delay the ability of any party to the Merger Agreement to obtain any consent from any regulatory authority or any other approvals required for the consummation of the transactions contemplated by the Merger Agreement or to perform its covenants and agreements under the Merger Agreement. Enviroq is specifically permitted to redeem shares of Enviroq Stock in the Redemption. Furthermore, pursuant to the Merger Agreement, each of Enviroq, IAM and CRC has agreed that during the period from the date of the Merger Agreement until the Effective Time, except as expressly permitted by the Merger Agreement or as all parties to the Merger Agreement otherwise consent in writing, it will (and each of its subsidiaries will), subject to certain exceptions specified therein, among other things: not (a) change, delete or add any provision of or to its certificate or articles of incorporation or bylaws or to the certificate or articles of incorporation or bylaws of any of their respective subsidiaries; (b) change the number of shares of its authorized, issued or outstanding capital stock, including any issuance, purchase, redemption, split, combination or reclassification thereof; issue or grant any option, warrant, call, commitment, subscription right; enter into any agreement to purchase relating to its authorized, issued or outstanding capital stock; or declare, set aside or pay any dividend or other distribution with respect to its outstanding capital stock (although Enviroq is permitted to redeem shares of Enviroq Stock in the Redemption); (c) incur any material liabilities or material obligations (other than deposit liabilities and short-term borrowings in the ordinary course of business), whether directly or by way of guaranty, including any obligation for borrowed money, or whether evidenced by any note, bond, debenture, or similar instrument, except in the ordinary course of business (although Enviroq shall be permitted to incur liabilities to the holders of shares of Enviroq Stock in connection with the Redemption); (d) make any capital expenditures individually in excess of $25,000, or in the aggregate in excess of $50,000, excluding (i) binding commitments existing on the date of the Merger Agreement and disclosed in a Disclosure Schedule delivered pursuant to the Merger Agreement and (ii) expenditures necessary to maintain existing assets in good repair; (e) sell, transfer, convey or otherwise dispose of any real property or interest therein having a book value in excess of or in exchange for consideration in excess of $10,000; (f) pay any bonuses to any executive officer except pursuant to the terms of an enforceable written employment agreement; (g) enter into any new, or amend in any respect any existing, employment, consulting, non-competition or independent contractor agreement with any person; (h) alter the terms of any existing incentive bonus or commission plan; (i) adopt any new or amend in any material respect any existing employee benefit plan, except as may be required by law; (j) grant any general increase in compensation to its employees as a class or to its officers except for non-executive officers in the ordinary course of business and consistent with past practices and policies or except in accordance with the terms of an enforceable written agreement; (k) grant any material increases in fees or other increases in compensation or in other benefits to any of its directors; (l) effect any change in any material respect in retirement benefits to any class of employees or officers, except as required by law; or (m) acquire any of the assets or equity securities of any person or acquire direct or indirect control of any person, other than in connection with (i) any internal reorganization or consolidation involving existing subsidiaries which has been approved in advance in writing by Enviroq, IAM and CRC, (ii) any such acquisition of assets in the ordinary course of business, or (iii) the creation of new subsidiaries organized to conduct and continue activities not otherwise permitted by the Merger Agreement.

CONDITIONS TO OBLIGATION TO EFFECT THE REORGANIZATION

Mutual Conditions

         The respective obligation of each of the parties to the Merger Agreement to effect the Mergers is subject to, among others, the following conditions: (a) the Enviroq Merger shall have been approved by the requisite vote of the Stockholders; (b) all necessary consents of any regulatory authority shall have been obtained and all notice and waiting periods required by law to pass after receipt of such consent shall have passed, and all conditions to the consummation of the Mergers set forth in such consent shall have been satisfied; (c) Intrepid shall have received all federal and state securities laws or "blue sky" permits or other authorizations or confirmations as to the availability of exemptions from registration requirements, as may be necessary to issue shares of Intrepid Stock pursuant to the Merger Agreement;

(d) there shall be no actual or threatened causes of action, investigations or proceedings (i) challenging the validity or legality of the Merger Agreement or the consummation of the transactions contemplated thereby, (ii) seeking damages in connection with the transactions contemplated by the Merger Agreement, or
(iii) seeking to restrain or invalidate the transactions contemplated by the Merger Agreement, which, in the reasonable judgment of Enviroq, IAM and CRC, based upon advice of counsel, would have a material adverse effect with respect to Enviroq, IAM or CRC, as the case may be; (e) this Proxy Statement/Prospectus and Offer to Redeem shall have been filed with the Commission for review and comment and shall have been authorized for mailing, either by notice from the Commission or the lapse of time for review and comment by the Commission; (f) the Registration Statement of which this Proxy Statement/Prospectus and Offer to Redeem is a part shall have been declared effective, and no-stop order with respect thereto shall be in effect and no proceedings for that purpose shall have been initiated or, to the knowledge of all parties, threatened by the Commission or any other regulatory authority; (g) there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Mergers by any regulatory authority which, in connection with the grant of any consent by any regulatory authority, imposes, in the judgment of the parties, any requirement which would have a material adverse effect upon the parties, or any one of them, provided that no such term or condition imposed by any regulatory authority in connection with the grant of any consent by any regulatory authority shall be deemed to be a requirement which would have a material adverse effect on any party unless it materially differs from terms and conditions customarily imposed by any such entity in connection with the acquisition of corporations under similar circumstances; and (h) all consents of third parties required in connection with the transactions contemplated hereby shall have been obtained, except where the failure to obtain such consents, in the aggregate, would not reasonably be expected to result in a material adverse effect on Enviroq, IAM or CRC, as the case may be, provided that a party which has not used all reasonable efforts to obtain a consent may not assert this condition with respect to such consent.

Conditions to the Obligation of Enviroq to Consummate the Enviroq Merger

         The obligations of Enviroq to consummate the Enviroq Merger are subject to the fulfillment of each of the following conditions, unless waived:
(a) the representations and warranties of IAM and CRC set forth in the Merger Agreement and in any certificate or document delivered pursuant thereto shall be true and correct in all material respects; (b) IAM and CRC shall have performed all covenants, obligations and agreements required to be performed by them under the Merger Agreement prior to the Effective Time; (c) each of the other parties to the Merger Agreement shall have delivered to Enviroq a certificate dated as of the Closing Date as to the satisfaction of the matters described in clauses (a) and (b) of this paragraph; (d) all of the conditions to the consummation of the IAM Merger and the CRC Merger shall have been satisfied or waived in accordance with the terms of the Merger Agreement, and the Mergers shall be consummated substantially contemporaneously; (e) there shall have been no determination by Enviroq that any fact, event or condition exists, or has occurred that, in the judgment of Enviroq, (i) would be materially adverse to the interests of Enviroq, individually or on a consolidated basis, or (ii) would render the Enviroq Merger or the other transactions contemplated by the Merger Agreement impracticable because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange; (f) Intrepid shall have entered into an Employment Agreement with William J. Long; (g) prior to the Closing Date, all loans from IAM or CRC to shareholders or affiliates of IAM or CRC, shall have been repaid, and all loans to IAM or CRC from shareholders or affiliates of IAM or CRC shall have been repaid; (h) the Principal IAM/CRC Shareholders shall have executed the Voting Agreement; (i) all rights with respect to shares of IAM Stock and CRC Stock issuable pursuant to the exercise of stock options granted under any IAM or CRC stock option plans, whether or not exercisable, shall have been terminated and any holder thereof shall have executed an appropriate instrument of cancellation; (j) Intrepid shall have received the resignations, effective as of the Closing, of each director and officer of IAM and CRC, other than those whom shall have been agreed upon by the parties as specified in writing at least thirty (30) days prior to the Closing, and other than Forrest Travis and Mark F. Travis; and (k) clients which together own at least 85% of the assets managed by IAM as of the Closing shall have executed and delivered to IAM that consent to assignment required to be sent by IAM to all of its clients pursuant to the Merger Agreement.

                          INDEX TO FINANCIAL STATEMENTS

INSTITUTIONAL ASSET MANAGEMENT, INC...............................................................................F-2

Audited Financial Statements
        Report of Independent Certified Public Accountants........................................................F-3
        Balance Sheets as of December 31, 1997 and 1996...........................................................F-4
        Statements of Operations for the Years Ended December 31, 1997 and 1996...................................F-5
        Statements of Changes in Stockholders' Equity for the Years Ended
                December 31, 1997 and 1996........................................................................F-6
        Statements of Cash Flows for the Years Ended December 31, 1997 and 1996...................................F-7
        Notes to Financial Statements.............................................................................F-8

Unaudited Financial Statements
       Balance Sheet as of June 30, 1998..........................................................................F-12
       Statement of Operations for the Six Month
                Period Ended June 30, 1998........................................................................F-13
       Statement of Cash Flows for the Six Month
                Period Ended June 30, 1998........................................................................F-14
       Notes to Unaudited Financial Statements....................................................................F-15

CAPITAL RESEARCH CORPORATION......................................................................................F-16

Audited Financial Statements
       Report of Independent Certified Public Accountants.........................................................F-17
       Statements of Financial Condition as of December 31, 1997 and 1996.........................................F-18
       Statements of Income (Loss) for the Years Ended December 31, 1997 and 1996.................................F-19
       Statements of Changes in Stockholders' Equity for the Years Ended
                         December 31, 1997 and 1996...............................................................F-20
       Statements of Cash Flows for the Years Ended December 31, 1997 and 1996....................................F-21
       Notes to Financial Statements..............................................................................F-22

Unaudited Financial Statements
       Statement of Financial Condition as of June 30, 1998.......................................................F-24
       Statement of Income for the Six Month
                         Period Ended June 30, 1998...............................................................F-25
       Statement of Cash Flows for the Six Month
                         Period Ended June 30, 1998...............................................................F-26
       Notes to Unaudited Financial Statements....................................................................F-27

                      INSTITUTIONAL ASSET MANAGEMENT, INC.

                              Financial Statements

                           December 31, 1997 and 1996


                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report





The Board of Directors
Institutional Asset Management, Inc.:


We have audited the accompanying balance sheets of Institutional Asset Management, Inc. as of December 31, 1997 and 1996, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Institutional Asset Management, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.





                                       KPMG Peat Marwick LLP


Jacksonville, Florida
February 23, 1998

                      INSTITUTIONAL ASSET MANAGEMENT, INC.

                                 Balance Sheets

                           December 31, 1997 and 1996



                                                                                                     1997                   1998
                                                                                                   --------               ---------
             Assets
Cash and cash equivalents                                                                          $  1,188               $  30,810
Investment, at fair value                                                                            87,355                  33,204
Distribution receivable                                                                             119,560                       -
Furniture, fixtures and equipment, net of accumulated
   depreciation of $55,146 in 1997 and $32,483 in 1996                                               83,003                  94,084
Prepaid and other assets                                                                              1,568                   2,317
                                                                                                   --------               ---------

             Total assets                                                                          $292,674               $ 160,415
                                                                                                   ========               =========


        Liabilities and Stockholders' Equity (Deficit)

Notes payable                                                                                      $130,324               $ 161,500
Accounts payable and accrued expenses                                                                58,999                  71,634
Other liabilities                                                                                    45,089                  64,706
                                                                                                   --------               ---------

       Total liabilities                                                                            234,412                 297,840
                                                                                                   ========               =========

Stockholders' equity (deficit):
   Common stock, par value $.01. Authorized 1,000
       shares; issued and outstanding 500 shares                                                   $      5               $       5
   Additional paid-in capital                                                                           495                     495
   Retained earnings (accumulated deficit)                                                           57,762                (137,925)
                                                                                                   --------               ---------

        Total stockholders' equity (deficit)                                                         58,262                (137,425)

Commitments (note 5)

                                                                                                   $292,674               $ 160,415
                                                                                                   ========               =========



See accompanying notes to financial statements.

                      INSTITUTIONAL ASSET MANAGEMENT, INC.

                            Statements of Operations

                     Years Ended December 31, 1997 and 1996




                                                                                                    1997                    1996
                                                                                                 ----------              ----------
Revenues:
   Asset management fees                                                                         $  651,590               $ 644,158
   Outside manager income                                                                            92,874                 206,672
   Management fees                                                                                  151,500                  69,100
   Realized and unrealized gains on investment, net                                                 161,244                   3,204
   Other                                                                                              2,345                   2,794
                                                                                                 ----------               ---------
             Total revenues                                                                       1,059,553                 925,928
                                                                                                 ----------               ---------

Expenses:
   Salaries and employee benefits                                                                   323,925                 340,374
   Outside manager expense                                                                           92,874                 206,672
   Advertising and marketing                                                                         44,252                  66,605
   Professional and regulatory fees                                                                  45,860                  48,889
   Operating and maintenance                                                                         81,803                  76,619
   General and administrative                                                                        90,023                  86,502
   Depreciation and amortization                                                                     23,412                  21,281
   Interest expense                                                                                  14,300                  25,938
                                                                                                 ----------               ---------
             Total expenses                                                                         716,449                 872,880
                                                                                                 ----------               ---------

             Net income                                                                          $  343,104               $  53,048
                                                                                                 ==========               =========














See accompanying notes to financial statements.

                      INSTITUTIONAL ASSET MANAGEMENT, INC.

                  Statements of Changes in Stockholders' Equity

                     Years Ended December 31, 1997 and 1996




                                                                                                     Retained
                                                                                Additional           earnings
                                                                Common           paid-in           (accumulated
                                                                 stock           capital             deficit)               Total
                                                                -------         ----------         ------------           ---------
Balance at December 31, 1995                                    $     5         $      495         $   (178,004)          $(177,504)

Distributions                                                         -                  -              (12,969)            (12,969)

Net income                                                            -                  -               53,048              53,048
                                                                -------         ----------         ------------           ---------

Balance at December 31, 1996                                          5                495             (137,925)           (137,425)

Distributions                                                         -                  -             (147,417)           (147,417)

Net income                                                            -                  -              343,104             343,104
                                                                -------         ----------         ------------           ---------

Balance at December 31, 1997                                    $     5         $      495         $     57,762           $  58,262
                                                                =======         ==========         ============           =========























See accompanying notes to financial statements.

                      INSTITUTIONAL ASSET MANAGEMENT, INC.

                            Statements of Cash Flows

                     Years ended December 31, 1997 and 1996


                                                                                                     1997                    1996
                                                                                                  ---------               ---------
Cash flows from operating activities:
   Net income                                                                                     $ 343,104               $  53,048

   Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
     Depreciation and amortization                                                                   23,412                  21,281
     Purchases of investment                                                                        (40,000)                (30,000)
     Distributions from investment                                                                   27,533                       -
     Unrealized gain on investment                                                                 (161,244)                 (3,204)
     Change in assets and liabilities:
        Decrease in prepaid and other assets                                                              -                     596
        Decrease in accounts payable and accrued expenses                                           (12,635)               (166,642)
        Increase (decrease) in other liabilities                                                    (19,617)                 45,997
                                                                                                  ---------               ---------
            Net cash provided by (used in) operating activities                                     160,553                 (78,924)
                                                                                                  ---------               ---------

Cash flows from investing activities:
   Purchase of furniture, fixtures and equipment                                                    (11,582)                (20,016)
   Due to stockholders                                                                                    -                 135,239
                                                                                                  ---------               ---------
            Net cash provided by (used in) investing activities                                     (11,582)                115,223
                                                                                                  ---------               ---------

Cash flows from financing activities:
   Proceeds from notes payable                                                                            -                 148,000
   Principal payments on notes payable                                                              (31,176)                (67,500)
   Proceeds from line of credit                                                                           -                  10,000
   Payments on line of credit                                                                             -                 (99,100)
   Distributions                                                                                   (147,417)                (12,969)
   Payment of deferred loan costs                                                                         -                    (655)
                                                                                                  ---------               ---------
            Net cash used in financing activities                                                  (178,593)                (22,224)
                                                                                                  ---------               ---------

            Net (decrease) increase in cash and cash equivalents                                    (29,622)                 14,075

Cash and cash equivalents at beginning of year                                                       30,810                  16,735

Cash and cash equivalents at end of year                                                          $   1,188               $  30,810
                                                                                                  =========               =========

Supplemental disclosure of cash flow information -
    cash paid during the year for interest                                                        $  14,822               $  25,711
                                                                                                  =========               =========

Supplemental disclosure of non-cash transactions:
    Accrued distribution receivable                                                               $ 119,560               $       -
                                                                                                  =========               =========

See accompanying notes to financial statements

                      INSTITUTIONAL ASSET MANAGEMENT, INC.

                          Notes to Financial Statements

                           December 31, 1997 and 1996




(1)      Summary of Significant Accounting Policies and Operations

         (a)      Operations

                  Institutional Asset Management, Inc. (the Company) was formed to provide investment consulting and investment management to individuals and corporations. The Company, which is based in Jacksonville, Florida, began providing services to customers during January 1995.

                  The Company has received authority to act as an investment manager in several states to be able to meet the needs of its customers, the majority of which are located in the southeastern United States.

         (b)      Furniture, Fixtures and Equipment

                  Furniture, fixtures and equipment are carried at cost, less accumulated depreciation. Depreciation is calculated on the straight-line method over the estimated useful lives of the underlying assets, which ranges from three to seven years. Significant additions or improvements extending the useful life are capitalized, while normal maintenance and repairs are charged to expense as incurred.

         (c)      Asset Management Fees

                  The Company earns an asset management fee from each of its customers based on the outstanding balance of assets under management. The fee is calculated quarterly based on a percentage (usually 1% annually) of the individual customers account balance at the beginning of the period. All customers are billed on the first day of the quarter and the Company earns this fee ratably such that by the end of the reporting period, no deferred income remains.

         (d)      Outside Manager Income and Expense

                  The Company engages third party asset managers, which act on its behalf, to assist in investment consulting and investment management services. The Company pays the third party asset managers a percentage of the fee it receives from the customers to which the third party asset manager provided service. The Company does not retain any of the income characterized as outside manager income. Rather, the Company pays all amounts of such income to its outside managers, which is reflected in outside manager expense. The Company collects this fee from its customers on behalf of the third party asset managers and passes through the entire amount as payment for services rendered.

                      INSTITUTIONAL ASSET MANAGEMENT, INC.

                          Notes to Financial Statements






(1)      Summary of Significant Accounting Policies and Operations, continued

         (e)      Deferred Costs

                  The Company has deferred costs incurred in the formation of the business (organizational costs) and costs associated with obtaining financing (loan costs). Organizational costs are being amortized on a straight line basis over a five year period, while loan costs are amortized over the term of the underlying financing. Deferred costs are included in prepaid and other assets on the accompanying balance sheets.

         (f)      Income Taxes

                  The Company is a Sub-Chapter S Corporation, as defined in the Internal Revenue Code of 1986. Accordingly, no provision for income taxes is reflected in the accompanying financial statements as the Federal income taxes of the Company are the responsibility of the individual stockholders.

         (g)      Cash and Cash Equivalents

                  For the purposes of the statement of cash flows, any instruments which have an original maturity of ninety days or less when purchased are considered cash equivalents.

         (h)      Estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


(2)      Investment

         During 1996, the Company purchased an investment in Intrepid Capital, L.P. for $30,000. During 1997, the investment was adjusted for additional contributions of $40,000, realized and unrealized gains of $161,244, and distributions of $147,093, of which $119,560 has yet to be received. The Company has classified this investment as a trading security and it is carried at fair value. Unrealized holding gains and losses are included in the accompanying statement of operations.

                      INSTITUTIONAL ASSET MANAGEMENT, INC.

                          Notes to Financial Statements






(3)      Notes Payable

         The notes payable at December 31, 1997 and 1996 consist of the following:

                                                                                1997                 1996
                                                                             ---------            ----------
         Note payable to a bank, due in monthly installments of
              $1,500, plus interest at the Prime rate plus 1%
              (9.50% at December 31, 1997), secured with the
              assignment of the stockholders life insurance
              policies as well as their personal property,
              maturing May 2000                                              $  43,500            $   61,500

         Note payable to a bank, monthly installments of $833 including principal and interest at the Prime rate plus 1%, (9.50% at
              December 31, 1997), secured by furniture, fixtures and
              equipment and the personal guaranty of the stockholders,
              maturing January 1999                                             40,829                50,000

         Note payable to a bank, monthly installments of $1,389 including principal and interest at the Prime rate plus 1%, (9.50% at
             December 31, 1997), secured by furniture, fixtures and
             equipment and the personal guaranty of the stockholders,
             maturing January 2001                                              45,995                50,000
                                                                             ---------            ----------
                                                                             $ 130,324            $  161,500
                                                                             =========            ==========

              Principal maturities on the notes payable are as follows:

                   Year ending
                   December 31,                 Amount
                   ------------               ---------
                      1998                    $  37,367
                      1999                       51,889
                      2000                       14,659
                      2001                       26,409
                                              ---------
                                              $ 130,324
                                              =========

                      INSTITUTIONAL ASSET MANAGEMENT, INC.

                          Notes to Financial Statements







(4)      Related Party Transactions

         The Company received management fees from Capital Research Corporation, an affiliate of the Company, of $151,500 and $69,100 for the years ended December 31, 1997 and 1996, for various administrative functions performed by the Company and for its proportionate share of office expenses.

         In addition, the Company performs certain asset management functions for the Intrepid Capital, L.P. During 1997 and 1996, the Company received $30,330 and $4,293, respectively, for such services.


(5)      Commitments

         The Company has entered into lease agreements for office space which expire in 1999. Leases are accounted for as operating leases with rental payments recorded on a straight-line basis over the term of the lease regardless of when payments are due. The future minimum rental obligations under the leases are as follows:

                 Year ending December 31,                   Amount
                 ------------------------                 ----------
                          1998                                67,788
                          1999                                62,139
                                                          ----------
                                                          $  129,927
                                                          ==========

         Rent expense for the years ended December 31, 1997 and 1996 was $44,796 and $44,886, respectively. Rent expense has been adjusted to reflect the effects of recording rent on a straight-line basis.

                      INSTITUTIONAL ASSET MANAGEMENT, INC.

                                  Balance Sheet

                                  June 30, 1998
                                   (unaudited)




         Assets

Cash and cash equivalents                                                                                                 $  10,498
Investment, at fair value                                                                                                   131,978
Furniture, fixtures and equipment, net of accumulated depreciation                                                           99,364
Prepaid and other assets                                                                                                      2,379
                                                                                                                          ---------

         Total assets                                                                                                     $ 244,219
                                                                                                                          =========


        Liabilities and Stockholders' Equity

Notes payable                                                                                                               273,252
Accounts payable and accrued expenses                                                                                        63,375
Other liabilities                                                                                                            51,309
                                                                                                                          ---------

         Total liabilities                                                                                                  387,936
                                                                                                                          ---------


Stockholders' equity (deficit):
   Common stock                                                                                                                   5
   Additional capital                                                                                                           495
   Accumulated deficit                                                                                                     (144,217)
                                                                                                                          ---------

         Total stockholders' equity (deficit)                                                                              (143,717)
                                                                                                                          ---------

                                                                                                                          $ 244,219
                                                                                                                          =========






See accompanying notes to unaudited financial statements.

                      INSTITUTIONAL ASSET MANAGEMENT, INC.

                            Statements of Operations

                     Six months ended June 30, 1998 and 1997
                                   (unaudited)



                                                                                                     1998                     1997
                                                                                                   --------                 --------
Revenues:
   Asset management fees                                                                           $348,665                 $338,337
   Outside manager income                                                                            15,649                   45,440
   Management fees                                                                                  112,000                   60,000
   Realized and unrealized gains on investment, net                                                  57,849                        -
   Other                                                                                              3,378                      841
                                                                                                   --------                 --------
                     Total revenues                                                                 537,541                  444,618
                                                                                                   --------                 --------

Expenses:
   Salaries and employee benefits                                                                   285,429                   72,627
   Outside manager expense                                                                           15,649                   45,440
   Advertising and marketing                                                                         34,382                   27,250
   Professional and regulatory fees                                                                  20,646                   42,621
   Operating and maintenance                                                                         38,508                   28,873
   General and administrative                                                                        65,069                   56,081
   Interest expense                                                                                  11,692                    7,049
                                                                                                   --------                 --------
                     Total expenses                                                                 471,375                  279,941
                                                                                                   --------                 --------

                     Net income                                                                    $ 66,166                 $164,677
                                                                                                   ========                 ========














See accompanying notes to unaudited financial statements.

                      INSTITUTIONAL ASSET MANAGEMENT, INC.

                            Statements of Cash Flows

                     Six months ended June 30, 1998 and 1997
                                   (unaudited)


                                                                                                      1998                  1997
                                                                                                    ---------             ---------
Cash flows from operating activities:
   Net income                                                                                       $  66,166             $ 164,677

   Adjustments to reconcile net income to net cash
    provided by operating activities:
      Purchases of investment                                                                         (20,000)              (20,000)
      Distributions from investment                                                                   119,560                     -
      Unrealized gain on investment                                                                   (24,623)                    -
      Change in assets and liabilities:
         Increase in prepaid and other assets                                                            (811)              (26,666)
         Increase (decrease) in accounts payable and accrued expenses                                   4,376               (31,826)
         Increase in other liabilities                                                                  6,220               148,410
                                                                                                    ---------             ---------
             Net cash provided by operating activities                                                150,888               234,595
                                                                                                    ---------             ---------

Cash flows from investing activities:
   Purchase of furniture, fixtures and equipment                                                      (16,361)               (4,047)
                                                                                                    ---------             ---------

Cash flows from financing activities:
   Proceeds from notes payable                                                                        169,626                     -
   Distributions to shareholders                                                                     (268,145)             (240,672)
   Principal payments on notes payable                                                                (26,698)              (13,738)
                                                                                                    ---------             ---------

                Net cash provided by (used in) financing activities                                  (125,217)             (254,410)
                                                                                                    ---------             ---------

                Net increase (decrease) in cash and cash equivalents                                    9,310               (23,862)

Cash and cash equivalents at beginning of period                                                        1,188                30,810
                                                                                                    ---------             ---------

Cash and cash equivalents at end of period                                                          $  10,498             $   6,948
                                                                                                    =========             =========






See accompanying notes to unaudited financial statements.

                      INSTITUTIONAL ASSET MANAGEMENT, INC.

                     Notes to Unaudited Financial Statements

                                  June 30, 1998




(1)      Organization and Basis of Presentation

         Institutional Asset Management, Inc. (the Company) was formed to provide investment consulting and investment management to individuals and corporations. The Company, which is based in Jacksonville, Florida, began providing services to customers during January 1995.

         The Company has received authority to act as an investment manager in several states to be able to meet the needs of its customers, the majority of which are located in the southeastern United States.

         The interim financial information included herein is unaudited. Certain information and footnote disclosures normally included in the financial statements have been condensed or omitted pursuant to rules and regulations of the Securities and Exchange Commission (SEC), although the Company believes that the disclosures made are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the Company's financial statements and related notes as of and for the year ended December 31, 1997. In the opinion of management, such unaudited information reflects all adjustments, consisting of normal recurring accruals and other adjustments necessary for a fair presentation of unaudited information.

         The result of operations for such interim periods are not necessarily indicative of results for the full year.

                          CAPITAL RESEARCH CORPORATION

                              Financial Statements

                           December 31, 1997 and 1996


                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report



              The Board of Directors
              Capital Research Corporation:


              We have audited the accompanying statements of financial condition of Capital Research Corporation as of December 31, 1997 and 1996, and the related statements of income (loss), changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

              We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

              In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Research Corporation as of December 31, 1997 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.






                                            KPMG Peat Marwick LLP





              Jacksonville, Florida
              February 23, 1998

                          CAPITAL RESEARCH CORPORATION

                        Statements of Financial Condition

                           December 31, 1997 and 1996




                           Assets                                                                   1997                      1996
                                                                                                  ---------                 --------
Cash and cash equivalents                                                                         $ 181,155                 $102,025
Accounts receivable                                                                                  35,488                   12,758
Fixed assets, net of accumulated depreciation of $574                                                 2,296                        -
Other assets                                                                                          4,000                        -
                                                                                                  ---------                 --------
                                                                                                  $ 222,939                 $114,783
                                                                                                  =========                 ========


  Liabilities and Stockholders' Equity

Accounts payable and other liabilities                                                            $ 141,532                 $  9,937
                                                                                                  ---------                 --------

Stockholders' equity:
     Common stock, par value $25; 1,000 shares
        authorized, 500 shares issued and outstanding                                                12,500                   12,500
     Additional paid-in capital                                                                      69,114                   92,346
     Accumulated deficit                                                                               (207)                       -
                                                                                                  ---------                 --------

         Total stockholders' equity                                                                  81,407                  104,846
                                                                                                  ---------                 --------


         Total liabilities and stockholders' equity                                               $ 222,939                 $114,783
                                                                                                  =========                 ========
















See accompanying notes to financial statements.

                          CAPITAL RESEARCH CORPORATION

                           Statements of Income (Loss)

                     Years ended December 31, 1997 and 1996



                                                                                                 1997                         1996
                                                                                             -----------                    --------
Revenues:
    Commissions                                                                              $ 1,207,641                    $307,940
    Interest                                                                                      14,173                       9,190
                                                                                             -----------                    --------

        Total revenues                                                                         1,221,814                     317,130
                                                                                             -----------                    --------

Expenses:
    Employee compensation and benefits                                                           635,063                     105,282
    Brokerage and clearing                                                                       341,849                      74,437
    Occupancy and equipment                                                                      158,463                      72,412
    Professional and regulatory fees                                                              77,369                      26,740
    General and administrative                                                                     9,277                      10,437
                                                                                             -----------                    --------
        Total expenses                                                                         1,222,021                     289,308
                                                                                             -----------                    --------


           Net income (loss)                                                                 $      (207)                   $ 27,822
                                                                                             ===========                    ========





















See accompanying notes to financial statements.

                          CAPITAL RESEARCH CORPORATION

                  Statements of Changes in Stockholders' Equity

                     Years ended December 31, 1997 and 1996




                                                                               Additional
                                                            Common              Paid-in              Accumulated
                                                             Stock              Capital                Deficit              Total
                                                            -------            ----------            -----------          ---------
Balance at December 31, 1995                                $12,500            $  101,947            $    (2,893)         $ 111,554

Distributions                                                     -                (9,601)               (24,929)           (34,530)

Net Income                                                        -                     -                 27,822             27,822
                                                            -------            ----------             ----------          ---------

Balance at December 31, 1996                                 12,500                92,346                      -            104,846

Distributions                                                     -               (23,232)                     -            (23,232)

Net Loss                                                          -                     -                   (207)              (207)
                                                            -------            ----------             ----------          ---------

Balance at December 31, 1997                                $12,500            $   69,114             $     (207)         $  81,407
                                                            =======            ==========             ==========          =========























See accompanying notes to financial statements.

                          CAPITAL RESEARCH CORPORATION

                            Statements of Cash Flows

                     Years ended December 31, 1997 and 1996



                                                                                                    1997                    1996
                                                                                                  ---------               ---------
Cash flows from operating activities:
    Net income (loss)                                                                             $    (207)              $  27,822
    Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
       Depreciation                                                                                     574                       -
       Change in assets and liabilities:
          Increase in accounts receivable                                                           (22,730)                (12,758)
          Increase in other assets                                                                   (4,000)                      -
          Increase in accounts payable and other liabilities                                        131,595                   5,076
                                                                                                  ---------               ---------

          Net cash provided by operating activities                                                 105,232                  20,140
                                                                                                  ---------               ---------

Cash flows from investing activities- purchase of fixed assets                                       (2,870)                      -
                                                                                                  ---------               ---------

Cash flows from financing activities - capital distributions                                        (23,232)                (34,530)
                                                                                                  ---------               ---------

          Net increase (decrease) in cash and cash equivalents                                       79,130                 (14,390)
                                                                                                  ---------               ---------

Cash and cash equivalents at beginning of the year                                                  102,025                 116,415
                                                                                                  ---------               ---------

Cash and cash equivalents at end of the year                                                      $ 181,155               $ 102,025
                                                                                                  =========               =========



















See accompanying notes to financial statements.

                          CAPITAL RESEARCH CORPORATION

                          Notes to Financial Statements

                                December 31, 1997




(1)      Summary of Significant Accounting Policies and Operations

         (a)      Organization

                  Capital Research Corporation (the Company) was incorporated in the State of Florida on July 19, 1972 as a registered broker/dealer with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc. (NASD).

                  The Company is approved by the NASD to conduct general securities business on a fully-disclosed basis through a clearing broker/dealer, which carries all accounts and prepares and maintains all books and records for the Company's customers.

         (b)      Furniture, Fixtures and Equipment

                  Furniture, fixtures and equipment are carried at cost, less accumulated depreciation. Depreciation is calculated on the straight-line method over the estimated useful lives of the underlying assets, which ranges from three to seven years.

         (c)      Income Taxes

                  The Company operates as a Subchapter S Corporation for Federal income tax purposes thus, no provision for income taxes is made in the financial statements, since all earnings and losses are passed through to the individual stockholders.

         (d)      Commission Revenue

                  Commissions are earned on securities transactions with a clearing broker/dealer initiated on behalf of customers. Additional commissions are also earned on transactions with mutual funds and variable annuities and are received directly from the related fund or issuer. All commission revenue is recognized as income when earned. All accounts receivable represent amounts due from National Financial Service Corporation, the Company's clearing broker/dealer, and represent monies earned but not yet remitted to the Company.

         (e)      Cash and Cash Equivalents

                  For the purposes of the statement of cash flows, any instrument which has an original maturity of ninety days or less when purchased is considered a cash equivalent.

                          CAPITAL RESEARCH CORPORATION

                          Notes to Financial Statements




(1)      Summary of Significant Accounting Policies and Operations, continued

         (f)      Estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


(2)      Related Party Transaction

         The Company leases its main office space from an affiliate and pays a monthly fee for its proportionate share of rent, utilities, telephone, etc. For the years ended December 31, 1997 and 1996, such expenses totaled approximately $151,500 and $69,100, respectively, and are included in occupancy and equipment on the accompanying financial statements.


(3)      Net Capital Requirements

         The Company is subject to the Securities and Exchange Commission's Uniform Net Capital Rule (Rule 15c3-1) which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. At December 31, 1997, the Company has net capital of $75,111 which is $25,111 in excess of its required capital of $50,000.


(4)      Subordinated Claims

         As of December 31, 1997 and 1996, the Company had no liabilities which were subordinate to the claims of general creditors.

                          CAPITAL RESEARCH CORPORATION

                        Statement of Financial Condition

                                  June 30, 1998
                                   (unaudited)



Assets

Cash and cash equivalents                                             $124,576
Accounts receivable                                                     62,625
Fixed assets, net of accumulated depreciation                            2,296
Other assets                                                             3,000
                                                                      --------

                                                                      $192,497
                                                                      ========



Liabilities and Stockholders' Equity

Accounts payable and other liabilities                                $ 95,696
                                                                      --------

Stockholders' equity:
    Common stock                                                        12,500
    Additional paid-in capital                                          69,114
    Retained earnings                                                   15,187
                                                                      --------

             Total stockholders' equity                                 96,801
                                                                      --------

             Total liabilities and stockholders' equity               $192,497
                                                                      ========







See accompanying notes to unaudited financial statements.

                          CAPITAL RESEARCH CORPORATION

                              Statements of Income

                     Six months ended June 30, 1998 and 1997
                                   (unaudited)



                                              1998          1997
                                            --------      --------
Revenues:
    Commissions                             $926,940      $425,303
    Other                                     20,124         2,913
                                            --------      --------

          Total revenues                     947,064       428,216
                                            --------      --------

Expenses:
    Employee compensation and benefits       459,071       250,519
    Brokerage and clearing                   328,463        75,398
    Occupancy and equipment                  112,000        62,226
    Professional and regulatory fees          19,042        17,570
    General and administrative                 7,294         5,682
                                            --------      --------

          Total expenses                     925,870       411,395
                                            --------      --------

              Net income                    $ 21,194      $ 16,821
                                            ========      ========


















See accompanying notes to unaudited financial statements.

                          CAPITAL RESEARCH CORPORATION

                            Statements of Cash Flows

                         Six months ended June 30, 1998
                                   (unaudited)



                                                                                                      1998                   1997
                                                                                                    ---------             ---------
Cash flows from operating activities:
    Net income                                                                                      $  21,194             $  16,821
    Adjustments to reconcile net income to net cash
      (used in) provided by operating activities:
         Change in assets and liabilities:
            (Increase) decrease in accounts receivable                                                (27,137)                   60
            Decrease in other assets                                                                    1,000                     -
            (Decrease) in accounts payable and other liabilities                                      (45,836)               (8,781)
                                                                                                    ---------             ---------

                Net cash (used in) provided operating activities                                      (50,779)                8,100
                                                                                                    ---------             ---------

Cash flows from investing activities - capital expenditures                                                 -                (2,870)
                                                                                                    ---------             ---------

Cash flows from financing activities - capital distributions                                           (5,800)               (2,902)
                                                                                                    ---------             ---------

                Net (decrease) increase in cash and cash equivalents                                  (56,579)                2,328

Cash and cash equivalents at beginning of the period                                                  181,155               102,025
                                                                                                    ---------             ---------

Cash and cash equivalents at end of the period                                                      $ 124,576             $ 104,353
                                                                                                    =========             =========












See accompanying notes to unaudited financial statements.

                          CAPITAL RESEARCH CORPORATION

                     Notes to Unaudited Financial Statements

                                  June 30, 1998




(1)      Organization and Basis of Presentation

         Capital Research Corporation (the Company) was incorporated in the State of Florida on July 19, 1972 as a registered broker/dealer with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc. (NASD).

         The Company is approved by the NASD to conduct general securities business on a fully-disclosed basis through a clearing broker/dealer, which carries all accounts and prepares and maintains all books and records for the Company's customers.

         The interim financial information included herein is unaudited. Certain information and footnote disclosures normally included in the financial statements have been condensed or omitted pursuant to rules and regulations of the Securities and Exchange Commission (SEC), although the Company believes that the disclosures made are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the Company's financial statements and related notes as of and for the year ended December 31, 1997. In the opinion of management, such unaudited information reflects all adjustments, consisting of normal recurring accruals and other adjustments necessary for a fair presentation of unaudited information.

         The result of operations for such interim periods are not necessarily indicative of results for the full year.

                                                                         ANNEX A









--------------------------------------------------------------------------------

                              AMENDED AND RESTATED

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  by and among

                          INTREPID CAPITAL CORPORATION,

                              ENVIROQ CORPORATION,

                       FREEDOM HOLDINGS OF ALABAMA, INC.,

                      INSTITUTIONAL ASSET MANAGEMENT, INC.,

                              IAM MERGER SUB, INC.,

                          CAPITAL RESEARCH CORPORATION,

                                       and

                              CRC MERGER SUB, INC.

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----

ARTICLE 1
           DEFINITIONS
           Section 1.1     "Action"...............................................................................2
           Section 1.2     "Adverse Consequences".................................................................2
           Section 1.3     "Affiliate"............................................................................2
           Section 1.4     "Broker-Dealer"........................................................................2
           Section 1.5     "Broker-Dealer Filings"................................................................2
           Section 1.6     "Business Day".........................................................................2
           Section 1.7     "Alternative Proposal".................................................................3
           Section 1.8     "Closing"..............................................................................3
           Section 1.9     "Closing Date".........................................................................3
           Section 1.10    "Code".................................................................................3
           Section 1.11    "Confidential Information".............................................................3
           Section 1.12    "Consent"..............................................................................3
           Section 1.13    "Controlled Group Liability"...........................................................3
           Section 1.14    "CRC"..................................................................................3
           Section 1.15    "CRC Consideration"....................................................................3
           Section 1.16    "CRC Merger"...........................................................................3
           Section 1.17    "CRC Stock"............................................................................3
           Section 1.18    "CRC Surviving Corporation"............................................................3
           Section 1.19    "Delaware General Corporation Law".....................................................3
           Section 1.20    "Dissent Provisions"...................................................................4
           Section 1.21    "Dissenting Stockholder"...............................................................4
           Section 1.22    "Effective Time".......................................................................4
           Section 1.23    "Employee Benefit Plan"................................................................4
           Section 1.24    "Employee Pension Benefit Plan"........................................................4
           Section 1.25    "Employee Welfare Benefit Plan"........................................................4
           Section 1.26    "Environmental, Health, and Safety Laws"...............................................4
           Section 1.27    "Enviroq"..............................................................................4
           Section 1.28    "Enviroq Financial Statements".........................................................4
           Section 1.29    "Enviroq Intellectual Property Rights".................................................4
           Section 1.30    "Enviroq Merger".......................................................................4
           Section 1.31    "Enviroq Most Recent Financial Statements".............................................4
           Section 1.32    "Enviroq Most Recent Fiscal Month End".................................................5
           Section 1.33    "Enviroq Most Recent Fiscal Year End"..................................................5
           Section 1.34    "Enviroq Plans"........................................................................5
           Section 1.35    "Enviroq SEC Documents"................................................................5
           Section 1.36    "Enviroq Stock"........................................................................5
           Section 1.37    "Enviroq Surviving Corporation"........................................................5
           Section 1.38    "ERISA"................................................................................5
           Section 1.39    "ERISA Affiliate"......................................................................5
           Section 1.40    "Exchange Act".........................................................................5
           Section 1.41    "Extremely Hazardous Substance"........................................................5
           Section 1.42    "Fiduciary"............................................................................5
           Section 1.43    "GAAP".................................................................................5
           Section 1.44    "IAM"..................................................................................5
           Section 1.45    "IAM/CRC Regulatory Documents".........................................................6
           Section 1.46    "IAM and CRC Intellectual Property Rights".............................................6


         Section 1.47      "IAM Consideration"....................................................................6
         Section 1.48      "IAM/CRC Financial Statements".........................................................6
         Section 1.49      "IAM/CRC Most Recent Financial Statements".............................................6
         Section 1.50      "IAM/CRC Most Recent Fiscal Month End".................................................6
         Section 1.51      "IAM/CRC Most Recent Fiscal Year End"..................................................6
         Section 1.52      "IAM/CRC Plans"........................................................................6
         Section 1.53      "IAM/CRC Regulatory Documents".........................................................6
         Section 1.54      "IAM Merger"...........................................................................6
         Section 1.55      "IAM Stock"............................................................................6
         Section 1.56      "IAM Surviving Corporation"............................................................6
         Section 1.57      "Indemnified Party or Parties".........................................................6
         Section 1.58      "Intellectual Property"................................................................6
         Section 1.59      "Investment Advisor Filings"...........................................................7
         Section 1.60      "Investment Company Act"...............................................................7
         Section 1.61      "Knowledge"............................................................................7
         Section 1.62      "Losses"...............................................................................7
         Section 1.63      "Mergers"..............................................................................7
         Section 1.64      "Material Adverse Effect"..............................................................7
         Section 1.65      "Merger Consideration".................................................................7
         Section 1.66      "Merger Letter of Transmittal".........................................................7
         Section 1.67      "Multi-employer Plan"..................................................................7
         Section 1.68      "Multiple Employer Plan"...............................................................8
         Section 1.69      "NewCo"................................................................................8
         Section 1.70      "NewCo Stock"..........................................................................8
         Section 1.71      "NewCo Subs"...........................................................................8
         Section 1.72      "Non-Redeeming Enviroq Stockholder"....................................................8
         Section 1.73      "Non-Redeeming Enviroq Stockholder Cash Consideration".................................8
         Section 1.74      "Non-Redeeming Enviroq Stockholder Consideration"......................................8
         Section 1.75      "Non-Redeeming Enviroq Stockholder Stock Consideration"................................8
         Section 1.76      "Ordinary Course of Business"..........................................................8
         Section 1.77      "PBGC".................................................................................8
         Section 1.78      "Parties"..............................................................................8
         Section 1.79      "Party"................................................................................8
         Section 1.80      "Paying Agent".........................................................................8
         Section 1.81      "Person"...............................................................................9
         Section 1.82      "Prohibited Transaction"...............................................................9
         Section 1.83      "Proxy Statement"......................................................................9
         Section 1.84      "Qualified Enviroq Plan"...............................................................9
         Section 1.85      "Qualified IAM/CRC Plan"...............................................................9
         Section 1.86      "Redeemed Shares"......................................................................9
         Section 1.87      "Redeeming Enviroq Stockholder" .......................................................9
         Section 1.88      "Redeeming Enviroq Stockholder Consideration"..........................................9
         Section 1.89      "Redemption"...........................................................................9
         Section 1.90      "Redemption Expiration Date" .........................................................10
         Section 1.91      "Redemption Letter of Transmittal" ...................................................10
         Section 1.92      "Redemption Materials"................................................................10
         Section 1.93      "Redemption Offer"....................................................................10
         Section 1.94      "Redemption Price"....................................................................10
         Section 1.95      [Omitted].............................................................................10
         Section 1.96      "Registered Investment Adviser".......................................................10
         Section 1.97      "Registration Attorney"...............................................................10
         Section 1.98      "Registration Statement"..............................................................10
         Section 1.99      "Regulatory Authority"................................................................10
         Section 1.100     "Reportable Event"....................................................................10
         Section 1.101     "SEC".................................................................................10


         Section 1.102     "Securities Act"......................................................................10
         Section 1.103     "Security Interest"...................................................................10
         Section 1.104     "Stock Agreement".....................................................................11
         Section 1.105     "Sub-1"...............................................................................11
         Section 1.106     "Sub-1 Stock".........................................................................11
         Section 1.107     "Sub-2"...............................................................................11
         Section 1.108     "Sub-2 Stock".........................................................................11
         Section 1.109     "Sub-3"...............................................................................11
         Section 1.110     "Sub-3 Stock".........................................................................11
         Section 1.111     "Subsidiary"..........................................................................11
         Section 1.112     "Surviving Corporations"..............................................................11
         Section 1.113     "Tax Returns".........................................................................11
         Section 1.114     "Taxes"...............................................................................11
         Section 1.115     "Third-Party Intellectual Property Rights"............................................12
         Section 1.116     "Valid Acceptance"....................................................................12
         Section 1.117     "Voting Agreement"....................................................................12


ARTICLE 2
         THE MERGERS


         Section 2.1       The Mergers...........................................................................12
         Section 2.2       The Effective Time and the Closing Date...............................................12
         Section 2.3       Effect of the Mergers.................................................................12
         Section 2.4       Certificate or Articles of Incorporation and Bylaws...................................13
         Section 2.5       Directors and Officers................................................................13
         Section 2.6       NewCo Board Composition...............................................................13


ARTICLE 3
         CONVERSION OF STOCK


         Section 3.1       Conversion of Sub-1 Stock and Enviroq Stock...........................................13
         Section 3.2       Conversion of Sub-2 and IAM Stock.....................................................14
         Section 3.3       Conversion of Sub-3 and CRC Stock.....................................................14
         Section 3.4       Rights of Dissent of Enviroq Stockholders.............................................15
         Section 3.5       Stock Options and Related Matters.....................................................15
         Section 3.6       Shares of NewCo Stock Owned by Enviroq................................................16


ARTICLE 4
         PAYMENT OF THE REDEMPTION PRICE AND MERGER CONSIDERATION

         Section 4.1       Payment of the Redemption Price and the Non-Redeeming Enviroq Stockholder Cash
                             Consideration.......................................................................16
         Section 4.2       Payment of the Non-Redeeming Enviroq Stockholder Stock Consideration, the Redeeming
                             Enviroq Stockholder Consideration, the IAM Consideration and the CRC Consideration..16
         Section 4.3       Lost Certificates.....................................................................17
         Section 4.4       Payment to Another Person.............................................................18
         Section 4.5       Right to Receive the Merger Consideration Only........................................18


ARTICLE 5
         COVENANTS AND AGREEMENTS


         Section 5.1       Conduct of the Business...............................................................18
         Section 5.2       Access to Books and Records...........................................................20
         Section 5.3       Approval of Stockholders of Enviroq...................................................20
         Section 5.4       Preparation of Proxy Statement and Registration Statement.............................20
         Section 5.5       Exemption Under Anti-Takeover Statutes................................................21
         Section 5.6       Alternative Proposals.................................................................21
         Section 5.7       Affiliates............................................................................22
         Section 5.8       Redemption of Certain Shares of Enviroq Stock.........................................22
         Section 5.9       Consent of IAM Clients................................................................24


ARTICLE 6
         ADDITIONAL COVENANTS AND AGREEMENTS


         Section 6.1       Best Efforts; Cooperation.............................................................24
         Section 6.2       Regulatory Matters....................................................................24
         Section 6.3       Indemnification Regarding the Registration Statement and Proxy Statement..............25
         Section 6.4       Notice of Developments................................................................25
         Section 6.5       Notices and Consents..................................................................25
         Section 6.6       Payment of the Merger Consideration...................................................25
         Section 6.7       Repayment of Loans....................................................................25
         Section 6.8       Indemnity.............................................................................26


ARTICLE 7
         MUTUAL CONDITIONS TO CLOSING


         Section 7.1       Shareholder Approval..................................................................27
         Section 7.2       Regulatory Approvals..................................................................27
         Section 7.3       Litigation............................................................................27
         Section 7.4       Proxy Statement.......................................................................27
         Section 7.5       Registration Statement................................................................27
         Section 7.6       Material Condition....................................................................27
         Section 7.7       Consents..............................................................................27


ARTICLE 8
         CONDITIONS TO THE OBLIGATIONS OF ENVIROQ


         Section 8.1       Representations and Warranties........................................................28
         Section 8.2       Performance of Obligations............................................................28
         Section 8.3       Certificate Representing Satisfaction of Conditions...................................28
         Section 8.4       Consummation of the IAM Merger and the CRC Merger.....................................28
         Section 8.5       Absence of Adverse Facts..............................................................28
         Section 8.6       Employment Agreement with William J. Long.............................................28
         Section 8.7       Repayment of Loans....................................................................29
         Section 8.8       Voting Agreement......................................................................29
         Section 8.9       Stock Options.........................................................................29
         Section 8.10      Resignations..........................................................................29


         Section 8.11      Consent to Assignment by IAM Clients..................................................29


ARTICLE 9
         CONDITIONS TO THE OBLIGATIONS OF IAM


         Section 9.1       Representations and Warranties........................................................29
         Section 9.2       Performance of Obligations............................................................29
         Section 9.3       Certificate Representing Satisfaction of Conditions...................................29
         Section 9.4       Dissenters............................................................................30
         Section 9.5       Consummation of the Enviroq Merger and the CRC Merger.................................30
         Section 9.6       Absence of Adverse Facts..............................................................30
         Section 9.7       Employment Agreements with Forrest Travis and Mark F. Travis..........................30
         Section 9.8       Stock Agreement.......................................................................30
         Section 9.9       Voting Agreement......................................................................30
         Section 9.10      Stock Options.........................................................................30
         Section 9.11      Resignations..........................................................................30


ARTICLE 10
         CONDITIONS TO THE OBLIGATIONS OF CRC


         Section 10.1      Representations and Warranties........................................................31
         Section 10.2      Performance of Obligations............................................................31
         Section 10.3      Certificate Representing Satisfaction of Conditions...................................31
         Section 10.4      Dissenters............................................................................31
         Section 10.5      Consummation of the Enviroq Merger and the IAM Merger.................................31
         Section 10.6      Absence of Adverse Facts..............................................................31
         Section 10.7      Employment Agreements with Forrest Travis and Mark F. Travis..........................31
         Section 10.8      Stock Agreement.......................................................................31
         Section 10.9      Voting Agreement......................................................................32
         Section 10.10     Stock Options.........................................................................32
         Section 10.11     Resignations..........................................................................32


ARTICLE 11
         TERMINATION


         SECTION 11.1      TERMINATION OF AGREEMENT..............................................................32
         Section 11.2      Effect of Termination.................................................................33
         Section 11.3      Confidentiality Upon Termination......................................................34
         Section 11.4      Specific Performance..................................................................34


ARTICLE 12
         REPRESENTATIONS AND WARRANTIES OF ENVIROQ


         Section 12.1      Organization, Qualification, and Corporate Power; Authority...........................34
         Section 12.2      Capitalization........................................................................35
         Section 12.3      Non-contravention.....................................................................35
         Section 12.4      Brokers' Fees.........................................................................36


         Section 12.5      Title to Assets.......................................................................36
         Section 12.6      Subsidiaries..........................................................................36
         Section 12.7      Financial Statements..................................................................37
         Section 12.8      Enviroq SEC Documents.................................................................37
         Section 12.9      Events Subsequent to Enviroq Most Recent Fiscal Year End..............................37
         Section 12.10     Undisclosed Liabilities...............................................................39
         Section 12.11     Legal Compliance......................................................................39
         Section 12.12     Tax Matters...........................................................................39
         Section 12.13     Real Property.........................................................................40
         Section 12.14     Intellectual Property.................................................................42
         Section 12.15     Tangible Assets.......................................................................43
         Section 12.16     Inventory.............................................................................43
         Section 12.17     Contracts.............................................................................43
         Section 12.18     Notes and Accounts Receivable.........................................................44
         Section 12.19     Insurance.............................................................................44
         Section 12.20     Litigation............................................................................45
         Section 12.21     Employees.............................................................................45
         Section 12.22     Employee Benefits.....................................................................46
         Section 12.23     Guaranties............................................................................47
         Section 12.24     Environment, Health, and Safety.......................................................47
         Section 12.25     Registration Statement and Proxy Statement............................................48


ARTICLE 13
         REPRESENTATIONS AND WARRANTIES OF IAM AND CRC


         Section 13.1      Organization, Qualification, and Corporate Power; Authority...........................48
         Section 13.2      Capitalization........................................................................49
         Section 13.3      Non-contravention.....................................................................49
         Section 13.4      Brokers' Fees.........................................................................50
         Section 13.5      Title to Assets.......................................................................50
         Section 13.6      Subsidiaries..........................................................................50
         Section 13.7      Financial Statements..................................................................50
         Section 13.8      Events Subsequent to IAM/CRC Most Recent Fiscal Year End..............................51
         Section 13.9      Undisclosed Liabilities...............................................................52
         Section 13.10     Legal Compliance......................................................................52
         Section 13.11     Tax Matters...........................................................................52
         Section 13.12     Real Property.........................................................................53
         Section 13.13     Intellectual Property.................................................................53
         Section 13.14     Tangible Assets.......................................................................54
         Section 13.15     Inventory.............................................................................54
         Section 13.16     Contracts.............................................................................54
         Section 13.17     Notes and Accounts Receivable.........................................................55
         Section 13.18     Insurance.............................................................................55
         Section 13.19     Litigation............................................................................56
         Section 13.20     Employees.............................................................................56
         Section 13.21     Employee Benefits.....................................................................56
         Section 13.22     Guaranties............................................................................58
         Section 13.23     Environment, Health, and Safety.......................................................58
         Section 13.24     Registration Statement and Proxy Statement............................................59
         Section 13.25     IAM and CRC Documents Filed With Various Regulatory Authorities.......................59
         Section 13.26     No Investment Company Registration or Activities.  ...................................59


ARTICLE 14
         REPRESENTATIONS AND WARRANTIES OF NEWCO, SUB-1, SUB-2 AND SUB-3


         Section 14.1      Organization, Qualification, and Corporate Power; Authority...........................60
         Section 14.2      Capitalization........................................................................60
         Section 14.3      Non-contravention.....................................................................61


ARTICLE 15
         GENERAL PROVISIONS


         Section 15.1      Nonsurvival of Representations and Warranties.........................................61
         Section 15.2      Press Releases and Public Announcements...............................................61
         Section 15.3      No Third-Party Beneficiaries..........................................................62
         Section 15.4      Entire Agreement......................................................................62
         Section 15.5      Succession and Assignment.............................................................62
         Section 15.6      Counterparts..........................................................................62
         Section 15.7      Notices...............................................................................62
         Section 15.8      Governing Law.........................................................................64
         Section 15.9      Amendments and Waivers................................................................64
         Section 15.10     Severability..........................................................................64
         Section 15.11     Construction..........................................................................64
         Section 15.12     Incorporation of Exhibits and Schedules...............................................64
         Section 15.13     Transaction Costs.....................................................................64


                                    SCHEDULES

Schedule 9.9:       Stockholders of Enviroq Executing the Voting Agreement

Schedule 12.1:      Directors and Officers of Enviroq and its Subsidiaries

Schedule 12.2:      Capitalization (Enviroq)

Schedule 12.3:      Non-Contravention (Enviroq)

Schedule 12.5:      Title to Assets (Enviroq and its Subsidiaries)

Schedule 12.6:      Subsidiaries (Enviroq)

Schedule 12.7:      Financial Statements (Enviroq)

Schedule 12.9:      Subsequent Events (Enviroq)

Schedule 12.10:     Undisclosed Liabilities (Enviroq)

Schedule 12.11:     Legal Compliance (Enviroq)

Schedule 12.12:     Tax Matters (Enviroq)

Schedule 12.13:     Real Property (Enviroq)

Schedule 12.14:     Intellectual Property (Enviroq)

Schedule 12.17:     Contracts (Enviroq)

Schedule 12.18:     Notes and Accounts Receivable (Enviroq)

Schedule 12.19:     Insurance (Enviroq)

Schedule 12.20:     Litigation (Enviroq)

Schedule 12.22:     Employee Benefits (Enviroq)

Schedule 12.23:     Guaranties (Enviroq)

Schedule 12.24:     Environmental, Health, and Safety (Enviroq)

Schedule 13.1:      Directors and Officers of IAM and CRC

Schedule 13.2:      Capitalization (IAM/CRC)

Schedule 13.3:      Non-Contravention (IAM/CRC)

Schedule 13.5:      Title to Assets (IAM/CRC)

Schedule 13.7:      Financial Statements (IAM/CRC)

Schedule 13.8:      Subsequent Events (IAM/CRC)

Schedule 13.9:      Undisclosed Liabilities (IAM/CRC)

Schedule 13.10:     Legal Compliance (IAM/CRC)

Schedule 13.13:     Intellectual Property (IAM/CRC)

Schedule 13.16:     Contracts (IAM/CRC)

Schedule 13.17:     Notes and Accounts Receivable (IAM/CRC)

Schedule 13.18:     Insurance (IAM/CRC)

Schedule 13.19:     Litigation (IAM/CRC)

Schedule 13.21:     Employee Benefits (IAM/CRC)

Schedule 13.22:     Guaranties (IAM/CRC)

Schedule 13.23:     Environment, Health, and Safety (IAM/CRC)

Schedule 14.1:      Directors and Officers of NewCo and the NewCo Subs

Schedule 14.2:      Capitalization (NewCo and the NewCo Subs)

Schedule 14.3:      Non-Contravention (NewCo and the NewCo Subs)

                                    EXHIBITS

Exhibit A:          Form of Incentive Stock Option Plan of NewCo

Exhibit B:          Form of Non-Employee Directors' Stock Option Plan of NewCo

Exhibit C:          Affiliate Agreement

Exhibit D:          Employment Agreement (William J. Long)

Exhibit E:          Voting Agreement

Exhibit F:          Employment Agreement (Forrest Travis)

Exhibit G:          Employment Agreement (Mark F. Travis)

                              AMENDED AND RESTATED

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION, dated as of the ___ day of October, 1998, is entered into by and among Intrepid Capital Corporation, a Delaware corporation ("NewCo"), Enviroq Corporation, a Delaware corporation ("Enviroq"), Freedom Holdings of Alabama, Inc., a Delaware corporation ("Sub-1"), Institutional Asset Management, Inc., a Florida corporation ("IAM"), IAM Merger Sub, Inc., a Florida corporation ("Sub-2"), Capital Research Corporation, a Florida corporation ("CRC") and CRC Merger Sub, Inc., a Florida corporation ("Sub-3") and amends and restates the Agreement and Plan of Reorganization entered into by and among NewCo, Enviroq, Sub-1, IAM, Sub-2, CRC and Sub-3 on April 22, 1998 (as amended and restated, this "Agreement").

                                    RECITALS

         1. NewCo is a newly formed Delaware corporation and is a wholly-owned subsidiary of Enviroq.

         2. NewCo owns all of the issued and outstanding capital stock of Sub-1, Sub-2 and Sub-3.

         3. Immediately prior to the consummation of the Enviroq Merger (as defined below), Enviroq shall redeem a certain number of shares of its common stock.

         4. Sub-1, upon the terms and subject to the conditions of this Agreement, will be merged with and into Enviroq (the "Enviroq Merger").

         5. Sub-2, upon the terms and subject to the conditions of this Agreement, will be merged with and into IAM (the "IAM Merger").

         6. Sub-3, upon the terms and subject to the conditions of this Agreement, will be merged with and into CRC (the "CRC Merger").

         7. The respective boards of directors of Enviroq and Sub-1 deem it in the best interests of Enviroq and Sub-1, respectively, and of their respective stockholders that the Enviroq Merger be consummated.

         8. The respective boards of directors of IAM and Sub-2 deem it in the best interests of IAM and Sub-2, respectively, and their respective stockholders that the IAM Merger be consummated.

         9. The respective boards of directors of CRC and Sub-3 deem it in the best interests of CRC and Sub-3, respectively, and their respective stockholders that the CRC Merger be consummated.

         10. The respective boards of directors of all of the Parties have approved this Agreement, and the board of directors of Enviroq has directed that this Agreement be submitted to its stockholders for approval and adoption. The shareholders of Sub-1, Sub-2, Sub-3, IAM and CRC have approved this Agreement prior to its execution.

         11. Concurrently with the execution hereof, in order to induce IAM and CRC to enter into this Agreement, certain stockholders of Enviroq are entering into a stock agreement with IAM and CRC (the "Stock Agreement") providing for certain voting and other restrictions with respect to the shares of Enviroq Stock beneficially owned by them upon the terms and conditions specified therein.

         12. NewCo, the sole stockholder of Sub-1, Sub-2 and Sub-3, will deliver, or cause to be delivered to the stockholders of Enviroq, IAM and CRC, the consideration to be paid pursuant to the Enviroq Merger, the IAM Merger and the CRC Merger, respectively, in accordance with the terms of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the warranties and covenants herein contained, the Parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         Capitalized terms used in this Agreement shall have the definitions set forth in this Article 1.

         SECTION 1.1 "ACTION" has the meaning set forth in Section 6.8 of this Agreement.

         SECTION 1.2 "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, injunctions, judgments, orders, decrees, rulings, dues, penalties, fines, reasonable amounts paid in settlement, taxes, liens and Losses.

         SECTION 1.3 "AFFILIATE" means with respect to each Party an officer or director of such Party or any Person owning an equity interest of 10% or more of such Party, any direct or indirect wholly owned subsidiary of such Party, any other subsidiary owned directly or indirectly by a direct or indirect parent company of such Party or any other Person in which such Party has at least a 10% equity interest.

         SECTION 1.4 "BROKER-DEALER" has the meaning set forth in Section 13.25 of this Agreement.

         SECTION 1.5 "BROKER-DEALER FILINGS" has the meaning set forth in
Section 13.25 of this Agreement.

         SECTION 1.6 "BUSINESS DAY" means each day on which national banks in Birmingham, Alabama are open for business.

         SECTION 1.7 "ALTERNATIVE PROPOSAL" has the meaning set forth in Section
5.6 of this Agreement.

         SECTION 1.8 "CLOSING" has the meaning set forth in Section 2.2 of this Agreement.

         SECTION 1.9 "CLOSING DATE" has the meaning set forth in Section 2.2 of this Agreement.

         SECTION 1.10 "CODE" means the Internal Revenue Code of 1986, as amended. All citations to the Code or to the regulations promulgated thereunder shall include any amendments or any substitute or successor provisions thereto.

         SECTION 1.11 "CONFIDENTIAL INFORMATION" means and includes, but is not limited to, written data, reports, interpretations, analyses, trade secrets, processes, drawings, photographs, records, specifications, designs, programs, product development activities, software packages and related documentation, technical know-how, concepts, theories, ideas, methods and procedures of operation, business or marketing plans, proposals, financial information, compiled data, communications, customer lists and data and equipment, as well as the nature and results of a Party's development activities and all other information and/or materials related to the business or activities of a Party, but excluding such information that is (i) generally available to the public, or
(ii) available, or becomes available, to a Party on a non- confidential basis prior to its disclosure from a Person authorized to disclose the same.

         SECTION 1.12 "CONSENT" means a consent, approval or authorization, waiver, clearance, exemption or similar affirmation by any Person pursuant to any contract, permit, law, regulation or order.

         SECTION 1.13 "CONTROLLED GROUP LIABILITY" has the meaning set forth in
Section 12.22 of this Agreement.

         SECTION 1.14 "CRC" means Capital Research Corporation, a Florida corporation.

         SECTION 1.15 "CRC CONSIDERATION" means 1206.149 shares of NewCo Stock per share of issued and outstanding CRC Stock.

         SECTION 1.16 "CRC MERGER" has the meaning set forth in Recital 5 of this Agreement.

         SECTION 1.17 "CRC STOCK" means any share of the common stock, par value $25 per share, of CRC.

         SECTION 1.18 "CRC SURVIVING CORPORATION" has the meaning set forth in
Section 2.1 of this Agreement.

         SECTION 1.19 "DELAWARE GENERAL CORPORATION LAW" means Title 8 of the Delaware Code, as amended.

         SECTION 1.20 "DISSENT PROVISIONS" has the meaning set forth in Section
3.4 of this Agreement.

         SECTION 1.21 "DISSENTING STOCKHOLDER" has the meaning set forth in
Section 3.4 of this Agreement.

         SECTION 1.22 "EFFECTIVE TIME" has the meaning set forth in Section 2.2 of this Agreement.

         SECTION 1.23 "EMPLOYEE BENEFIT PLAN" means any (a) non-qualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multi-employer Plan), or (d) Employee Welfare Benefit Plan (or material fringe benefit plan or program).

         SECTION 1.24 "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Section 3(2).

         SECTION 1.25 "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Section 3(l).

         SECTION 1.26 "ENVIRONMENTAL, HEALTH, AND SAFETY LAWS" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or waste into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or waste.

         SECTION 1.27 "ENVIROQ" means Enviroq Corporation, a Delaware corporation.

         SECTION 1.28 "ENVIROQ FINANCIAL STATEMENTS" has the meaning set forth in Section 12.7 of this Agreement.

         SECTION 1.29 "ENVIROQ INTELLECTUAL PROPERTY RIGHTS" has the meaning set forth in Section 12.14(b) of this Agreement.

         SECTION 1.30 "ENVIROQ MERGER" has the meaning set forth in Recital 3 of this Agreement.

         SECTION 1.31 "ENVIROQ MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in Section 12.7 of this Agreement.

         SECTION 1.32 "ENVIROQ MOST RECENT FISCAL MONTH END" has the meaning set forth in Section 12.7 of this Agreement.

         SECTION 1.33 "ENVIROQ MOST RECENT FISCAL YEAR END" has the meaning set forth in Section 12.7 of this Agreement.

         SECTION 1.34 "ENVIROQ PLANS" means all Employee Benefit Plans, programs, policies, practices, and other arrangements providing benefits to any employee or former employee or beneficiary or dependent thereof, whether or not written, and whether covering one Person or more than one Person, sponsored or maintained by Enviroq or any of its Subsidiaries or to which Enviroq or any of its Subsidiaries contributes or is obligated to contribute. Without limiting the generality of the foregoing, the term "Enviroq Plans" includes all Employee Welfare Benefit Plans and all Employee Pension Benefit Plans.

         SECTION 1.35 "ENVIROQ SEC DOCUMENTS" has the meaning set forth in
Section 12.8 of this Agreement.

         SECTION 1.36 "ENVIROQ STOCK" means any share of the common stock, par value $0.01 per share, of Enviroq.

         SECTION 1.37 "ENVIROQ SURVIVING CORPORATION" has the meaning set forth in Section 2.1 of this Agreement.

         SECTION 1.38 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         SECTION 1.39 "ERISA AFFILIATE" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

         SECTION 1.40 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder, including any amendments or any substitute or successor provisions, rules and regulations thereto.

         SECTION 1.41 "EXTREMELY HAZARDOUS SUBSTANCE" has the meaning set forth in Section 302 of the Emergency Planning and Community Right to Know Act of 1986, as amended.

         SECTION 1.42 "FIDUCIARY" has the meaning set forth in ERISA Section 3(21).

         SECTION 1.43 "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         SECTION 1.44 "IAM" means Institutional Asset Management, Inc., a Florida corporation.

         SECTION 1.45 "IAM/CRC REGULATORY DOCUMENTS" has the meaning set forth in Section 13.25 of this Agreement.

         SECTION 1.46 "IAM AND CRC INTELLECTUAL PROPERTY RIGHTS" has the meaning set forth in Section 13.13 of this Agreement.

         SECTION 1.47 "IAM CONSIDERATION" means 1206.149 shares of NewCo Stock per share of issued and outstanding IAM Stock.

         SECTION 1.48 "IAM/CRC FINANCIAL STATEMENTS" has the meaning set forth in Section 13.7 of this Agreement.

         SECTION 1.49 "IAM/CRC MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in Section 13.7 of this Agreement.

         SECTION 1.50 "IAM/CRC MOST RECENT FISCAL MONTH END" has the meaning set forth in Section 13.7 of this Agreement.

         SECTION 1.51 "IAM/CRC MOST RECENT FISCAL YEAR END" has the meaning set forth in Section 13.7 of this Agreement.

         SECTION 1.52 "IAM/CRC PLANS" means all Employee Benefit Plans, programs, policies, practices, and other arrangements providing benefits to any employee or former employee or beneficiary or dependent thereof, whether or not written, and whether covering one Person or more than one Person, sponsored or maintained by IAM/CRC or to which IAM/CRC contributes or is obligated to contribute. Without limiting the generality of the foregoing, the term "IAM/CRC Plans" includes all Employee Welfare Benefit Plans and all Employee Pension Benefit Plans.

         SECTION 1.53 "IAM/CRC REGULATORY DOCUMENTS" has the meaning set forth in Section 13.25 of this Agreement.

         SECTION 1.54 "IAM MERGER" has the meaning set forth in Recital 4 of this Agreement.

         SECTION 1.55 "IAM STOCK" means any share of the common stock, par value $0.01 per share, of IAM.

         SECTION 1.56 "IAM SURVIVING CORPORATION" has the meaning set forth in
Section 2.1 of this Agreement.

         SECTION 1.57 "INDEMNIFIED PARTY OR PARTIES" has the meaning set forth in Section 6.8 of this Agreement.

         SECTION 1.58 "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations in part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade drafts, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connections therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier list, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof in whatever form or medium.

         SECTION 1.59 "INVESTMENT ADVISOR FILINGS" has the meaning set forth in
Section 13.25 of this Agreement.

         SECTION 1.60 "INVESTMENT COMPANY ACT" has the meaning set forth in
Section 13.26 of this Agreement.

         SECTION 1.61 "KNOWLEDGE" means either (a) that an individual is actually aware of a particular fact or other matter or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of performing the duties which are normally performed by a person acting in a similar capacity. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as director, officer, partner, executor or trustee of such Person (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter.

         SECTION 1.62 "LOSSES" means any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and attorneys' fees and disbursements.

         SECTION 1.63 "MERGERS" means the Enviroq Merger, the IAM Merger and the CRC Merger.

         SECTION 1.64 "MATERIAL ADVERSE EFFECT" means, with respect to any of the Parties, an event, change or occurrence which, individually or together with any other event, change or occurrence, has or could be expected to have a material adverse effect on the financial position, business, assets, properties, operations, results of operations or prospects of such Party and its Subsidiaries, if any, considered on a consolidated basis.

         SECTION 1.65 "MERGER CONSIDERATION" means the Non-Redeeming Enviroq Stockholder Consideration, the Redeeming Enviroq Stockholder Consideration, the IAM Consideration and the CRC Consideration.

         SECTION 1.66 "MERGER LETTER OF TRANSMITTAL" has the meaning set forth in Section 4.2 of this Agreement.

         SECTION 1.67 "MULTI-EMPLOYER PLAN" has the meaning set forth in Section 3(37) of ERISA.

         SECTION 1.68 "MULTIPLE EMPLOYER PLAN" has the meaning set forth in
Section 4063 of ERISA.

         SECTION 1.69 "NEWCO" shall mean Intrepid Capital Corporation, a Delaware corporation.

         SECTION 1.70 "NEWCO STOCK" means any share of the common stock, par value $0.01 per share, of NewCo.

         SECTION 1.71 "NEWCO SUBS" means Sub-1, Sub 2 and Sub-3.

         SECTION 1.72 "NON-REDEEMING ENVIROQ STOCKHOLDER" shall mean each holder of shares of Enviroq Stock other than a Redeeming Enviroq Stockholder.

         SECTION 1.73 "NON-REDEEMING ENVIROQ STOCKHOLDER CASH CONSIDERATION" means $2.22909775 per share of issued and outstanding Enviroq Stock owned by a Non-Redeeming Enviroq Stockholder or owned by a Redeeming Enviroq Stockholder that was not tendered for redemption in the Redemption, rounding to the nearest whole cent.

         SECTION 1.74 "NON-REDEEMING ENVIROQ STOCKHOLDER CONSIDERATION" means the aggregate of the Non- Redeeming Enviroq Stockholder Stock Consideration and the Non-Redeeming Enviroq Stockholder Cash Consideration.

         SECTION 1.75 "NON-REDEEMING ENVIROQ STOCKHOLDER STOCK CONSIDERATION" means one (1) share of NewCo Stock per share of issued and outstanding Enviroq Stock owned by a Non-Redeeming Enviroq Stockholder or owned by a Redeeming Enviroq Stockholder that was not tendered for redemption in the Redemption.

         SECTION 1.76 "ORDINARY COURSE OF BUSINESS" means any action taken by a Person only if:

                  (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; or

                  (b) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

         SECTION 1.77 "PBGC" means the Pension Benefit Guaranty Corporation.

         SECTION 1.78 "PARTIES" mean collectively, or any two or more of, Enviroq, IAM, CRC, Sub-1, Sub-2, Sub-3 and NewCo.

         SECTION 1.79 "PARTY" means any one of the Parties to this Agreement.

         SECTION 1.80 "PAYING AGENT" means AmSouth Bank, a state banking corporation, of Birmingham, Alabama or such other qualified transfer agent as NewCo may designate.

         SECTION 1.81 "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or association, a limited liability company, a limited liability partnership, or a governmental entity (or any department, agency, or political subdivision thereof, including a Regulatory Authority).

         SECTION 1.82 "PROHIBITED TRANSACTION" has the meaning set forth in ERISA Section 406 and Code Section 4975.

         SECTION 1.83 "PROXY STATEMENT" has the meaning set forth in Section 5.4 of this Agreement.

         SECTION 1.84 "QUALIFIED ENVIROQ PLAN" has the meaning set forth in
Section 12.22 of this Agreement.

         SECTION 1.85 "QUALIFIED IAM/CRC PLAN" has the meaning set forth in
Section 13.21 of this Agreement.

         SECTION 1.86 "REDEEMED SHARES" has the meaning set forth in Section 5.8(a) of this Agreement.

         SECTION 1.87 "REDEEMING ENVIROQ STOCKHOLDER" shall mean each holder of shares of Enviroq Stock who submitted a Valid Acceptance with respect to all or part of such holder's shares of Enviroq Stock, and whose shares of Enviroq Stock with respect to which such Valid Acceptance was submitted are redeemed, in part, in the Redemption.

         SECTION 1.88 "REDEEMING ENVIROQ STOCKHOLDER CONSIDERATION" means
1.74514041 shares of NewCo Stock per issued and outstanding share of Enviroq Stock owned by a Redeeming Enviroq Stockholder that were tendered for redemption in the Redemption after giving effect to, and excluding shares of such Redeeming Enviroq Stockholder's Enviroq Stock redeemed in, the Redemption; provided, however, if for any Redeeming Enviroq Stockholder the calculation of the number of shares of NewCo Stock pursuant to first part of this sentence would result in the issuance of a fractional share of NewCo Stock to such Redeeming Enviroq Stockholder, then the number of shares of NewCo Stock issued to such Redeeming Enviroq Stockholder shall be rounded down to the nearest whole share of NewCo Stock and such Redeeming Enviroq Stockholder shall receive from NewCo an amount in cash equal to the fractional component resulting from the calculation in the first part of this sentence (which shall always be less than 1 but greater than zero, if applicable) times $2.99151457, rounded to the nearest whole cent.

         SECTION 1.89 "REDEMPTION" shall mean the making of the Redemption Offer and the Valid Acceptance thereof by any of the holders of shares of Enviroq Stock as of the Redemption Record Date; the payment of the Redemption Price to any such holder of shares of Enviroq Stock who shall have submitted a Valid Acceptance, upon the satisfaction or waiver of the conditions to the Redemption contained in the Redemption Materials; the acquisition of the Redeemed Shares by Enviroq with the result that such shares are held as treasury stock of Enviroq; and all actions taken in connection with any of the foregoing.

         SECTION 1.90 "REDEMPTION EXPIRATION DATE" has the meaning set forth in
Section 5.8(a) of this Agreement.

         SECTION 1.91 "REDEMPTION LETTER OF TRANSMITTAL" has the meaning set forth in Section 5.8(d) of this Agreement.

         SECTION 1.92 "REDEMPTION MATERIALS" has the meaning set forth in
Section 5.8(a) of this Agreement.

         SECTION 1.93 "REDEMPTION OFFER" has the meaning set forth in Section 5.8(a) of this Agreement.

         SECTION 1.94 "REDEMPTION PRICE" has the meaning set forth in Section 5.8(a) of this Agreement.

         SECTION 1.95 [OMITTED].

         SECTION 1.96 "REGISTERED INVESTMENT ADVISER" has the meaning set forth in Section 13.25 of this Agreement.

         SECTION 1.97 "REGISTRATION ATTORNEY" means the law firm of Bradley Arant Rose & White LLP, located in Birmingham, Alabama or other firm to which the Parties agree.

         SECTION 1.98 "REGISTRATION STATEMENT" has the meaning set forth in
Section 5.4 of this Agreement.

         SECTION 1.99 "REGULATORY AUTHORITY" means, collectively, the Federal Trade Commission, the United States Department of Justice, the SEC, the National Association of Securities Dealers, Inc., and all national and state securities exchanges and any other governmental or regulatory body, agency, instrumentality or authority.

         SECTION 1.100 "REPORTABLE EVENT" has the meaning set forth in ERISA
Section 4043.

         SECTION 1.101 "SEC" means the Securities and Exchange Commission.

         SECTION 1.102 "SECURITIES ACT" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder, including any amendments or any substitutes or successor provisions, rules and regulations thereto.

         SECTION 1.103 "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialman's, and similar liens for work done on the property to the extent that such liens arise in the Ordinary Course of Business and are not yet due and payable, (b) liens for taxes not yet delinquent or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, in each case, where there exists no default in Enviroq's or any Subsidiary's obligations with respect to the underlying agreements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         SECTION 1.104 "STOCK AGREEMENT" has the meaning set forth in Recital 11 of this Agreement.

         SECTION 1.105 "SUB-1" means Freedom Holdings of Alabama, Inc., a Delaware corporation.

         SECTION 1.106 "SUB-1 STOCK" means any share of the common stock, par value $0.01 per share, of Sub-1.

         SECTION 1.107 "SUB-2" means IAM Merger Sub, Inc., a Florida corporation.

         SECTION 1.108 "SUB-2 STOCK" means any share of the common stock, par value $0.01 per share, of Sub-2.

         SECTION 1.109 "SUB-3" means CRC Merger Sub, Inc., a Florida corporation.

         SECTION 1.110 "SUB-3 STOCK" means any share of the common stock, par value $0.01 per share, of Sub-3.

         SECTION 1.111 "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns (directly or indirectly) a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         SECTION 1.112 "SURVIVING CORPORATIONS" means the Enviroq Surviving Corporation, the IAM Surviving Corporation and the CRC Surviving Corporation.

         SECTION 1.113 "TAX RETURNS" means, collectively, (a) all reports, declarations, estimates, returns, information statements, and similar documents relating to, or required to be filed in respect of any Taxes; and (b) all information statements, returns, reports or similar documents required to be filed with respect to payments to (or from) third parties or with respect to transactions in which any Person or any Subsidiary thereof participates; and the term "Tax Return" shall mean any one of the foregoing Tax Returns.

         SECTION 1.114 "TAXES" means, collectively, (a) all net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, lease, service, service use, withholding, employment, payroll, excise, severance, transfer, documentary, mortgage, registration, stamp, occupation, environmental, premium, property, windfall, profits, customs, duties, and other taxes, fees, assessments or charges of any kind whatever, including any estimates thereof, together with any interest, penalties and other additions with respect thereto, imposed by any federal, territorial, state, local or foreign government; and (b) any penalties, interest, or other additions to tax for the failure to collect, withhold, or pay over any of the foregoing, or to accurately file any Tax Return; and the term "Tax" shall mean any one of the foregoing Taxes. When used with reference to a specified Person (for example and without limitation, "Taxes of Enviroq"), the terms "Taxes" and "Tax" shall include only amounts of, or in respect of, Taxes for which such Person is, or could become, liable in whole or part (including any obligation in connection with a duty to collect, withhold, or pay over any Tax), any obligation to contribute to the payment of any Taxes determined on a consolidated, combined, or unitary basis, any liability as a transferee, or any liability as a result of any express or implied obligation to indemnity or pay the Tax obligations of another Person.

         SECTION 1.115 "THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS" means, with respect to each of Enviroq, IAM and CRC, all licenses, sublicenses and other agreements as to which it is a party and pursuant to which it is authorized to use any third-party patents, trademarks, service marks or copyrights.

         SECTION 1.116 "VALID ACCEPTANCE" has the meaning set forth in Section 5.8(b) of this Agreement.

         SECTION 1.117 "VOTING AGREEMENT" has the meaning set forth in Section
8.8 of this Agreement.



                                    ARTICLE 2
                                   THE MERGERS

         SECTION 2.1 THE MERGERS. On the terms and subject to the conditions contained in this Agreement, the Mergers will be consummated. Enviroq shall be the corporation surviving the Enviroq Merger (the "Enviroq Surviving Corporation"). IAM shall be the corporation surviving the IAM Merger (the "IAM Surviving Corporation"). CRC shall be the corporation surviving the CRC Merger (the "CRC Surviving Corporation").

         SECTION 2.2 THE EFFECTIVE TIME AND THE CLOSING DATE. The Mergers shall become effective on the date and at the time on which the latest of the following actions has been completed: (i) the certificate of merger with respect to the Enviroq Merger has been duly filed with the Secretary of State of the State of Delaware; (ii) the articles of merger with respect to the IAM Merger has been duly filed with the Secretary of State of the State of Florida; and
(iii) the articles of merger with respect to the CRC Merger has been duly filed with the Secretary of State of the State of Florida (the "Effective Time"); provided, however, the Mergers shall not become effective until after the Redemption (as generally set forth in Section 5.8) shall have been completed. Upon the terms and subject to the conditions hereof, unless otherwise agreed upon by the Parties, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Bradley Arant Rose & White LLP, 2001 Park Place, Suite 1400, Birmingham, Alabama 35203- 2736, commencing at 10:00 a.m. local time as soon as practicable following the satisfaction or waiver of the conditions set forth in Articles 7 through 10, but in no event later than two business days thereafter (the date of such being referred to herein as the "Closing Date"), unless otherwise mutually agreed to by the Parties.

         SECTION 2.3 EFFECT OF THE MERGERS. At the Effective Time:

                  (a) the Enviroq Merger shall have the effects set forth in the Delaware General Corporation Law; and

                  (b) the IAM Merger and the CRC Merger shall each have the effects set forth in the Florida Business Corporation Act.

         SECTION 2.4 CERTIFICATE OR ARTICLES OF INCORPORATION AND BYLAWS.

         At the Effective Time:

                  (a) with respect to the Enviroq Merger, the certificate of incorporation and bylaws of Enviroq, as in effect on the date hereof and otherwise amended prior to the Effective Time, shall be the certificate of incorporation and bylaws of the Enviroq Surviving Corporation until further amended as provided therein and in accordance with applicable laws;

                  (b) with respect to the IAM Merger, the articles of incorporation and bylaws of IAM, as in effect on the date hereof and otherwise amended prior to the Effective Time, shall be the articles of incorporation and bylaws of IAM Surviving Corporation until further amended as provided therein and in accordance with applicable law; and

                  (c) with respect to the CRC Merger, the articles of incorporation and bylaws of CRC, as in effect on the date hereof and otherwise amended prior to the Effective Time, shall be the articles of incorporation and bylaws of CRC Surviving Corporation until further amended as provided therein and in accordance with applicable law.

         SECTION 2.5 DIRECTORS AND OFFICERS. From and after the Effective Time, the directors and officers of each of Enviroq, IAM and CRC shall be the directors and officers of each of Enviroq Surviving Corporation, IAM Surviving Corporation and CRC Surviving Corporation, respectively to serve until such Person's successor shall be elected and qualified, or until such Person dies, resigns or is removed from office.

         SECTION 2.6 NEWCO BOARD COMPOSITION. The initial board of directors of NewCo shall consist of seven directors, which directors shall be Forrest Travis, Mark F. Travis, Morgan Payne, William J. Long, Thomas W. Brander, Michael X. Marinelli and Alexander M. Zechella. Subsequent boards of directors shall be elected in accordance with the terms and provisions of the Voting Agreement so long as such agreement remains in effect.



                                    ARTICLE 3
                               CONVERSION OF STOCK

         SECTION 3.1 CONVERSION OF SUB-1 STOCK AND ENVIROQ STOCK. Subject to the terms and conditions of this Agreement, as of the Effective Time and by virtue of the Enviroq Merger and without any further action on the part of the holder of any Sub-1 Stock or Enviroq Stock:

                  (a) all shares of Enviroq Stock which are held by Enviroq as treasury stock (including, without limitation, all Redeemed Shares) shall be canceled and retired, and no consideration shall be paid or delivered in exchange therefor;

                  (b) each share of Enviroq Stock outstanding immediately prior to the Effective Time that is owned by a Non-Redeeming Enviroq Stockholder shall be canceled and converted into the right to receive the Non-Redeeming Enviroq Stockholder Consideration, and all outstanding certificates representing shares of Enviroq Stock owned by a Non-Redeeming Enviroq Stockholder shall thereafter represent solely the right to receive the Non-Redeeming Enviroq Stockholder Consideration with respect to each such share of Enviroq Stock;

                  (c) (i) each share of Enviroq Stock outstanding immediately prior to the Effective Time that is owned by a Redeeming Enviroq Stockholder and that was tendered but not redeemed in the Redemption shall be canceled and converted into the right to receive the Redeeming Enviroq Stockholder Consideration, and all outstanding certificates representing such shares of Enviroq Stock so tendered and not redeemed owned by a Redeeming Enviroq Stockholder shall thereafter represent solely the right to receive the Redeeming Enviroq Stockholder Consideration with respect to each such share of Enviroq Stock; and

                      (ii) each share of Enviroq Stock outstanding immediately prior to the Effective Time that is owned by a Redeeming Enviroq Stockholder and that was not tendered for redemption in the Redemption shall be canceled and converted into the right to receive the Non-Redeeming Enviroq Stockholder Consideration, and all outstanding certificates representing such non-tendered shares of Enviroq Stock owned by a Redeeming Enviroq Stockholder shall thereafter represent solely the right to receive the Non-Redeeming Enviroq Stockholder Consideration with respect to each such share of Enviroq Stock; and

                  (d) at the Effective Time, each share of Sub-1 Stock issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Enviroq Surviving Corporation.

         SECTION 3.2 CONVERSION OF SUB-2 AND IAM STOCK. Subject to the terms and conditions of this Agreement, as of the Effective Time and by virtue of the IAM Merger and without any further action on the part of the holder of any Sub-2 Stock or IAM Stock:

                  (a) all shares of IAM Stock which are held by IAM as treasury stock, if any, shall be canceled and retired, and no consideration shall be paid or delivered in exchange therefor;

                  (b) each share of IAM Stock outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive the IAM Consideration, and all outstanding certificates representing shares of IAM Stock shall thereafter represent solely the right to receive the IAM Consideration with respect to each such share of IAM Stock; and

                  (c) at the Effective Time, each share of Sub-2 Stock issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the IAM Surviving Corporation.

         SECTION 3.3 CONVERSION OF SUB-3 AND CRC STOCK. Subject to the terms and conditions of this Agreement, as of the Effective Time and by virtue of the CRC Merger and without any further action on the part of the holder of any Sub-3 Stock or CRC Stock:

                  (a) all shares of CRC Stock which are held by CRC as treasury stock, if any, shall be canceled and retired, and no consideration shall be paid or delivered in exchange therefor;

                  (b) each share of CRC Stock outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive the CRC Consideration, and all outstanding certificates representing shares of CRC Stock shall thereafter represent solely the right to receive the CRC Consideration with respect to each such share of CRC Stock; and

                  (c) at the Effective Time, each share of Sub-3 Stock issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, par value $ 0.01 per share, of the CRC Surviving Corporation.

         SECTION 3.4 RIGHTS OF DISSENT OF ENVIROQ STOCKHOLDERS. Notwithstanding anything in this Agreement to the contrary, each outstanding share of Enviroq Stock the holder of which has demanded and perfected his demand for payment of the "fair or appraised" value of such share in accordance with Section 262 of the Delaware General Corporation Law (the "Dissent Provisions"), to the extent applicable, and has not effectively withdrawn or lost such holder's right to such appraisal (each such Person, a "Dissenting Stockholder"), and has not redeemed such shares of Enviroq Stock in the Redemption, shall not be converted into or represent a right to receive the Redeeming Enviroq Stockholder Consideration or the Non-Redeeming Enviroq Stockholder Consideration payable in the Enviroq Merger, but the holder thereof shall be entitled only to such rights as are granted by the Dissent Provisions. Enviroq shall give NewCo and each other Party prompt notice of any written notices of any intent to demand payment and any written demands for payment received by Enviroq. Each Dissenting Stockholder who becomes entitled, pursuant to the Dissent Provisions, to payment of fair value of the Enviroq Stock held by such Dissenting Stockholder shall receive payment therefor from NewCo (but only after the amount thereof shall have been determined as required by the applicable Dissent Provisions) and all of such Dissenting Stockholder's Enviroq Stock shall be canceled. Prior to the Effective Time, Enviroq shall not, without the prior written consent of the other Parties, voluntarily make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands. If any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right to demand payment of fair or appraised value, the Enviroq Stock held by such Dissenting Stockholder shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Redeeming Enviroq Stockholder Consideration or the Non-Redeeming Enviroq Stockholder Consideration, as applicable, to be paid in the Enviroq Merger as provided by this Agreement. The shareholders of IAM and CRC have approved the IAM Merger and the CRC Merger and therefore have no right to dissent under the Florida Business Corporation Act.

         SECTION 3.5 STOCK OPTIONS AND RELATED MATTERS. As of the Effective Time, all rights with respect to Enviroq Stock, IAM Stock or CRC Stock issuable pursuant to the exercise of stock options granted by Enviroq, IAM or CRC under stock option plans of Enviroq, IAM or CRC, respectively, and held by each participant thereunder, whether or not such options are then exercisable, shall be terminated and canceled for no payment. Such holder of any options so surrendered shall execute an appropriate instrument of cancellation pursuant to which the rights held by such holder shall be canceled and terminated and the options held by such holder shall be canceled and terminated and shall be of no further force or effect. It is anticipated that as soon as practicable after the Effective Time, NewCo will adopt an Incentive Stock Option Plan and a Non-Employee Directors' Stock Option Plan, substantially in the form attached as EXHIBIT A and EXHIBIT B, respectively.

         SECTION 3.6 SHARES OF NEWCO STOCK OWNED BY ENVIROQ. As of the Effective Time, all shares of NewCo Stock owned by Enviroq shall be canceled and retired, and no consideration shall be paid or delivered in exchange therefor.



                                    ARTICLE 4
            PAYMENT OF THE REDEMPTION PRICE AND MERGER CONSIDERATION

         SECTION 4.1 PAYMENT OF THE REDEMPTION PRICE AND THE NON-REDEEMING
                     ENVIROQ STOCKHOLDER CASH CONSIDERATION.

                  (a) After the Redemption Expiration Date, but before the Effective Time, Enviroq will transfer to the Paying Agent an amount equal to the Redemption Price multiplied by the number of shares of Enviroq Stock to be redeemed in the Redemption, plus any ancillary amount to cover rounding to the nearest whole cent when paying the Redemption Price for each Redeeming Enviroq Stockholder's Redeemed Shares, in order that the Paying Agent shall have sufficient funds to pay, on behalf of Enviroq, the amount calculated pursuant to this sentence for each Redeeming Enviroq Stockholder's Redeemed Shares. Immediately after the Redemption has been completed, but before the Effective Time, Enviroq shall notify the Paying Agent that the Redemption has occurred and the Paying Agent shall issue checks to each Redeeming Enviroq Stockholder in the amount calculated in the immediately preceding sentence for such Redeeming Enviroq Stockholder's Redeemed Stock.

                  (b) Immediately after the Effective Time, the board of directors of Enviroq Surviving Corporation shall declare, and the Enviroq Surviving Corporation shall pay, a cash dividend to NewCo in an amount sufficient to pay the Non-Redeeming Enviroq Stockholder Cash Consideration, minus any amount that would otherwise be paid pursuant to the immediately preceding clause in this sentence except for the fact that a holder of shares of Enviroq Stock perfected and did not withdraw its demand for payment of "fair or appraised" value pursuant to Section 3.4 of this Agreement, plus any ancillary amount needed to pay to each Redeeming Enviroq Stockholder the cash payment, if applicable, that is to be paid to each Redeeming Enviroq Stockholder pursuant to the proviso found in the definition of "Redeeming Enviroq Stockholder Consideration.". Immediately following this dividend, NewCo will furnish to the Paying Agent the amount set forth in the immediately preceding sentence to enable the Paying Agent to make full payment of the Non-Redeeming Enviroq Stockholder Cash Consideration to the Non-Redeeming Enviroq Stockholders and the Redeeming Enviroq Stockholders, as the case may be, and the cash portion of the Redeeming Enviroq Stockholder Consideration to the Redeeming Enviroq Stockholders, all amounts to be paid concurrently with and in the manner set forth with respect to the Non-Redeeming Enviroq Stockholder Stock Consideration, as described in Section 4.2(a).

         SECTION 4.2 PAYMENT OF THE NON-REDEEMING ENVIROQ STOCKHOLDER STOCK
                     CONSIDERATION, THE REDEEMING ENVIROQ STOCKHOLDER CONSIDERATION, THE IAM CONSIDERATION AND THE CRC CONSIDERATION.

                  (a) The Paying Agent shall also serve as the exchange agent. The Paying Agent may employ subagents in connection with performing its duties. As promptly as practicable after the Effective Time, the Paying Agent shall send or cause to be sent to each former holder of record of shares of Enviroq Stock, IAM Stock and CRC Stock transmittal materials (the "Merger Letter of Transmittal") for use in exchanging their certificates formerly representing Enviroq Stock, IAM Stock and CRC Stock for the Merger Consideration provided for in this Agreement. The Merger Letter of Transmittal will contain instructions with respect to the surrender of certificates representing Enviroq Stock, IAM Stock and CRC Stock and the receipt of the Merger Consideration contemplated by this Agreement and will require each holder of shares of Enviroq Stock, IAM Stock and CRC Stock to transfer good and marketable title to such shares of Enviroq Stock, IAM Stock and CRC Stock to NewCo, free and clear of all liens, claims and encumbrances. Upon receipt of properly completed Merger Letters of Transmittal, the Paying Agent shall pay the appropriate Merger Consideration to the stockholders of Enviroq, IAM and CRC, as appropriate. The Paying Agent shall, as promptly as practicable after the Effective Time, send or cause to be sent to each former holder of record of Enviroq Stock, IAM

Stock and CRC Stock a Merger Letter of Transmittal and upon the proper execution and return of such Merger Letter of Transmittal to the Paying Agent, the appropriate Merger Consideration shall be promptly paid. In respect of a Redeeming Enviroq Stockholder who is not a Dissenting Stockholder and who tendered more shares of Enviroq Stock than were accepted for payment pursuant to the Redemption or who submitted a certificate or certificates representing more shares of Enviroq Stock than were tendered in the Redemption, certificates representing shares of Enviroq stock not purchased or tendered in the Redemption will be deemed surrendered pursuant to the Redemption Letter of Transmittal and upon consummation of the Enviroq Merger will be exchanged for stock certificates representing shares of Intrepid Stock. Amounts that would have been payable to Dissenting Stockholders but for the fact of their dissent in accordance with the provisions of Section 3.4 hereof, shall be handled in accordance with and in a manner consistent with the Dissent Provisions.

                  (b) At the Effective Time, the stock transfer books of Enviroq Stock, IAM Stock and CRC Stock shall be closed as to holders of Enviroq Stock, IAM Stock and CRC Stock immediately prior to the Effective Time (but after the Redemption has taken place), and no transfer of Enviroq Stock, IAM Stock and CRC Stock by any such holder shall thereafter be made or recognized and each outstanding certificate formerly representing Enviroq Stock, IAM Stock and CRC Stock shall, without any action on the part of any holder thereof, no longer represent Enviroq Stock, IAM Stock and CRC Stock. If, after the Effective Time, certificates are properly presented to the Exchange Agent, such certificates shall be exchanged for the Merger Consideration contemplated by this Agreement into which the Enviroq Stock, IAM Stock and CRC Stock represented thereby were converted in the Mergers.

         SECTION 4.3 LOST CERTIFICATES. In the event that any holder of Enviroq Stock, IAM Stock and CRC Stock is unable to deliver the certificate which represents such holder's Enviroq Stock, IAM Stock or CRC Stock, NewCo (or Enviroq, with respect to the Redemption), in the absence of actual notice that any Enviroq Stock, IAM Stock or CRC Stock theretofore represented by any such certificate has been acquired by a bona fide purchaser or, in the case of Enviroq Stock, redeemed in the Redemption, may, in its sole discretion, deliver to such holder the Merger Consideration (or the Redemption Price in respect of such holder's Redeemed Shares) contemplated by this Agreement to which such holder is entitled in accordance with the provisions of this Agreement, upon the presentation of all of the following:

                  (a) an affidavit or other evidence to the reasonable satisfaction of NewCo (or Enviroq, with respect to the Redemption) that any such certificate has been lost, wrongfully taken or destroyed;

                  (b) such security or indemnity as may be reasonably requested by NewCo (or Enviroq, with respect to the Redemption) to indemnify and hold NewCo (or Enviroq, with respect to the Redemption) harmless; and

                  (c) evidence to the satisfaction of NewCo (or Enviroq, with respect to the Redemption) that such holder is the owner of Enviroq Stock, IAM Stock or CRC Stock theretofore represented by each certificate claimed by such holder to be lost, wrongfully taken or destroyed and that such holder is the Person who would be entitled to present each such certificate for exchange pursuant to this Agreement.

         SECTION 4.4 PAYMENT TO ANOTHER PERSON. In the event that the delivery of any Merger Consideration contemplated by this Agreement is to be made to a Person other than the Person in whose name any certificate representing Enviroq Stock, IAM Stock or CRC Stock surrendered is registered, such certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer), with the signature(s) appropriately guaranteed, and otherwise in proper form for transfer, and the Person requesting such delivery shall pay any transfer or other taxes required by reason of the delivery to a Person other than the registered holder of such certificate surrendered or establish to the satisfaction of NewCo that such tax has been paid or is not applicable.

         SECTION 4.5 RIGHT TO RECEIVE THE MERGER CONSIDERATION ONLY. Until surrendered in accordance with the provisions of Section 4.2, each certificate representing Enviroq Stock, IAM Stock and CRC Stock shall represent for all purposes the right to receive the appropriate Merger Consideration contemplated by this Agreement or, with respect to Enviroq stockholders, the right to receive payment of the fair value of the shares in such amount as may be determined to be due to a Dissenting Stockholder pursuant to the applicable Dissent Provisions, and shall not represent the right to receive any other consideration, including, without limitation, interest on any sum.

                                    ARTICLE 5
                            COVENANTS AND AGREEMENTS

         SECTION 5.1 CONDUCT OF THE BUSINESS.

                  (a) During the period from the date of this Agreement to the Effective Time, Enviroq, on the one hand, and IAM and CRC, on the other hand, shall, and shall cause their respective direct or indirect Subsidiaries to, (i) take all actions and do all things consistent with the Ordinary Course of Business, (ii) use its best efforts to maintain and preserve intact its business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees, and
(iii) except as required by law or regulation, take no action which would adversely affect or delay the ability of any Party to obtain any Consent from any Regulatory Authorities or other approvals required for the consummation of the transactions contemplated hereby or to perform its covenants and agreements under this Agreement; provided, however, Enviroq shall be permitted to redeem shares of Enviroq Stock in the Redemption;

                  (b) During the period from the date of this Agreement to the Effective Time, except as required by law or regulation and except as expressly contemplated by this Agreement, each of Enviroq, on the one hand, and IAM and CRC, on the other hand, shall not, and shall not permit of their respective Subsidiaries, without the prior written consent of the other Parties, to:

                      (i) change, delete or add any provision of or to its certificate or articles of incorporation or bylaws or of any of their respective Subsidiaries;

                      (ii) change the number of shares of its authorized, issued or outstanding capital stock, including any issuance, purchase, redemption, split, combination or reclassification thereof; issue or grant any option, warrant, call, commitment, subscription right; enter into any agreement to purchase relating to its authorized, issued or outstanding capital stock; or declare, set aside or pay any dividend or other distribution with respect to its outstanding capital stock; provided, however, Enviroq shall be permitted to redeem shares of Enviroq Stock in the Redemption;

                      (iii) incur any material liabilities or material obligations (other than deposit liabilities and short-term borrowings in the Ordinary Course of Business), whether directly or by way of guaranty, including any obligation for borrowed money, or whether evidenced by any note, bond, debenture, or similar instrument, except in the Ordinary Course of Business; Enviroq shall be permitted to incur liabilities to the holders of Enviroq Stock in connection with the Redemption;

                      (iv) make any capital expenditures individually in excess of $25,000, or in the aggregate in excess of $50,000, excluding (a) binding commitments existing on the date of this Agreement and disclosed in a Disclosure Schedule delivered pursuant to this Agreement and (b) expenditures necessary to maintain existing assets in good repair;

                      (v) sell, transfer, convey or otherwise dispose of any real property or interest therein having a book value in excess of or in exchange for consideration in excess of $10,000;

                      (vi) pay any bonuses to any executive officer except pursuant to the terms of an enforceable written employment agreement; enter into any new, or amend in any respect any existing, employment, consulting, non-competition or independent contractor agreement with any Person; alter the terms of any existing incentive bonus or commission plan; adopt any new or amend in any material respect any existing Employee Benefit Plan, except as may be required by law; grant any general increase in compensation to its employees as a class or to its officers except for non-executive officers in the Ordinary Course of Business and consistent with past practices and policies or except in accordance with the terms of an enforceable written agreement; grant any material increases in fees or other increases in compensation or in other benefits to any of its directors; or effect any change in any material respect in retirement benefits to any class of employees or officers, except as required by law; or

                      (vii) acquire any of the assets or equity securities of any Person or acquire direct or indirect control of any Person, other than in connection with (a) any internal reorganization or consolidation involving existing Subsidiaries which has been approved in advance in writing by Enviroq, IAM and CRC, (b) any such acquisition of assets in the Ordinary Course of Business, or (c) the creation of new Subsidiaries organized to conduct and continue activities not otherwise permitted by this Agreement.

         SECTION 5.2 ACCESS TO BOOKS AND RECORDS. Each of the Parties will, and will cause each of its Subsidiaries to, permit representatives of the other Parties to have reasonable access at all reasonable times, and in a manner so as not to interfere with the normal business operations, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of the Parties and their Subsidiaries in accordance with reasonable procedures required by the Parties that are designed to minimize the impact on the Parties' business. Each of the Parties will treat and hold as such any Confidential Information it receives from any of the Parties and their Subsidiaries in the course of the reviews contemplated by this Section, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return all tangible embodiments (and all copies thereof), to whichever of the Parties that originally disclosed such embodiments, which are in its possession.

         SECTION 5.3 APPROVAL OF STOCKHOLDERS OF ENVIROQ. Enviroq will take all steps necessary under applicable law and its certificate of incorporation and bylaws to call, give notice of, convene and hold a meeting of its stockholders for the purpose of approving this Agreement, the Enviroq Merger and for such other purposes consistent with the complete performance of this Agreement as may be necessary or desirable. Unless the board of directors of Enviroq determines in good faith, based upon advice of its outside counsel, that the failure to terminate this Agreement and the transactions contemplated hereby would be reasonably likely to result in a breach of the directors' fiduciary duty to the stockholders of Enviroq, the board of directors of Enviroq will recommend to its stockholders the approval of this Agreement, the Enviroq Merger and the transactions contemplated hereby and will use its best efforts to obtain the necessary approvals by its stockholders of this Agreement, the Enviroq Merger and the transactions contemplated hereby.

         SECTION 5.4 PREPARATION OF PROXY STATEMENT AND REGISTRATION STATEMENT. In connection with the meeting of its stockholders, Enviroq shall promptly prepare a proxy statement for submission to its stockholders (the "Proxy Statement"). Each of the other Parties shall promptly furnish Enviroq with all information concerning its business and financial statements and affairs which, in the reasonable judgment of Enviroq or its counsel, may be required or appropriate for inclusion in the Proxy Statement and shall take such other action as they may reasonably request in connection with the Proxy Statement. Enviroq, IAM and CRC shall use reasonable efforts to cause NewCo to engage the Registration Attorney to promptly prepare and file with the SEC, pursuant to the Securities Act, a registration statement (which registration statement, in the form it is declared effective under the Securities Act by the SEC, together with any and all amendments or supplements thereto and all information incorporated by reference therein, is referred to herein as the "Registration Statement") with respect to the shares of NewCo Stock to be issued in connection with the transactions described in this Agreement and shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act by the SEC as promptly as practicable. Each of the other Parties shall promptly furnish NewCo with all information concerning its business and financial statements and affairs which, in the reasonable judgment of NewCo, its counsel, or the Registration Attorney may be required or appropriate for inclusion in the Registration Statement. Each party shall take such other action as NewCo may reasonably request in connection with the Registration Statement. Once the Registration Statement has been declared effective, Enviroq shall thereafter promptly mail to its stockholders the Proxy Statement in definitive form (as amended or supplemented). Furthermore, each of Enviroq, IAM, CRC and NewCo shall cooperate with respect to, and shall take such other reasonable actions required to be taken under, any applicable state securities laws in connection with the issuance of shares of NewCo Stock and the transactions contemplated by this Agreement. In respect of the Proxy Statement, the Registration Statement and any other filing with or statement made to any Regulatory Authority, Enviroq shall provide, and is responsible for, all such information (including any omissions of information) related to Enviroq, and IAM and CRC shall provide, and are jointly and severally responsible for, all such information (including any omissions of information) related to IAM and CRC.

         SECTION 5.5 EXEMPTION UNDER ANTI-TAKEOVER STATUTES. Prior to the Effective Time, each Party will use its best efforts to take all steps required to exempt the transactions contemplated by this Agreement from any applicable state anti-takeover law.

         SECTION 5.6 ALTERNATIVE PROPOSALS. Prior to the Effective Time, Enviroq agrees (a) that neither it nor any of its Subsidiaries shall, nor shall it or any of its Subsidiaries permit their respective officers, directors, employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or purchase of (i) all or any significant portion of the assets of the Enviroq and its Subsidiaries taken as a whole, (ii) 15% or more of the outstanding shares of Enviroq Stock or (iii) 15% or more of the outstanding shares of the capital stock of any Subsidiary of Enviroq (any such proposal or offer being hereinafter referred to as an "Alternative Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Alternative Proposal (excluding the Mergers and the Redemption contemplated by this Agreement), or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; and (b) that it will notify IAM and CRC immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in this Section 5.6 shall prohibit the board of directors of Enviroq from (i) furnishing information to or entering into discussions or negotiations with, any Person that makes an unsolicited bona fide Alternative Proposal if, and only to the extent that, (A) the board of directors of Enviroq, based upon the advice of outside counsel, determines in good faith that the failure to terminate this Agreement and the transactions contemplated hereby would be reasonably likely to result in a breach of the directors' fiduciary duty to the stockholders of Enviroq, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such Person, Enviroq provides written notice to IAM and CRC to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person, and (C) Enviroq keeps IAM and CRC reasonably informed of the status of any such discussions; and (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal. Nothing in this Section 5.6 shall (x) permit Enviroq to terminate this Agreement (except as specifically provided in Article 11 hereof), (y) permit Enviroq to enter into any agreement with respect to an Alternative Proposal for as long as this Agreement remains in effect (it being agreed that for as long as this Agreement remains in effect, Enviroq shall not enter into any agreement with any Person that provides for, or in any way facilitates, an Alternative Proposal (other than a confidentiality agreement in customary form)), or (z) affect any other obligation of Enviroq under this Agreement.

         SECTION 5.7 AFFILIATES. Each party to this Agreement shall deliver to NewCo a letter identifying all Persons who are, at the time this Agreement is submitted for approval to the stockholders of Enviroq, "affiliates" of such party for purposes of Rule 145 under the Securities Act. Each party shall use its best efforts to cause each of its respective "affiliates" to deliver to NewCo on or prior to the Closing Date a written agreement substantially in the form attached as EXHIBIT C.

         SECTION 5.8 REDEMPTION OF CERTAIN SHARES OF ENVIROQ STOCK.

                  (a) Offer. As soon as practicable after the date of this Agreement, Enviroq shall make an offer ("Redemption Offer") to redeem up to 42.698013% of the issued and outstanding shares of Enviroq Stock at a price of $5.22061144 per share of Enviroq Stock ("Redemption Stock"). The Redemption Offer shall be made to all holders of record of shares of Enviroq Stock (other than treasury shares and any shares of Enviroq Stock owned by Enviroq's Subsidiaries). The Redemption Offer shall be subject to the same conditions found in Articles 7, 8, 9 and 10 of this Agreement, and such other terms and conditions which will be contained in the offer materials to be sent to such holders in connection with the Redemption Offer ("Redemption Materials"), which conditions can be waived in the sole discretion of Enviroq. The Redemption Offer shall terminate automatically without further action by Enviroq if this Agreement is terminated. Pursuant to the Redemption Offer, each holder of shares of Enviroq Stock shall have the opportunity to have Enviroq redeem exactly 42.698013% of the shares of Enviroq Stock tendered by such holder. Stockholders may elect to participate in the Redemption with respect to fewer than all of the shares of Enviroq Stock owned by such holder of shares of Enviroq Stock, but only 42.698013% of the shares of Enviroq Stock actually tendered by such holder of shares of Enviroq Stock will be redeemed by Enviroq in the Redemption. In determining the amount to be paid to each Redeeming Enviroq Stockholder, rounding to the nearest whole cent shall be performed. Upon making of the Redemption Offer, Enviroq shall set aside such amount of money as is sufficient to pay the Redemption Price for all shares of Enviroq Stock redeemed pursuant to the Redemption Offer ("Redeemed Shares"), plus any ancillary amount to cover rounding to the nearest whole cent when paying the Redemption Price for each Redeeming Enviroq Stockholder's Redeemed Shares.

                  (b) Acceptance. In order to accept the Redemption Offer, a holder of shares of Enviroq Stock must properly complete the letter of transmittal and any other required forms included in the Redemption Materials ("Redemption Letter of Transmittal") and return the properly completed Redemption Letter of Transmittal, together with the certificates evidencing the shares of Enviroq Stock to be redeemed in the Redemption, to Enviroq. The Redemption Letter of Transmittal will contain instructions with respect to the surrender of certificates evidencing shares of Enviroq Stock and will require each holder of shares of Enviroq Stock to transfer good and marketable title to such shares of Enviroq Stock, free and clear of all liens, claims and encumbrances. The Redemption Materials will establish a procedure to be followed in the event that a holder has lost or had stolen the certificate(s) evidencing the shares of Enviroq Stock so owned by such holder. A properly completed Redemption Letter of Transmittal, together with the certificates evidencing shares of Enviroq Stock to be redeemed in the Redemption (or alternative forms, if such certificate(s) have been lost or stolen) must be received by Enviroq by that certain date ("Redemption Expiration Date") as the board of directors of Enviroq shall designate. After the Redemption Expiration Date, no further Redemption Letters of Transmittal and certificates representing shares of Enviroq Stock shall be accepted by Enviroq in connection with the Redemption. Enviroq shall determine, in its sole discretion, whether a holder of Enviroq Stock has properly completed and returned the Redemption Letter of Transmittal together with certificates for the shares of Enviroq Stock being redeemed (or alternative forms, if such certificate(s) have been lost or stolen), and otherwise complied with the terms and conditions as shall be set forth in the Redemption Materials (upon such affirmative determination by Enviroq, a "Valid Acceptance").

                  (c) Timing. Subject to the terms and conditions contained in Redemption Materials, the Redemption will occur immediately prior to the Effective Time.

                  (d) Effect of Redemption. Immediately prior to the Effective Time, each Redeeming Enviroq Stockholder shall be paid the Redemption Price in respect of those shares of Enviroq Stock redeemed in the Redemption. Subject to the right of dissent set forth in Section 3.4, all shares of Enviroq Stock owned by a Redeeming Enviroq Stockholder that are tendered but not redeemed in the Redemption shall be canceled and converted into the right to receive the Redeeming Enviroq Stockholder Consideration as of the Effective Time as set forth in Section 3.1(c)(i). Subject to the right of dissent set forth in Section 3.4, all shares of Enviroq Stock owned by a Redeeming Enviroq Stockholder that are not tendered in the Redemption (that is, excluding all Redeemed Shares and those shares of Enviroq Stock tendered but not redeemed in the Redemption) shall be canceled and converted into the right to receive the Non-Redeeming Enviroq Stockholder Consideration as of the Effective Time as set forth in Section 3.1(c)(ii). Subject to the right of dissent set forth in Section 3.4, all shares of Enviroq Stock owned by a Non-Redeeming Enviroq Stockholder shall be canceled and converted into the right to receive the Non-Redeeming Enviroq Stockholder Consideration as of the Effective Time, as set forth in Section 3.1(b). As a result of the Redemption, all Redeemed Shares shall become treasury stock of Enviroq; at the Effective Time, such Redeemed Shares shall be canceled and retired, and no consideration shall be paid or delivered in exchange therefor, as set forth in Section 3.1(a).

                  (e) New Certificates. Immediately after the Redemption, but before the Effective Time, Enviroq shall issue new certificates to a Redeeming Enviroq Stockholder evidencing ownership of those shares of Enviroq Stock owned by a Redeeming Enviroq Stockholder that are not redeemed in the Redemption only if such Redeeming Enviroq Stockholder perfects and does not withdraw a demand for payment of "fair or appraised" value pursuant to Section 3.4 of this Agreement and only to the extent such Redeeming Enviroq Stockholder is required to surrender certificates for such stock in connection with the exercise of rights under the Dissent Provisions. Accordingly, unless a Redeeming Enviroq Stockholder perfects and does not withdraw a demand for payment of the "fair and appraised" value of such holder's shares of Enviroq Stock pursuant to Section
3.4 of this Agreement, certificates representing shares of Enviroq Stock not purchased or tendered in the Redemption will be deemed surrendered pursuant to the Redemption Letter of Transmittal and upon consummation of the Enviroq Merger will be exchanged for share certificates representing shares of Intrepid Stock.

         SECTION 5.9 CONSENT OF IAM CLIENTS. IAM shall promptly prepare and send to all its clients a consent to assignment, whereby each client of IAM consents to the change in control of IAM as required by Section 205(a)(2) of the Investment Advisers Act. IAM shall use its best efforts to ensure that each of its clients executes and delivers to IAM such consent prior to the scheduled Effective Time.

                                    ARTICLE 6
                       ADDITIONAL COVENANTS AND AGREEMENTS

         SECTION 6.1 BEST EFFORTS; COOPERATION. Subject to the terms and conditions herein provided, each of the Parties agrees to use its best efforts promptly to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or otherwise, including attempting to obtain all necessary Consents, to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement.

         SECTION 6.2 REGULATORY MATTERS.

                  (a) Following the execution and delivery of this Agreement, Enviroq, IAM and CRC shall cause to be prepared and filed all required applications and filings with the Regulatory Authorities which are necessary or contemplated for the obtaining of the Consents of the Regulatory Authorities and the consummation of the Mergers. Such applications and filings shall be in such form as may be prescribed by the respective Regulatory Authority and shall contain such information as such Regulatory Authority may require. The Parties hereto will cooperate with each other and use reasonable efforts to prepare and execute all necessary documentation, to effect all necessary or contemplated filings and to obtain all necessary or contemplated Consents of the Regulatory Authorities and third parties which are necessary or contemplated to consummate the transactions contemplated by this Agreement, including the stockholders of Enviroq. Each of the Parties shall have the right to review and approve in advance, which approval shall not be unreasonably withheld, any filing made with, or written material submitted to, any Regulatory Authority in connection with the transactions contemplated by this Agreement.

                  (b) Each Party will furnish the other Parties with all information concerning itself, its Subsidiaries, directors, officers and stockholders, as applicable, and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of any such Party to any governmental body in connection with the transactions, applications or filings contemplated by this Agreement. Upon request, the Parties hereto will promptly furnish each other with copies of written communications received by them or their respective Subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

         SECTION 6.3 INDEMNIFICATION REGARDING THE REGISTRATION STATEMENT AND PROXY STATEMENT. Enviroq, with respect to IAM and CRC, and IAM and CRC, jointly and severally with respect to Enviroq, agree to indemnify, defend and hold harmless the other, their respective Subsidiaries, and each of their respective present and former officers, directors, employees and agents, from and against all losses, expenses, claims, damages or liabilities to which any of them may become subject under applicable laws (including the Securities Act or the Exchange Act), and will reimburse each of them for any legal, accounting or other expenses reasonably incurred in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of material fact provided by the indemnifying Party and contained in the Proxy Statement or the Registration Statement or arise out of or are based upon the omission or alleged omission by the indemnifying Party to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 6.4 NOTICE OF DEVELOPMENTS. Each of the Parties will give prompt written notice to other Parties of any material adverse development that causes or is likely to cause a material breach of any of its representations and warranties contained in this Agreement. Such disclosure by any Party pursuant to this Section shall be deemed to amend or supplement any disclosure contained in the Schedules attached hereto to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         SECTION 6.5 NOTICES AND CONSENTS. Each of the Parties will give any notices (and will cause each of the Parties within their control to give any notices) to third parties, and will use their reasonable efforts to obtain (and will cause each of the Parties within their control to use their reasonable efforts to obtain) any third-party consents that may be required to consummate the transactions contemplated hereby.

         SECTION 6.6 PAYMENT OF THE MERGER CONSIDERATION. NewCo shall issue the Redeeming Enviroq Stockholder Consideration, the Non-Redeeming Enviroq Stockholder Consideration, the IAM Consideration and the CRC Consideration, as and when the same shall be required to be issued pursuant to this Agreement.

         SECTION 6.7 REPAYMENT OF LOANS. Prior to the Closing Date, IAM and CRC shall repay all loans to stockholders or Affiliates of IAM and CRC, including those loans shown on the IAM/CRC Most Recent Balance Sheet, and shall cause the stockholders and Affiliates of IAM and CRC to repay all loans to IAM and CRC.

         SECTION 6.8 INDEMNITY.

                  (a) From and after the Effective Time, NewCo shall indemnify, defend and hold harmless to the fullest extent that Enviroq, IAM or CRC would have been permitted under applicable law each Person who is now, or has been at any time prior to the date hereof, an officer or director of Enviroq, IAM or CRC (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), against all losses, claims, damages, liabilities, costs or expenses (including attorneys's fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such occurring at or prior to the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (an "Action"), (i) any Indemnified Party wishing to claim indemnification shall promptly notify NewCo thereof, (ii) NewCo shall pay the reasonable fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to NewCo, in advance of the final disposition of any such Action to the full extent permitted by applicable law, upon receipt of any undertaking required by applicable law, and (iii) NewCo will cooperate in the defense of any such matter; provided, however, that NewCo shall not be liable for any settlement effected without its written consent and provided, further, that NewCo shall not be obligated pursuant to this Section to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single Action except to the extent that, in the opinion of counsel for the Indemnified Parties, two or more of such Indemnified Parties have conflicting interests in the outcome of such action.

                  (b) NewCo shall cause each of Enviroq, IAM and CRC to keep in effect provisions of their respective certificate or articles of incorporation and bylaws providing for exculpation of director and officer liability and its indemnification of the Indemnified Parties to the fullest extent permitted under Delaware or Florida law, as the case may be, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right of indemnification. For six (6) years after the Effective Time, NewCo shall cause Enviroq Surviving Corporation to, and Enviroq Surviving Corporation shall, use its good faith, best efforts to provide officers' and directors' liability insurance covering each director and officer of Enviroq who at the date of this Agreement and/or at the Effective Time is covered by Enviroq's existing directors' and officers' liability insurance with respect to actions and omissions occurring at or prior to the Effective Time, on terms no less favorable than such insurance maintained in effect by Enviroq on the date of this Agreement in terms of coverage and amounts. NewCo and/or Enviroq Surviving Corporation shall, as soon as practicable after the Effective Time, furnish upon request evidence that such insurance has been purchased and paid in full.

                  (c) The provisions of this Section shall survive the consummation of the Mergers and expressly are intended to benefit each of the Indemnified Parties.



                                    ARTICLE 7
                          MUTUAL CONDITIONS TO CLOSING

         The obligations of the Parties to consummate the transactions provided for herein shall be subject to the satisfaction of the following conditions, unless waived as hereinafter provided for:

         SECTION 7.1 SHAREHOLDER APPROVAL. The Enviroq Merger shall have been approved by the requisite vote of the stockholders of Enviroq.

         SECTION 7.2 REGULATORY APPROVALS. All necessary Consents of the Regulatory Authorities shall have been obtained and all notice and waiting periods required by law to pass after receipt of such Consents shall have passed, and all conditions to consummation of the Mergers set forth in such Consents shall have been satisfied. NewCo shall have received all federal and state securities laws, or "Blue Sky," permits or other authorizations or confirmations as to the availability of exemptions from registration requirements, as may be necessary to issue shares of NewCo Stock pursuant to this Agreement.

         SECTION 7.3 LITIGATION. There shall be no actual or threatened causes of action, investigations or proceedings (a) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, (b) seeking damages in connection with the transactions contemplated by this Agreement, or (c) seeking to restrain or invalidate the transactions contemplated by this Agreement, which, in the case of (i) through
(iii), and in the reasonable judgment of Enviroq, IAM and CRC, based upon advice of counsel, would have a Material Adverse Effect with respect to Enviroq, IAM or CRC, as the case may be.

         SECTION 7.4 PROXY STATEMENT. The Proxy Statement shall have been filed with the SEC for review and comment and shall have been authorized for mailing, either by notice from the SEC or the lapse of time for review and comment by the SEC.

         SECTION 7.5 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective, and no stop order with respect thereto shall be in effect and no proceedings for that purpose shall have been initiated or, to the knowledge of the Parties, threatened by the SEC or any other Regulatory Authority.

         SECTION 7.6 MATERIAL CONDITION. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Mergers by any Regulatory Authority which, in connection with the grant of any Consent by any Regulatory Authority, imposes, in the judgment of the Parties, any requirement which would have a Material Adverse Effect upon the Parties, or any one of them, provided that no such term or condition imposed by any Regulatory Authority in connection with the grant of any Consent by any Regulatory Authority shall be deemed to be a requirement which would have a Material Adverse Effect on any Party unless it materially differs from terms and conditions customarily imposed by any such entity in connection with the acquisition of corporations under similar circumstances.

         SECTION 7.7 CONSENTS. All Consents of third parties required in connection with the transactions contemplated hereby shall have been obtained, except where the failure to obtain such Consents, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Enviroq, IAM or CRC, as the case may be, provided that a Party which has not used all reasonable efforts to obtain a Consent may not assert this condition with respect to such Consent.



                                    ARTICLE 8
                    CONDITIONS TO THE OBLIGATIONS OF ENVIROQ

         The obligations of Enviroq to consummate the Enviroq Merger are subject to the fulfillment of each of the following conditions, unless waived as hereinafter provided for:

         SECTION 8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of IAM and CRC set forth in this Agreement and in any certificate or document delivered pursuant hereto shall be true and correct in all material respects as of the date of this Agreement and as of all times up to and including the Effective Time (as though made on and as of the Effective Time except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement).

         SECTION 8.2 PERFORMANCE OF OBLIGATIONS. IAM and CRC shall have performed all covenants, obligations and agreements required to be performed by them under this Agreement prior to the Effective Time.

         SECTION 8.3 CERTIFICATE REPRESENTING SATISFACTION OF CONDITIONS. All other Parties shall each have delivered to Enviroq a certificate dated as of the Closing Date as to the satisfaction of the matters described in Sections 8.1 and
8.2 hereof, and such certificates shall be deemed to constitute additional representations, warranties, covenants, and agreements of the respective Parties under this Agreement.

         SECTION 8.4 CONSUMMATION OF THE IAM MERGER AND THE CRC MERGER. All of the conditions to the consummation of the IAM Merger and the CRC Merger shall have been satisfied or waived in accordance with the terms of this Agreement, and all the Mergers shall be consummated substantially contemporaneously.

         SECTION 8.5 ABSENCE OF ADVERSE FACTS. There shall have been no determination by Enviroq that any fact, event or condition exists, or has occurred that, in the judgment of Enviroq, (a) would be materially adverse to the interests of Enviroq, individually or on a consolidated basis, or (b) would render the Enviroq Merger or the other transactions contemplated by this Agreement impracticable because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

         SECTION 8.6 EMPLOYMENT AGREEMENT WITH WILLIAM J. LONG. NewCo shall have entered into an Employment Agreement with William J. Long substantially in the form attached hereto as EXHIBIT C.

         SECTION 8.7 REPAYMENT OF LOANS. Prior to the Closing Date, all loans from IAM or CRC to stockholders or Affiliates of IAM or CRC, shall have been repaid, and all loans to IAM or CRC from stockholders or Affiliates of IAM or CRC shall have been repaid.

         SECTION 8.8 VOTING AGREEMENT. All of the shareholders of IAM and CRC shall have executed the voting agreement substantially in the form attached hereto as EXHIBIT E ("Voting Agreement").

         SECTION 8.9 STOCK OPTIONS. All rights with respect to IAM Stock and CRC Stock issuable pursuant to the exercise of stock options granted under any IAM or CRC stock option plans, whether or not exercisable, shall have been terminated and any holder thereof shall have executed an appropriate instrument of cancellation.

         SECTION 8.10 RESIGNATIONS. NewCo shall have received the resignations, effective as of the Closing, of each director and officer of IAM and CRC, other than those whom shall have been agreed upon by the Parties as specified in writing at least thirty (30) days prior to the Closing, and other than Forrest Travis, who shall serve as President and Chief Executive Officer of NewCo, and Mark F. Travis, who shall serve as an Executive Vice President of NewCo.

         SECTION 8.11 CONSENT TO ASSIGNMENT BY IAM CLIENTS. Clients which together own at least 85% of the assets managed by IAM as of the Closing shall have executed and delivered to IAM that consent to assignment required to be sent by IAM to all of its clients pursuant to Section 5.9 of this Agreement.



                                    ARTICLE 9
                      CONDITIONS TO THE OBLIGATIONS OF IAM

         The obligations of IAM to consummate the IAM Merger are subject to the fulfillment of each of the following conditions, unless waived as hereinafter provided for:

         SECTION 9.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Enviroq set forth in this Agreement and in any certificate or document delivered pursuant hereto shall be true and correct in all material respects as of the date of this Agreement and as of all times up to and including the Effective Time (as though made on and as of the Effective Time except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement).

         SECTION 9.2 PERFORMANCE OF OBLIGATIONS. Enviroq shall have performed all covenants, obligations and agreements required to be performed by it under this Agreement prior to the Effective Time.

         SECTION 9.3 CERTIFICATE REPRESENTING SATISFACTION OF CONDITIONS. The other Parties shall each have delivered to IAM a certificate dated as of the Closing Date as to the satisfaction of the matters described in Sections 9.1 and
9.2 hereof, and such certificates shall be deemed to constitute additional representations, warranties, covenants, and agreements of the other Parties under this Agreement.

         SECTION 9.4 DISSENTERS. The holders of not more than seven and one-half percent (7 1/2%) of the outstanding shares of Enviroq Stock shall have elected to exercise their right to dissent from the Enviroq Merger and demand payment in cash pursuant to the Dissent Provisions.

         SECTION 9.5 CONSUMMATION OF THE ENVIROQ MERGER AND THE CRC MERGER. All of the conditions to the consummation of the Enviroq Merger and the CRC Merger shall have been satisfied or waived in accordance with the terms of this Agreement, and all of the Mergers shall be consummated substantially contemporaneously.

         SECTION 9.6 ABSENCE OF ADVERSE FACTS. There shall have been no determination by IAM that any fact, event or condition exists, or as occurred that, in the judgment of IAM, (a) would be materially adverse to the interests of IAM, individually or on a consolidated basis, or (b) would render the IAM Merger or the other transactions contemplated by this agreement impracticable because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

         SECTION 9.7 EMPLOYMENT AGREEMENTS WITH FORREST TRAVIS AND MARK F. TRAVIS. NewCo shall have entered into an Employment Agreement with each of Forrest Travis and Mark F. Travis substantially in the forms attached hereto as EXHIBIT F and EXHIBIT G, respectively.

         SECTION 9.8 STOCK AGREEMENT. The Stock Agreement shall have remained in full force and effect through the Effective Time.

         SECTION 9.9 VOTING AGREEMENT. The stockholders of Enviroq set forth on
Schedule 9.9 shall have executed the Voting Agreement.

         SECTION 9.10 STOCK OPTIONS. All rights with respect to Enviroq Stock issuable pursuant to the exercise of stock options granted under any Enviroq stock option plan, whether or not exercisable, shall have been terminated and any holder thereof shall have executed an appropriate instrument of cancellation.

         SECTION 9.11 RESIGNATIONS. NewCo shall have received the resignations, effective as of the Closing, of each director and officer of Enviroq, other than those whom shall have been agreed upon by the Parties as specified in writing at least thirty (30) days prior to the Closing, and other than William J. Long who will serve as Executive Vice President, Chief Operating Officer and Interim Chief Financial Officer of NewCo.



                                   ARTICLE 10
                      CONDITIONS TO THE OBLIGATIONS OF CRC

         The obligations of CRC to consummate the CRC Merger are subject to the fulfillment of each of the following conditions, unless waived as hereinafter provided for:

         SECTION 10.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Enviroq set forth in this Agreement and in any certificate or document delivered pursuant hereto shall be true and correct in all material respects as of the date of this Agreement and as of all times up to and including the Effective Time (as though made on and as of the Effective Time except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement).

         SECTION 10.2 PERFORMANCE OF OBLIGATIONS. Enviroq shall have performed all covenants, obligations and agreements required to be performed by it under this Agreement prior to the Effective Time.

         SECTION 10.3 CERTIFICATE REPRESENTING SATISFACTION OF CONDITIONS. The other Parties shall each have delivered to CRC a certificate dated as of the Closing Date as to the satisfaction of the matters described in Sections 10.1 and 10.2 hereof, and such certificates shall be deemed to constitute additional representations, warranties, covenants, and agreements of the other Parties under this Agreement.

         SECTION 10.4 DISSENTERS. The holders of not more than seven and one-half percent (7 1/2%) of the outstanding shares of Enviroq Stock shall have elected to exercise their right to dissent from the Enviroq Merger and demand payment in cash for the fair or appraised value of their shares.

         SECTION 10.5 CONSUMMATION OF THE ENVIROQ MERGER AND THE IAM MERGER. All of the conditions to the consummation of the Enviroq Merger and the IAM Merger shall have been satisfied or waived in accordance with the terms of this Agreement, and all of the Mergers shall be consummated substantially contemporaneously.

         SECTION 10.6 ABSENCE OF ADVERSE FACTS. There shall have been no determination by CRC that any fact, event or condition exists, or as occurred that, in the judgment of CRC, (a) would be materially adverse to the interests of CRC, individually or on a consolidated basis, or (b) would render the CRC Merger or the other transactions contemplated by this agreement impracticable because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

         SECTION 10.7 EMPLOYMENT AGREEMENTS WITH FORREST TRAVIS AND MARK F. TRAVIS. NewCo shall have entered into an Employment Agreement with each of Forrest Travis and Mark F. Travis substantially in the form attached hereto as EXHIBIT F and EXHIBIT G, respectively.

         SECTION 10.8 STOCK AGREEMENT. The Stock Agreement shall have remained in full force and effect through the Effective Time.

         SECTION 10.9 VOTING AGREEMENT. The Stockholders of Enviroq set forth on
Schedule 9.9 shall have executed the Voting Agreement.

         SECTION 10.10 STOCK OPTIONS. All rights with respect to Enviroq Stock issuable pursuant to the exercise of stock options granted under any Enviroq stock option plans, whether or not exercisable, shall have been terminated and any holder thereof shall have executed an appropriate instrument of cancellation.

         SECTION 10.11 RESIGNATIONS. NewCo shall have received the resignations, effective as of the Closing, of each director and officer of Enviroq, other than those whom shall have been agreed upon by the Parties as specified in writing at least thirty (30) days prior to the Closing, and other than William J. Long who will serve as Executive Vice President, Chief Operating Officer and Interim Chief Financial Officer of NewCo.



                                   ARTICLE 11
                                   TERMINATION

         SECTION 11.1 TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual written consent duly authorized by the boards of directors of Enviroq, IAM and CRC at any time prior to the Effective Time; or

                  (b) by Enviroq at any time prior to the Effective Time, if there has been a material breach of a representation, warranty, covenant, or agreement of IAM or CRC and such breach has not been cured or is incapable of being cured within 15 days of notice of such breach; or

                  (c) by IAM at any time prior to the Effective Time, if there has been a material breach of a representation, warranty, covenant, or agreement of Enviroq and such breach has not been cured or is incapable of being cured within 15 days of notice of such breach; or

                  (d) by CRC at anytime prior to the Effective Time, if there has been a material breach of a representation, warranty, covenant or agreement of Enviroq and such breach has not been cured or is incapable of being cured within 15 days of notice of such breach; or

                  (e) if the Closing has not occurred by December 31, 1998, unless extended by mutual written consent duly authorized by the boards of directors of Enviroq, IAM and CRC (provided that the right to terminate this Agreement under this Section shall not be available to any Party whose failure to perform any material covenant or obligation or whose breach of a representation or warranty under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date); or

                  (f) by Enviroq if the board of directors of Enviroq, as advised by outside counsel, determines in good faith that the failure to terminate this Agreement and the transactions contemplated herein would be reasonably likely to result in a breach of the directors' fiduciary duty to the stockholders of Enviroq, provided that (i) Enviroq shall notify IAM and CRC promptly of its intention to terminate this Agreement or enter into a definitive agreement with respect to any Alternative Proposal, but in no event shall such notice be given less than 48 hours prior to the public announcement of Enviroq's termination of this Agreement, and (ii) Enviroq's ability to terminate this Agreement pursuant to Section 11.1(f) is conditioned upon the prior payment by it of any amounts owed by it pursuant to Section 11.2(a); or

                  (g) by Enviroq, IAM or CRC if at the meeting of Enviroq Stockholders held for such purpose (including any adjournment or postponement thereof) the requisite vote of the Enviroq Stockholders to approve the Enviroq Merger shall not have been obtained.

         SECTION 11.2 EFFECT OF TERMINATION.

                  (a) In the event that any Person shall have made an Alternative Proposal for Enviroq and thereafter (i) this Agreement is terminated pursuant to Section 11.1(f) or (ii) this Agreement is terminated pursuant to
Section 11.1(c) or 11.1(d) due to Enviroq's breach (and neither IAM or CRC is in breach of this Agreement) and, in the case of this clause (ii) only, a definitive agreement with respect to such Alternative Proposal is executed within one year after such termination and such transaction is thereafter consummated, then Enviroq shall pay IAM and CRC an aggregate fee of $250,000, which amount shall be payable by wire transfer of same day funds either on the date contemplated in the last clause of Section 11.1(f), if applicable, or otherwise within two business days after the consummation of the transaction. Enviroq acknowledges that the agreements contained in this Section 11.2(a) are an integral part of the transactions contemplated in this Agreement and that, without these agreements, IAM and CRC would not enter into this Agreement; accordingly, if Enviroq fails to promptly pay the amount due pursuant to this
Section 11.2(a) and, in order to obtain such payment, IAM and CRC commence a suit which results in a judgment against Enviroq for the fee set forth in this
Section 11.2(a), Enviroq shall pay to IAM and CRC their costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of such fee at the rate of 12% per annum.

                  (b) In the event that this Agreement is terminated by Enviroq pursuant to Section 11.1(b) due to IAM's or CRC's breach (and Enviroq is not in breach of this Agreement) and either IAM or CRC, within one year after such termination, executes a definitive agreement with respect to a transaction which would meet the definition of an Alternative Proposal if the term "IAM or CRC" were substituted instead of the term "Enviroq" in such definition and IAM or CRC thereafter consummates such transaction, then IAM or CRC shall pay Enviroq an aggregate fee of $250,000, which amount shall be payable by wire transfer of same day funds within two business days after consummation of the transaction. IAM and CRC acknowledge that the agreements contained in this Section 11.2(b) are an integral part of the transactions contemplated in this Agreement and that, without these agreements, Enviroq would not enter into this Agreement; accordingly, if IAM or CRC fails to promptly pay the amount due pursuant to this
Section 11.2(b) and, in order to obtain such payment, Enviroq commences a suit which results in a judgment against IAM or CRC for the fee set forth in this Section 11.2(b), IAM or CRC shall pay to Enviroq its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of such fee at the rate of 12% per annum.

                  (c) In the event of termination of this Agreement by Enviroq, IAM or CRC as provided in Section 11.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Enviroq, IAM or CRC, other than any liability or obligation arising under the provisions of Sections 11.2, 11.3 and 15.13; provided, however, that in no event shall such termination relieve any Party of liability for any breach by such Party of any of its representations, warranties, covenants and agreements set forth herein.

         SECTION 11.3 CONFIDENTIALITY UPON TERMINATION. In the event of any termination of this Agreement for any reason, including any breach by any of the Parties, except to the extent necessary to enforce its rights under this Agreement, each Party shall treat as confidential and shall not disclose, or use directly or indirectly for their benefit or any third party's benefit or to the detriment of any other Party in any manner whatsoever, or permit others under their control to disclose, or to use, Confidential Information concerning the other Parties obtained pursuant to or in connection with the Mergers which is not generally known to the trade or a matter of public knowledge.

         SECTION 11.4 SPECIFIC PERFORMANCE. The Parties hereto agree that money damages or other remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including specific performance, without bond or other security being required.



                                   ARTICLE 12
                    REPRESENTATIONS AND WARRANTIES OF ENVIROQ

         In order to induce IAM and CRC to enter into this Agreement, Enviroq represents and warrants to IAM and CRC as follows:

         SECTION 12.1 ORGANIZATION, QUALIFICATION, AND CORPORATE POWER;
AUTHORITY.

                  (a) Each of Enviroq and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of Enviroq and its Subsidiaries is duly authorized and qualified to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect. Each of Enviroq and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own, lease, use and operate the properties owned, leased, used and operated by it. The copies of the certificates of incorporation and the bylaws of Enviroq and its Subsidiaries, which have previously been made available to IAM and CRC, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.
Schedule 12.1 lists the directors and officers of each of Enviroq and its Subsidiaries.

                  (b) Enviroq has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of the stockholders of Enviroq and to the receipt of the Consents of the Regulatory Authorities, to consummate the transactions contemplated hereby. The board of directors of Enviroq has duly and validly approved this Agreement and the transactions contemplated hereby, has authorized the execution and delivery of this Agreement, has directed that this Agreement and the transactions contemplated hereby be submitted to Enviroq's stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by its stockholders, no other corporate proceedings on the part of Enviroq are necessary to consummate the transactions so contemplated. This Agreement, when duly and validly executed by Enviroq and delivered by Enviroq, will constitute a valid and binding obligation of Enviroq, and will be enforceable against Enviroq in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

         SECTION 12.2 CAPITALIZATION. The entire authorized common capital stock of Enviroq and its Subsidiaries consists of 10,000,000 shares of Enviroq Stock, of which 1,009,377 Enviroq Shares were issued and outstanding as of the date hereof; provided, however, it is envisioned that Enviroq shall redeem up to 42.698013% of the issued and outstanding shares of Enviroq Stock in the Redemption. No shares of Enviroq Stock are held in treasury, although it is contemplated that the Redeemed Shares shall be held as treasury shares prior to their cancellation and retirement as of the Effective Time in accordance with
Section 3.1(a). All of the issued and outstanding shares of Enviroq Stock have been duly authorized and are validly issued, fully paid, and nonassessable. Except as set forth on Schedule 12.2, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Enviroq or any of its Subsidiaries to issue, sell, or otherwise cause to become outstanding any of its capital stock; provided, however, it is contemplated that Enviroq shall redeem shares of Enviroq Stock in the Redemption. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Enviroq and its Subsidiaries. Enviroq and its Subsidiaries have no outstanding bonds, debentures, notes or similar obligations the holders of which have the right to vote generally with holders of Enviroq Shares.

         SECTION 12.3 NON-CONTRAVENTION. Except as set forth on Schedule 12.3, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of Enviroq or any of its Subsidiaries is subject or any provision of the charter or bylaws of any of Enviroq or any of its Subsidiaries; or (ii) except with respect to those agreements for which Consent shall be obtained prior to Closing, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Enviroq or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect on Enviroq or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Except as set forth specifically in this Agreement or on Schedule 12.3, neither Enviroq nor any of its Subsidiaries needs to give any notice to, make any filing with, or obtain any Consent of any government, governmental agency or regulatory authority in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any Consent would not have a Material Adverse Effect on Enviroq or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

         SECTION 12.4 BROKERS' FEES. None of Enviroq or any of its Subsidiaries has any liability or obligation, contingent or otherwise, to pay any fees or commissions or similar payments to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         SECTION 12.5 TITLE TO ASSETS. Except as set forth on Schedule 12.5, Enviroq and its Subsidiaries have good and marketable title to all of their properties and assets real and personal, tangible and intangible, used by them, located on their premises, or shown on the Enviroq Most Recent Financial Statements or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business or in the Redemption since the date of the Enviroq Most Recent Financial Statements. All leases pursuant to which Enviroq or any of its Subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of Enviroq and its Subsidiaries, under any of such leases, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a material default), except where lack of such good standing, validity and effectiveness or the existence of such default or event of default would not reasonably be expected to have Material Adverse Effect on Enviroq.

         SECTION 12.6 SUBSIDIARIES. Schedule 12.6(a) sets forth for each Subsidiary of Enviroq (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock,
(iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of Enviroq have been duly authorized, and are validly issued, fully paid, and nonassessable and were issued in accordance with applicable federal and state securities laws.

Except as set forth on Schedule 12.6(b), Enviroq holds of record and owns beneficially all of the outstanding shares of each Subsidiary of Enviroq, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Except as disclosed on Schedule 12.6(c), there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Enviroq or any of its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of Enviroq to issue, sell, or otherwise cause to become outstanding any of its own capital stock. Except as disclosed on Schedule 12.6(d), there are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of Enviroq. Except as disclosed to IAM and CRC on Schedule 12.6(e), there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of Enviroq. Except as set forth on Schedule 12.6(f), none of Enviroq and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of Enviroq.

         SECTION 12.7 FINANCIAL STATEMENTS. Schedule 12.7 includes the following financial statements of Enviroq and its Subsidiaries (collectively the "Enviroq Financial Statements"): (i) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flows as of and for the fiscal year ended March 30, 1996, and the fiscal year ended March 29, 1997 (the "Enviroq Most Recent Fiscal Year End") for Enviroq and its Subsidiaries; and
(ii) unaudited consolidated balance sheets and statements of income, and cash flows (the "Enviroq Most Recent Financial Statements") as of and for the three months and year to date periods ended September 27, 1997 (the "Enviroq Most Recent Fiscal Month End"), for Enviroq and its Subsidiaries. The Enviroq Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of Enviroq and its Subsidiaries as of such dates and the results of operations of Enviroq and its Subsidiaries for such periods; provided, however, that the Enviroq Most Recent Financial Statements are subject to normal recurring adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items. Without limiting the generality of the foregoing, the Enviroq Most Recent Financial Statements accurately reflect anticipated costs to complete all contracts or services pursuant to which Enviroq or any of its Subsidiaries have agreed to furnish products and services in accordance with GAAP applied on a basis consistent with the Enviroq Financial Statements for the Enviroq Most Recent Fiscal Year End; provided, however, the Enviroq Most Recent Financial Statements do not reflect any provision for the payment of the Redemption Price to the holders of Enviroq Stock who shall accept the Redemption Offer.

         SECTION 12.8 ENVIROQ SEC DOCUMENTS. Each of Enviroq and its Subsidiaries has timely filed with the SEC all forms, reports, schedules, statements, exhibits and other documents required to be filed by it since December 31, 1994 with the SEC (such documents, as supplemented and amended since the time of filing, collectively, the "Enviroq SEC Documents"). The Enviroq SEC Documents, including any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively), (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements (including the related notes) of Enviroq included in the Enviroq SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present (subject in the case of unaudited statements to the absence of footnotes and to normal, recurring and year-end audit adjustments which will not be material individually or in the aggregate) the consolidated financial position of Enviroq as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

         SECTION 12.9 EVENTS SUBSEQUENT TO ENVIROQ MOST RECENT FISCAL YEAR END. Since the Enviroq Most Recent Fiscal Year End, except as set forth on Schedule
12.7 or 12.9, there has not been any change in the business, financial condition, operations, results of operations, or future prospects of Enviroq and its Subsidiaries taken as a whole which would constitute a Material Adverse Effect in respect of Enviroq. Without limiting the generality of the foregoing, except as set forth on Schedule 12.9 and for actions to be taken in connection with the Redemption, since that date:

                  (a) none of Enviroq or any of its Subsidiaries has sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

                  (b) none of Enviroq or any of its Subsidiaries has entered into any material agreement, contract, lease, or license outside the Ordinary Course of Business;

                  (c) no Party (including any of Enviroq and its Subsidiaries) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which any of Enviroq or any of its Subsidiaries is a party or by which any of them is bound;

                  (d) none of Enviroq or any of its Subsidiaries has caused to be imposed any Security Interest upon any of its assets, tangible or intangible;

                  (e) none of Enviroq or any of its Subsidiaries has made any material capital expenditures outside the Ordinary Course of Business;

                  (f) none of Enviroq or any of its Subsidiaries has made any material capital investment in, or any material loan to, any other Person outside the Ordinary Course of Business;

                  (g) none of Enviroq or any of its Subsidiaries has created, incurred, assumed, or guaranteed more than $20,000 in aggregate indebtedness (other than internal debt between Enviroq and/or its Subsidiaries) for borrowed money and capitalized lease obligations;

                  (h) other than is normal and customary with respect to the business of Sprayroq, none of Enviroq or any of its Subsidiaries has granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

                  (i) there has been no change made or authorized in the charter or bylaws of any of Enviroq or any of its Subsidiaries;

                  (j) none of Enviroq or any of its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                  (k) none of Enviroq or any of its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (l) none of Enviroq or any of its Subsidiaries has experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

                  (m) none of Enviroq or any of its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (n) none of Enviroq or any of its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (o) none of Enviroq or any of its Subsidiaries has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (p) none of Enviroq or any of its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                  (q) none of Enviroq or any of its Subsidiaries has made any other material change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

                  (r) none of Enviroq or any of its Subsidiaries has committed to any of the foregoing.

         SECTION 12.10 UNDISCLOSED LIABILITIES. Except as set forth on Schedule 12.10, none of Enviroq or any of its Subsidiaries has any material liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, and whether due or to become due, including any liability for taxes), except for (a) liabilities set forth in the Enviroq SEC Documents; (b) liabilities which have arisen since September 27, 1997 in the Ordinary Course of Business and (c) any liabilities to holders of Enviroq Stock who accept the Redemption Offer.

         SECTION 12.11 LEGAL COMPLIANCE. Except as set forth on Schedule 12.11, each of Enviroq and its Subsidiaries has complied with all applicable laws (including rules, regulations, codes, ordinances, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced or, to the Knowledge of Enviroq and its Subsidiaries, threatened, against any of them alleging any failure so to comply, except where the failure to comply would not have a Material Adverse Effect on Enviroq.

         SECTION 12.12 TAX MATTERS. Except as set forth in the Enviroq SEC Documents or on Schedule 12.12, and except with respect to any such matters that would not, in the aggregate, have a Material Adverse Effect on Enviroq, (a) each of Enviroq and its Subsidiaries has duly filed all federal and state income Tax Returns and all other material Tax Returns (including, those filed on a consolidated, combined or unitary basis) required to have been filed by Enviroq or any of its Subsidiaries prior to the date hereof and will file, on or before the Effective Time, all such returns which are required to be filed after the date hereof and on or before the Effective Time, (b) all of the foregoing returns and reports are and will be at the Effective Time true and correct in all material respects, and each of Enviroq and its Subsidiaries has paid or, prior to the Effective Time, will pay, or make adequate provision for payment in accordance with GAAP regarding, all Taxes required to be paid in respect of the periods covered by such returns or reports to any federal, state, foreign, local or other taxing authority, (c) neither Enviroq nor any of its Subsidiaries will have any material liability for any Taxes in excess of the amounts so paid or reserves so established or is delinquent in the payment of any material Tax, assessment or governmental charge, and none of them has requested any extension of time within which to file any returns in respect of any fiscal year which have not since been filed, (d) no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed in writing (tentatively or definitely), in each case, by any taxing authority, against Enviroq or any of its Subsidiaries for which there are not adequate reserves in its financial statements (in accordance with GAAP), (e) as of the date of this Agreement, there are no extensions or waivers or pending requests for extensions or waivers of the time to assess or collect any such tax, (f) the federal income Tax Returns of Enviroq have not been audited, and the federal income Tax Returns of its Subsidiaries have not been audited, (g) neither Enviroq nor any of its Subsidiaries is or has been a party to any tax sharing agreement with any corporation which is not currently a member of the affiliated group of which Enviroq is currently a member, (h) there are no liens for Taxes on any assets of Enviroq or any of its Subsidiaries (other than statutory liens for taxes not yet due or liens for which adequate reserves have been established in its financial statements in accordance with generally accepted accounting principles), (i) Enviroq and its Subsidiaries have withheld and paid (and until the Effective Time will withhold and pay) all income, social security, unemployment, and all other material payroll Taxes required to be withheld (including pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign law) and paid in connection with amounts paid to any employee, independent contractor, stockholder, creditor or other third party, and (j) Enviroq has not filed an election under Section 341(f) of the Code to be treated as a consenting corporation.

         SECTION 12.13 REAL PROPERTY.

                  (a) Schedule 12.13(a) lists and describes briefly all real property that any of Enviroq and its Subsidiaries owns. Except as set forth on
Schedule 12.13(a), and except as would not reasonably be expected to have a Material Adverse Effect on Enviroq, with respect to each such parcel of owned real property:

                      (i) the identified owner has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for (A) installments of special assessments not yet delinquent, (B) recorded easements, covenants, and other restrictions, and utility easements, building restrictions and zoning restrictions, and (C) other easements and restrictions existing generally with respect to properties of a similar character, none of which affect materially and adversely the current use, occupancy, or value, or the marketability of title, of the property subject thereto;

                      (ii) there are no pending or, to the Knowledge of Enviroq and its Subsidiaries, threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting materially and adversely the current use, occupancy, or value thereof;

                      (iii) the legal description for the parcel contained in the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in material violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted nonconforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land;

                      (iv) to the Knowledge of Enviroq and its Subsidiaries, all facilities have received all approvals of governmental authorities (including material licenses and permits) required in connection with the ownership or operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects;

                      (v) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property;

                      (vi) there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein;

                      (vii) there are no Parties (other than Enviroq and its Subsidiaries) in possession of the parcel of real property, other than tenants under any leases disclosed in Schedule 12.13 who are in possession of space to which they are entitled;

                      (viii) the plumbing, HVAC, electrical and mechanical systems located in the facilities are all in good repair, order and condition subject to reasonable wear and tear; and

                      (ix) there are no pending or, to the Knowledge of any of the officers and directors of Enviroq or any of its Subsidiaries, threatened insurance claims with respect to the properties.

                  (b) Schedule 12.13(b) lists and describes briefly all real property leased or subleased to any of Enviroq and its Subsidiaries. Enviroq and its Subsidiaries has delivered to IAM and CRC correct and complete copies of the leases and subleases listed on Schedule 12.13(b) (as amended to date). Except as set forth on Schedule 12.13(b), with respect to each material lease and sublease listed on Schedule 12.13(b):

                      (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect in all material respects;

                      (ii) Enviroq is not, and to the Knowledge of any of the directors and officers of Enviroq and its Subsidiaries, no other party to the lease or sublease is, in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

                      (iii) no party to the lease or sublease has repudiated any material provision thereof;

                      (iv) to the Knowledge of any of the directors and officers of Enviroq and its Subsidiaries, there are no material disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                      (v) none of Enviroq or any of its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

                      (vi) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including material licenses and permits) required in connection with the operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects.

         SECTION 12.14 INTELLECTUAL PROPERTY.

                  (a) Enviroq and each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trade secrets, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are used in the business of Enviroq and its Subsidiaries as currently conducted, except as would not reasonably be expected to have a Material Adverse Effect on Enviroq.

                  (b) Except as disclosed in Schedule 12.14 or as would not reasonably be expected to have a Material Adverse Effect on Enviroq, (i) neither Enviroq nor any of its Subsidiaries, is or will be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any Third-Party Intellectual Property Rights; (ii) no claims with respect to the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names and any applications therefor owned by Enviroq or any of its Subsidiaries (the "Enviroq Intellectual Property Rights"), any trade secret material to Enviroq, or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through Enviroq or any of its Subsidiaries, are currently pending or, to the knowledge of Enviroq or any of it Subsidiaries, are overtly threatened by any person; and
(iii) Enviroq and its Subsidiaries do not have Knowledge of any bona fide claims
(A) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by Enviroq or any of its Subsidiaries infringes on any copyright, patent, trademark, service mark or trade secret; (B) against the use by Enviroq or any of its Subsidiaries of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of Enviroq or any of its Subsidiaries as currently conducted or as proposed to be conducted; (C) challenging the ownership, validity or effectiveness of any of the Enviroq Intellectual Property Rights or other trade secret material to Enviroq; or (D) challenging the license or legally enforceable right to use of the Third Party Intellectual Rights by Enviroq or any of its Subsidiaries.

                  (c) Except as would not reasonably be expected to have a Material Adverse Effect on Enviroq, to the Knowledge of Enviroq and its Subsidiaries, all material patents, registered trademarks, service marks and copyrights held by Enviroq and its Subsidiaries are valid and subsisting. Except as set forth in Schedule 12.14 or the Enviroq SEC Documents, to the Knowledge of Enviroq and its Subsidiaries, there is no material unauthorized use, infringement or misappropriation of any of the Intellectual Property of Enviroq by any third party, including any employee or former employee of Enviroq or any of its Subsidiaries.

         SECTION 12.15 TANGIBLE ASSETS. Except as would not reasonably be expected to have a Material Adverse Effect on Enviroq, the buildings, machinery, equipment, and other tangible assets that Enviroq and its Subsidiaries own and lease have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear), and have no defects (patent and latent).

         SECTION 12.16 INVENTORY. Except as would not reasonably be expected to have a Material Adverse Effect on Enviroq, the inventory of Enviroq and its Subsidiaries consists of raw materials and supplies, manufactured and processed parts, work in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth in the Enviroq SEC documents as adjusted for operations and transactions through the Closing Date in accordance with the Ordinary Course of Business of Enviroq and its Subsidiaries.

         SECTION 12.17 CONTRACTS. Schedule 12.17 lists the following contracts and other agreements to which any of Enviroq and its Subsidiaries is a party:

                  (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $20,000 per annum;

                  (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $20,000;

                  (c) any agreement concerning a partnership or joint venture;

                  (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $20,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                  (e) any material agreement concerning confidentiality or noncompetition;

                  (f) any material agreement with any Affiliates of Enviroq or its Subsidiaries;

                  (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

                  (h) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $20,000 or providing material severance benefits;

                  (i) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (j) any agreement under which the consequences of a default or termination could have a Material Adverse Effect on Enviroq not identified on any other Schedule hereto; and

                  (k) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $20,000.

         Enviroq and its Subsidiaries have delivered to IAM or CRC, or made available for review by IAM and CRC, a correct and complete copy of each written agreement listed in Schedule 12.17 (as amended to date), which shall be deemed to be Schedules for purposes of Section 12.17 hereof, and a written summary setting forth the material terms and conditions of each oral agreement referred to in Schedule 12.17. Except as set forth on Schedule 12.17 and except as would not reasonably be expected to have a Material Adverse Effect on Enviroq, to the Knowledge of Enviroq and its Subsidiaries, with respect to each such agreement:
(a) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (b) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (c) no party has repudiated any material provision of the agreement.

         SECTION 12.18 NOTES AND ACCOUNTS RECEIVABLE. Except as disclosed on
Schedule 12.18 or except as would not reasonably be expected to have a Material Adverse Effect on Enviroq, all notes and accounts receivable of Enviroq and its Subsidiaries are reflected properly on their books and records, are valid receivables, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Enviroq Most Recent Financial Statements (rather than in any notes thereto) included in the Enviroq SEC Documents as adjusted for operations and transactions through the Closing Date in the Ordinary Course of Business of Enviroq and its Subsidiaries. Except as disclosed on Schedule 12.18, prior to the Closing Date, all loans from Enviroq to stockholders of Enviroq or any of its Subsidiaries, including any shown on the Enviroq Most Recent Financial Statements, shall have been repaid, and all loans to Enviroq or any of its Subsidiaries from stockholders of Enviroq or any of its Subsidiaries, including any shown on the Enviroq Most Recent Balance Sheet, shall have been repaid.

         SECTION 12.19 INSURANCE. Schedule 12.19 sets forth the following information with respect to each material insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which any of Enviroq and its Subsidiaries is a party, a named insured, or otherwise the beneficiary of coverage:

                  (a) the name, address, and telephone number of the agent;

                  (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                  (c) the policy number and the period of coverage;

                  (d) the scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                  (e) a description of any retroactive premium adjustments or other material loss-sharing arrangements.

With respect to each such insurance policy: to the Knowledge of Enviroq and its Subsidiaries with respect to such policy, (a) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (b) the policy is with a reputable insurance carrier and provides adequate coverage subject to a normal deductible amount for all risks incident to the business of Enviroq and its Subsidiaries and their respective properties and assets normally insured against by a similar business, except as would not reasonably be expected to have a Material Adverse Effect on Enviroq; (c) neither Enviroq nor its Subsidiaries nor any other party to the policy is in material breach or default (including, with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; and (d) no party to the policy has repudiated any material provision thereof. Schedule 12.19 describes any material self-insurance arrangements affecting any of Enviroq and its Subsidiaries.

         SECTION 12.20 LITIGATION. Schedule 12.20 sets forth each instance in which any of Enviroq and its Subsidiaries (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party or, to the Knowledge of Enviroq and its Subsidiaries, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator, and to the Knowledge of each of such officers and directors, no reasonable basis therefor exists.

         SECTION 12.21 EMPLOYEES. Except as contemplated by this Agreement, to the Knowledge of Enviroq and its Subsidiaries, no executive, key employee, or significant group of employees plans to terminate employment with any of Enviroq and its Subsidiaries during the next four months. None of Enviroq and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years.

         SECTION 12.22 EMPLOYEE BENEFITS.

                  (a) For purposes of this Agreement, "Controlled Group Liability" means any and all liabilities under (i) Title IV of ERISA, (ii)
section 302 of ERISA, (iii) sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (v) corresponding or similar provisions of foreign laws or regulations, in each case other than pursuant to the Enviroq Plans with respect to Enviroq and its Subsidiaries, or the IAM/CRC Plans with respect to IAM and CRC.

                  (b) Schedule 12.22(b) lists all Enviroq Plans. With respect to each Enviroq Plan, Enviroq and its Subsidiaries have made available a true, correct and complete copy of: (i) each writing constituting a part of such Enviroq Plan, including all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; and (v) the most recent determination letter from the IRS, if any.

                  (c) Except as set forth in Schedule 12.22(c), the Internal Revenue Service has issued a favorable determination letter or opinion letter with respect to each Enviroq Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code (a "Qualified Enviroq Plan"), and there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified Enviroq Plan or the related trust.

                  (d) All contributions required to be made to any Enviroq Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Enviroq Plan, for any period through the date hereof have been timely made or paid in full and through the Closing Date will be timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof or the Closing Date, as applicable, have been or will be fully reflected in Enviroq's financial statements contained in the Enviroq SEC Documents as of the date of such statements.

                  (e) Except as set forth in Schedule 12.22(e), to the Knowledge of any of the directors and officers of Enviroq and its Subsidiaries, Enviroq and its Subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to the Enviroq Plans. To the Knowledge of any of the directors and officers of Enviroq and its Subsidiaries, there is not now, and there are no existing, circumstances that standing alone could give rise to, any requirement for the posting of security with respect to an Enviroq Plan or the imposition of any lien on the assets of Enviroq or any of its Subsidiaries under ERISA or the Code.

                  (f) Except as set forth in Schedule 12.22(f), no Enviroq Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code. Except as set forth in Schedule 12.22(f), no Enviroq Plan is a Multiemployer Plan or a Multiple Employer Plan, nor has Enviroq or any of its Subsidiaries or any of their respective ERISA Affiliates, at any time within five years before the date hereof, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan.

                  (g) There does not now exist, and there are no existing, circumstances that could result in, any Controlled Group Liability that would be a liability of Enviroq or any of its Subsidiaries following the Closing, other than normal funding responsibilities. Without limiting the generality of the foregoing, neither Enviroq nor any of its Subsidiaries, nor any of their respective ERISA Affiliates, has engaged in any transaction described in Section 4069 or Section 4204 of ERISA.

                  (h) Except as set forth in Schedule 12.22(h), and except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA, neither Enviroq nor any of its Subsidiaries has any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof.

                  (i) Except as set forth in Schedule 12.22(i), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee or director or former employee or former director of Enviroq or any of its Subsidiaries, pursuant to a "change in control" or "change of control" or otherwise. Without limiting the generality of the foregoing and except as set forth in Schedule 12.22(i), no amount paid or payable by Enviroq or any of its Subsidiaries in connection with the transactions contemplated hereby either solely as a result thereof or as a result of such transactions in conjunction with any other events will be an "excess parachute payment" within the meaning of Section 280G of the Code.

                  (j) There are no pending or, to the Knowledge of any of the directors and officers of Enviroq and its Subsidiaries, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Enviroq Plans, any fiduciaries thereof with respect to their duties to the Enviroq Plans or the assets of any of the trusts under any of the Enviroq Plans which could reasonably be expected to result in any material liability of Enviroq or any of its Subsidiaries to the PBGC, the Department of Treasury, the Department of Labor or any Multiemployer Plan.

         SECTION 12.23 GUARANTIES. Except as set forth on Schedule 12.23, neither Enviroq nor any of its Subsidiaries is a guarantor or otherwise is responsible for any liability or obligation (including indebtedness) of any other Person.

         SECTION 12.24 ENVIRONMENT, HEALTH, AND SAFETY. Except as set forth on
Schedule 12.24:

                  (a) each of Enviroq and its Subsidiaries (i) has complied with the Environmental, Health, and Safety Laws in all material respects, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any such failure to comply, (ii) has obtained and has at all times been and is in substantial compliance with all of the terms and conditions of all material permits, licenses, and other authorizations, certifications and training which are required under any of the Environmental, Health, and Safety Laws, (iii) has complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in the Environmental, Health, and Safety Laws, and (iv) each of Enviroq and its Subsidiaries will provide IAM and CRC, within 12 Business Days hereof, with copies within its possession or control of all environmental assessments, complaints, claims, consent orders or agreements, notices of violations, governmental inquiries and permits issued or arising under or subject or relating or pursuant to any Environmental, Health and Safety Laws for any property owned, now or in the past or to be acquired prior to Closing, by Enviroq or any of its Subsidiaries, and such copies shall be deemed to be Schedules for purposes of Section 12.24(a) hereof; and

                  (b) none of Enviroq and its Subsidiaries has any material liability, and none of Enviroq, its Subsidiaries, and their respective predecessors has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could give rise to any material liability, for contamination or damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

         SECTION 12.25 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of Enviroq or any of its Subsidiaries for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act or the Exchange Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Proxy Statement will not contain, at the date mailed to the stockholders of Enviroq and at the time of the meeting of stockholders of Enviroq to be held in connection with the Enviroq Merger, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, excluding any information supplied, or omitted information which should have been supplied, by IAM and CRC for inclusion therein.



                                   ARTICLE 13
                  REPRESENTATIONS AND WARRANTIES OF IAM AND CRC

         In order to induce Enviroq to enter into this Agreement, IAM and CRC, jointly and severally, represent and warrant to Enviroq as follows:

         SECTION 13.1 ORGANIZATION, QUALIFICATION, AND CORPORATE POWER;
                      AUTHORITY.

                  (a) Each of IAM and CRC is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of IAM and CRC is duly authorized and qualified to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect on IAM or CRC. Each of IAM and CRC has full corporate power and authority to carry on the businesses in which it is engaged and to own, lease, use, and operate the properties owned, leased, used, and operated by it. The copies of the articles of incorporation and the bylaws of IAM and CRC, respectively, which have previously been made available to Enviroq, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.
Schedule 13.1 lists the directors and officers of each of IAM and CRC.

                  (b) Each of IAM and CRC has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Consents of the Regulatory Authorities, to consummate the transactions contemplated hereby. The respective boards of directors and shareholders of IAM and CRC have duly and validly approved this Agreement and the transactions contemplated hereby, have authorized the execution and delivery of this Agreement, and no other corporate proceedings on the part of IAM and CRC are necessary to consummate the transactions so contemplated. This Agreement constitutes the valid and binding obligation of IAM and CRC, and will be enforceable against IAM and CRC in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

         SECTION 13.2 CAPITALIZATION. The entire authorized common capital stock of IAM consists of 1000 shares of IAM Stock, of which 500 shares of IAM Stock are issued and outstanding. No shares of IAM Stock are held in treasury. The entire authorized common capital stock of CRC consists of 1000 shares of CRC Stock, of which 500 shares of CRC Stock are issued and outstanding. No shares of CRC Stock are held in treasury. All of the issued and outstanding shares of IAM Stock and CRC Stock have been duly authorized and are validly issued, fully paid, and nonassessable. Except as set forth on Schedule 13.2, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require IAM or CRC to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to IAM or to CRC. Neither IAM nor CRC has any outstanding bonds, debentures, notes or other similar obligations the holders of which have the right to vote generally with holders of Enviroq Stock.

         SECTION 13.3 NON-CONTRAVENTION. Except as set forth on Schedule 13.3, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of IAM or CRC is subject or any provision of the articles of incorporation or bylaws of any of IAM or CRC; or (ii) except with respect to those agreements for which Consent shall be obtained prior to Closing, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which IAM or CRC is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect on IAM or CRC or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Except as set forth specifically in this Agreement or on
Schedule 13.3, neither IAM nor CRC needs to give any notice to, make any filing with, or obtain any Consent of any government, governmental agency, or regulatory authority in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any Consent would not have a Material Adverse Effect on IAM or CRC or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

         SECTION 13.4 BROKERS' FEES. None of IAM or CRC has any liability or obligation, contingent or otherwise, to pay any fees or commissions or similar payments to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         SECTION 13.5 TITLE TO ASSETS. Except as set forth on Schedule 13.5, IAM and CRC have good and marketable title to all of their properties and assets, real and personal, tangible and intangible, used by them, located on their premises, or shown on the IAM/CRC Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the IAM/CRC Most Recent Balance Sheet. All leases pursuant to which IAM or CRC lease from other Persons material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the Knowledge of IAM or CRC, under any of such leases, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a material default) except where lack of such good standing, validity and effectiveness or the existence of such default or event of default would not reasonably be expected to have a Material Adverse Effect on IAM or CRC.

         SECTION 13.6 SUBSIDIARIES. None of IAM and CRC controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association. Except as specifically provided in this Agreement or as disclosed to the Parties on or before the date hereof, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of IAM or CRC.

         SECTION 13.7 FINANCIAL STATEMENTS. Schedule 13.7 includes the following financial statements of each of IAM and CRC (collectively, the "IAM/CRC Financial Statements"): (i) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flows as of and for the fiscal year ended December 31, 1997 (the "IAM/CRC Most Recent Fiscal Year End"); and (ii) unaudited consolidated balance sheets and statements of income, and cash flows (the "IAM/CRC Most Recent Financial Statements") as of and for the three months and year to date periods ended March 31, 1998 (the "IAM/CRC Most Recent Fiscal Month End"). The IAM/CRC Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of IAM and CRC as of such dates and the results of operations of IAM and CRC for such periods; provided, however, that the IAM/CRC Most Recent Financial Statements are subject to normal recurring adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items. Without limiting the generality of the foregoing, the IAM/CRC Most Recent Financial Statements accurately reflect anticipated costs to complete all contracts or services pursuant to which IAM or CRC have agreed to furnish products and services in accordance with GAAP applied on a basis consistent with the IAM/CRC Financial Statements for the IAM/CRC Most Recent Fiscal Year End.

         SECTION 13.8 EVENTS SUBSEQUENT TO IAM/CRC MOST RECENT FISCAL YEAR END. Since the IAM/CRC Most Recent Fiscal Year End, except as set forth on Schedule
13.7 or 13.8, there has not been any change in the business, financial condition, operations, results of operations, or future prospects of IAM or CRC which would constitute a Material Adverse Effect in respect of IAM or CRC. Without limiting the generality of the foregoing, except as set forth on
Schedule 13.8, since that date:

                  (a) none of IAM or CRC has sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

                  (b) none of IAM or CRC has entered into any material agreement, contract, lease, or license outside the Ordinary Course of Business;

                  (c) no party (including any of IAM and CRC) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which any of IAM or CRC is a party or by which any of them is bound;

                  (d) none of IAM or CRC has caused to be imposed any Security Interest upon any of its assets, tangible or intangible;

                  (e) none of IAM or CRC has made any material capital expenditures outside the Ordinary Course of Business;

                  (f) none of IAM or CRC has made any material capital investment in, or any material loan to, any other Person outside the Ordinary Course of Business;

                  (g) none of IAM or CRC has created, incurred, assumed, or guaranteed more than $20,000 in aggregate indebtedness for borrowed money and capitalized lease obligations;

                  (h) none of IAM or CRC has granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

                  (i) there has been no change made or authorized in the Articles of Incorporation or Bylaws of IAM or CRC;

                  (j) none of IAM or CRC has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                  (k) none of IAM or CRC has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (l) none of IAM or CRC has experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

                  (m) none of IAM or CRC has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (n) none of IAM or CRC has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (o) none of IAM or CRC has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (p) none of IAM or CRC has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit
Plan);

                  (q) none of IAM or CRC has made any other material change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

                  (r) none of IAM or CRC has committed to any of the foregoing.

         SECTION 13.9 UNDISCLOSED LIABILITIES. Except as set forth on Schedule 13.9, none of IAM or CRC has any material liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, and whether due or to become due, including any liability for taxes), except for (i) liabilities set forth in the IAM/CRC Most Recent Balance Sheet and (ii) liabilities which have arisen after the IAM/CRC Most Recent Fiscal Month End in the Ordinary Course of Business.

         SECTION 13.10 LEGAL COMPLIANCE. Except as set forth on Schedule 13.10, each of IAM and CRC has complied with all applicable laws (including rules, regulations, codes, ordinances, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced or, to the Knowledge of IAM or CRC, threatened against any of them alleging any failure so to comply, except where the failure to comply would not have a Material Adverse Effect on IAM or CRC.

         SECTION 13.11 TAX MATTERS. Except with respect to any such matters that would not, in the aggregate, have a Material Adverse Effect on IAM or CRC, (a) each of IAM and CRC has duly filed all federal and state income Tax Returns and all other material Tax Returns (including, those filed on a consolidated, combined or unitary basis) required to have been filed by IAM and CRC prior to the date hereof and will file, on or before the Effective Time, all such returns which are required to be filed after the date hereof and on or before the Effective Time, (b) all of the foregoing returns and reports are and will be at the Effective Time true and correct in all material respects, and each of IAM and CRC has paid or, prior to the Effective Time, will pay, or make adequate provision for payment in accordance with GAAP regarding, all Taxes required to be paid in respect of the periods covered by such returns or reports to any federal, state, foreign, local or other taxing authority, (c) neither IAM nor CRC will have any material liability for any Taxes in excess of the amounts so paid or reserves so established or is delinquent in the payment of any material Tax, assessment or governmental charge, and none of them has requested any extension of time within which to file any returns in respect of any fiscal year which have not since been filed, (d) no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed in writing (tentatively or definitely), in each case, by any taxing authority, against IAM or CRC for which there are not adequate reserves in its financial statements (in accordance with GAAP), (e) as of the date of this Agreement, there are no extensions or waivers or pending requests for extensions or waivers of the time to assess or collect any such tax, (f) the federal income Tax Returns of IAM and CRC have not been audited,
(g) neither IAM nor CRC is or has been a party to any tax sharing agreement with any corporation which is not currently a member of the affiliated group of which IAM and CRC are currently members, (h) there are no liens for Taxes on any assets of IAM or CRC (other than statutory liens for taxes not yet due or liens for which adequate reserves have been established in its financial statements in accordance with generally accepted accounting principles), (i) IAM and CRC have withheld and paid (and until the Effective Time will withhold and pay) all income, social security, unemployment, and all other material payroll Taxes required to be withheld (including, pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign law) and paid in connection with amounts paid to any employee, independent contractor, stockholder, creditor or other third party, and (j) IAM and CRC have not filed an election under Section 341(f) of the Code to be treated as a consenting corporation. IAM has been a validly electing S corporation within the meaning of Code ss. ss. 1361 and 1362 at all times during its existence and will be an S corporation up to and including the Effective Time. CRC (and any predecessor of CRC) has been a validly electing S corporation within the meaning of Code ss. ss. 1361 and 1362 at all times during its existence and will be an electing S corporation up to and including the Effective Time.

         SECTION 13.12 REAL PROPERTY. Neither IAM nor CRC owns any real property.

         SECTION 13.13 INTELLECTUAL PROPERTY.

                  (a) IAM and CRC own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trade secrets, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are used in the business of IAM and CRC as currently conducted, except as would not reasonably be expected to have a Material Adverse Effect on IAM or CRC.

                  (b) Except as disclosed in Schedule 13.13 or as would not reasonably be expected to have a Material Adverse Effect on IAM or CRC (i) neither IAM nor CRC is or will be as a result of the execution and delivery of this Agreement or the performance of their obligations hereunder, in violation of any Third-Party Intellectual Property Rights; (ii) no claims with respect to the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names and any applications therefor owned by IAM and CRC (the "IAM and CRC Intellectual Property Rights"), any trade secret material to IAM and CRC, or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through IAM and CRC, are currently pending or, to the knowledge of IAM and CRC, are overtly threatened by any person; and
(iii) IAM and CRC do not have Knowledge of any bona fide claims (A) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by IAM and CRC infringes on any copyright, patent, trademark, service mark or trade secret; (B) against the use by IAM and CRC, of any programs and applications used in the business of IAM and CRC of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of IAM and CRC as currently conducted or as proposed to be conducted;
(C) challenging the ownership, validity or effectiveness of any of the IAM and CRC Intellectual Property Rights or other trade secret material to IAM and CRC; or (D) challenging the license or legally enforceable right to use of the Third Party Intellectual Rights by IAM and CRC.

                  (c) Except as would not reasonably be expected to have a Material Adverse Effect on IAM or CRC, to the Knowledge of IAM and CRC, all material patents, registered trademarks, service marks and copyrights held by IAM and CRC are valid and subsisting. Except as set forth in Schedule 13.13, to IAM's and CRC's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the IAM and CRC Intellectual Property by any third party, including any employee or former employee of IAM and CRC.

         SECTION 13.14 TANGIBLE ASSETS. Except as would not reasonably be expected to have a Material Adverse Effect on IAM or CRC, the buildings, machinery, equipment, and other tangible assets that IAM and CRC own and lease have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear), and have no defects (patent and latent) which have or would have a Material Adverse Effect.

         SECTION 13.15 INVENTORY. Neither IAM nor CRC owns any inventory.

         SECTION 13.16 CONTRACTS. Schedule 13.16 lists the following contracts and other agreements to which any of IAM and CRC is a party:

                  (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $20,000 per annum;

                  (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $20,000;

                  (c) any agreement concerning a partnership or joint venture;

                  (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $20,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                  (e) any material agreement concerning confidentiality or noncompetition;

                  (f) any material agreement with any Affiliates of IAM or CRC;

                  (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

                  (h) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $20,000 or providing material severance benefits;

                  (i) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (j) any agreement under which the consequences of a default or termination could have a Material Adverse Effect on IAM or CRC not identified on any other Schedule hereto; and

                  (k) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $20,000.

                  Each of IAM and CRC has delivered to Enviroq and its Subsidiaries, or made available for Enviroq's review, a correct and complete copy of each written agreement listed in Schedule 13.16 (as amended to date), which shall be deemed to be Schedules for purposes of Section 15.12 hereof, and a written summary setting forth the material terms and conditions of each oral agreement referred to in Schedule 13.16. Except as set forth on Schedule 13.16 and except as would not reasonably be expected to have a Material Adverse Effect on IAM or CRC, to the Knowledge of IAM and CRC, with respect to each such agreement: (a) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (b) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (c) no party has repudiated any material provision of the agreement.

         SECTION 13.17 NOTES AND ACCOUNTS RECEIVABLE. Except as disclosed on
Schedule 13.17 or except as would not reasonably be expected to have a Material Adverse Effect on IAM or CRC, all notes and accounts receivable of IAM and CRC are reflected properly on their books and records, are valid receivables, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the IAM/CRC Most Recent Financial Statements (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in the Ordinary Course of Business of IAM and CRC. Except as disclosed on Schedule 13.17, prior to the Closing Date, all loans from IAM/CRC to stockholders of IAM and CRC, including any shown on the Most Recent Financial Statements, shall have been repaid, and all loans to IAM and CRC from stockholders of IAM and CRC, including any shown on the IAM/CRC Most Recent Financial Statements, shall have been repaid.

         SECTION 13.18 INSURANCE. Schedule 13.18 sets forth the following information with respect to each material insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which any of IAM and CRC is a party, a named insured, or otherwise the beneficiary of coverage:

                  (a) the name, address, and telephone number of the agent;

                  (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                  (c) the policy number and the period of coverage;

                  (d) the scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                  (e) a description of any retroactive premium adjustments or other material loss-sharing arrangements.

With respect to each such insurance policy, to the Knowledge of IAM and CRC with respect to such policy: (a) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (b) the policy is with a reputable insurance carrier and provides adequate coverage subject to a normal deductible amount for all risks incident to the business of IAM and CRC and their respective properties and assets normally insured against by a similar business, except as would not reasonably be expected to have a Material Adverse Effect on IAM or CRC; (c) neither any of IAM and CRC nor any other party to the policy is in material breach or default (including, with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; and (d) no party to the policy has repudiated any material provision thereof. Schedule
13.18 describes any material self-insurance arrangements affecting any of IAM and CRC.

         SECTION 13.19 LITIGATION. Schedule 13.19 sets forth each instance in which any of IAM and CRC (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party or, to the Knowledge of IAM and CRC, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator, and to the Knowledge of such officers and directors, no reasonable basis therefor exists.

         SECTION 13.20 EMPLOYEES. Except as contemplated by this Agreement, to the Knowledge of IAM and CRC, no executive, key employee, or significant group of employees plans to terminate employment with any of IAM and CRC during the next four months. None of IAM and CRC is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years.

         SECTION 13.21 EMPLOYEE BENEFITS.

                  (a) Schedule 13.21(a) lists all IAM/CRC Plans. With respect to each IAM/CRC Plan, IAM and CRC have made available to Enviroq and its Subsidiaries a true, correct and complete copy of: (i) each writing constituting a part of such IAM/CRC Plan, including all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any;
(iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; and (v) the most recent determination letter from the IRS, if any.

                  (b) Except as set forth in Schedule 13.21(b), the Internal Revenue Service has issued a favorable determination letter or opinion letter with respect to each IAM/CRC Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code (a "Qualified IAM/CRC Plan") and there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified IAM/CRC Plan or the related trust.

                  (c) All contributions required to be made to any IAM/CRC Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any IAM/CRC Plan, for any period through the date hereof have been timely made or paid in full and through the Closing Date will be timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof or the Closing Date, as applicable, have been or will be fully reflected in the IAM/CRC Financial Statements as of the date of such statements.

                  (d) Except as set forth in Schedule 13.21(d), to the Knowledge of any of the directors and officers of IAM and CRC, IAM and CRC have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to the IAM/CRC Plans. To the Knowledge of any of the directors and officers of IAM and CRC, there is not now, and there are no existing, circumstances that standing alone could give rise to, any requirement for the posting of security with respect to an IAM/CRC Plan or the imposition of any lien on the assets of IAM and CRC under ERISA or the Code.

                  (e) Except as set forth in Schedule 13.21(e), no IAM/CRC Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code. Except as set forth in Schedule 13.21(e), no IAM/CRC Plan is Multiemployer Plan or a Multiple Employer Plan, nor has IAM nor CRC, nor any of their respective ERISA Affiliates, at any time within five years before the date hereof, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan.

                  (f) There does not now exist, and there are no existing, circumstances that could result in, any Controlled Group Liability that would be a liability of IAM or CRC following the Closing, other than normal funding responsibilities. Without limiting the generality of the foregoing, neither IAM nor CRC, nor any of their respective ERISA Affiliates, has engaged in any transaction described in Section 4069 or Section 4204 of ERISA.

                  (g) Except as set forth in Schedule 13.21(g), and except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA, neither IAM nor CRC has any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof.

                  (h) Except as set forth in Schedule 13.21(h), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee or director or former employee or former director of IAM or CRC, pursuant to a "change in control" or "change of control" or otherwise. Without limiting the generality of the foregoing and except as set forth in Schedule 13.21(h), no amount paid or payable by IAM or CRC in connection with the transactions contemplated hereby either solely as a result thereof or as a result of such transactions in conjunction with any other events will be an "excess parachute payment" within the meaning of Section 280G of the Code.

                  (i) There are no pending or, to the Knowledge of any of the directors and officers of IAM or CRC, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the IAM/CRC Plans, any fiduciaries thereof with respect to their duties to the IAM/CRC Plans or the assets of any of the trusts under any of the IAM/CRC Plans which could reasonably be expected to result in any material liability of IAM or CRC to the PBGC, the Department of Treasury, the Department of Labor or any Multiemployer Plan.

         SECTION 13.22 GUARANTIES. Except as set forth on Schedule 13.22, neither IAM nor CRC is a guarantor or otherwise is responsible for any liability or obligation (including indebtedness) of any other Person.

         SECTION 13.23 ENVIRONMENT, HEALTH, AND SAFETY. Except as set forth on
Schedule 13.23:

                  (a) each of IAM and CRC (i) has complied with the Environmental, Health, and Safety Laws in all material respects, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any such failure to comply, (ii) has obtained and has at all times been and is in substantial compliance with all of the terms and conditions of all permits, licenses, and other authorizations, certifications and training which are required under any of the Environmental, Health, and Safety Laws, (iii) has complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in the Environmental, Health, and Safety Laws, and (iv) each of IAM and CRC will provide Purchaser, within 12 Business Days hereof, with copies within its possession or control of all environmental assessments, complaints, claims, consent orders or agreements, notices of violations, governmental inquiries and permits issued or arising under or subject or relating or pursuant to any Environmental, Health and Safety Laws for any property owned, now or in the past or to be acquired prior to Closing, by IAM or CRC, and such copies shall be deemed to be Schedules for purposes of Section
13.23 hereof; and

                  (b) none of IAM and CRC has any material liability, and none of IAM, CRC, and their respective predecessors has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could give rise to any material liability, for contamination or damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

         SECTION 13.24 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of IAM or CRC for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act or the Exchange Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Proxy Statement will, at the date mailed to the stockholders of Enviroq, and at the time of the meeting of stockholders of Enviroq to be held in connection with the Enviroq Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         SECTION 13.25 IAM AND CRC DOCUMENTS FILED WITH VARIOUS REGULATORY AUTHORITIES. Each of IAM and CRC has timely filed with all applicable Regulatory Authorities all notices, applications, forms, reports, schedules, statements, exhibits and other documents required to be filed by it since December 31, 1994 (such documents, as supplemented and amended since the time of filing, together with the Investment Advisor Filings (as defined herein) and the Broker-Dealer Filings (as defined herein), collectively, the "IAM/CRC Regulatory Documents"). IAM is registered as an investment advisor pursuant to the Investment Advisers Act of 1940 (a "Registered Investment Adviser") and has timely filed all forms, reports, schedules, statements, exhibits and other documents, including Form ADV, and all amendments thereto, required to be filed by it since its registration as a Registered Investment Adviser (the "Investment Adviser Filings") and has maintained a continual, valid registration as a Registered Investment Adviser. CRC is a registered broker-dealer (a "Broker-Dealer") pursuant to the Exchange Act and the rules and regulations of the National Association of Securities Dealers, Inc. and has timely filed all forms, reports, schedules, statements, exhibits and other documents, including Form B-D, and all amendments thereto, required to be filed by it since its registration as a Broker- Dealer (the "Broker-Dealer Filings") and has maintained a continual, valid registration as a Broker-Dealer. The IAM/CRC Regulatory Documents at the time filed (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act, the Investment Advisers Act of 1940 and the rules and regulations of the National Association of Securities Dealers, Inc., as the case may be.

         SECTION 13.26 NO INVESTMENT COMPANY REGISTRATION OR ACTIVITIES. Neither IAM nor CRC is registered as an investment company pursuant to the Investment Company Act of 1940 (as amended, the "Investment Company Act"). Without relying on the exception from the definition of "investment company" found in paragraph
(1) or (7) of Section 3(c) of the Investment Company Act, neither IAM nor CRC is engaged, or proposes to engage, in any business which would cause it to fall within the definition of, or otherwise cause it to be deemed to be, an "investment company" as defined in the Investment Company Act.

                                   ARTICLE 14
         REPRESENTATIONS AND WARRANTIES OF NEWCO, SUB-1, SUB-2 AND SUB-3

         In order to induce Enviroq, IAM and CRC to enter into this Agreement, NewCo and its subsidiaries, Sub-1, Sub-2 and Sub-3 (collectively, the "NewCo Subs"), jointly and severally, represent and warrant to Enviroq, IAM and CRC as follows:

         SECTION 14.1 ORGANIZATION, QUALIFICATION, AND CORPORATE POWER;
                      AUTHORITY.

                  (a) Each of NewCo and the NewCo Subs is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of NewCo and the NewCo Subs is duly authorized and qualified to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect on NewCo. Each of NewCo and the NewCo Subs has full corporate power and authority to carry on the businesses in which it is engaged and to own, lease, use and operate the properties owned, leased used and operated by it. The copies of the certificate of incorporation and the bylaws of NewCo and the NewCo Subs, which have previously been made available to Enviroq, IAM and CRC are true, complete and correct copies of such documents as in effect as of the date of this Agreement.
Schedule 14.1 lists the directors and officers of each of NewCo and the NewCo Subs.

                  (b) Each of NewCo and the NewCo Subs has full corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. The respective boards of directors of each of NewCo and the NewCo Subs have duly and validly approved this Agreement and the transactions contemplated hereby, have authorized the execution and delivery of this Agreement, have directed that this Agreement and the transactions contemplated hereby be submitted to the shareholders of each of NewCo and the NewCo Subs, as the case may be, for approval at a meeting of such shareholders, the shareholders of each of NewCo and the NewCo Subs have approved this Agreement and the transactions contemplated hereby, and no other corporate proceedings on the part of each of NewCo and the NewCo Subs are necessary to consummate the transactions so contemplated. This Agreement constitutes a valid and binding obligation of each of NewCo and the NewCo Subs, and is enforceable against each of NewCo and the NewCo Subs in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

         SECTION 14.2 CAPITALIZATION. The entire authorized common capital stock of NewCo consists of 15,000,000 shares of NewCo Stock, of which 100 shares of NewCo Stock were issued and outstanding as of the date hereof. The entire authorized common capital stock of Sub-1, Sub-2 and Sub-3 consists of 1,000 shares of Sub-1 Stock, 1,000 shares of Sub-2 Stock and 1,000 shares of Sub-3 Stock, respectively. Sub-1, Sub-2 and Sub-3 have 100 shares of Sub-1 Stock, Sub-2 Stock and Sub-3 Stock issued and outstanding, respectively as of the date hereof. No shares of NewCo stock are held in treasury. All of the issued and outstanding shares of NewCo Stock, Sub-1 Stock, Sub-2 Stock or Sub-3 Stock have been duly authorized and are validly issued, fully paid, and nonassessable. Except as set forth in this Agreement and except as set forth on Schedule 14.2, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require NewCo or any of the NewCo Subs to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to NewCo and the NewCo Subs. NewCo and the NewCo Subs have no outstanding bonds, debentures, notes or similar obligations the holders of which have the right to vote generally with holders of NewCo Stock, Sub-1 Stock, Sub-2 Stock or Sub-3 Stock.

         SECTION 14.3 NON-CONTRAVENTION. Except as set forth on Schedule 14.3, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of NewCo and the NewCo Subs are subject or any provision of the charter or bylaws of any of NewCo or any of the NewCo Subs; or (b) except with respect to those agreements for which Consent shall be obtained prior to Closing, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which NewCo or any of the NewCo Subs is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect on NewCo or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Except as set forth specifically in this Agreement or on Schedule 14.3, neither NewCo nor any of the NewCo Subs needs to give any notice to, make any filing with, or obtain any Consent of any government, governmental agency or regulatory authority in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any Consent would not have a Material Adverse Effect on NewCo or on the ability of the Parties to consummate the transactions contemplated by this Agreement.



                                   ARTICLE 15
                               GENERAL PROVISIONS

         SECTION 15.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement shall survive the Effective Time. This Section shall not limit those covenants and agreements of the Parties found in Sections 2.5, 2.6, 6.1, 6.5, 6.6, 6.8 and in Articles 3, 4 and 15 which by their terms contemplate performance after the Effective Time.

         SECTION 15.2 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of all of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law (in which case the disclosing Party will use its best efforts to advise the other Parties at the earliest possible time prior to making such disclosure).

         SECTION 15.3 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in Article 4 above concerning payment of the Merger Consideration contemplated by this Agreement and certain additional agreements are intended for the benefit of the stockholders of Enviroq, IAM, CRC and their respective directors and officers.

         SECTION 15.4 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         SECTION 15.5 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of all of the other Parties.

         SECTION 15.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         SECTION 15.7 NOTICES. Notices to be given to IAM and CRC hereunder shall be in writing, and delivered personally to the designated officer of IAM, transmitted by facsimile, or deposited in the United States mail, certified and return receipt requested, postage prepaid, and addressed to IAM or CRC at:

                  50 North Laura Street, Suite 3550
                  Jacksonville, Florida  32202
                  Attention: Forrest Travis
                  Telephone (904) 350-9999
                  Facsimile (904) 355-1745
                  with a copy to:

                  Rogers & Hardin LLP
                  2700 International Tower
                  229 Peachtree Street, N.E.
                  Atlanta, Georgia  30303
                  Attention: Steven E. Fox, Esq.
                  Telephone: (404) 420-4603
                  Facsimile: (404) 525-2224

                  or to such other address as may be specified by IAM or CRC in writing.

         Notices to be given to Enviroq and its Subsidiaries hereunder shall be in writing, and delivered personally to the designated officer of Enviroq, transmitted by facsimile, or deposited in the United States mail, certified and return receipt requested, postage prepaid, and addressed to Enviroq at:

                  Enviroq Corporation
                  3918 Montclair Road, Suite 206
                  Post Office Box 130062
                  Birmingham, Alabama  35213
                  Attention: William J. Long
                  Telephone (205)870-0588
                  Facsimile (205)870-0576

                  with a copy to:

                  Bradley Arant Rose & White LLP
                  2001 Park Place, Suite 1400
                  Birmingham, Alabama  35203-2736
                  Attn: John K. Molen, Esq.
                  Telephone (205)521-8238
                  Facsimile (205)521-8800

or to such other address as may be specified by Enviroq in writing.

         Notices to be given to NewCo, Sub-1, Sub-2 or Sub-3 hereunder shall be in writing, and delivered personally to the designated officer of NewCo transmitted by facsimile, or deposited in the United States mail, certified and return receipt requested, postage prepaid, and addressed to NewCo, Sub-1, Sub-2 or Sub-3 at:

                  3918 Montclair Road, Suite 206
                  Post Office Box 130062
                  Birmingham, Alabama 35213
                  Attention: William J. Long
                  Telephone: (205) 870-0588
                  Facsimile: (205) 870-0576

                  with a copy to:

                  Bradley Arant Rose & White LLP
                  2001 Park Place, Suite 1400
                  Birmingham, Alabama 35203-2736
                  Attention: John K. Molen, Esq.
                  Telephone: (205) 521-8238
                  Facsimile: (205) 521-8800
or to such other address as may be specified by NewCo in writing.

         Notices delivered personally shall be effective upon delivery. Notices transmitted by facsimile shall be effective when receipt is confirmed. Notices delivered by mail shall be effective upon the acceptance or rejection by the person to whom they are addressed.

         SECTION 15.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         SECTION 15.9 AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to the stockholder approval of Enviroq will be subject to the restrictions contained in the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         SECTION 15.10 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         SECTION 15.11 CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. "Herein", "hereby", "hereunder", "hereof", "hereinbefore, "hereinafter" and other equivalent words refer to this Agreement as a whole and not solely to the particular Article or Section in which such word is used. When a reference is made in this Agreement to a Section or Exhibit, such reference shall be to a Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         SECTION 15.12 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         SECTION 15.13 TRANSACTION COSTS. With the exception of expenses relating to the incorporation and registration of NewCo, Sub-1, Sub-2 and Sub-3 and any fees and expenses payable pursuant to Section 11.2(a) hereof, each of the Parties shall be responsible for its own expenses in connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby, including those expenses incurred in connection with the Proxy Statement; Paying Agent charges; attorneys' fees and disbursements; accounting fees and disbursements; investment banking fees and disbursements, and printing costs. Enviroq and its Subsidiaries, IAM and CRC agree that the Registration Attorney shall be engaged to prepare and file any registration statements with the SEC as well as any related filings, including "blue sky" filings with applicable states, and the Registration Attorney shall engage the accounting firm of Deloitte & Touche LLP, Birmingham, Alabama to assist in such filings. If the Mergers are not consummated, Enviroq will pay one half of the fees and expenses of the Registration Attorney, IAM will pay one-fourth of fees and expenses of the Registration Attorney, and CRC will pay one-fourth of the fees and expenses of the Registration Attorney. If the Mergers are consummated, NewCo will pay all of the fees and expenses of the Registration Attorney.

         IN WITNESS WHEREOF, each of the Parties hereto has caused its duly authorized officer to execute this Agreement on the date first above written.

ATTESTED TO:                               INTREPID CAPITAL CORPORATION

By:   /s/ FAYE JOHNSON BASS                By:   /s/ WILLIAM J. LONG
      ---------------------                      -------------------
Name: Faye Johnson Bass                    Name: William J. Long
Its:  Secretary                            Its:  President


ATTESTED TO:                               ENVIROQ CORPORATION

By:   /s/ FAYE JOHNSON BASS                By:   /s/ WILLIAM J. LONG
      ---------------------                      -------------------
Name: Faye Johnson Bass                    Name: William J. Long
Its:  Secretary                            Its:  President


ATTESTED TO:                               FREEDOM HOLDINGS OF ALABAMA, INC.

By:   /s/ FAYE JOHNSON BASS                By:   /s/ WILLIAM J. LONG
      ---------------------                      -------------------
Name: Faye Johnson Bass                    Name: William J. Long
Its:  Secretary                            Its:  President


ATTESTED TO:                               INSTITUTIONAL ASSET
                                           MANAGEMENT, INC.


By:   /s/ STEPHANIE T. FRECHETTE           By:   /s/ FORREST TRAVIS
      --------------------------                 ------------------
Name: Stephanie T. Frechette               Name: Forrest Travis
Its:  Secretary                            Its:  President


ATTESTED TO:                               IAM MERGER SUB, INC.


By:   /s/ STEPHANIE T. FRECHETTE           By:   /s/ FORREST TRAVIS
      --------------------------                 ------------------
Name: Stephanie T. Frechette               Name: Forrest Travis
Its:  Secretary                            Its:  President


ATTESTED TO:                               CAPITAL RESEARCH CORPORATION


By:   /s/ STEPHANIE T. FRECHETTE           By:   /s/ FORREST TRAVIS
      --------------------------                 ------------------
Name: Stephanie T. Frechette               Name: Forrest Travis
Its:  Secretary                            Its:  President


ATTESTED TO:                               CRC MERGER SUB, INC.


By:   /s/ STEPHANIE T. FRECHETTE           By:   /s/ FORREST TRAVIS
      --------------------------                 ------------------
Name: Stephanie T. Frechette               Name: Forrest Travis
Its:  Secretary                            Its:  President

                                                                         Annex B


                                April 10, 1998



Board of Directors
Enviroq Corporation
P. O. Box 130062
Birmingham, AL  35213

Members of the Board of Directors:

                  Enviroq Corporation ("the Company") proposes to enter into an agreement and plan of reorganization ("the Agreement") pursuant to which the Company will be merged with a wholly owned subsidiary of Intrepid Capital Corporation, a newly formed Delaware corporation ("Intrepid Capital"), which will occur simultaneously with similar mergers between wholly owned subsidiaries of Intrepid Capital and each of Capital Research Corporation, a Florida corporation ("Broker-Dealer") and Institutional Asset Management, Inc., a Florida corporation ("Investment Advisor"). As a result of the simultaneous mergers ("the Mergers"), the Company, Broker-Dealer and Investment Advisor will become wholly owned subsidiaries of Intrepid Capital.

                  Immediately prior to the Merger of the Company with a subsidiary of Intrepid Capital, each stockholder of the Company ("Stockholder") will be given the option to redeem 42.698013%, but not less than 42.698013%, of the shares of the outstanding common stock of the Company ("the Company Stock") owned by such Stockholder for $5.22061144 per share ("the Redemption"). Each Stockholder that participates in the Redemption will receive in the Merger
1.74514041 shares of common stock of Intrepid Capital ("Intrepid Capital Stock") for each of its remaining shares of Company Stock. In the event that a Stockholder elects not to participate in the Redemption, such Stockholder will receive one share of Intrepid Capital Stock and $2.22909775 for each share of Company Stock in the Merger. The total consideration that a Stockholder that participates in the Redemption will receive as a result of the Redemption and the Merger will be equivalent on a per share basis to the total consideration that a Stockholder that does not participate in the Redemption will receive in the Merger (except for possible differences in tax treatment). As used herein, "the Consideration" shall mean: (i) in respect of a Stockholder that participates in the Redemption, the redemption price of $5.22061144 per share of Company Stock to be redeemed in the Redemption and the 1.74514014 shares of Intrepid Capital Stock to be received in the Merger for each of such Stockholder's shares of Company Stock not redeemed in the Redemption; or (ii) in respect of a Stockholder that does not participate in the Redemption, the one share of Intrepid Capital Stock and the $2.22909775 to be received for each share of Company Stock in the Merger.

                  You have asked us whether, in our opinion, the Consideration proposed to be paid to the Stockholders of the Company is fair, from a financial point of view, to the Stockholders.

                  In arriving at the opinion set forth below, we have, among other things:

                  (1) Reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

                  (2) Reviewed audited and unaudited financial statements of the Company, Broker-Dealer and Investment Advisor;

                  (3) Conducted discussions with management of the Company and Intrepid Capital concerning the matters described in clauses (1) and (2) above, as well as the businesses and prospects of the Company and Intrepid Capital before and after giving effect to the Merger;

                  (4) Reviewed the market prices and valuation multiples for the Company's shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

                  (5) Reviewed the market prices and valuation multiples of certain publicly traded companies that we deemed to be relevant to the business of the Broker-Dealer and the Investment Advisor;

                  (6) Reviewed the results of operation of the Company, the Broker-Dealer and the Investment Advisor and compared them with those of certain publicly traded companies that we deemed to be relevant;

                  (7) Participated in discussions with representatives of the Company and Intrepid Capital and the legal advisors of the Company;

                  (8) Reviewed the unaudited pro forma combined financial information of the Merger;

                  (9) Reviewed a draft dated March 27, 1998 of the Agreement; and

                  (10) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

                  In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent valuation or appraisal of any of the assets or liabilities of the Company, the Broker-Dealer or the Investment Advisor. In addition, we have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of the Company, Broker-Dealer, Investment Advisor or Intrepid Capital. We also did not make an independent evaluation or appraisal of the assets or liabilities of the Company, Broker-Dealer or Investment Advisor. We have further assumed that the Merger will be accounted for as a purchase transaction under generally accepted accounting principles, and that no goodwill results from the Merger.

                  In addition, after the parties to the Merger reached a general agreement with respect to the economic terms of the Agreement and during the course of our review prior to rendering our opinion, we received copies of financial projections for Broker-Dealer and Investment Advisor that were prepared by the respective managements of each company. Neither Broker-Dealer nor Investment Advisor publicly discloses internal management projections of the type provided to us in connection with our analysis of the Merger, and such projections were not prepared with a view toward public disclosure. Broker-Dealer and Investment Advisor prepared the projections for general corporate modeling purposes to attempt to show a relationship between hypothetical levels of business activity and potential profitability. The projections were not prepared in accordance with any accounting guidelines or standards for the preparation of projections and were based on assumptions which are inherently uncertain and beyond the control of management. After reviewing the projections, we concluded that the level of business activity assumed in the projections was unduly optimistic and that actual results could vary significantly from the projected results set forth therein. Accordingly, we did not rely on the projections in evaluating the fairness of the Merger to the holders of Company Stock.

                  We understand that the Company has received a tax opinion from Deloitte & Touche, LLP, concerning the tax treatment of shares of Company Stock that are redeemed in the Redemption. It is our further understanding that the opinion concludes, with certain caveats, that the tax treatment of the receipt of shares of Intrepid Capital Stock in connection with the Redemption, when considered in light of the overall transaction, will be treated for federal income tax purposes as a sale or exchange of redeemed shares, rather than as a distribution constituting a dividend. Assuming shares of Company Stock redeemed by the Company in the Redemption constitute capital assets in the hands of a stockholder that elects to participate in the Redemption, such redeeming Stockholder will report either capital gain or loss in respect of its shares of Company Stock redeemed in the Redemption, and will be permitted to apply its tax basis in such redeemed shares (i.e., the cost to the Stockholder to acquire the shares) against the amount received by such Stockholder as payment for such redeemed shares. It is also our understanding that the Company Stockholders who participate in the Redemption will not recognize gain or loss with respect to their exchange of Company Stock for Intrepid Capital Stock pursuant to the Merger and that Company Stockholders who elect not to participate in the Redemption will recognize gain but not loss with respect to their exchange of Company Stock for Intrepid Capital Stock and other property pursuant to the Merger to the extent of the fair value of such other property.

                  Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated, and on the information made available to us as of the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restriction will be imposed or will have a material adverse effect on the contemplated benefits of the Merger.

                  This opinion is for the use and benefit of the Board of Directors of the Company. Our opinion does not address the merits and underlying decision by the Company to engage in the merger and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote on the proposed Merger.

                  We express no opinion as to the fairness of the Merger to Stockholders who are directors, or participate in management, or are similarly affiliated with the Company.

                  We are not expressing any opinion herein as to the prices at which the Intrepid Capital shares will trade following consummation of the Merger.

                  On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration proposed to be paid to the Stockholders of the Company is fair, from a financial point of view, to the Stockholders.

                                         Very truly yours,

                                         Porter, White & Company, Inc.



                                         By: /s/ JAMES H. WHITE, III
                                             ---------------------------------
                                                  President

JHWIII/pp

                                                                         Annex C





                                October 21, 1998




Enviroq Corporation
3918 Montclair Road, Suite 206
Birmingham, AL 35213

Ladies and Gentlemen:

                  You have requested our opinion as to the federal income tax consequences to certain of your stockholders on the proposed redemption by Enviroq Corporation, a Delaware corporation (the "Company"), of certain of its authorized, issued and outstanding shares of common stock ("Company Stock") from certain electing stockholders, as well as the exchange by the Company stockholders of their Company shares for shares of Intrepid Capital Corporation, a Delaware corporation ("NewCo").

                  In rendering this opinion, we have (with your permission) reviewed and relied upon and have based our opinion on, inter alia, the accuracy of (i) the information contained in the Agreement and Plan of Reorganization among NewCo, the Company, Institutional Asset Management, Inc., a Florida corporation ("IAM"), Capital Research Corporation, a Florida corporation ("CRC") and certain other entities, dated April 22, 1998 (the "Merger Agreement"); and
(ii) certain assumptions which we have deemed necessary and essential to our opinion and which are contained herein. Any material variation or difference in the facts or assumptions, as stated or incorporated in the materials just referred to, might affect our conclusions. Furthermore, any issues which may arise as a result of the transaction described herein but which are not expressly addressed herein are outside the scope of our opinion.

                  What follows is a summary of the essential facts of the transactions:

ESSENTIAL FACTS

                  The Company was incorporated on February 9, 1995. At the time of its incorporation, the Company was a wholly-owned subsidiary of a Delaware corporation formerly named Enviroq Corporation ("Old Enviroq"). Prior to April 18, 1995, the Company was named New Enviroq Corporation ("New Enviroq"). On April 18, 1995, Old Enviroq distributed all of the issued and outstanding capital stock of New Enviroq to the holders of the common stock of Old Enviroq (the "Distribution"). Following the Distribution, the Company changed its name from New Enviroq Corporation to Enviroq Corporation. Also following the Distribution, Old Enviroq merged (the "Merger") with a subsidiary of Insituform Mid-America, Inc. ("IMA") and changed its name to Insituform Southeast, Inc. ("Insituform Southeast"). In a transaction subsequent to, and unrelated to the Merger, IMA was acquired by Insituform Technologies, Inc.

                  The Company's principal executive office is located at 3918 Montclair Road, Suite 206, Birmingham, Alabama 35213.

                  The Company is principally engaged in the development, commercialization, formulation and marketing of spray-applied resinous products, and in the development of processes related to the treatment of municipal wastewater biosolids. The Company's operations are conducted primarily through Sprayroq, Inc., a Florida corporation of which the Company owns 50% of the outstanding capital stock ("Sprayroq"). The Company also owns 100% of the outstanding capital stock of Synox Corporation, a Delaware corporation ("Synox"). Sprayroq is engaged in the development, commercialization, manufacture and marketing of spray-applied resinous materials. Synox has been engaged in the research, development and marketing of a process for the treatment of municipal wastewater biosolids. Almost all of the operations of the Company are the result of the operations of Sprayroq. The operations of Synox are minimal and substantially all of the assets of Synox have been written off.

                  NewCo is a newly-formed corporation which is a wholly-owned subsidiary of the Company. NewCo, in turn, owns all of the issued and outstanding stock in Freedom Holding of Alabama, Inc., a Delaware corporation ("Sub 1"), IAM Merger Sub, Inc., a Florida corporation ("Sub 2") and CRC Merger Sub, Inc., a Florida corporation ("Sub 3"). NewCo, Sub 1, Sub 2 and Sub 3 were formed solely to effectuate the transactions set forth below. The Company files its corporate income tax return on the basis of a fiscal year end of March 28.

                  As part of one integrated plan, the Company, IAM, CRC, Sub 1, Sub 2 and Sub 3 intend to enter into the following transactions:

STEP 1

                  The Company will make an offer (the "Redemption Offer") to redeem up to 42.698013% of the shares of Company Stock at a price of $5.22061144 per share ("Redemption Price"). The Redemption Offer will be made to holders of record of Company Stock as of a certain record date. Each stockholder of the Company ("Company Stockholder") will be given the opportunity to have Enviroq redeem exactly 42.698013% of the shares of Company Stock tendered by such Company Stockholder pursuant to the Redemption Offer (the "Redemption"). Those Company Stockholders who participate in the Redemption will hereinafter be referred to as the "Redeeming Stockholders". All other Company Stockholders will be referred to as the "Non-Redeeming Stockholders."

                  The Company will make available an amount equal to the Redemption Price times the number of shares of Company Stock to be redeemed in the Redemption, plus any ancillary amount to cover rounding to the nearest whole cent. Amounts actually paid out to Redeeming Stockholders shall hereafter be referred to as the "Redemption Proceeds." Payment of the Redemption Proceeds will take place immediately prior to Step 2.

STEP 2

                  Sub 1 will merge with and into the Company (the "Company Merger"). The Company will survive the Company Merger, and Sub 1 will cease to exist as a separate corporate entity. As a result of the Company Merger, each of the following will occur:

                  (a) Each issued and outstanding share of the common stock of Sub 1 will be converted into, and become, one share of Company Stock.

                  (b) Subject to a holder's right of dissent, each share of Company Stock owned by a Redeeming Stockholder after the Redemption and before the Company Merger which was tendered but not redeemed in the Redemption will be canceled and converted into the right to receive
                           1.74514041 shares of NewCo Common Stock ("NewCo Stock"). Subject to a holder's right to dissent, each share of Company Stock owned by a Redeeming Stockholder after the Redemption and before the Company Merger which was not tendered in the Redemption and each share of Company Stock owned by a Non-Redeeming Stockholder will be canceled and converted into the right to receive one share of NewCo Stock and $2.22909775 in cash. Each Redeeming and Non-Redeeming Stockholder will receive cash in lieu of any fractional share of NewCo stock to which he or she is entitled.

                           All such shares of Company Stock will no longer be outstanding and will automatically be canceled and retired.

                  (c) All shares of Company Stock owned as treasury stock by the Company shall be canceled and retired, and no NewCo Stock, or other consideration, will be delivered in exchange therefor.

                  Simultaneously, Sub 2 will merge with and into IAM (the "IAM Merger"). IAM will survive the IAM Merger, and Sub 2 will cease to exist as a separate corporate entity. As a result of the IAM Merger, each of the following will occur:

                  (a) Each issued and outstanding share of the common stock of Sub 2 will be converted into, and become, one share of common stock of IAM.

                  (b) Each issued and outstanding share of the common stock of IAM before the IAM Merger will be converted into the right to receive 1,206.149 shares of NewCo Stock. Each IAM

                           Stockholder will receive cash in lieu of any fractional share of NewCo stock to which he or she is entitled. All such shares of IAM common stock will no longer be outstanding and will automatically be canceled and retired.

                  (c) All shares of IAM common stock owned as treasury stock by IAM shall be canceled and retired, and no NewCo Stock, or other consideration, will be delivered in exchange therefor.

                  Simultaneously, with the Company Merger and the IAM Merger, Sub 3 will merge with and into CRC (the "CRC Merger"). CRC will survive the CRC Merger, and Sub 3 will cease to exist as a separate corporate entity.
As a result of the CRC Merger, each of the following will occur:

                  (a) Each issued and outstanding share of the common stock of Sub 3 will be converted into, and become, one share of common stock of CRC.

                  (b) Each issued and outstanding share of the common stock of CRC before the CRC Merger will be converted into the right to receive 1,206.149 shares of NewCo Stock. Each CRC Stockholder will receive cash in lieu of any fractional share of NewCo stock to which he or she is entitled. All such shares of CRC common stock will no longer be outstanding and will automatically be canceled and retired.

                  (c) All shares of CRC common stock owned as treasury stock by CRC shall be canceled and retired, and no NewCo Stock, or other consideration, will be delivered in exchange therefor.

                  The Company Merger, the IAM Merger and the CRC Merger will hereinafter be referred to collectively as the "Mergers."

                  At the time of the Mergers, all shares of NewCo Stock owned by the Company shall be canceled and retired, and no consideration will be delivered in exchange therefor.

STEP 3

                  Immediately subsequent to the Mergers, the Company will distribute by means of a cash dividend to NewCo an amount sufficient to pay the cash portion of the Company Merger proceeds to Company Stockholders, minus any amount that would otherwise be paid to a Company Stockholder except for the fact that such Company Stockholder perfected and did not withdraw a demand for payment of "fair or appraised" value pursuant to such holder's right to dissent. These funds will be used to pay the cash portion of the Company Merger proceeds to Company Stockholders.

ESSENTIAL ASSUMPTIONS


         1. The Redeeming Stockholders have no plan or intention to reacquire additional Company Stock (except through the exercise of currently owned rights to acquire Company Stock) or to purchase additional rights to acquire Company Stock.

         2. The Company has no warrants and options outstanding except those that are exercisable by the holders thereof, based upon the passage of time and continuing employment with the Company.

         3. The Company is not a "collapsible corporation" within the meaning of ss.341(b).

         4. The cash received from the Company by the Redeeming Stockholders will, in each instance, be approximately equal to the fair market value of the Company Stock surrendered in exchange therefor.

         5. The Company Stockholders (taking into account the attribution rules of ss.318 as modified by ss.304(b)) will not own 50% or more of the Company's Stock following the Mergers.

         6. The Redeeming Stockholders will receive shares of NewCo and cash, as the case may be, approximately equal in value to the Company Stock transferred by them to NewCo in the Company Merger.

         7. The Non-Redeeming Stockholders will receive shares of NewCo and cash approximately equal in value to the Company Stock transferred by them to NewCo in the Company Merger.

         8. No stock will be issued for services rendered by Company Stockholders to or for the benefit of NewCo in connection with the proposed transaction.

         9. The Company Stockholders will not retain any rights in the Company Stock transferred to NewCo other than indirectly as stockholders of NewCo.

         10. Any liabilities to be expressly assumed by NewCo were incurred in the ordinary course of business and are associated with the Company Stock to be transferred.

         11. None of the Company Stock to be transferred to NewCo was received by the Company Stockholders as part of a plan of liquidation of another corporation.

         12. Taking into account any issuance of additional shares of NewCo; any issuance of stock for services; the exercise of any NewCo stock rights, warrants, or subscriptions, a public offering of shares of NewCo; and the sale, exchange, transfer by gift, or other disposition of any shares of NewCo to be received in the exchange, the Company Stockholders, the IAM Stockholders and the CRC Stockholders will, when taken together, be in "control" of NewCo within the meaning of ss.368(c), because they will hold at least 80 percent of the NewCo voting stock and at least 80 percent of each other class of shares of NewCo.

         13. There is no indebtedness between the Company Stockholders, the IAM Stockholders or the CRC Stockholders, on the one hand, and NewCo, on the other, and there will be no indebtedness created in favor of the Company Stockholders, the IAM Stockholders and the CRC Stockholders as a result of the transaction.

         14. NewCo will remain in existence and retain and use the property transferred to it. There is no plan or intention by NewCo to dispose of any of the stock of the Company, IAM or CRC other than in the ordinary course of business.

         15. There is no plan or intention on the part of NewCo to redeem or otherwise reacquire any stock to be issued in the proposed transaction.

         16. The total adjusted basis and the fair market value of the stock of the Company, IAM and CRC to be transferred by the Company Stockholders, the IAM Stockholders and the CRC Stockholders, respectively, will, in each instance, be equal to or exceed the sum of the liabilities to be assumed by NewCo plus any liabilities to which the stock of the Company, IAM and CRC are subject.

         17. NewCo will not be an investment company within the meaning of ss.351(e)(1) and Regs ss.1.351- 1(c)(1)(ii), because less than 80 percent of NewCo's assets will consist of readily marketable stocks or securities, or regulated investment companies or real estate investment trusts. For purposes of this test, stock owned by NewCo in the Company, IAM and CRC will be ignored, and the assets of those companies will be considered owned directly by NewCo.

         18. Each of the parties to the transaction will pay its own expenses, if any, other than expenses solely and directly related to the proposed transaction.

ISSUES CONSIDERED

I. How should the distribution by the Company of cash to the Redeeming Stockholders in exchange for Company Stock be characterized by such Redeeming Stockholders for federal income tax purposes?

II. What are the federal income tax consequences to the Redeeming Stockholders of the Company resulting from the treatment reflected in
         (I) above?

III. What are the federal income tax consequences to the Redeeming Stockholders of the exchange by them of their Company Stock for shares of NewCo and cash, as the case may be, and to the Non-Redeeming Stockholders of the exchange by them of their Company Stock for shares of NewCo and cash in the Company Merger?

CONCLUSION REACHED

I. For federal income tax purposes, the distribution by the Company of cash in exchange for certain of its shares of Company Stock will be characterized as a distribution in redemption of stock to which ss.302 applies.

II. With respect to the Company Stock redeemed in the Redemption, each Redeeming Stockholder will be treated as having such Redeeming Stockholder's Company Stock redeemed in a transaction to which ss.302(a) applies by virtue of the application of ss.302(b)(3). Any gain or loss realized by a Redeeming Stockholder will be recognized as capital gain or loss in accordance with ss.1001 provided the shares of Common Stock redeemed by the Company are held as a capital asset on the day of the exchange. Any gain recognized on the exchange of Company Stock will be treated as long term capital gain in accordance with ss.1223(3) provided that the shares of Company Stock redeemed have had the requisite holding period and will be subject to the rates reflected in ss.1(h).

III. The Redeeming and Non-Redeeming Stockholders will be treated as transferors for purposes of the control requirement of ss.ss.351(a) and 368(c).

         No gain or loss will be recognized by the Redeeming Stockholders upon the transfer of their Company Stock to NewCo in exchange solely for stock of NewCo. The basis of the shares of NewCo to be received by such Redeeming Stockholders in the Company Merger will be the same as the basis of the Company Stock transferred by such Redeeming Stockholders to NewCo.

         Gain, but not loss, will be recognized by Redeeming Stockholders upon the transfer of their Company Stock to NewCo in exchange for stock of NewCo and other property (i.e. the cash portion of the Company Merger proceeds, if any, and cash received in lieu of fractional shares of stock of NewCo) to the extent of the fair value of the other property received. The basis of the shares of NewCo to be received by such Redeeming Stockholders in the Company Merger will be the same as the basis of the Company Stock transferred by such Redeeming Stockholders to NewCo, increased by the amount of any gain recognized in the exchange, and reduced by the fair market value of the other property received in the exchange.

         Gain, but not loss, will be recognized by the Non-Redeeming Stockholders upon the transfer of their Company Stock to NewCo in exchange for stock of NewCo and other property (i.e. the cash portion of the Company Merger proceeds, and cash received in lieu of fractional shares of stock of NewCo) to the extent of the fair value of the other property received. The basis of the shares of NewCo to be received by such Non-Redeeming Stockholders in the Company Merger will be the same as the basis of the Company Stock transferred by such Non-Redeeming Stockholders to NewCo, increased by the amount of any gain recognized in the exchange, and reduced by the fair market value of the other property received in the exchange.

         The holding period of the shares of NewCo to be received by the Redeeming and Non-Redeeming Stockholders will include the period during which each such stockholder held the Company Stock that was transferred to NewCo, provided that the Company Stock was held by the respective stockholder as a capital asset.

DISCUSSION

I. If a corporation acquires its stock from a shareholder in exchange for property, then the stock is treated for tax purposes as having been redeemed by the corporation regardless of whether the stock so acquired is canceled, retired or held as treasury stock. Furthermore, "property" for purposes of the preceding sentence means money, securities and any other distributed property except that it does not include stock of the corporation making the distribution. Therefore, the distribution by the Company of cash in cancellation of a portion of its own shares constitutes a distribution in redemption of stock for federal income tax purposes.

II. Every distribution of property by a corporation in redemption of its stock constitutes a distribution to which ss.301 applies and will be treated as a dividend (assuming the distributing corporation has adequate earnings and profits) unless one of the enumerated exceptions in ss.302(b) applies to the exchange. Section 302(b) applies, and a redemption of stock is to be treated as being a distribution in part or full payment for the stock surrendered, if the transaction fits into any one of the following four categories:

         (i) a redemption that is not essentially equivalent to a dividend under ss.302(b)(1);

         (ii)  a substantially disproportionate redemption under ss.302(b)(2);

         (iii) a redemption of all the shareholder's stock under ss.302(b)(3);
               and

         (iv)  a partial liquidation under ss.302(b)(4).

The Redemption and the Mergers Treated as One Integrated Transaction.

         In determining the proper tax treatment to a redeeming shareholder, other transactions (e.g., sales) occurring as part of the overall plan are relevant in determining whether the Redemption Proceeds are equivalent to a dividend. It has long been recognized, by both the courts and the Internal Revenue Service (the "Service"), that a redemption transaction may obtain capital gain or loss treatment if it is combined with other steps pursuant to one overall plan.

         First, it is appropriate to consider how the Mergers will be characterized for federal income tax purposes. Although the Mergers have been structured as mergers pursuant to state law, the existence of Sub 1, Sub 2 and Sub 3, respectively, should be disregarded for tax purposes. Thus, the Company Stockholders, the IAM shareholders and the CRC shareholders should be viewed as having transferred their shareholdings in the Company, IAM and CRC, respectively, directly to NewCo in exchange for NewCo Stock. This is the case whether or not the Mergers qualify as tax-free reorganizations under ss.ss.368(a)(1)(A) and (a)(2)(E).

         It is well established that where a series of transactions take place pursuant to one integrated plan, all of the transactions should be considered together in determining the treatment of redeeming shareholders under ss.302. In the landmark decision of Zenz v. Quinlivan, Mrs. Zenz, the sole shareholder of a corporation, had her corporation redeem the balance of her shares after a portion of her shares were sold to an unrelated party. The Service had argued that if the corporation had redeemed Mrs. Zenz's shares before the sale, the redemption would have been treated as a dividend because she continued to own all of its then outstanding shares. The Court found that the redemption and sale transactions were an integral part of an overall plan and therefore had to be analyzed as a single transaction for purposes of testing the redemption under ss.302(b), regardless of whether the redemption preceded or followed the sale. So viewed, Mrs. Zenz's redemption could not be viewed as essentially equivalent to a dividend because her entire interest in the corporation had been eliminated. The Service said it would follow Zenz under similar circumstances.

         Subsequent court cases as well as published and private letter rulings of the Service indicate that not only has the principal of Zenz been embraced, namely, that a capital ss.302(a) redemption may be achieved via a multistep transaction, but that it extends to capital redemption transactions which do not constitute a complete termination of interest within the meaning of ss.302(b)(3), as well as to ss.304 transactions generally. Thus, the Service relied upon Zenz to conclude that for purposes of determining whether the "substantially disproportionate" test contained in ss.302(b)(2) is met, the sequence in which either a redemption and sale of stock on the one hand or a redemption and a "buy-in" of stock on the other hand occur is irrelevant so long as both events are clearly part of an overall, integrated plan. Moreover, consistent with Zenz, the Service in this and other rulings has indicated that the overall financial plan which allows for the integration of various steps need not be undertaken pursuant to a written agreement between the redeeming shareholder and third parties but rather that the redeeming shareholder needs to evince an intention to bring about a reduction or elimination of his stock holdings and that such intent is demonstrated when a "plan" is found.

         The Service applied Zenz principles to reach a non-dividend conclusion under ss.356 in a recapitalization context when the effect of the overall plan, applying analogous redemption concepts, would have qualified as "not essentially equivalent to a dividend" within the meaning of ss.302(b)(1). The Tax Court similarly applied Zenz to reach a ss.302(b)(1) conclusion in the context of a multi-year redemption plan. Redemption transactions involving ss.304 have applied the same principles for determining capital treatment vs. dividend equivalence.

         Although the Service and the Courts are in general agreement that under certain circumstances, the tax effect of a redemption must take into account other transactions occurring as an integral part of the redemption plan, the Service and the Courts enunciate the proper test to be applied differently. Thus, the Service, in a number of the authorities alluded to above, refers to one overall financial plan with the intent of the redeeming shareholder being paramount and with the circumstances surrounding the actual redemption being taken into account as a reflection of the manifestation of that shareholder's intention. The Courts, on the other hand, for the most part, have essentially focused on whether the steps sought to be integrated were part of a "firm and fixed" plan. In one case, however, the Court required the taxpayer to prove that "an overall financial plan existed" before the Court was prepared to consider the impact of certain public offerings of the acquiring corporation which took place subsequent to the ss.304 redemption transaction and which had the effect of reducing the taxpayer's relevant stock interest -- something the taxpayer could not do. Interestingly enough, in that case however, the Service and the Tax Court took the first public offering into account in determining the tax effect of the ss.304 sale itself because there, inter alia, the ss.304 sale anticipated that public offering occurring, which it did. Moreover, that public offering was contemporaneous with the ss.304 sale itself. In contrast, the Service argued and the Tax Court found that the second public offering took place more than 2 years after the first one and was not considered when the ss.304 sale took place. Accordingly, it could have no bearing on the tax treatment accorded to the redeeming shareholders.

         In reviewing the facts of the instant case, we are cognizant that whether a "firm and fixed plan" for the Mergers to take place existed at the time the Company redeemed certain of its shares of Company Stock is a question of fact. Phrasing the inquiry in terms of whether an "overall financial plan" to reduce the Redeeming Stockholders' interest in the Company is likewise dependent on a factual determination. We are persuaded, however, that the objective facts and circumstances surrounding the Company's redemption of certain of its shares of Company Stock, particularly (i) the documentation of the overall plan of the Company; and (ii) the relatively short time between the time of the redemption and the time of the Mergers, warrant that the tax treatment resulting from the transaction take into account the effect of the Mergers on the Redeeming Stockholders' actual and constructive ownership in the Company because the requisite plan existed at the time of the redemption of Company's Stock. Assuming the correctness of that observation, each of the Redeeming Stockholders' interests in the Company, both actually and constructively, was reduced.

Complete Terminations.

         Section 302(b)(3) provides that a redemption will be treated as an exchange pursuant to ss.302(a) if it is in complete redemption of all of the stock of the corporation owned by the stockholder. Accordingly, any Redeeming Stockholder who owns no Company Stock after the Redemption and the Mergers have taken place will be considered to have disposed of his or her shares of Company Stock in a sale or exchange, and will recognize a capital gain or loss accordingly.

         For purposes of testing a redemption under ss.302, the stock attribution rules of ss.318(a) apply when making computations of stock ownership before and after the redemption. Under ss.318, in addition to stock which a shareholder actually owns, he is also considered to own constructively stock owned by certain other persons. The attribution rules operate to attribute stock to a distributee, not away from him to other shareholders. Further, a person can be considered to own stock by attribution from other persons under ss.318 even if he actually owns no stock in the corporation. These rules of constructive ownership operate inflexibly under ss.302(b)(1)-(4).

         For purposes of ss.302, the existence of relationships that may or may not give rise to constructive ownership under ss.318 are to be determined at the date on which the redemption occurs (as distinct, for example, from the date on which an executory agreement to redeem stock is entered into with a specified "closing date" on which the actual exchange will occur).

         There is attribution based on familial relationships - i.e. an individual is deemed to own stock owned by certain family members. Ownership of stock is also attributed between entities and their owners. Stock owned by a partnership or estate is considered owned proportionately by its partners or beneficiaries. Stock owned by a trust (other than an employee trust under ss.401(a)) is considered owned by the trust beneficiaries in proportion to their actuarial interests in the trust (even if remote or contingent). Stock owned by a corporation is considered owned by its 50% or more (by value) shareholders to the extent of a proportion equal to the shareholder's percentage interest (by value) in the corporation.

         Since no Redeeming Stockholder will own 50% or more of the shares of NewCo Stock, no Redeeming Stockholder will be deemed to own any stock in the Company after the Mergers. Thus, we have concluded that all Redeeming Stockholders will be considered to have completely terminated their interest in the Company.

III. The Company Stockholders' contribution of Company Stock, the IAM Stockholders' contribution of IAM Stock, and the CRC Stockholders' contribution of CRC Stock are part of one integrated plan as described in the Merger Agreement. However, we have excluded from this opinion the tax consequences to the IAM and CRC Stockholders in connection with this transaction other than as expressly stated herein.

         Section 351(a) provides that no gain or loss will be recognized if property is transferred to a corporation by one or more persons solely in exchange for stock in such corporation and immediately after the exchange such person or persons are in control of the corporation.
         Section 368(c) defines control, for purposes of ss.351, to mean the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of the corporation's stock. Section 351 does not apply unless the transferor or transferors hold control, as defined in ss.368(c), of the transferee corporation immediately after the transfer, i.e., at least 80 percent of the vote and 80 percent of each class of nonvoting stock. Regulation ss. 1.351-1(a)(1) clarifies that the phrase "immediately after the exchange" does not necessarily require simultaneous exchanges by two or more persons, but comprehends a situation where the rights of the parties have been previously defined and the execution of the agreement proceeds with an expedition consistent with orderly procedure. In the present case, the receipt of shares of NewCo by the Company Stockholders in exchange for Company Stock, the receipt of shares of NewCo by the IAM Stockholders in exchange for IAM Stock, and the receipt of shares of NewCo by the CRC Stockholders in exchange for CRC Stock should be viewed as one integrated transaction since the rights of the parties have been clearly defined in advance by the Merger Agreement. Accordingly, the control test of ss.368(c) should be applied after all of the Mergers have been completed.

         In order to qualify under ss.351, the Company Stockholders, the IAM Stockholders, and the CRC Stockholders must be considered transferors, so that the transferors own at least 80 percent of the common stock of NewCo. Since the proposed transaction, in form, consists of three simultaneously- executed reverse mergers, the Company Stockholders, the IAM Stockholders, and the CRC Stockholders are not transferring their Company Stock, IAM Stock and CRC Stock directly to NewCo. However, Sub 1, Sub 2 and Sub 3, and their role in the Mergers should be disregarded, and the Company Stockholders, the IAM Stockholders, and the CRC Stockholders will be treated as having transferred property (i.e. their respective shareholdings in the Company, IAM and CRC) to NewCo in exchange for shares of NewCo.

         In Rev. Rul. 67-448, pursuant to a plan of reorganization, a parent corporation issued some of its voting shares to its new subsidiary and the subsidiary immediately merged into an unrelated corporation, with unrelated corporation's shareholders receiving parent stock and the parent receiving 80 percent or more of the unrelated corporation's stock. The Service held that the existence of the transitory subsidiary was disregarded and the transaction was to be viewed, in substance, as an acquisition by the parent, in exchange solely for part of its voting stock, of the unrelated corporation's stock within the meaning of ss.368(a)(1)(B). See also Rev. Rul. 73-427, in which the transitory subsidiary in a reverse merger was disregarded and the transaction treated as a taxable stock acquisition. Thus, under Rev. Rul. 67-448, the shareholders of Company, IAM and CRC can be considered transferors because the existence of Sub 1, Sub 2 and Sub 3 would be disregarded due to its transitory nature. See Rev. Rul. 68-357, in which the Service held that in a transaction which is treated as a reorganization, a transferor in the reorganization can also be treated as a transferor in a ss. 351 transaction. See also Rev. Rul. 76-123.

         In 1970 Congress enacted ss.368(a)(2)(E), which addresses the tax consequences of a reverse triangular merger. In a transaction qualifying under ss.368(a)(2)(E), the transitory existence is not disregarded and the shareholders of Company, IAM and CRC would not be considered transferors. Inasmuch as Rev. Rul. 67-448 has never been revoked, a transaction can qualify as both a reorganization under ss.368(a)(2)(E) and as a reorganization under ss.368(a)(1)(B) or a transfer under ss.351. Using the shareholders of Company, IAM and CRC as transferors is also consistent with the position of the Service in PLR 9143025 (July 24, 1991) where the transaction qualified under ss.368(a)(2)(E), but the Service held that, solely for purposes of determining whether the 80% requirement had been met so as to qualify for treatment under ss.351, the target's shareholders would be considered "transferors" described in ss.351. Although private letter rulings cannot be cited as authority they at least indicate the Service's current thinking.

         In Rev. Rul. 84-44, the Service held that stock of a parent corporation, received by shareholders of a target corporation in a merger under ss.ss.368(a)(1)(A) and 368(a)(2)(D), will not be aggregated with stock of the parent received by a transferor of property to the parent in determining whether the control requirement of ss.351 is met. In a merger under ss.ss.368(a)(1)(A) and 368(a)(2)(D), the target is merged into a subsidiary of the parent corporation whose stock is exchanged. Since the parent did not receive any property for the stock it issued in the merger under ss.ss.368(a)(1)(A) and 368(a)(2)(D), the stock received in the merger cannot count towards the control requirement.

         As stated above, if the form of the transaction is followed, the Company Stockholders, the IAM Stockholders, and the CRC Stockholders would not be considered transferors for purposes of the control requirement. However, based on Rev. Ruls. 67-448 and 73-427, the transitory existence of Sub 1, Sub 2 and Sub 3 can be ignored and the transaction treated as a transfer of the stock of the Company, IAM and CRC to NewCo in exchange for shares of NewCo. Unlike a merger that qualifies as a reorganization under ss.ss.368(a)(1)(A) and 368(a)(2)(D), there are no revenue rulings that recast a merger that qualifies as a reorganization under ss.ss.368(a)(1)(A) and 368(a)(2)(E) as a stock sale.

         In PLRs 8817079 (February 4, 1988) and 8822062 (March 7, 1988), the
         Service stated in footnotes that if a merger qualifies under ss.ss.368(a)(1)(A) and 368(a)(2)(E), the stock of the controlling parent corporation received in these transaction will not count toward the control requirement of ss.351, because, following the form, the controlling parent corporation did not receive any property in the transaction. Since the Service has not revoked Rev. Rul. 67-448, we believe that these rulings are contrary to the Service's published position as to the qualification of a merger under ss.ss.368(a)(1)(A) and 368(a)(2)(E) which also qualifies under ss.368(a)(1)(B). These letters are also inconsistent with the Service's position taken in a later private letter ruling, PLR 9143025 (discussed above). The Service has acknowledged that a transaction can qualify under more than one reorganization provision. In Rev. Rul. 75-161, the Service recognized that a transaction can qualify as both a ss.368(a)(1)(A) and a ss.368(a)(1)(D) reorganization at the same time. See also Rev. Rul. 79-289 (involving a ss.368(a)(1)(D) and 368(a)(1)(F) overlap) and Prop. Reg. ss. 1.358-6(c)(5) (where the service acknowledges that a ss.368(a)(2)(E) and 368(a)(1)(B) overlap can occur) which, we believe, revoked the Service's position sub silento in PLRs 8817079 and 8822062.

         In Rev. Rul. 68-349, the Service held that the transfer of property by an individual to a newly formed corporation does not qualify under ss.351 where another corporation simultaneously transfers its assets to the new corporation for the purpose of qualifying the individual's transfer thereunder. This revenue ruling is distinguishable from the present facts since the new corporation was merely considered to be a continuation of the old corporation while in our facts, we have a new corporate structure. (Compare Rev. Rul. 68-357, above.)

         Thus, for purposes of determining whether the 80 percent control requirement has been met so as to qualify the Company Stockholders for treatment under ss.351, the IAM Stockholders, and the CRC Stockholders should be considered to be transferors described in ss.351, and accordingly, the IAM and CRC Stockholders' ownership of NewCo Stock should be included in the computation of control.

         The combined ownership of the transferors (i.e. the Stockholders of the Company, IAM and CRC) will exceed 80 percent because the transferors will own 100 percent of NewCo's stock. Since the Company Stockholders will receive shares of NewCo, the transaction should qualify for treatment under ss.351. Thus no gain or loss will be recognized by the Redeeming Stockholders upon the transfer of Company Stock to NewCo in exchange solely for stock of NewCo, under ss.351(a). Non- Redeeming Stockholders will recognize gain, but not loss, to the extent of any cash received under the Merger Agreement, under ss.351.

         Section 1032(a) provides that no gain or loss shall be recognized to a corporation on the receipt of money or other property in exchange for stock (including treasury stock) of such corporation. Since NewCo will issue its stock for property, no gain or loss should be recognized to NewCo.

         Section 358(a)(1) provides that, in the case of an exchange to which ss.351 applies, the basis of the property permitted to be received under such section without the recognition of gain or loss shall be the same as that of the property exchanged, decreased by (i) the fair market value of any other property (except money) received by the taxpayer, (ii) the amount of money received by the taxpayer, and (iii) the amount of loss to the taxpayer which was recognized on such exchange, and increased by (i) the amount which was treated as a dividend, and (ii) the amount of gain to the taxpayer which was recognized in such exchange (not including any portion of such gain which was treated as a dividend). Since this transaction will constitute an exchange to which ss.351 applies, the basis of the shares of NewCo to be received by the Redeeming Shareholders in the proposed transaction will be the same as their basis in the Company Stock that they transferred to NewCo. The basis of the shares of NewCo to be received by the Non-Redeeming Shareholders in the proposed transaction will be the same as their basis in the Company Stock that they transferred to NewCo, increased by the amount of any gain recognized by virtue of the transaction, and decreased by the amount of boot received.

         Section 1223(1) provides that, in determining the period for which the taxpayer has held property received in an exchange, there shall be included the period for which the taxpayer held the property exchanged if the property has, for the purpose of determining gain or loss from a sale or exchange, the same basis (in whole or in part) in its hands as the property exchanged, provided the property exchanged at the time of such exchange is a capital asset as defined in ss.1221 or property described in ss.1231. Since the basis of the shares of NewCo held by the Company Stockholders will have the same basis (in whole or in part) as the Company Stock exchanged therefor, in determining the period for which the Company Stockholders have held such shares of NewCo, the holding period will include the period for which they held their Company Stock, provided that the Company Stock was a capital asset on the date of the exchange.

         The transaction described herein has not been analyzed to determine whether it also qualifies in whole, or in part, as a reorganization under ss.368(a)(1)(A) and ss.368(a)(2)(E). However, the federal income tax consequences to the Company Stockholders will be unaffected by such a determination.

         If applicable, ss.304 would potentially recharacterize any cash received by a Non-Redeeming Stockholder, pursuant to the Merger Agreement, as a redemption. However, ss.304 only applies where, inter alia, the controlling shareholders (i.e. the Company Stockholders), as a group, own 50% or more of the voting power or value of the acquiror (i.e. NewCo) at any point in time during a multi-step transaction.

         Issues may also arise as to whether the post-merger dividend from the Company to NewCo will be respected by the Service. If it were not, Non-Redeeming Stockholders receiving cash pursuant to the Merger Agreement would be deemed to have received a dividend directly from the Company prior to the Company Merger. However, the facts and circumstances surrounding the proposed dividend from the Company to NewCo are potentially distinguishable from situations in which the Service has recharacterized such a dividend.

         No tax ruling from the Service has or will be obtained with respect to the particular issues addressed by this opinion. Accordingly, we can give no assurance that the Service will not take a position contrary to this opinion. The opinion represents our considered judgment as to the proper tax treatment to the parties concerned based upon the law as it existed at the time the transaction was consummated and the facts as they were presented to us. Our opinion is not binding upon the Service or the courts. However, because it is consistent with the relevant published precedents of the Service in the areas discussed, and follows the Treasury Department's own regulations governing these matters, both the Service and the courts should be receptive to our analysis. Based on the foregoing, it is our opinion that, if the issues were fairly and completely presented in litigation, the result would be that the redemption by the Company of certain shares of Company Stock would be treated for federal income tax purposes as a sale or exchange resulting in the recognition of capital gain or loss, and the Redeeming Stockholders would be entitled to report the transaction accordingly. It is also our opinion that no gain or loss would be recognized by the Redeeming Stockholders upon the transfer of their Company Stock to NewCo in exchange solely for stock of NewCo, and that gain, but not loss, would be recognized by the Non-Redeeming Stockholders upon the transfer of their Company Stock to NewCo in exchange for stock of NewCo and other property (i.e. the cash portion of the Company Merger proceeds) to the extent of the fair value of the other property received. In the event of any change to the applicable law or relevant facts, we would of necessity need to reconsider our views.

                  This opinion is for the sole benefit of the Company and the Company Stockholders and may not be relied upon by any other persons. Furthermore, this opinion may not be referenced by any person other than the Company and the Company Stockholders without our express written consent. We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form S-4 filed by NewCo with the Securities and Exchange Commission relating to the transactions described in this opinion, as amended (the "Registration Statement").

                  Should you wish any further assistance in connection with this or any other matter, we will be happy to provide it.

                                   Very truly yours,







                                   /s/ DELOITTE & TOUCHE, LLP
                                   ----------------------------------------

                                                                         Annex D


                  SECTION 262 OF THE GENERAL CORPORATION LAW OF
                              THE STATE OF DELAWARE

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to s 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to s 251 (other than a merger effected pursuant to s 251(g) of this title), s 252, s 254, s 257, s 258, s 263 or s 264 of this title:

         (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of s 251 of this title.

         (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                  a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                  b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                  c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                  d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

         (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under s 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)      Appraisal rights shall be perfected as follows:

         (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

         (2) If the merger or consolidation was approved pursuant to s 228 or s 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either

                  (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or

                  (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection
         (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                         Annex E


                           INCENTIVE STOCK OPTION PLAN
                                       OF
                          INTREPID CAPITAL CORPORATION


         THIS IS THE INCENTIVE STOCK OPTION PLAN (the "Plan") of INTREPID CAPITAL CORPORATION (the "Corporation") under which options may be granted from time to time to eligible employees of the Corporation or any of its subsidiary corporations (collectively the "Subsidiaries" and severally the "Subsidiary") to purchase shares of the Corporation's Common Stock, par value $0.01 per share (the "Common Stock"), subject to the limitations, provisions and requirements hereinafter stated.

         The Plan was adopted by the board of directors on _______________, 1998 and was approved by the Corporation's stockholders on ___________, 1998. The terms of the Plan are as follows:

1.       PURPOSE.

         The purposes of the Plan are to provide an opportunity for officers and other key employees of the Corporation or its Subsidiaries to acquire an equity interest in the Corporation as an incentive to serve or continue to serve as an officer of the Corporation and to aid the Corporation in obtaining and retaining key personnel with outstanding ability.

2.       ADMINISTRATION.

         After the initial grants which may be authorized by the entire board of directors, the Plan shall be administered by the Incentive Stock Option Committee (the "Committee"). The Committee shall be appointed by the board of directors of the Corporation and shall consist of not less than two members of the Corporation's board of directors. As long as the Principal Enviroq Stockholders and the Principal IAM/CRC Shareholders (as such terms are defined in that certain Voting Agreement, dated as of April 22, 1998, by and between the Corporation, certain stockholders of Enviroq Corporation, certain shareholders of Institutional Asset Management, Inc. and certain shareholders of Capital Research Corporation (the "Voting Agreement")) are able to designate one director on the board of directors pursuant to the provisions of the Voting Agreement, each will have at least one director designated by them serving on the Committee. Subject to the immediately preceding sentence, the board of directors may from time to time remove members from, or add members to, the Committee; vacancies on the Committee, howsoever caused, shall be filled by the board of directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts taken by a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. No director, while a member of the Committee, shall be eligible to receive an option under the plan.

         The interpretation and construction of the Committee of any provisions of the Plan or of any option granted under it shall be final unless otherwise determined by the Board of directors. No member of the Board of directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

3.      ELIGIBILITY.

        (a) The persons who shall be eligible to receive options shall be such key executive employees (including officers, whether or not they are directors) of the Corporation or its Subsidiaries, (as such term is defined in Section 424 of the Internal Revenue Code of 1986, as amended ("Code")), existing from time to time as the Committee shall select from time to time. An optionee may hold more than one option, but only on the terms and subject to the restrictions set forth in this Plan.

        (b) No option shall be granted hereunder to any employee if, at the time of the grant, such employee owns stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Corporation or its Subsidiaries as determined pursuant to Code Section 422 and Regulations promulgated thereunder unless the option price to such an employee is at least 110% of the fair market value of the Common Stock subject to the option at the time the option is granted and the option by its terms is not exercisable more than five years from the date it is granted.

4.      COMMON STOCK SUBJECT TO OPTIONS.

        The stock subject to the options shall be shares of the Corporation's authorized but unissued or reacquired Common Stock (the "Shares"). The aggregate number of Shares which may be issued under options shall not exceed One Hundred Thousand (100,000) shares, subject to adjustment as provided in Article 7 of this Plan. In the event any option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the Shares subject to such option but not purchased thereunder shall again be available for options to be granted under the Plan.

5.      TERMS AND CONDITIONS OF OPTIONS.

        Any incentive stock options granted pursuant to the Plan by the Committee shall be evidenced by agreements ("Stock Option Agreements"), executed by the Committee and the Optionee, in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

         (a) Number of Shares.

         Each option shall state the number of Shares to which it pertains.

         (b) Option Price.

         Each option shall state the option price, which shall be not less than 100%, and if Article 3, Section (b) applies, shall be not less than 110%, of the fair market value of the Common Stock on the date of the granting of the option ("Option Price"), as determined by the Committee at the time of the grant in accordance with applicable provisions of the Code and Treasury Department rulings and regulations thereunder.

         (c) Medium and Time of Payment.

         The Option Price shall be payable in United States dollars upon the exercise of the option and may be paid by cashier's, certified or other check, or with Common Stock.

         (d) Term and Exercise of Options.

         Subject to the accumulation requirement provided in the last sentence of this subdivision, each option shall be exercisable as to not more than twenty five percent (25%) of the total number of shares covered thereby during each consecutive twelve month period commencing on the date of the granting of the option until all shares covered by the option shall have been purchased. No option shall be exercisable after the expiration of ten (10) years from the date it is granted and if
         Article 3, Section (b) applies, no option to such an employee shall be exercisable more than five (5) years from the date it is granted. Not less than one hundred Shares may be purchased at any one time unless the number purchased is the total number purchasable under the option. During the lifetime of the optionee, the option shall be exercisable only by him or her and shall not be assignable or transferable by him or her and no other person shall acquire any rights therein. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, in any subsequent period but not later than ten years, or if Article 3, Section (b) applies five (5) years, from the date the option is granted.

         (e) Maximum Amount of Options that May be Exercised.

         The aggregate fair market value (determined as of the time the option is granted) of the Shares with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year shall not exceed One Hundred Thousand Dollars ($100,000).

         (f) Termination of Employment Except by Death.

         In the event that an optionee shall cease to be employed by the Corporation or its Subsidiaries for any reason other than his or her death and shall be no longer in the employ of any of them, no option shall be exercisable by such optionee. Whether authorized leave of absence or absence for military of governmental service shall constitute termination of employment, for the purposes of the Plan, shall be determined by the Committee, which determination, unless overruled by the Board of directors, shall be final and conclusive.

         (g) Death of Optionee.

         If the optionee shall die while in the employ of the Corporation or a Subsidiary and shall not have fully exercised an option, the option may be exercised, subject to the condition that no option shall be exercisable after the expiration of ten (10) years, and if Article 3, Section (b) applies five (5) years, from the date it is granted, to the extent that the optionee's right to exercise such option had accrued pursuant to Article 5, Section (d) of the Plan at the time of his or her death and had not previously been exercised, at any time prior to one year after the date of the optionee's death which date shall in no event be later than ten (10) years, and if Article 3, Section (b) applies five (5) years from the date the option is granted, by the executors or administrators of the optionee or by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance.

         (h) Non-Transferability of Options.

         No option shall be transferable or assignable by the optionee otherwise than by will or the laws of descent and distribution, and each option shall be exercisable during the optionee's lifetime, only by him or her. No option shall be pledged or hypothecated in any way and no option shall be subject to execution, attachment, or similar process except with the express consent of the Committee.

         (i) Holding Period.

         The Internal Revenue Code of 1986, as amended, and the regulations and rulings of the Treasury Department thereunder, and the Securities Exchange Act of 1934, as amended, may impose certain holding period requirements with respect to Common Stock purchased upon the exercise of an option. Failure to meet such holding period requirements by disposing of such Common Stock before the expiration of the applicable holding period may result in adverse tax consequences upon the sale of such Common Stock by realizing a gain on the amount by which the value of the Common Stock on the date of exercise exceeded the Option Price. All such realizable gain is taxed at ordinary income rates. In addition, any gain realized on sale may be subject to the provisions of ss.16 (b) of the Securities Exchange Act of 1934.

         (j) Rights as a Stockholder.

         An optionee or a transferee of an option shall have no rights as a stockholder with respect to any shares covered by his or her option until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Article 7, hereof.

         (k) Investment Purpose.

         Each option under the Plan shall be granted on the condition that the purchase of stock thereunder shall be for investment purposes, and not with a view to resale or distribution except that in the event that stock subject to such option is registered under the Securities Act of 1933, as amended, or in the event a resale of such stock without such registration would otherwise be permissible, such condition shall be inoperative if in the opinion of counsel for the Corporation such condition is not required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

         (l) Other Provisions.

         Each Stock Option Agreement authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Committee and/or the board of directors of the Corporation shall deem advisable and, in amplification but not in limitation of the foregoing, the exercise of any option is expressly authorized to be delayed until the effective date of a Registration Statement on Form S-8 under the Securities Act of 1933.

6.      FREEDOM OF CORPORATE ACTION.

        The granting or existence of any option shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of the assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

7.      ADJUSTMENTS.

        (a) In the event that the Corporation shall effect a subdivision or combination of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property, then (i) in the event of an increase in the number of such shares outstanding, the Option Price shall be proportionately reduced and the number of shares of Common Stock then subject to the option shall be proportionately increased; and (ii) in the event of a reduction in the number of such shares outstanding, the Option Price payable per share shall be proportionately increased and the number of shares of Common Stock then subject to the option shall be proportionately reduced.

        (b) In the event of a merger of one or more corporations into the Corporation, or a consolidation of the Corporation and one or more corporations in which the Corporation shall be the surviving corporation, an Optionee shall, if the option is then outstanding, at no additional cost, be entitled upon exercise of the option to receive (subject to any required action by stockholders) in lieu of the number of shares as to which the option shall be exercisable at the time of such exercise, the number and class of shares of stock or other securities to which it would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, he or she had been the holder of record of a number of shares of Common Stock equal to the number of shares as to which the option shall be so exercised. Notwithstanding the foregoing, if the stockholders of the Corporation are required to surrender their shares of stock in the Corporation pursuant to the terms of any such consolidation or merger and receive any portion of the purchase price in cash or other property (excluding stock in the acquiring corporation) for their surrendered shares, the Board of directors of the Corporation may cancel any unexercised options as of the effective date of any such consolidation or merger; provided, however (i) written notice of any such cancellation is given to Optionee not later than 30 days prior to such effective date, and (ii) the Optionee shall have the right to exercise such option in full during said 30-day period preceding the effective date of such consolidation or merger.

        (c) In the event that the Corporation is merged into or consolidated with another corporation under circumstances where the Corporation is not the surviving corporation, or if the Corporation sells or otherwise disposes of all or substantially all its property or assets to another corporation while the option remains outstanding, (i) subject to the provisions of clause (ii) below, after the effective date of such merger, consolidation or sale, as the case may be, the optionee shall be entitled, upon exercise of the option, to receive, in lieu of shares of Common Stock, the number and class of shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation or sale and to which he or she would have been entitled if, immediately prior to such merger, consolidation or sale he or she had been the holder of record of a number of shares of Common Stock equal to the number of shares as to which the option shall be so exercised; and (ii) the option may be canceled by the Board of directors of the Corporation as of the effective date of any such merger, consolidation or sale, provided that (x) such merger, consolidation or sale results in a change of control of the business and operations of the Corporation rather than a mere change of form or domicile of the Corporation, (y) written notice of such cancellation is given to the Optionee not later than 30 days prior to such effective date, and (z) the Optionee shall have the right to exercise the option in full during the said 30 day period preceding the effective date of such merger, consolidation or sale.

        (d) In case the Corporation shall determine to issue to the holders of Common Stock rights to subscribe pro rata for any new or additional shares of Common Stock, or any securities convertible into Common Stock, then the Optionee shall be entitled to participate in such pro rata offering in the same manner and to the same extent as if the option has been exercised at the Option Price then in effect and the number of shares of Common Stock purchasable upon such exercise had been issued to such Director pursuant to the terms of the option.

        (e) Except as hereinbefore expressly provided, the issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the Option Price or the number of shares of Common Stock then subject to the option.

        (f) In the event of a change in the Common Stock of the Corporation as presently constituted, which is limited to a change of all of its authorized shares with a par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

        (g) To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each option granted pursuant to this plan shall not be adjusted in a manner that caused the option to fail to continue to qualify as an incentive stock option within the meaning of Code
                  Section 422.

        (h) Except as hereinabove expressly provided in Article 7, the optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustments by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the option.

        (i) The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

8.       RESTRICTIONS ON ISSUING SHARES.

         The exercise of each option shall be subject to the condition that, if at any time the Corporation shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise of any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, that in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation.

         The Corporation shall not be required to sell or issue any shares under the Option Agreement if the issuance of such shares shall constitute a violation of any provision of any law or regulation of any governmental authority.

9.       TERM OF PLAN.

         Options may be granted pursuant to the Plan from time to time, within a period of ten (10) years from the date the Plan is adopted, or the date the Plan is approved by the stockholders of the Corporation, whichever is earlier.

10.      INDEMNIFICATION OF COMMITTEE.

         In addition to such other rights of indemnification, as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

11.      AMENDMENT, SUSPENSION, AND TERMINATION OF THE PLAN.

         The board of directors of the Corporation may, insofar as permitted by law, at any time and from time to time, with respect to any shares of Common Stock at the time not subject to options, suspend or terminate the Plan or revise or amend it in any respect whatsoever as the board may deem advisable, except that without approval of the stockholders of the Corporation, no such revision or amendment shall change the number of shares subject to the Plan, change the designation of the class of employees eligible to receive options, decrease the price at which options may be granted, remove the administration of the Plan from the Committee, or render any member of the Committee eligible to receive an option under the Plan while serving thereon. Unless the Plan shall theretofore have been terminated by the board, the Plan shall terminate ten (10) years after the effective date of the Plan. No option may be granted during any suspension or after the termination of the Plan. Except as provided in Article 7, no amendment, suspension or termination of the Plan shall, without an optionee's consent, alter or impair any of the rights or obligations under any option theretofore granted to such optionee under the Plan.

12.      USE OF PROCEEDS.

         The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of options granted under the Plan shall be added to the Corporation's general funds and used for general corporate purposes.

13.      NO OBLIGATION TO EXERCISE OPTION.

         The granting of an option shall impose no obligation upon the optionee to exercise such option.

14.      COMPLIANCE WITH SECTION 16.

         During any period in which the Corporation has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), and with respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable provisions of Section 16 of the Exchange Act and the rules promulgated thereunder (including, without limitation, Rule 16b-3) or their successors under the Exchange Act. To the extent any provision of the Plan or any Stock Option Agreement or any action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee, and it shall be restructured to the extent deemed advisable by the Committee so to comply.

15.      COMPLIANCE WITH OTHER LAWS AND REGULATIONS.

         The Plan, the grant and exercise of options hereunder, and the obligation of the Corporation to sell and deliver shares under such options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency or national securities exchange as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any governmental or regulatory agency or national securities exchange which the Corporation shall, in its sole discretion, determine to be necessary or advisable.

16.      EFFECTIVE DATE OF PLAN AND STOCKHOLDER APPROVAL.

         The Plan was adopted by the board of directors on _________, 1998 and was approved by the Corporation's stockholders on _______________, 1998.

         IN WITNESS WHEREOF, the Corporation has caused this Plan to be executed in its name and on its behalf by its proper officers thereunto duly authorized as of the __________ day of ____________, 1998.

                                                   INTREPID CAPITAL CORPORATION


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Its:
                                                -------------------------------

ATTEST:


By:
   ----------------------------------
Name:
     --------------------------------
Its:
    ---------------------------------

                                                                         Annex F

                    NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                                       OF
                          INTREPID CAPITAL CORPORATION

         THIS IS THE NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN (the "Plan") of Intrepid Capital Corporation (the "Corporation") under which options may be granted from time to time to eligible non-employee directors of the Corporation or any of its subsidiary corporations (collectively the "Subsidiaries" and severally the "Subsidiary") to purchase shares of the Corporation's common stock, par value $0.01 per share (the "Common Stock"), subject to the limitations, provisions, and requirements hereinafter stated.

         The Plan was adopted by the board of directors of the Corporation on __________, 1998, and was approved by the stockholders of the Corporation on
_____, 1998. The terms of the Plan are as follows:

1.       PURPOSE.

         The purposes of the Plan are to provide directors of the Corporation or its Subsidiaries who are not eligible for the Corporation's Incentive Stock Option Plan the opportunity to acquire an equity interest in the Corporation as an incentive to serve or continue to serve as a director of the Corporation and to aid the Corporation in obtaining and retaining outside directors of outstanding ability.

2.       ADMINISTRATION.

         The Plan shall be administered by a Committee composed of at least two disinterested members of the board of directors (the "Committee"). As long as the Principal Enviroq Stockholders and the Principal IAM/CRC Shareholders (as such terms are defined in that certain Voting Agreement, dated as of April 22, 1998, by and between the Corporation, certain stockholders of Enviroq Corporation, certain shareholders of Institutional Asset Management, Inc. and certain shareholders of Capital Research Corporation (the "Voting Agreement")) are able to designate one director of the board of directors pursuant to the terms of such Voting Agreement, each will have at least one director designated by them serving on the Committee. Subject to the immediately preceding sentence, the Committee shall be appointed by the board of directors. The board of directors may from time to time remove members from, or add members to, the Committee; vacancies on the Committee, howsoever caused, shall be filled by the board of directors. The Committee shall report all action taken by it to the board. Members of the Committee shall not have participated in the Plan, or received any options under the Plan, for one year prior to serving on the Committee, and shall not be eligible to participate in the Plan while serving on the Committee. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to determine the individuals to whom and the time or times at which options shall be granted and the number of shares and purchase price of Common Stock covered by each option; to construe and interpret the Plan; to determine the terms and provisions of the respective option agreements, which need not be identical, including, but without limitation, terms covering the payment of the option price; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

3.       ELIGIBILITY.

         The persons who shall be eligible to receive options shall be such directors of the Corporation and its Subsidiaries who are not eligible for the Corporation's Incentive Stock Option Plan (the "Qualified Directors") existing from time to time as the Committee shall, in its sole discretion, select from time to time. An optionee may hold more than one option, but only on the terms and subject to the restriction set forth in this Plan.

4.       COMMON STOCK SUBJECT TO OPTIONS.

         The stock subject to the options shall be shares of the Corporation's authorized but unissued or reacquired Common Stock (the "Shares"). The aggregate number of Shares which may be issued under options granted under the Plan, shall not exceed One Hundred Thousand (100,000) shares, subject to an adjustment under the provisions of Article 7. In the event any option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the Shares subject to such option but not purchased thereunder shall again be available for options to be granted under the Plan.

5.       TERMS AND CONDITIONS OF OPTIONS.

         Any option granted under the Plan shall be evidenced by an Option Agreement (the "Agreement"), executed by the Committee and the Qualified Director (the "Optionee"), containing such terms and in such form as the Committee may from time to time approve, which Option Agreement shall comply with and be subject to the following terms and conditions:

         (a) Number of Shares.

         Each option shall state the number of Shares to which it pertains.

         (b) Option Price.

         The price per share at which an option may be exercised (the "Option Price") shall be determined by the Committee, subject to adjustment as provided in Article 7 herein. The Option Price shall not be less than 85% of the fair market value of the Shares on the date of grant. For the purposes hereof, fair market value shall be as determined by the Committee and, upon such determination, shall be binding upon the Corporation and upon the Optionee. The Committee may make such determination if the Common Stock is listed and traded upon a recognized securities exchange upon the basis of the mean between the highest and lowest selling prices at which the Common Stock was traded on such recognized securities exchange on the date of grant, or, if the Common Stock was not traded on said date, upon the basis of the mean of such prices on the date nearest preceding the date of grant upon which the Common Stock was traded, and upon any other factors which the Committee shall deem appropriate. If the Common Stock is not listed and traded upon a recognized securities exchange, the Committee may make a determination of the fair market value of the Common Stock in accordance with applicable provisions of the Code and Treasury Department rulings and regulations thereunder and upon any other factors which the Committee shall deem appropriate.

         (c) Medium and Time of Payment.

         The Option Price shall be payable in United States dollars upon the exercise of the option and may be paid by cashier's, certified or other check, or with Common Stock.

         (d) Term and Exercise of Options.

         No option shall be exercisable after the expiration of five (5) years from the date it is granted. Each option shall be exercisable from time to time over a period commencing on the date of grant and ending on the expiration or termination of the options; provided, however, the Committee may, by the provisions of the Agreement, limit the number of shares purchasable thereunder in any period or periods of time during which the option is exercisable. An option shall not be exercisable in whole or in part prior to the date of stockholder approval of the Plan.

         (e) Termination of Service.

         Except as may be otherwise expressly provided in the Plan, any option shall terminate immediately upon the Qualified Director's discontinuance of service on the board of directors of the Corporation or any of its Subsidiaries for any reason, for or without cause, other than death or disability.

         (f) Death or Disability of the Qualified Director.

         In the event an Optionee dies or becomes permanently and totally disabled while a member of the board of directors of the Corporation or any of its Subsidiaries and before the expiration date of the option as defined in Article 5, Section (d) of this Plan, the option shall terminate on the earlier of the expiration date or one year following the date of such death or disability. After the death of the Optionee, his or her executors or administrators, or any person or persons to whom the option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to such termination, to exercise the option pursuant to the terms of the Agreement.

         (g) Non-Transferability of Option.

         No option shall be transferable or assignable by an Optionee otherwise than by will or the laws of descent and distribution, and each option shall be exercisable, during the Optionee's lifetime, only by him or her. No option shall be pledged or hypothecated in any way and no option shall be subject to execution, attachment, or similar process except with the express consent of the Committee.

         (h) Holding Period.

         No Common Stock purchased upon exercise of an option shall be resold or transferred by an Optionee in violation of the Securities Act of 1933.

         (i) Rights as a Stockholder.

         Neither an Optionee nor his or her successor shall have any of the rights of a stockholder of the Corporation until the certificates evidencing the shares purchased are properly delivered to such Optionee or his or her successor. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Article 7 of this Plan.

         (j) Investment Purpose.

         Each option under the Plan shall be granted on the condition that the purchase of stock thereunder shall be for investment purposes, and not with a view to resale or distribution except that in the event that stock subject to such option is registered under the Securities Act of 1933, as amended, or in the event a resale of such stock without such registration would otherwise be permissible, such condition shall be inoperative if in the opinion of counsel for the Corporation such condition is not required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

         (k) Other Provisions.

         The Option Agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Committee and/or the board of directors of the Corporation shall deem advisable and, in amplification but not in limitation of the foregoing, the exercise of any option is expressly authorized to be delayed until the effective date of a Registration Statement on Form S-8 under the Securities Act of 1933.

6.       FREEDOM OF CORPORATE ACTION.

         The granting or existence of any option shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of the assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

7.       ADJUSTMENTS.

         (a) In the event that the Corporation shall effect a subdivision or combination of the Common Stock or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property, then (i) in the event of an increase in the number of shares of Common Stock outstanding, the Option Price shall be proportionately reduced and the number of shares of Common Stock then subject to the option shall be proportionately increased; and (ii) in the event of a reduction in the number of shares of Common Stock outstanding, the Option Price payable per share shall be proportionately increased and the number of shares of Common Stock then subject to the option shall be proportionately reduced.

         (b) In the event of a merger of one or more corporations into the Corporation, or a consolidation of the Corporation and one or more corporations in which the Corporation shall be the surviving corporation, an Optionee shall, if the option is then outstanding, at no additional cost, be entitled upon exercise of the option to receive (subject to any required action by stockholders) in lieu of the number of Shares as to which the option shall be exercisable at the time of such exercise, the number and class of shares of stock or other securities to which it would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, he or she had been the holder of record of a number of shares of Common Stock equal to the number of Shares as to which the option shall be so exercised. Notwithstanding the foregoing, if the stockholders of the Corporation are required to surrender their shares of Common Stock pursuant to the terms of any such consolidation or merger and receive any portion of the purchase price in cash or other property (excluding stock in the acquiring corporation) for their surrendered shares of Common Stock, the board of directors of the Corporation may cancel any unexercised options as of the effective date of any such consolidation or merger; provided, however (i) written notice of any such cancellation is given to Optionee not later than 30 days prior to such effective date, and (ii) the Optionee shall have the right to exercise such option in full during said 30-day period preceding the effective date of such consolidation or merger.

         (c) In the event that the Corporation is merged into or consolidated with another corporation under circumstances where the Corporation is not the surviving corporation, or if the Corporation sells or otherwise disposes of all or substantially all its property or assets to another corporation while the option remains outstanding, (i) subject to the provisions of clause (ii) below, after the effective date of such merger, consolidation or sale, as the case may be, the Optionee shall be entitled, upon exercise of the option, to receive, in lieu of shares of Common Stock, the number and class of shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation or sale and to which he or she would have been entitled if, immediately prior to such merger, consolidation or sale he or she had been the holder of record of a number of shares of Common Stock equal to the number of Shares as to which the option shall be so exercised; and (ii) the option may be canceled by the board of directors of the Corporation as of the effective date of any such merger, consolidation or sale, provided that (x) such merger, consolidation or sale results in a change of control of the business and operations of the Corporation rather than a mere change of form or domicile of the Corporation, (y) written notice of such cancellation is given to the Optionee not later than 30 days prior to such effective date, and (z) the Optionee shall have the right to exercise the option in full during the said 30 day period preceding the effective date of such merger, consolidation or sale.

         (d) In case the Corporation shall determine to issue to the holders of Common Stock rights to subscribe pro rata for any new or additional shares of Common Stock, or any securities convertible into Common Stock, then the Optionee shall be entitled to participate in such pro rata offering in the same manner and to the same extent as if the option has been exercised at the Option Price then in effect and the number of shares of Common Stock purchasable upon such exercise had been issued to such Director pursuant to the terms of the option.

         (e) Except as hereinbefore expressly provided, the issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the Option Price or the number of shares of Common Stock then subject to the option.

         (f) In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with a par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

         (g) To the extent that the foregoing adjustments relate to shares of Common Stock such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

         (h) Except as hereinabove expressly provided in this Article 7, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustments by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the option.

         (i) The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

8.       RESTRICTIONS ON ISSUING SHARES.

         The exercise of each option shall be subject to the condition that, if at any time the Corporation shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise of any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, that in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation.

         The Corporation shall not be required to sell or issue any shares under the Option Agreement if the issuance of such shares shall constitute a violation of any provision of any law or regulation of any governmental authority.

9.       TERM OF PLAN.

         Options may be granted pursuant to the Plan from time to time, within a period of ten (10) years from the date the Plan is adopted, or the date the Plan is approved by the stockholders of the Corporation, whichever is earlier.

10.      INDEMNIFICATION OF COMMITTEE.

         In addition to such other rights of indemnification, as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

11.      AMENDMENT, SUSPENSION, AND TERMINATION OF PLAN.

         The board of directors of the Corporation may, in so far as permitted by law, at any time and from time to time, with respect to any Shares at the time not subject to options, suspend or terminate the Plan or revise or amend it in any respect whatsoever as the board may deem advisable except that without the approval of the stockholders of the Corporation no such revision or amendment shall change the number of Shares subject to the Plan, change the designation of the class of employees eligible to receive options, decrease the price at which options may be granted, remove the administration of the Plan from the Committee, or render any member of the Committee eligible to receive an option under the Plan while serving thereon. Unless the Plan shall theretofore have been terminated by the board, the Plan shall terminate ten (10) years after the effective date of the Plan. No option may be granted during any suspension or after the termination of the Plan. Except as provided in Article 7, no amendment, suspension or termination of the Plan shall, without an Optionee's consent, alter or impair any of the rights or obligations under any option theretofore granted to such Optionee under the Plan.

12.      USE OF PROCEEDS.

         The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of options granted under the Plan shall be added to the Corporation's general funds and used for general corporate purposes.

13.      NO OBLIGATION TO EXERCISE OPTION.

         The granting of an option shall impose no obligation upon the Optionee to exercise such option.

14.      COMPLIANCE WITH SECTION 16.

         During any period in which the Corporation has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), and with respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable provisions of Section 16 of the Exchange Act and the rules promulgated thereunder (including, without limitation, Rule 16b-3) or their successors under the Exchange Act. To the extent any provision of the Plan or any Stock Option Agreement or any action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee, and it shall be restructured to the extent deemed advisable by the Committee so to comply.

15.      COMPLIANCE WITH OTHER LAWS AND REGULATIONS.

         The Plan, the grant and exercise of options hereunder, and the obligation of the Corporation to sell and deliver shares under such options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency or national securities exchange as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any governmental or regulatory agency or national securities exchange which the Corporation shall, in its sole discretion, determine to be necessary or advisable.

16.      EFFECTIVE DATE OF PLAN AND STOCKHOLDER APPROVAL.

         The Plan was adopted by the Corporation's board of directors on ______________, 1998 and was approved by the Corporation's stockholders on
_______________, 1998.

         IN WITNESS WHEREOF, the Corporation has caused this Plan to be executed in its name and on its behalf by its proper officers thereinto duly authorized as of this ______ day of __________, 1998.

                                                   INTREPID CAPITAL CORPORATION


                                         By:
                                              ---------------------------------
                                         Name:
                                              ---------------------------------
                                         Its:
                                              ---------------------------------

ATTEST:


By:
     ---------------------------------
Name:
     ---------------------------------
Its:
     ---------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

         The By-laws of Registrant provide that Registrant will indemnify its directors, officers, employees and agents to the fullest extent permitted by law, including, without limitation, the Delaware General Corporation Law (the "DGCL").

         Section 145 of the DGCL contains provisions governing the indemnification of directors and officers by Delaware corporations. The statute provides that a corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         Indemnification of expenses (including attorneys' fees) and amounts paid in settlement is permitted in derivative actions, except that indemnification is not allowed for any claim, issue or matter in which such person has been found liable to the corporation unless and to the extent that the Delaware Court of Chancery or the court in which such action was brought decides indemnification is proper. To the extent that any such person has been successful on the merits or otherwise in defense of an action, suit or proceeding, or in defense of a claim, issue or matter in the action, suit or proceeding, he or she shall be indemnified against actual and reasonable expenses (including attorneys' fees) incurred by him or her in connection with the action, suit or proceeding, and any action, suit or proceeding brought to enforce the mandatory indemnification provided under the DGCL.

         A determination that the person to be indemnified meets the applicable standard of conduct and an evaluation of the reasonableness of the expenses incurred and amounts paid in settlement must be made by a majority vote of a quorum of the board of directors who are not parties or threatened to be made parties to the action, suit or proceeding, even though less than a quorum, or by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, or by the stockholders.

         Under the DGCL, a corporation may pay or reimburse the reasonable expenses incurred by a director or officer who is a party or threatened to be made a party to an action, suit or proceeding in advance of final disposition of the proceeding if the person furnishes the corporation a written undertaking to repay the advance if it is ultimately determined that he or she was not entitled to be indemnified.

         The indemnification provisions of the DGCL are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. The indemnification provided for under the DGCL continues as to a person who ceases to be a director or officer.

         The DGCL permits the Registrant to purchase insurance on behalf of its directors and officers against liabilities arising out of their positions with the Registrant, whether or not such liabilities would be within the above indemnification provisions. The By-laws of the Registrant provide that the Registrant may purchase and maintain insurance on behalf of its respective directors, officers, employees and agents. Pursuant to the DGCL and as authorized by its By-laws, the Registrant maintains such insurance on behalf of its directors and officers.

Item 21.  Exhibits and Financial Statement Schedules.

         The following exhibits are filed as part of this Registration
Statement:

2(a) Amended and Restated Agreement and Plan of Reorganization between Intrepid Capital Corporation, Enviroq Corporation, Freedom Holdings of Alabama, Inc., Institutional Asset Management, Inc., Capital Research Corporation, IAM Merger Sub, Inc. and CRC Merger Sub, Inc., dated October 29, 1998 (included in Annex A).
3(a) The Certificate of Incorporation of Intrepid Capital Corporation and amendments thereto.
3(b)     The By-laws of Intrepid Capital Corporation.
5 Opinion of Bradley Arant Rose & White LLP as to the legality of the securities of Intrepid Capital Corporation being registered.
8        Opinion of Deloitte & Touche LLP regarding certain tax matters.
9        Form of Voting Agreement.
10(a) Form of Employment Agreement between Intrepid Capital Corporation and William J. Long.
10(b) Form of Employment Agreement between Intrepid Capital Corporation and Forrest Travis.
10(c) Form of Employment Agreement between Intrepid Capital Corporation and Mark F. Travis.
10(d) Form of Incentive Stock Option Plan of Intrepid Capital Corporation (included as Annex E to the Proxy Statement/Prospectus and Offer to Redeem filed as part of this Registration Statement).
10(e) Form of Non-Employee Directors' Stock Option Plan of Intrepid Capital Corporation (included as Annex F to the Proxy Statement/Prospectus and Offer to Redeem filed as part of this Registration Statement).
23(a)    Consent of Bradley Arant Rose & White LLP (included in Exhibit 5).
23(b)    Consent of Deloitte & Touche LLP.
23(c)    Consent of Porter, White & Company, Inc.
23(d)    Consent of KPMG Peat Marwick LLP.
*99 Stock Agreement. Exhibit 4 to the Report of Enviroq on Form 8-K, dated April 23, 1998, and Exhibit 4.04 to the Annual Report of Enviroq on Form 10-KSB, dated June 19, 1998, are incorporated herein by reference (Commission File No. 0-25528).
------------
*incorporated herein by reference

Item 22.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                  (2) The registrant undertakes that every prospectus (I) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 5, 1998.


                                   INTREPID CAPITAL CORPORATION


                              By:         /s/ Forrest Travis
                                   ----------------------------------------
                                            Forrest Travis
                                              President
                                       and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Each person whose signature appears below hereby constitutes and appoints Forrest Travis, as his attorney-in-fact, with the power of substitution, to sign this Registration Statement on his behalf individually and in the capacity stated below and to file all supplements, amendments, and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as a part of or in connection with this Registration Statement or any amendment or supplement thereto, and any such attorney-in-fact may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.



        Signature                                             Title                                             Date

/s/ Forrest Travis                                     Director, President and                              November 5, 1998
------------------------------                        Chief Executive Officer
Forrest Travis                                     (principal executive officer)


/s/ William J. Long                                   Director, Chief Financial                             November 5, 1998
------------------------------                       and Operating Officer and
William J. Long                                       Executive Vice President
                                                  (principal financial officer and
                                                    principal accounting officer)

/s/ Mark F. Travis                                      Director and Executive                               November 5, 1998
------------------------------                             Vice President
Mark F. Travis

/s/ Morgan Payne                                               Director                                      November 5, 1998
------------------------------
Morgan Payne

/s/ Thomas W. Brander                                          Director                                      November 5, 1998
------------------------------
Thomas W. Brander

/s/ Michael X. Marinelli                                       Director                                      November 5, 1998
------------------------------
Michael X. Marinelli

/s/ Alexander P. Zechella                                      Director                                      November 5, 1998
------------------------------
Alexander P. Zechella

                                INDEX TO EXHIBITS

2(a) Amended and Restated Agreement and Plan of Reorganization between Intrepid Capital Corporation, Enviroq Corporation, Freedom Holdings of Alabama, Inc., Institutional Asset Management, Inc., Capital Research Corporation, IAM Merger Sub, Inc. and CRC Merger Sub, Inc., dated October 29, 1998 (included in Annex A).
3(a) Certificate of Incorporation of Intrepid Capital Corporation and amendments thereto.
3(b)     By-laws of Intrepid Capital Corporation.
5 Opinion of Bradley Arant Rose & White LLP as to the legality of the securities of Intrepid Capital Corporation being registered.
8        Opinion of Deloitte & Touche LLP regarding certain tax matters.
9        Form of Voting Agreement.
10(a) Form of Employment Agreement between Intrepid Capital Corporation and William J. Long.
10(b) Form of Employment Agreement between Intrepid Capital Corporation and Forrest Travis.
10(c) Form of Employment Agreement between Intrepid Capital Corporation and Mark F. Travis.
10(d) Form of Incentive Stock Option Plan of Intrepid Capital Corporation (included as Annex E to the Proxy Statement/Prospectus and Offer to Redeem filed as part of this Registration Statement).
10(e) Form of Non-Employee Directors' Stock Option Plan of Intrepid Capital Corporation (included as Annex F to the Proxy Statement/Prospectus and Offer to Redeem filed as part of this Registration Statement).
23(a)    Consent of Bradley Arant Rose & White LLP (included in Exhibit 5).
23(b)    Consent of Deloitte & Touche LLP.
23(c)    Consent of Porter, White & Company, Inc.
23(d)    Consent of KPMG Peat Marwick LLP.
*99 Stock Agreement. Exhibit 4 to the Report of Enviroq on Form 8-K, dated April 23, 1998, and Exhibit 4.04 to the Annual Report of Enviroq on Form 10-KSB, dated June 19, 1998, are incorporated herein by reference (Commission File No. 0-25528).
----------------------
*incorporated herein by reference

                               ENVIROQ CORPORATION
                         3918 MONTCLAIR ROAD, SUITE 206
                            BIRMINGHAM, ALABAMA 35213
    PROXY FOR A SPECIAL MEETING OF STOCKHOLDERS - TUESDAY, DECEMBER 14, 1998 (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ENVIROQ CORPORATION)

         The undersigned holder of shares of Common Stock, par value $0.01 per share ("Enviroq Stock"), of Enviroq Corporation, a Delaware corporation ("Enviroq"), hereby appoints William J. Long and Faye Johnston Bass, or either of them, as attorneys and proxies for the undersigned, each with full power of substitution, to attend, vote and act for and in the name of the undersigned and to vote, as designated below, all of the Shares of Enviroq Stock that the undersigned is entitled to vote at the Special Meeting of stockholders of Enviroq to be held at 9:00 a.m., local time, on Tuesday, December 14, 1998, at the Mountain Brook Inn, 2800 Highway 280, Birmingham, Alabama and at any adjournment or postponement thereof, to vote on the following proposals set forth below:


         1. A proposal to adopt that certain Agreement and Plan of Reorganization, dated as of April 22, 1998, as amended by that certain Amendment No. 1 to the Agreement and Plan of Reorganization, dated as of August 27, 1998, and as amended and restated on October 29, 1998 (as amended and restated, the "Merger Agreement"), between, among others, Enviroq and Freedom Holdings of Alabama, Inc., a Delaware corporation ("Sub-1"), providing for the merger of Sub-1 with and into Enviroq, with Enviroq being the surviving corporation (the "Enviroq Merger"), and pursuant to and in connection with such Enviroq Merger, (i) each Stockholder shall be given the opportunity to have Enviroq redeem exactly 42.698013% of the shares of Enviroq Stock tendered by such Stockholder (the "Redemption"), and

                  (a) in the case of a Stockholder who has elected to participate in the Redemption, each share of Enviroq Stock (other than shares of Enviroq Stock which are held as treasury stock or in respect of which the Stockholder of record has exercised rights of dissent) tendered but not redeemed in the Redemption shall be canceled and converted into the right to receive in the Enviroq Merger, 1.745140 shares of common stock, par value $0.01 per share ("Intrepid Stock"), of Intrepid Capital Corporation, a Delaware corporation ("Intrepid") and each share of Enviroq Stock not tendered in the Redemption shall be canceled and converted into the right to receive in the Enviroq Merger one (1) share of Intrepid Stock and $2.229098 in cash; and

                  (b) in the case of a Stockholder who elects not to participate in the Redemption, each share of Enviroq Stock (other than shares of Enviroq Stock which are held as treasury stock or in respect of which the stockholder of record has exercised rights of dissent) shall be canceled and converted into the right to receive one (1) share of Intrepid Stock and $2.229098 in cash.

         2.       A proposal to approve the Incentive Stock Option Plan of
                  Intrepid.

         3. A proposal to approve the Non-Employee Directors' Stock Option Plan of Intrepid.

         4. To approve, in their discretion, such other matters as are incident to the conduct of the Special Meeting or any adjournment or postponement thereof.



                    PROPOSAL        FOR                AGAINST          ABSTAIN

                        1           [ ]                  [ ]              [ ]
                        2           [ ]                  [ ]              [ ]
                        3           [ ]                  [ ]              [ ]

                        [ ] Authority withheld to vote on Proposal 4

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN A MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to such shares of Enviroq Stock, and hereby ratifies and confirms all action that said attorneys and proxies, their substitutes, or any of them, may lawfully take by virtue thereof.

                                    Dated:                               , 1998
                                          -------------------------------

                                    --------------------------------------------

                                    --------------------------------------------
                                    Signature of Stockholder

                                    --------------------------------------------
                                    Signature if held jointly

                                    This proxy should be signed exactly as your name appears thereon. Joint holders should both sign. If signed by an attorney, executor, guardian or in some other capacity or as an officer of a corporation, please add title as such.

    PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED
         ENVELOPE. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.

                              LETTER OF TRANSMITTAL
                        TO TENDER SHARES OF COMMON STOCK
                                       OF
                               ENVIROQ CORPORATION
                         PURSUANT TO THE OFFER TO REDEEM
                           DATED NOVEMBER 9, 1998
                                       AND
                              LETTER OF TRANSMITTAL
                           TO ACCOMPANY CERTIFICATE(S)
                   REPRESENTING (PRIOR TO THE ENVIROQ MERGER)
                             SHARES OF COMMON STOCK
                                       OF
                               ENVIROQ CORPORATION


            THE OFFER TO REDEEM AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., BIRMINGHAM, ALABAMA TIME, ON TUESDAY, DECEMBER 15, 1998, THE DAY AFTER THE SPECIAL MEETING UNLESS THE OFFER TO REDEEM IS EXTENDED. ALL SHARES TENDERED HEREWITH WHICH ARE NOT REDEEMED IN THE REDEMPTION FOR ANY REASON SHALL BE EXCHANGED FOR SHARES OF INTREPID STOCK UNLESS A STOCKHOLDER PERFECTS ITS RIGHT TO DISSENT PRIOR TO THE ENVIROQ MERGER.

    The Depositary for the Offer to Redeem and Exchange Agent for the Share
                                  Exchange is:


                         By Hand, by Courier or by Mail:
                   AMERICAN STOCK TRANSFER AND TRUST COMPANY
                           40 Wall Street, 46th Floor
                            New York, New York 10005

                               -------------------

         DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. YOU MUST SIGN THIS LETTER OF TRANSMITTAL WHERE INDICATED BELOW AND COMPLETE THE SUBSTITUTE FORM W-9 PROVIDED ON THE REVERSE SIDE.

         THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

         IF YOU WISH TO REDEEM SHARES OF ENVIROQ STOCK IN THE REDEMPTION, BUT DO NOT WANT THE REMAINING SHARES REPRESENTED BY THE CERTIFICATE(S) SUBJECT OF THIS LETTER OF TRANSMITTAL OF ENVIROQ STOCK TO BE EXCHANGED FOR SHARES OF INTREPID STOCK IN THE ENVIROQ MERGER UPON CONSUMMATION OF THE ENVIROQ MERGER, YOU MUST PERFECT AND NOT WITHDRAW YOUR RIGHT TO DISSENT WITH RESPECT TO SUCH SHARES PRIOR TO THE ENVIROQ MERGER.

         This Letter of Transmittal is to be completed by all stockholders (the "Stockholders") of Enviroq Corporation ("Enviroq") either if stock certificates ("Stock Certificates") evidencing shares of Enviroq Stock (as defined below) are to be forwarded herein or if delivery of shares is to be made by book-entry transfer to the account of American Stock Transfer and Trust Company (the "Depositary") at The Depository Trust Company or Philadelphia Depository Trust Company (each, a "Book-Entry Transfer Facility" and collectively, the "Book-Entry Transfer Facilities") pursuant to the book-entry transfer procedures described in the section captioned "THE REDEMPTION -- Procedure for Tendering Shares of Enviroq Stock" set forth in the Offer to Redeem (as defined below). Delivery of documents to a Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary. This Letter of Transmittal shall also serve as the letter of transmittal to be used in connection with the Enviroq Merger. If any tender of shares of Enviroq Stock not accepted for payment pursuant to the Offer to Redeem or if Stock Certificates are submitted for more shares of Enviroq Stock than are tendered, certificates representing all shares of Enviroq Stock not purchased or tendered in the Offer to Redeem will be deemed surrendered pursuant to this Letter of Transmittal and will be exchanged for Stock Certificates representing shares of Intrepid Stock in the Enviroq Merger upon the consummation of the Enviroq Merger, unless the Stockholder perfects and does not withdraw its right to dissent prior to the Enviroq Merger in accordance with Delaware General Corporation Law 262 ("DGCL ss. 262").

[ ] CHECK HERE IF SHARES OF ENVIROQ STOCK ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE DEPOSITARY'S ACCOUNT AT ONE OF THE BOOK-ENTRY TRANSFER FACILITIES AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN A BOOK-ENTRY TRANSFER FACILITY MAY DELIVER SHARES OF ENVIROQ STOCK BY BOOK-ENTRY TRANSFER):

         Name of Tendering Institution:
                                       ----------------------------------------
         CHECK BOX OF APPLICABLE BOOK-ENTRY TRANSFER FACILITY:
         [ ]      The Depository Trust Company
         [ ]      Philadelphia Depository Trust Company
         Account Number
                       --------------------------------------------------------
         Transaction Code Number
                                -----------------------------------------------


                                                          DESCRIPTION OF SHARES TENDERED
-----------------------------------------------------------------------------------------------------------------------------------
    Name(s) and Address(es) of Registered Holder(s)
        Please complete exactly as name(s)                                    Stock Certificate(s) Tendered
        appear(s) on Stock Certificate(s))                                 (Attach additional list if necessary)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Number of
                                                       Stock Certificate     Total Number of shares of Enviroq         shares of
                                                       Number(s)(1), (2)        Stock Represented by Stock           Enviroq Stock
                                                                                  Certificate(s)(1), (2)              Tendered(3)
                                                       ----------------------------------------------------------------------------

                                                       ----------------------------------------------------------------------------

                                                       ----------------------------------------------------------------------------

                                                       ----------------------------------------------------------------------------

                                                       ----------------------------------------------------------------------------

                                                       ----------------------------------------------------------------------------

                                                       ----------------------------------------------------------------------------

                                                        Total shares of
                                                         Enviroq Stock
-----------------------------------------------------------------------------------------------------------------------------------

(1) Need not be completed by Stockholders delivering shares of Enviroq Stock by book-entry transfer.

(2) If any tendered shares of Enviroq Stock are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates. You may either make additional copies of this Letter of Transmittal or request further copies from Enviroq or the Depository. See Instruction 4.

(3) Enviroq will redeem 42.698013% of all shares of Enviroq Stock being tendered. Unless otherwise indicated, it will be assumed that all described shares of Enviroq Stock are being tendered. The remainder of the 57.301987% of the shares of Enviroq being tendered will be exchanged for shares of Intrepid Stock in the Enviroq Merger upon consummation of the Enviroq Merger, unless you perfect your right to dissent from the Enviroq Merger. See Instruction 6.

                  IMPORTANT: IN ORDER TO ACCEPT THE OFFER TO REDEEM, THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO 9:00 A.M., BIRMINGHAM, ALABAMA TIME, ON TUESDAY, DECEMBER 15, 1998, THE DAY AFTER THE SPECIAL MEETING. IN ADDITION, STOCK CERTIFICATES (OR, IF TENDERED BY BOOK-ENTRY TRANSFER PROCEDURES, A BOOK- ENTRY CONFIRMATION AND AN AGENT'S MESSAGE) MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO 9:00 A.M., BIRMINGHAM, ALABAMA TIME, ON TUESDAY, DECEMBER 15, 1998.

To:      Enviroq Corporation

         The undersigned hereby tenders to Enviroq Corporation, a Delaware corporation ("Enviroq"), the above-described shares of Common Stock, par value $0.01 per share (the "Enviroq Stock"), of Enviroq, which are evidenced by some or all of the Stock Certificate(s) enclosed herewith upon the terms and subject to the conditions set forth in Enviroq's Offer to Redeem dated November 9, 1998, the receipt of which is hereby acknowledged, and this Letter of Transmittal (which together constitute the "Offer to Redeem"). The undersigned hereby presents for exchange to Intrepid Corporation ("Intrepid") certificates representing shares of Enviroq Stock that are not redeemed pursuant to the Redemption (the "Exchanged Shares") which shall be exchanged for shares of the common stock of Intrepid ("Intrepid Stock") in the merger of a subsidiary of Intrepid into Enviroq (the "Enviroq Merger") pursuant to the Agreement and Plan of Reorganization, dated April 22, 1998, among Enviroq, Intrepid and certain other parties as amended by Amendment No. 1 to Agreement and Plan of Reorganization and as amended and restated on October 29, 1998 (as amended and restated, the "Reorganization Agreement")

         Unless indicated by the undersigned, 42.698013% of the total number of shares of Enviroq Stock tendered by the undersigned in the Redemption and represented by the Stock Certificates accompanying this Letter of Transmittal will be redeemed by Enviroq pursuant to the Offer to Redeem (the "Redeemed Shares"). All remaining shares of Enviroq Stock ("Exchanged Shares") represented by the Stock Certificates that are not redeemed pursuant to the Offer to Redeem shall be deemed surrendered, and will be exchanged for Stock Certificates representing shares of Intrepid Stock in the Enviroq Merger upon the consummation of the Enviroq Merger, unless the Stockholder perfects its rights to dissent and otherwise complies with DGCL ss. 262.

         Subject to, and effective upon, consummation of the Enviroq Merger, in accordance with the terms of the Reorganization Agreement the undersigned hereby exchanges the Exchanged Shares in consideration for certificates representing shares of Intrepid Stock.

         Subject to, and effective upon, consummation of the Enviroq Merger, in accordance with the terms of the Reorganization Agreement, the undersigned hereby exchanges certificates representing the Exchanged Shares in consideration for certificates representing shares of Intrepid Stock in the Enviroq Merger upon the consummation of the Enviroq Merger, pursuant to the terms of the Reorganization Agreement.

         By executing this Letter of Transmittal, the undersigned irrevocably appoints William J. Long and Faye Johnston Bass of Enviroq (the "Designees"), and each of them, as the undersigned's attorney-in-fact and proxy, each with full power of substitution, to the full extent of the undersigned's rights with respect to the Redeemed Shares and with respect to any and all Distributions. All such powers of attorney and proxies shall be deemed irrevocable and considered coupled with an interest in the Redeemed Shares and Distributions. This appointment will be effective with respect to the Redeemed Shares if, when, and only to the extent that, Enviroq redeems such Redeemed Shares pursuant to the Offer to Redeem. Upon the redemption, with respect to the Redeemed Shares, all prior powers of attorney and proxies given by the undersigned with respect to such Redeemed Shares and Distributions will, without further action, be revoked, and no subsequent powers of attorney or proxies may be given by the undersigned nor any written consents executed by the undersigned (and, if given or executed, will not be deemed effective). The Designees will be empowered, among other things, to exercise all voting and other rights of the undersigned with respect to the Redeemed Shares and Distributions as such Designees, in their sole discretion, may deem proper at any annual, special, adjourned or postponed meeting of the Stockholders, or any consent in lieu of any such meeting or otherwise, and Enviroq reserves the right to require that, in order for the Redeemed Shares or Distributions to be redeemed, Enviroq must be able, immediately upon redemption, to exercise full voting and other rights of a record and beneficial owner, including the right to act by written consent, with respect to the Redeemed Shares and Distributions.

         The undersigned represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Redeemed Shares and Distributions tendered hereby and, when the same are redeemed by Enviroq that such sale will convey good, marketable and unencumbered title thereto and to all Distributions, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute any additional documents which Enviroq deems necessary or desirable to complete the sale, assignment and transfer of the Redeemed Shares purchased pursuant to the Offer to Redeem. In addition, the undersigned shall remit and transfer promptly to the Depositary for the account of Enviroq all Distributions in respect of the Redeemed Shares, accompanied by appropriate documentation of transfer, and, pending such remittance and transfer or appropriate assurance thereof, Enviroq shall be entitled to all rights and privileges as owner of each such Distribution and may withhold the entire purchase price of the Redeemed Shares or deduct from such purchase price the amount or value of such Distribution as determined by Enviroq in its sole discretion.

         The undersigned represents and warrants that the undersigned has full power and authority to exchange the Exchanged Shares for shares of Intrepid Stock after consummation of the Enviroq Merger. The undersigned will, upon request, execute any additional documents which Intrepid deems necessary or desirable in the exchange of the Exchanged Shares for shares of Intrepid Stock.

         No authority herein conferred or agreed to be conferred shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned. All obligations of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Redeem, this tender is irrevocable; provided, however, with respect to the Exchanged Shares, if the undersigned perfects its right of dissent pursuant to applicable law, the undersigned shall have returned certificates representing shares of Enviroq Stock not redeemed in the Redemption.

         Tenders of Redeemed Shares pursuant to any one of the procedures described in the Section captioned "THE REDEMPTION -- Procedure for Tendering Shares of Enviroq Stock" of the Offer to Redeem and in the instructions hereto will constitute the undersigned's acceptance of the terms and conditions of the Offer to Redeem, including the tendering Stockholder's representation and warranty that (a) such Stockholder owns the Redeemed Shares tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and (b) the tender of such Redeemed Shares complies with Rule 14e-4. Enviroq's redemption of the Redeemed Shares pursuant to the Offer to Redeem will constitute a binding agreement between the undersigned and Enviroq upon the terms and subject to the conditions of the Offer to Redeem. The undersigned recognizes that under certain circumstances set forth in the Offer to Redeem, Enviroq may not be required to redeem any of the Redeemed Shares tendered hereby.

         Unless otherwise indicated herein under "Special Payment or Certificate Issuance Instructions," please issue the check for the purchase price for the Redeemed Shares in the name of the registered holder(s), and mail such check to the address of the registered holder(s), appearing under "Description of Shares of Enviroq Stock Tendered." In addition, unless otherwise indicated herein under "Special Payment or Certificate Issuance Instructions," if applicable, please redeem any certificates for shares of Enviroq Stock tendered but not eligible for redemption by Enviroq for certificates for shares of Intrepid Stock in the name of the registered holder(s) appearing under "Description of Shares of Enviroq Stock Tendered" and send the same to the address of the registered holder(s) appearing under "Description of Shares of Enviroq Stock Tendered." In the event that the boxes entitled "Special Delivery Instructions" and"Special Payment or Certificate Issuance Instructions" are both completed, please issue the check for the purchase price and exchange any certificates for shares of Enviroq Stock tendered but not eligible for redemption by Enviroq for certificates representing shares of Intrepid Stock in the name of, and deliver said check and issue such certificates for shares of Intrepid Stock to, the person or persons so indicated. The undersigned recognizes that Enviroq has no obligation pursuant to the "Special Payment or Certificate Issuance Instructions" to transfer any Redeemed Shares from the name of the registered holder thereof if Enviroq does not redeem any of the Redeemed Shares so tendered.

Stock Certificates for all of the tendered shares of Enviroq Stock in respect of which the undersigned wishes Enviroq to redeem 42.689013% are forwarded herewith. Stock certificates representing all shares of Enviroq Stock not accepted for Redemption shall be deemed surrendered pursuant to this Letter of Transmittal and will be exchanged for Stock Certificates representing shares of Intrepid Stock in the Enviroq Merger upon the consummation of the Enviroq Merger unless such Stockholder perfects and does not withdraw its right to dissent pursuant to DGCL ss. 262.



            SPECIAL PAYMENT OR CERTIFICATE                                SPECIAL DELIVERY INSTRUCTIONS
                ISSUANCE INSTRUCTIONS                                   (See Instructions 2, 4, 5 and 10)
          (See Instructions 2, 4, 5 and 10)
                                                                     To be completed ONLY if either certificates for
         To be completed ONLY if either certificates        shares of Intrepid Stock issued in exchange for shares of
for shares of Intrepid Stock issued in exchange for         Enviroq Stock tendered but not eligible for redemption
shares of Enviroq Stock tendered but not eligible for       and/or the check for the purchase price of the Redeemed
redemption or the check for the purchase price of the       Shares are to be sent to someone other than the name
Redeemed Shares is to be issued in the name of              appearing under "Description of shares of Enviroq Stock
someone other than the name appearing under                 Tendered" or to an address other than that appearing
"Description of shares of Enviroq Stock Tendered" or        under "Description of shares of Enviroq Stock
if the shares of Enviroq Stock tendered hereby and          Tendered."
delivered by book-entry transfer which are not
eligible for redemption are to be returned by credit to     Mail              [] check  []certificate(s) to:
an account at one of the Book Entry Transfer
Facilities other than that designated above.                Name
                                                                ------------------------------------------------------
                                                                                   (Please Print)
         []       Issue check to:
         []       Issue certificate for shares of           Address
                  Intrepid Stock to:                               ---------------------------------------------------

                                                            ----------------------------------------------------------
Name                                                                            (Include Zip Code)
    ---------------------------------------------------
                     (Please Print)
Address                                                     ----------------------------------------------------------
       ------------------------------------------------         (Taxpayer Identification or Social Security Number)

-------------------------------------------------------
                  (Include Zip Code)

-------------------------------------------------------
  (Taxpayer Identification or Social Security Number)

                                    IMPORTANT

             SIGN HERE AND COMPLETE SUBSTITUTE FORM W-9 ON REVERSE.

Signature(s) of Holder(s):
                          -----------------------------------------------------

-------------------------------------------------------------------------------

Dated:
      -------------------------------------------------------------------------

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, please provide the following information. See Instruction 4.)

Name(s):
         ----------------------------------------------------------------------
                                    (Please print)

Capacity (full title):
                      ---------------------------------------------------------
                                 (See Instruction 3)
Address:
        -----------------------------------------------------------------------
                                 (Including Zip Code)

Area Code and Telephone Numbers:

-------------------------------------------------------------------------------
                    (Home)                    (Business)

Tax Identification or Social Security Number.:
                                               --------------------------------

                                  INSTRUCTIONS

         FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER TO REDEEM

         1. INADEQUATE SPACE. If the space provided herein under "Description of shares of Enviroq Stock Tendered" is inadequate, the share certificate numbers, the number of shares of Enviroq Stock evidenced by such share certificates and the number of shares of Enviroq Stock tendered should be listed on a separate signed schedule and attached hereto.

         2. GUARANTEE OF SIGNATURES. No signature guarantee is required on this Letter of Transmittal if (i) this Letter of Transmittal is signed by the registered holder(s) (which term for purposes of this document includes any participant in any of the Book-Entry Transfer Facilities' systems whose name appears on a security position listing as the owner of shares of Enviroq Stock) of the shares of Enviroq Stock tendered herewith, unless such registered holder has completed either the box entitled "Special Delivery Instructions" or the box entitled "Special Payment or Certificate Issuance Instructions" on this Letter of Transmittal or (ii) such shares of Enviroq Stock are tendered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each such entity being hereinafter referred to as an "Eligible Institution"). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 4.

         3. DELIVERY OF LETTER OF TRANSMITTAL AND STOCK CERTIFICATES. This Letter of Transmittal is to be used either if certificates are to be forwarded herewith or if shares of Enviroq Stock are to be delivered by book-entry transfer pursuant to the procedure set forth in the Offer to Redeem. Stock Certificates evidencing all tendered shares of Enviroq Stock, or confirmation of a book entry transfer of such shares of Enviroq Stock (a "Book-Entry Confirmation"), if such procedure is available, into the Depositary's account at one of the Book-Entry Transfer Facilities pursuant to the procedures set forth in the Offer to Redeem, together with a properly completed and duly executed Letter of Transmittal (or copy thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message, as defined below) and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth herein prior to the Expiration Time. All shares of Enviroq Stock tendered herewith which are not redeemed in the Redemption for any reason shall be deemed surrendered and shall be exchanged for shares of Intrepid Stock in the Enviroq Merger after consummation of the Enviroq Merger, unless the Stockholder perfects and does not withdraw its right to dissent pursuant to DGCL ss. 262 prior to the Enviroq Merger. If Stock Certificates are forwarded to the Depositary in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each such delivery. The term "Agent's Message" means a message transmitted by a Book-Entry Transfer Facility to, and received by, the Depositary and forming a part of a Book-Entry Confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Facility tendering the shares of Enviroq Stock that such participant has received and agrees to be bound by the terms of this Letter of Transmittal and that Enviroq may enforce such agreement against the participant.

         THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, STOCK CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH ANY BOOK-ENTRY TRANSFER FACILITY, IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION). IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

         No alternative, conditional or contingent tenders will be accepted. By execution of this Letter of Transmittal (or a copy hereof), all tendering Stockholders waive any right to receive any notice of the acceptance of their shares of Enviroq Stock for redemption and any right to receive any notice of the exchange of the remaining shares of Enviroq Stock not redeemed in the Redemption for certificates representing shares of Intrepid Stock in the Enviroq Merger after consummation of the Enviroq Merger.

         4. SIGNATURE ON LETTER OF TRANSMITTAL, STOCK POWERS AND ENDORSEMENTS. If the Letter of Transmittal is signed by the registered holder of the Stock Certificates tendered hereby, the signature must correspond with the name as written on the face of the certificates without any change or alteration whatsoever.

         If the certificates tendered hereby are owned of record by two or more joint owners, all owners must sign the Letter of Transmittal.

         If any tendered shares of Enviroq Stock are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates. You may either make additional copies of this Letter of Transmittal or request further copies from Enviroq or the Depositary.

         If the Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of a corporation or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and must submit proper evidence satisfactory to Enviroq of their authority so to act.

         When this Letter of Transmittal is signed by the registered holder(s) of the shares of Enviroq Stock listed and transmitted hereby, no endorsements of certificates or separate stock powers are required unless payment or certificates for shares of Intrepid Stock to be received in exchange for shares of Enviroq Stock not tendered or purchased are to be issued to a person other than the registered holder(s). Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution. See Instruction 2.

         If the Letter of Transmittal is signed by a person other than the registered owner of the certificates listed, or if payment is to be made or certificates for shares of Intrepid Stock exchanged for shares of Enviroq Stock not tendered or not accepted for payment are to be sent to a person other than the registered holder of the certificates surrendered, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates. Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution. See Instruction 2.

         5. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS. If a check and/or certificates for shares of Intrepid Stock are to be issued in the name of a person other than the signer of this Letter of Transmittal or if a check is to be sent and/or such certificates are to be sent to someone other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal must be completed.

         6. PARTIAL TENDERS. (Not applicable to Stockholders who tender by book-entry transfer.) All of the shares of Enviroq Stock represented by the Stock Certificates delivered to the Depositary will be deemed to be tendered unless otherwise indicated. Enviroq will redeem 42.698013% of the shares of Enviroq Stock tendered and will exchange the remaining 57.301987% of the shares of Enviroq Stock tendered for shares of Intrepid Stock in the Enviroq Merger upon the consummation of the Enviroq Merger, unless the Stockholder perfects and does not withdraw its right to dissent pursuant to DGCL ss. 262. If fewer than all the shares of Enviroq Stock evidenced by any certificate submitted are to be tendered, fill in the number of shares of Enviroq Stock which are to be tendered in the box entitled "Number of shares of Enviroq Stock Tendered" within the box entitled "Description of shares of Enviroq Stock Tendered." In such case, the remainder of the shares of Enviroq Stock that were evidenced by the old certificate(s) will be deemed to be surrendered and will be exchanged for shares of Intrepid Stock in the Enviroq Merger after the consummation of the Enviroq Merger and sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in the appropriate box on this Letter of Transmittal, as soon as practicable after the consummation of the Enviroq Merger or unless the Stockholder perfects and does not withdraw its right to dissent pursuant to DGCL ss. 262 prior to the Enviroq Merger.

         7. EXCHANGE OF SHARES NOT REDEEMED. Stock certificates representing shares of Enviroq Stock not redeemed will be deemed to be surrendered and will be exchanged for shares of Intrepid Stock in the Enviroq Merger upon consummation of the Enviroq Merger, according to the instructions in this Letter of Transmittal, as promptly as practicable after the consummation of the Enviroq Merger, unless the Stockholder perfects and does not withdraw its right to dissent pursuant to DGCL ss. 262.

         8. DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES. Certificates for all tendered shares of Enviroq Stock together with a properly completed and duly executed Letter of Transmittal, and any other documents required by the Letter of Transmittal, should be mailed or delivered to the Depositary at the appropriate address set forth in the Offer to Redeem and must be received by the Depositary prior to the Expiration Time (as defined in the Offer to Redeem), in order to participate in the Redemption.

         The method of delivery of certificates for the shares of Enviroq Stock, the Letter of Transmittal and any other required documents is at the election and risk of the tendering Stockholder. If delivery is by mail, registered mail, return receipt requested, properly insured, is recommended.

         9. IRREGULARITIES AND WAIVERS OF CONDITIONS. All questions as to the number of shares of Enviroq Stock to be accepted, and the validity, form, eligibility (including time of receipt) and acceptance of any tender of shares of Enviroq Stock will be determined by Enviroq, in its sole discretion, and its determination shall be final and binding. Enviroq reserves the absolute right to reject any or all tenders of shares of Enviroq Stock determined by it not to be in appropriate form or the acceptance of or payment for which may, in the opinion of Enviroq's counsel, be unlawful. Enviroq also reserves the absolute right to waive any of the conditions of the Offer to Redeem or any defect or irregularity in any tender with respect to any particular shares of Enviroq Stock, and Enviroq's interpretation of the terms and conditions of the Offer to Redeem (including these instructions) shall be final and binding. Neither Enviroq, nor any other person, shall be obligated to give notice of any defects or irregularities in tenders, and none of them shall incur any liability for failure to give any such notice. Tenders will not be deemed to have been made until all defects and irregularities have been cured or waived. All shares of Enviroq Stock tendered herewith which are not redeemed in the Redemption for any reason shall be deemed surrendered and shall be exchanged for shares of Intrepid Stock in the Enviroq Merger after consummation of the Enviroq Merger, unless the Stockholder perfects and does not withdraw its right to dissent pursuant to DGCL ss. 262 prior to the Enviroq Merger.

         10. STOCK TRANSFER TAXES. Except as set forth in this Instruction 10, Enviroq will pay all stock transfer taxes, if any, applicable to the transfer to it of shares of Enviroq Stock redeemed pursuant to the Offer to Redeem. If payment of the purchase price is to be made to, or if certificates for shares of Intrepid Stock exchanged for shares of Enviroq Stock not tendered in the Redemption are to be registered in the name of any person other than the registered holder, or if tendered certificates are registered in the name of any person other than the person(s) signing the Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be deducted from the purchase price if satisfactory evidence of the payment of such taxes or exemption therefrom is not submitted. Except as provided in this Instruction 10, it will not be necessary for transfer tax stamps to be affixed to the certificate(s) listed in this Letter of Transmittal.

         11. BACK-UP WITHHOLDING. In order to avoid backup withholding of federal income tax on payments of cash pursuant to the Offer to Redeem, a Stockholder tendering shares of Enviroq Stock in the Offer to Redeem must, unless an exemption applies, provide the Depositary with such holder's correct taxpayer identification number (i.e., social security number or employer identification number) ("TIN") on the Substitute Form W-9 below in this Letter of Transmittal and certify under penalties of perjury that such TIN is correct and that such holder is not subject to backup withholding. If a holder does not provide such holder's correct TIN or fails to provide the certifications described above, the Internal Revenue Service (the "IRS") may impose a $50 penalty on such holder and payment of cash to such holder pursuant to the Offer to Redeem may be subject to backup withholding of 31%.

         Backup withholding is not an additional income tax. Rather, the amount of the backup withholding may be credited against the federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund may be obtained by the holder upon filing an income tax return.

         The Stockholder is required to give the Depositary the TIN of the record holder of the shares of Enviroq Stock. If the shares of Enviroq Stock are held in more than one name or are not in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.

         The box in Part 3 of Substitute Form W-9 may be checked if the tendering Stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked, the Stockholder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number below in order to avoid backup withholding. Notwithstanding that the box in Part 3 is checked and the Certificate of Awaiting Taxpayer Identification Number is completed, the Depositary will withhold 31% on all payments made prior to the time a properly certified TIN is provided to the Depositary. However, such amounts will be refunded to such Stockholder if a TIN is provided to the Depositary within 60 days.

         Certain Stockholders (including, among others, all corporations and certain foreign individuals and entities) are not subject to backup withholding. Noncorporate foreign Stockholders must complete and sign a Form W-8, Certificate of Foreign Status, a copy of which may be obtained from the Depositary, in order to avoid backup withholding. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for more instructions.

         12. REQUESTS FOR ASSISTANCE; ADDITIONAL COPIES. Questions and requests for assistance or additional copies of the Offer to Redeem and the Letter of Transmittal and the "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9," may be obtained from Enviroq or the Depositary at the addresses set forth in the Offer to Redeem.


-----------------------------------------------------------------------------------------------------------------------------------
                                              PAYER'S NAME: ENVIROQ CORPORATION
-----------------------------------------------------------------------------------------------------------------------------------
                                     PART 1 - PLEASE PROVIDE YOUR TIN IN THE BOX
                                              AT RIGHT AND CERTIFY BY SIGNING              ----------------------------------------
SUBSTITUTE                                    AND DATING BELOW                                 Social Security Number(s)

FORM              W-9                                                                    or
                                                                                           ----------------------------------------
                                                                                                Employer Identification
DEPARTMENT OF THE TREASURY
INTERNAL REVENUE SERVICE                                                                 Number(s)
                                     ----------------------------------------------------------------------------------------------
PAYER'S REQUEST
FOR TAXPAYER
IDENTIFICATION
NUMBER (TIN)
                                     PART 2 - Certification - Under penalty of perjury,
                                     I certify that:
                                     (1)     the number shown on this form is my
                                             correct Taxpayer Identification Number
                                             (or I am waiting for a number to be issued
                                             to me) and
                                     (2)     I am not subject to backup withholding                     PART 3-
                                             because (a) I am exempt from backup                     Awaiting TIN
                                             withholding or (b) I have not been                            [ ]
                                             notified by the Internal Revenue Service
                                             (the "IRS") that I am subject to backup
                                             withholding as a result of a failure to
                                             report all interest or dividends or (c) the
                                             IRS has notified me that I am no longer
                                             subject to backup withholding.
                                                                                                       PART 4-
                                                                                                        Exempt
                                                                                                          [ ]
                                     ----------------------------------------------------------------------------------------------
                                     CERTIFICATION INSTRUCTIONS - You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of under reporting interest or dividends on your tax returns. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out such item (2). If you are exempt from backup withholding, check the box in Part 4 above.

Signature                                                             Date
         -------------------------------------------------------------     --------------------------------------------------------

       NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER TO
  REDEEM. PLEASE REVIEW THE ENCLOSED "GUIDELINES FOR CERTIFICATION OF TAXPAYER
     IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9," FOR ADDITIONAL DETAILS.

            YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECK
                    THE BOX IN PART 3 OF SUBSTITUTE FORM W-9



                CERTIFICATE OF AWAITING TAX IDENTIFICATION NUMBER


I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty (60) days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number.

-------------------------------------      ------------------------------------
        Signature                                           Date

                         (DO NOT WRITE IN SPACES BELOW)

DATE RECEIVED ______________                       ACCEPTED BY ______________            CHECKED BY _______________


----------------------------------------------------------------------------------------------------------------------
SHARES OF         SHARES OF         SHARES OF         CHECK             AMOUNT           SHARES OF         STOCK
ENVIROQ           ENVIROQ           ENVIROQ           NUMBER            OF CHECK         ENVIROQ           CERTIFICATE
STOCK             STOCK             STOCK                                                STOCK             NUMBER
SURRENDERED       TENDERED          ACCEPTED                                             RETURNED
----------------------------------------------------------------------------------------------------------------------
                                                                        CR. _______
                                                                        TAX _______
                                                                        NET _______
----------------------------------------------------------------------------------------------------------------------


DELIVERY PREPARED BY ________              CHECKED BY ______________                    DATE ______________________
